                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    /X/  Filed by the Registrant

    / /  Filed by a Party other than the Registrant

    Check the appropriate box:

    / /  Preliminary Proxy Statement

    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    /X/  Definitive Proxy Statement

    / /  Definitive Additional Materials

    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                AIRTOUCH COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Ordinary Shares, currently of nominal value 5p each ("Vodafone Ordinary Shares"), of Vodafone Group Public Limited Company ("Vodafone"), which nominal value will be redenominated into ordinary shares, of nominal value $.10 each, prior to the effective time of the merger (the "Merger") of Apollo Merger Sub, Inc., with and into AirTouch Communications, Inc. ("AirTouch"), if the requisite approval of shareholders of Vodafone is obtained and the redenomination becomes effective as contemplated by the merger agreement relating to the Merger.
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         3,075,586,520 Vodafone Ordinary Shares
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         The underlying value of the transaction used solely for the purpose of computing the filing fee pursuant to Exchange Act Rule 0-11 is $55,187,555,618 and was determined by adding (a) 576,050,428 shares of Common Stock, par value $0.01 per share ("AirTouch Common Shares"), of AirTouch outstanding on the record date for the special meeting of AirTouch stockholders to be held in connection with the Merger, (b) 13,824,366 AirTouch Common Shares issuable immediately prior to the effective time of the Merger upon the mandatory conversion of all outstanding shares of 6% Class B Mandatorily Convertible Preferred Stock, Series 1996, of
         AirTouch, (c) 15,201,361 AirTouch Common Shares issuable upon conversion of shares of 4.25% Class C Convertible Preferred Stock,
         Series 1996, of AirTouch and (d) 10,041,149 AirTouch Common Shares
         issuable upon exercise of outstanding employee stock options to purchase AirTouch Common Shares and other AirTouch employee benefit plans, and multiplying the sum by $89.71875, the average of the high and low sale prices of AirTouch Common Shares on the New York Stock
         Exchange Composite Tape on April 20, 1999.
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $55,187,555,618
         -----------------------------------------------------------------------
     (5) Total fee paid: $11,037,512 is owed--see below

/ /  Fee paid previously with preliminary materials.

/X/  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $13,803,117
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         Registration Statement on Form F-4
         -----------------------------------------------------------------------
     (3) Filing Party: Vodafone Group Public Limited Company
         -----------------------------------------------------------------------
     (4) Date Filed: April 22, 1999
         -----------------------------------------------------------------------

                                     [LOGO]

                                                                 [LOGO]

                           PROXY STATEMENT/PROSPECTUS

           ---------------------------------------------------------
                      THE MERGER OF VODAFONE AND AIRTOUCH

                                                                    VOTE NOW!

            [MAP SHOWING GLOBAL OPERATIONS OF VODAFONE AND AIRTOUCH]

         [LOGO]

    Your board of directors has unanimously approved a merger with Vodafone Group Public Limited Company. The combined company will be the world's largest wireless telecommunications company.

    This merger is an important step for Vodafone and AirTouch in achieving our common goal of creating the world's premier mobile communications company. Our companies already share a vision of wireless telecommunications as a major platform for voice and data communications in the next century; we believe that this transaction creates the ideal union of people and assets to realize that vision.

    In the merger, Vodafone AirTouch will issue 0.5 of a Vodafone AirTouch ADS and pay $9.00 in cash to holders of AirTouch common stock for each share held and will issue 0.403 of a Vodafone AirTouch ADS and pay $7.25 in cash to holders of AirTouch Class B preferred stock for each share held. Each Vodafone AirTouch ADS will represent 10 ordinary shares of Vodafone AirTouch and will be listed on the New York Stock Exchange under the symbol "VOD." After the merger, AirTouch stockholders are expected to hold slightly less than 50% of the equity of Vodafone AirTouch.

    Holders of AirTouch common stock and AirTouch Class B preferred stock voting together must approve the merger. The directors of AirTouch unanimously recommend that the stockholders of AirTouch vote "FOR" the merger.

    This document provides you with detailed information about the proposed merger. You are encouraged to read this entire document before you decide how you wish to vote. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MERGER DESCRIBED BEGINNING ON PAGE 20 OF THIS DOCUMENT. In addition, this document incorporates important business and financial information that is not included in this document. You may obtain this information without charge by request from the appropriate company at the address listed on page 19. TO OBTAIN TIMELY DELIVERY OF THE INFORMATION, PLEASE REQUEST DOCUMENTS BY MAY 14, 1999.

    YOUR VOTE IS VERY IMPORTANT. To vote your shares, you may use the enclosed proxy card, vote by telephone by calling (800) 650-3514 or attend the special stockholder meeting. If your shares are held in "street name", i.e., in the name of a broker, bank or other record holder, you must either direct the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the special meeting. The special meeting will be held on May 28, 1999, at 8:00 a.m., Pacific time, at the Hiller Aviation Museum, 601 Skyway Road, San Carlos, CA 94070. If you fail to vote, the effect will be a vote against the merger.

    I urge you to vote "FOR" the merger.

                                          Very truly yours,

                                          /s/ Sam Ginn

                                          Sam Ginn
                                          Chairman and
                                          Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE VODAFONE AIRTOUCH ORDINARY SHARES OR VODAFONE AIRTOUCH ADSS TO BE ISSUED IN THE MERGER, OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

This proxy statement/prospectus is dated April 22, 1999 and was first mailed to AirTouch stockholders on April 26, 1999.

                         AIRTOUCH COMMUNICATIONS, INC.
                             ONE CALIFORNIA STREET
                            SAN FRANCISCO, CA 94111
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 28, 1999
                            ------------------------

    A special meeting of the holders of common stock and Class B preferred stock of AirTouch Communications, Inc., a Delaware corporation, will be held at 8:00 a.m., Pacific time, on May 28, 1999, at the Hiller Aviation Museum, 601 Skyway Road, San Carlos, CA 94070. At the special meeting, the holders of AirTouch common stock and AirTouch Class B preferred stock, voting as a single class, will:

    1. Consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 15, 1999, among Vodafone Group Public Limited Company, AirTouch and Apollo Merger Sub, Inc., a wholly owned subsidiary of Vodafone, providing for the merger of Apollo Merger Sub, Inc. with and into AirTouch. After the merger, AirTouch will be a subsidiary of Vodafone.

    2. Consider and vote on a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 16, 1999, between AirTouch and AirTouch Merger Sub, Inc., a wholly owned subsidiary of AirTouch, providing for an internal reorganization involving the merger of AirTouch Merger Sub, Inc. with and into AirTouch prior to the merger with Vodafone.

    3. Address procedural matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

    These items of business are more fully described later in the document attached to this notice.

    The purpose of the AirTouch internal reorganization is to amend the rights of holders of the AirTouch Class C, Class D and Class E preferred stock in order for the Vodafone/AirTouch merger to be tax free to U.S. holders of AirTouch common stock, except with respect to cash received in the merger.

    In connection with the merger and the internal reorganization, appraisal rights will be available to some AirTouch stockholders. Please see the section entitled "APPRAISAL RIGHTS" beginning on page 87 of the accompanying proxy statement/prospectus for a discussion of the availability of appraisal rights and the procedures to be followed in asserting appraisal rights in connection with the proposed transactions.

    All stockholders of record of AirTouch on April 13, 1999 are entitled to notice of the special meeting and any adjournment or postponement thereof. Only holders of record of AirTouch common stock and AirTouch Class B preferred stock at the close of business on April 13, 1999 will be entitled to vote at the special meeting or any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Margaret G. Gill

                                          Margaret G. Gill
                                          SENIOR VICE PRESIDENT LEGAL, EXTERNAL
                                            AFFAIRS AND SECRETARY

San Francisco, California
April 22, 1999

                              TRANSACTION DIAGRAM

    THE FOLLOWING DIAGRAMS ILLUSTRATE IN GENERAL TERMS THE CURRENT STRUCTURES OF VODAFONE AND AIRTOUCH AND THE POST-MERGER STRUCTURE OF VODAFONE AIRTOUCH. FOR A MORE COMPLETE DESCRIPTION OF THE STEPS INVOLVED IN CREATING THE POST-MERGER STRUCTURE, SEE "THE MERGER AGREEMENT" STARTING ON PAGE 74 AND "THE INTERNAL REORGANIZATION" STARTING ON PAGE 59.

    CURRENT STRUCTURE

                                     [LOGO]

    POST-MERGER STRUCTURE

                                     [LOGO]

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  WHY ARE VODAFONE AND AIRTOUCH PROPOSING TO MERGE?

A. Vodafone and AirTouch believe that the merger of two of the world's leading mobile telecommunications companies will create a more competitive, global wireless telecommunications company than either Vodafone or AirTouch would be on its own and will generate significant opportunities to deliver greater value to shareholders.

Q.  WHAT WILL AIRTOUCH STOCKHOLDERS RECEIVE IN THE MERGER?

A. Holders of AirTouch common stock will receive 0.5 of a Vodafone AirTouch ADS and $9.00 in cash for each share of AirTouch common stock held. Holders of AirTouch Class B preferred stock will receive 0.403 of a Vodafone AirTouch ADS and $7.25 in cash for each share of AirTouch Class B preferred stock held.

Q.  WHAT IS A VODAFONE AIRTOUCH ADS?

A. A Vodafone AirTouch ADS is an American depositary share which represents 10 Vodafone AirTouch ordinary shares and which has been created to allow U.S. shareholders to more easily hold and trade interests in Vodafone AirTouch on U.S. markets after the merger. The Bank of New York will be the depositary which will issue the Vodafone AirTouch ADSs and own the Vodafone AirTouch ordinary shares represented by the ADSs. For a discussion of the differences between owning Vodafone AirTouch ADSs and Vodafone AirTouch ordinary shares, see "DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES--General."

Q.  IS THE MERGER TAXABLE?

A. The merger will be tax free to U.S. holders of AirTouch common stock, including holders of preferred stock who convert their shares prior to the merger, except with respect to cash received in the merger.

Q.  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A. Vodafone and AirTouch expect to complete the merger in June or July of 1999. Because the merger is subject to governmental approvals, the companies cannot predict the exact timing.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After the companies complete the merger, Vodafone AirTouch will send instructions to AirTouch stockholders whose shares were converted in the merger. These instructions will explain how to exchange your AirTouch stock certificates for Vodafone AirTouch ADSs and cash.

Q.  HOW DO I VOTE?

A. After you have carefully read this proxy statement/prospectus, just mail your signed proxy card in the enclosed postage-paid envelope to The Bank of New York as soon as possible so that your shares may be represented and voted at the AirTouch special meeting. You may also vote by telephone by calling
    (800) 650-3514, or you may vote in person at the AirTouch special meeting. If your shares are held in "street name", i.e., in the name of a broker, bank or other record holder, you must either direct the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the special meeting.

Q.  MAY I CHANGE MY VOTE?

A. Yes. You may withdraw your proxy or change your vote by delivering a later-dated, signed written notice of revocation or proxy card to The Bank of New York before the AirTouch special meeting or by voting in person at the AirTouch special meeting. You may also withdraw your proxy or change your vote by telephone as described in this proxy statement/prospectus.

Q.  WHOM CAN I CALL WITH QUESTIONS?

A. If you have more questions about the merger, you should contact:

                            Georgeson & Company Inc.
                               Wall Street Plaza
                               New York, NY 10005

                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll-Free: (800) 223-2064

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
TRANSACTION DIAGRAM........................................................................................          i

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................         ii

SUMMARY....................................................................................................          1

RISK FACTORS RELATING TO THE MERGER........................................................................         20

THE SPECIAL MEETING........................................................................................         22
  Date, Time and Place of the Special Meeting..............................................................         22
  Matters to Be Considered at the Special Meeting..........................................................         22
  Record Date..............................................................................................         22
  How Shares Will Be Voted at the Special Meeting..........................................................         22
  How to Revoke a Proxy....................................................................................         23
  Required Vote; Quorum....................................................................................         23
  Appraisal Rights.........................................................................................         24
  Solicitation of Proxies..................................................................................         24

THE VODAFONE EXTRAORDINARY GENERAL MEETING.................................................................         25
  Resolutions Proposed.....................................................................................         25
  Resolutions Required for the Merger......................................................................         27
  Purpose of Resolutions 3, 4, 15, 18 and 19...............................................................         27
  Effect of Failure to Approve Resolution 18...............................................................         28

THE MERGER.................................................................................................         29
  Background of the Merger.................................................................................         29
  Reasons for the Merger...................................................................................         32
  Recommendation of the AirTouch Board; Additional Considerations of the AirTouch Board....................         33
  Additional Considerations of the Vodafone Board..........................................................         35
  Opinions of Financial Advisors...........................................................................         37
  Plans for AirTouch After the Merger......................................................................         50
  Interests of Members of AirTouch Board and Management in the Merger......................................         50
  Accounting Treatment.....................................................................................         55
  Source and Amount of Funds and Other Consideration.......................................................         55
  Other Effects of the Merger..............................................................................         56
  Certain Litigation.......................................................................................         57

THE INTERNAL REORGANIZATION................................................................................         59

REGULATORY MATTERS.........................................................................................         61
  Federal Communications Commission........................................................................         61
  U.S. Antitrust...........................................................................................         61
  Exon-Florio..............................................................................................         62
  State Regulatory Approvals...............................................................................         62
  European Union...........................................................................................         62
  United Kingdom...........................................................................................         63
  Other Laws...............................................................................................         63
  General..................................................................................................         64

MATERIAL TAX CONSEQUENCES..................................................................................         65
  General..................................................................................................         65
  United States Federal Income Tax Consequences to U.S. Holders of AirTouch Common Stock and AirTouch Class
    B Preferred Stock......................................................................................         65

                                                                                                               PAGE
                                                                                                             ---------
  United States Federal Income Tax Consequences to U.S. Holders of AirTouch Class C Preferred Stock........         66
  United States Federal Income Tax Consequences to U.S. Holders of Employee Stock Options..................         67
  United States Federal Income Tax Consequences to Dissenting Stockholders.................................         68
  Tax Opinions and Private Letter Ruling...................................................................         68
  United States Federal Income Tax Consequences of the Ownership of Vodafone AirTouch Ordinary Shares and
    Vodafone AirTouch ADSs.................................................................................         68
  Qualifications...........................................................................................         70
  United Kingdom Tax Consequences of the Ownership of Vodafone AirTouch Ordinary Shares and Vodafone
    AirTouch ADSs..........................................................................................         71

THE MERGER AGREEMENT.......................................................................................         74
  The Merger...............................................................................................         74
  The Internal Reorganization..............................................................................         74
  Consideration to Be Received in the Merger...............................................................         74
  Treatment of Preferred Stock.............................................................................         74
  Exchange of AirTouch Common Stock........................................................................         75
  Representations and Warranties...........................................................................         76
  Conduct of Business Pending the Merger; Other Actions....................................................         77
  Acquisition Proposals....................................................................................         78
  Stock Options and Other Employees Benefits...............................................................         79
  Indemnification and Insurance............................................................................         80
  Directors and Management of Vodafone AirTouch Following the Merger.......................................         80
  Bay Area Presence........................................................................................         81
  Conditions...............................................................................................         81
  Termination and Effects of Termination...................................................................         84
  Expenses.................................................................................................         86
  Amendment; Waiver........................................................................................         86

APPRAISAL RIGHTS...........................................................................................         87

EXCHANGE RATES.............................................................................................         91

MARKET PRICE AND DIVIDEND DATA.............................................................................         92
  Market Prices............................................................................................         92
  Dividend Data............................................................................................         93

DESCRIPTION OF VODAFONE....................................................................................         95

DESCRIPTION OF AIRTOUCH....................................................................................         95

RECENT DEVELOPMENTS........................................................................................         96
  Vodafone.................................................................................................         96
  AirTouch.................................................................................................         96

VODAFONE AIRTOUCH FOLLOWING THE MERGER.....................................................................         98
  Financial Information....................................................................................         98
  Dividends................................................................................................         98

DESCRIPTION OF APOLLO MERGER SUB...........................................................................         98

VODAFONE AIRTOUCH UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION...................................         99

DESCRIPTION OF VODAFONE AIRTOUCH ORDINARY SHARES...........................................................        114
  General..................................................................................................        114
  Redenomination...........................................................................................        114

                                                                                                               PAGE
                                                                                                             ---------
  Dividends................................................................................................        115
  Voting Rights............................................................................................        116
  Liquidation Rights.......................................................................................        116
  Preemptive Rights and New Issues of Shares...............................................................        116
  Disclosure of Interests in Shares........................................................................        117
  Changes in Capital.......................................................................................        117
  Transfer of Shares.......................................................................................        118
  General Meetings and Notices.............................................................................        118
  Liability of Directors and Officers......................................................................        118
  Registrar................................................................................................        118

DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES................................................        119
  General..................................................................................................        119
  Share Dividends and Other Distributions..................................................................        119
  Deposit, Withdrawal and Cancellation.....................................................................        120
  Voting Rights............................................................................................        121
  Fees and Expenses........................................................................................        122
  Payment of Taxes.........................................................................................        122
  Reclassifications, Recapitalizations and Mergers.........................................................        122
  Disclosure of Interests..................................................................................        123
  Amendment and Termination................................................................................        123
  Your Right to Receive the Shares Underlying Your ADSs....................................................        124
  Limitations on Obligations and Liability to ADS Holders..................................................        124
  Requirements for Depositary Actions......................................................................        124
  Pre-Release of ADSs......................................................................................        125

COMPARISON OF RIGHTS OF AIRTOUCH STOCKHOLDERS AND VODAFONE AIRTOUCH SHAREHOLDERS...........................        126
  Voting Rights............................................................................................        126
  Action by Written Consent................................................................................        128
  Shareholder Proposals and Shareholder Nominations of Directors...........................................        129
  Sources and Payment of Dividends.........................................................................        130
  Rights of Purchase and Redemption........................................................................        131
  General Meetings of Shareholders.........................................................................        132
  Special Meetings of Shareholders.........................................................................        132
  Appraisal Rights.........................................................................................        134
  Preemptive Rights........................................................................................        135
  Amendment of Governing Instruments.......................................................................        136
  Preferred Stock and Preference Stock.....................................................................        137
  Stock Class Rights.......................................................................................        139
  Shareholders' Votes on Certain Transactions..............................................................        140
  Rights of Inspection.....................................................................................        141
  Standard of Conduct for Directors........................................................................        142
  Classification of the Board of Directors.................................................................        142
  Removal of Directors.....................................................................................        143
  Vacancies on the Board of Directors......................................................................        143
  Liability of Directors and Officers......................................................................        144
  Indemnification of Directors and Officers................................................................        144
  Shareholders' Suits......................................................................................        145
  Certain Provisions Relating to Share Acquisitions........................................................        146
  Anti-Takeover Measures...................................................................................        147

                                                                                                               PAGE
                                                                                                             ---------
  Disclosure of Interests..................................................................................        147
  Limitation on Enforceability of Civil Liabilities Under U.S. Federal Securities Laws.....................        149
  Proxy Statements and Reports.............................................................................        150

DIRECTORS AND MANAGEMENT OF VODAFONE AIRTOUCH FOLLOWING THE MERGER.........................................        152
  Directors and Executive Officers.........................................................................        152
  Continuing Vodafone Directors............................................................................        152
  Directors Designated by AirTouch.........................................................................        153
  Meetings of the Board of Directors; Committees of the Board..............................................        154
  Stock Ownership of Directors, Executive Officers and Five Percent Shareholders...........................        154

FEES AND EXPENSES..........................................................................................        156

VALIDITY OF SECURITIES.....................................................................................        156

EXPERTS....................................................................................................        156

U.K. LISTING PARTICULARS AND CIRCULAR......................................................................        157

FUTURE STOCKHOLDER PROPOSALS...............................................................................        157

Appendix A - Agreement and Plan of Merger among Vodafone, AirTouch and Apollo Merger Sub, Inc. ............        A-1
Appendix B - Opinion of Morgan Stanley & Co. Incorporated..................................................        B-1
Appendix C - Opinion of Goldman Sachs International........................................................        C-1
Appendix D - Amended and Restated Agreement and Plan of Merger between AirTouch and AirTouch Merger Sub,
            Inc. ..........................................................................................        D-1
Appendix E - Summary Listing Particulars...................................................................        E-1
Appendix F - Delaware General Corporation Law Section 262..................................................        F-1

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY
STATEMENT/PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THE ENTIRE PROXY STATEMENT/ PROSPECTUS AND THE ADDITIONAL DOCUMENTS REFERRED TO IN THIS PROXY
STATEMENT/PROSPECTUS TO FULLY UNDERSTAND THE MERGER.

THE COMPANIES

VODAFONE GROUP PUBLIC LIMITED COMPANY
The Courtyard
2-4 London Road
Newbury, Berkshire RG14 1JX
England
(011 44) 1635 33251

    Vodafone is a leading international provider of mobile telecommunications services. Vodafone owns interests in mobile operations in the United Kingdom and 12 other countries, as well as an interest in the Globalstar satellite system. As of March 31, 1999, Vodafone had over 10.4 million customers based on its ownership share of its telecommunications ventures. Vodafone was incorporated in England in 1984.

AIRTOUCH COMMUNICATIONS, INC.
One California Street
San Francisco, CA 94111
(415) 658-2000

    AirTouch is a leading international mobile telecommunications company with a significant presence in the United States, Europe and Asia. As of March 31, 1999, AirTouch had over 18.8 million customers based on its ownership share of the cellular, paging and personal communications service ventures in which it has an interest.

THE MERGER (SEE PAGE 29)

    In the merger, AirTouch will become a subsidiary of Vodafone. In addition, Vodafone AirTouch will issue ordinary shares with an approximate value of $52.4 billion, based on the closing price of a Vodafone ADS on April 20, 1999, and will pay approximately $5.5 billion in cash to AirTouch stockholders. Upon completion of the merger, Vodafone will change its name to "Vodafone AirTouch Public Limited Company."
RECOMMENDATION OF THE AIRTOUCH BOARD (SEE PAGE 33)

    The AirTouch board has unanimously determined that the merger is in the best interests of AirTouch and its stockholders and approved the merger, the merger agreement and the agreement providing for the internal reorganization and declared their advisability. Accordingly, the AirTouch board recommends that AirTouch stockholders vote "FOR" approval and adoption of the merger agreement and "FOR" approval and adoption of the agreement providing for the internal reorganization.

OPINION OF FINANCIAL ADVISOR (SEE PAGE 37)

    Morgan Stanley & Co. Incorporated delivered a written opinion to the AirTouch board that, as of the date of the opinion, the merger consideration was fair to AirTouch stockholders from a financial point of view. This opinion is not a recommendation to any AirTouch stockholder as to how to vote. We have attached this opinion to the proxy statement/prospectus as Appendix B. You should read it carefully.

SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION (SEE PAGE 55)

    Vodafone expects to pay approximately $5.5 billion in cash to holders of AirTouch common stock in the merger. This payment, as well as expenses related to the merger, will be financed by a new $10.5 billion credit facility which Vodafone and AirTouch entered into on April 16, 1999 and from generally available funds of Vodafone and AirTouch.

DIRECTORS AND MANAGEMENT OF VODAFONE AIRTOUCH FOLLOWING THE MERGER (SEE PAGE
152)

    At the time the merger becomes effective, the board of directors of Vodafone AirTouch will consist of 14 directors, seven of whom Vodafone will designate and seven of whom AirTouch will designate. The current chief executive of Vodafone, Chris Gent, will be the chief executive of Vodafone AirTouch and the current chairman and chief executive officer of AirTouch, Sam Ginn, will be the non-executive chairman of Vodafone AirTouch.

INTERESTS OF MEMBERS OF THE AIRTOUCH BOARD AND MANAGEMENT (SEE PAGE 50)

    When considering the AirTouch board's recommendation that you vote in favor of approval and adoption of the merger agreement, you should be aware that the directors and officers of AirTouch may have interests in the merger that are different from, or in addition to, yours as an AirTouch stockholder.

RISK FACTORS (SEE PAGE 20)

    In determining whether to vote to approve and adopt the merger agreement, you should consider carefully the risk factors described in this document, including the risks that:

    - expected benefits from the Vodafone/ AirTouch combination may not be realized,

    - the European Commission or the FCC may delay the merger or impose conditions which reduce the anticipated benefits of the merger, either of which could adversely affect the stock price of Vodafone, AirTouch or Vodafone AirTouch,

    - the value of Vodafone AirTouch ADSs that AirTouch stockholders will receive in the merger will fluctuate, and

    - AirTouch will likely be removed from the S&P 500 index, which may adversely affect the market price of a Vodafone AirTouch ADS.

CONDITIONS TO THE MERGER (SEE PAGE 81)

    Vodafone and AirTouch will not complete the merger unless a number of conditions are satisfied or waived by them. These include:

    - approval by Vodafone and AirTouch shareholders,
    - clearance under applicable European Union antitrust laws and approval of the Federal Communications Commission and regulatory authorities of various states and European countries, in each case without conditions that would have a material adverse effect on Vodafone and AirTouch on a combined basis,

    - opinions of tax counsel to the effect that the merger will be tax free to U.S. holders of AirTouch common stock for U.S. federal income tax purposes, except with respect to cash received, and

    - completion of the AirTouch internal reorganization.

TERMINATION OF THE MERGER AGREEMENT
(SEE PAGE 84)

    Either Vodafone or AirTouch may terminate the merger agreement if it is not in material breach of the merger agreement and:

    - Vodafone and AirTouch do not complete the merger by December 31, 1999, or if an additional three month period is necessary to obtain regulatory approval of the merger, by March 31, 2000; or

    - the shareholders of Vodafone or AirTouch do not approve the merger at the applicable shareholders' meeting; or

    - a governmental authority permanently restrains, enjoins or otherwise prohibits the merger.

    Additionally, either Vodafone or AirTouch may terminate the merger agreement if:

    - the board of directors of the other company withdraws its recommendation of the merger to its shareholders; or

    - the other company recommends another acquisition transaction proposed by a third party; or

    - the other company breaches any of its representations, warranties or agreements under the merger agreement, and this breach results in the failure of a condition to the merger to be met which cannot be or is not cured prior to December 31, 1999.

TERMINATION PAYMENTS (SEE PAGE 85)

    AirTouch will be required to pay Vodafone a termination payment of $1 billion and Vodafone will be required to pay AirTouch a termination payment of $225 million if the merger agreement is terminated because:

    - the board of directors of the non-terminating party withdraws its recommendation of the merger to its shareholders; or

    - the board of directors of the non-terminating party recommends another acquisition transaction proposed by a third party; or

    - the non-terminating party intentionally breaches a material representation, warranty or agreement made in the merger agreement which cannot be or is not cured prior to December 31, 1999.

    If, however, the merger agreement is terminated because AirTouch's stockholders fail to adopt the merger agreement and, at that time, there is an offer from a third party to acquire AirTouch, AirTouch will be required to pay Vodafone a termination payment of $225 million and if, within 12 months of termination, AirTouch enters into an agreement in which a third party agrees to acquire AirTouch or a third party completes an acquisition of AirTouch, to pay an additional $775 million. Vodafone will be required to pay AirTouch a termination payment of $225 million if the merger agreement is terminated because Vodafone's shareholders fail to approve the merger.

APPRAISAL RIGHTS (SEE PAGE 87)

    Under Delaware law, holders of AirTouch common stock have the right to demand and to receive, instead of what Vodafone is offering in the merger, an amount that the Delaware Court of Chancery decides is the fair value of such shares of AirTouch common stock. This amount may be more or less than the value of what these holders would otherwise receive in the merger.

    Holders of AirTouch common stock wishing to exercise appraisal rights must not vote in favor of adoption of the merger agreement and must take the steps described in the section entitled "APPRAISAL RIGHTS" and set forth in full in Appendix F.

    In addition, holders of AirTouch Class D preferred stock and AirTouch Class E preferred stock have the right to demand appraisal rights in connection with the merger and the internal reorganization. Any holder of AirTouch Class D preferred stock or AirTouch Class E preferred stock wishing to exercise appraisal rights must take the steps described in the section entitled "APPRAISAL RIGHTS" and set forth in full in Appendix F.

LISTING OF VODAFONE AIRTOUCH ADSS AND ORDINARY SHARES (SEE PAGE 92)

    The Vodafone AirTouch ADSs you receive in the merger will be listed on the NYSE and the Vodafone AirTouch ordinary shares underlying those ADSs will be admitted to the Official List of the London Stock Exchange.

ACCOUNTING TREATMENT (SEE PAGE 55)

    Vodafone will account for the merger as an acquisition under generally accepted accounting principles in the United Kingdom and as a purchase for purposes of generally accepted accounting principles in the United States.

U.S. FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 65)

    The merger will be tax free to U.S. holders of AirTouch common stock, including holders of AirTouch preferred stock who convert their shares prior to the merger, except with respect to cash received in the merger. The internal reorganization, however, may be taxable to holders of AirTouch Class C preferred stock who do not convert their shares into shares of AirTouch common stock prior to the internal reorganization.

RECORD DATE FOR VOTING; VOTE REQUIRED OF AIRTOUCH STOCKHOLDERS (SEE PAGE 22)

    You can vote at the special meeting of AirTouch stockholders if you owned AirTouch common stock or AirTouch Class B preferred stock on April 13, 1999.

    To approve the merger agreement and the agreement providing for the internal reorganization, holders of a majority of the AirTouch common stock and the AirTouch Class B preferred stock voting together as one class must vote in favor of doing so. Each share of AirTouch common stock outstanding on the record date is entitled to one vote and each share of AirTouch Class B preferred stock is entitled to four-fifths of one vote. There are no other classes of voting securities of AirTouch presently outstanding. As of the record date, directors and executive officers of AirTouch and their affiliates owned approximately 0.10% and 0.21% of the outstanding shares of AirTouch common stock and AirTouch Class B preferred stock, respectively.

VOTE REQUIRED OF VODAFONE SHAREHOLDERS (SEE PAGE 25)

    At the Vodafone shareholders' meeting Vodafone shareholders will vote:

    - to approve the merger and to elect new directors to the board of Vodafone AirTouch, each of which will require the approval of a majority of the votes cast at the Vodafone shareholders' meeting, and

    - to change Vodafone's name to "Vodafone AirTouch Public Limited Company," redenominate Vodafone's ordinary share capital from pounds sterling into U.S. dollars, increase Vodafone's authorized capital, authorize the directors of Vodafone to issue shares, and authorize amendments to Vodafone's memorandum and articles of association, each of which will require the approval of at least 75% of the votes cast at the Vodafone shareholders' meeting.

Vodafone shareholders must approve all of these matters, except the redenomination, in order for the merger to be completed.

COMPARISON OF RIGHTS OF HOLDERS OF VODAFONE AIRTOUCH ORDINARY SHARES WITH HOLDERS OF AIRTOUCH COMMON STOCK (SEE PAGE 126)

    As a result of the merger, holders of AirTouch common stock will receive Vodafone AirTouch ADSs. Each Vodafone AirTouch ADS will represent ten ordinary shares of Vodafone AirTouch. There are numerous differences between the rights of a stockholder in AirTouch, a Delaware corporation, and the rights of a shareholder in Vodafone AirTouch, an English company. For example,

    - except in limited circumstances, holders of Vodafone AirTouch ordinary shares will not be entitled to appraisal rights in mergers or any other types of transactions;

    - only holders representing 5% or more of the voting power of Vodafone AirTouch will be able to make proposals at a shareholders meeting;

    - persons acquiring 3% or more of the voting power of Vodafone AirTouch will generally be required to make public disclosures and notifications with respect to their ownership;

    - amendments to the memorandum and articles of association of Vodafone AirTouch will require the approval of at least 75% of the votes cast at a shareholders meeting;

    - Vodafone AirTouch generally will not be permitted the same freedom as AirTouch has to adopt defensive measures in the event of a takeover bid; and

    - although holders of Vodafone AirTouch ordinary shares will be permitted to initiate lawsuits on behalf of the company in limited circumstances, holders will not be able to initiate class action lawsuits against Vodafone AirTouch.

    You should also be aware that it may be difficult to effect service of process to begin a lawsuit in a U.S. court against directors and officers of Vodafone AirTouch who are not residents of the U.S.

COMPARISON OF RIGHTS OF HOLDERS OF VODAFONE AIRTOUCH ADSS WITH HOLDERS OF VODAFONE AIRTOUCH ORDINARY SHARES (SEE PAGE 128)

    Your rights as a holder of Vodafone AirTouch ADSs will in some cases be different from the rights of a holder of Vodafone AirTouch ordinary shares. For example, if proposed amendments to Vodafone's articles of association are adopted at the Vodafone shareholders' meeting, you, as an individual holder of ADSs, will be entitled to attend, speak and vote at Vodafone AirTouch general shareholder meetings if you hold your Vodafone AirTouch ADSs directly. If, however, you hold Vodafone AirTouch ADSs through a brokerage account or otherwise in "street name," you will not be entitled to attend or speak at a meeting, but you will be able to vote your ADSs by instructing the depositary. See page 126 for a more complete description of your voting rights after the merger.

COMPARATIVE MARKET PRICE DATA

    The following table presents per share closing market prices as reported on the NYSE for Vodafone ADSs and shares of AirTouch common stock and the closing mid-market quotation for Vodafone ordinary shares as quoted in the Official List of the London Stock Exchange on January 15, 1999, prior to any public announcement of the signing of the merger agreement, and on April 20, 1999, the latest practicable date prior to the printing of this document. The table also presents implied equivalent per share values for shares of AirTouch common stock by multiplying the price per Vodafone ADS by 0.5 and adding $9.00.

    AirTouch stockholders are urged to obtain current market quotations for the Vodafone ADSs, Vodafone ordinary shares and AirTouch common stock before making a decision with respect to the merger.

                                                                     VODAFONE    AIRTOUCH          0.5 OF A
                                                     VODAFONE ADS    ORDINARY      SHARE     VODAFONE AIRTOUCH ADS
                                                         PRICE      SHARE PRICE    PRICE          PLUS $9.00
                                                     -------------  -----------  ---------  -----------------------
January 15, 1999...................................    $  176.00       L10.695   $  83.375         $   97.00
April 20, 1999.....................................    $  170.56       L10.660   $  89.000         $   94.28

CURRENCIES AND EXCHANGE RATES

    References in this document to "dollars," "$" or " CENTS" are to the currency of the United States and references to "pounds sterling," "pounds," "L," "pence" or "p" are to the currency of the United Kingdom. There are 100 pence to each pound. Solely for your convenience, this document contains translations of certain pounds sterling amounts into U.S. dollars at specified rates. You should not take these translations as assurances that the pounds sterling amounts currently represent U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate, at any time.

    In this document, unless otherwise stated, pounds sterling have been translated into U.S. dollars at a rate of $1.6995 per L1.00, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 1998. On April 20, 1999, the latest practicable date for which exchange rate information was available prior to the printing of this document, the noon buying rate was $1.6135 per L1.00.

    The period end, average and range of high and low U.S. dollar/pound sterling exchange rates for the five years ended March 31, 1998 and the six months ended September 30, 1998 are presented in the section entitled "EXCHANGE RATES" beginning on page 91.

COMPARATIVE PER SHARE DATA

    The following tables present unaudited historical and pro forma per share data that reflect the completion of the merger based upon the historical financial statements of Vodafone and AirTouch. The pro forma data are not indicative of the results of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the periods presented. You should read the data presented below together with the historical consolidated financial statements, including applicable notes, of Vodafone and AirTouch incorporated by reference into this document, and the unaudited pro forma consolidated financial information and notes appearing in this document.

    The first and second columns on the left in the tables below present historical per share amounts for Vodafone and AirTouch. AirTouch historical figures are for the year ended December 31, 1997 and the six months ended September 30, 1998. The year ended December 31, 1997 has been adjusted to include the pro forma effects of the acquisition of NewVector, which held the U.S. cellular business of MediaOne Group, Inc. and MediaOne's 25% interest in PrimeCo Personal Communications, L.P. described in AirTouch's current report on Form 8-K/A, filed with the SEC on April 23, 1998. The fifth column sets forth pro forma equivalent data based on the number of Vodafone AirTouch ordinary shares to be issued in the merger. Solely for your convenience, Vodafone AirTouch pro forma and Vodafone AirTouch pro forma equivalent amounts in the fourth and fifth columns have been translated into U.S. dollars at the noon buying rate on September 30, 1998.

                                                           SIX MONTHS ENDED AND AT SEPTEMBER 30, 1998
                                    -----------------------------------------------------------------------------------------
                                                                                                       PRO FORMA EQUIVALENT
                                                                                 VODAFONE AIRTOUCH     PER SHARE OF AIRTOUCH
                                                                                                      COMMON STOCK (VODAFONE
                                          VODAFONE              AIRTOUCH           PRO FORMA PER      AIRTOUCH PRO FORMA PER
                                       HISTORICAL PER        HISTORICAL PER                              VODAFONE AIRTOUCH
                                      VODAFONE ORDINARY     SHARE OF AIRTOUCH    VODAFONE AIRTOUCH      ORDINARY SHARE DATA
                                            SHARE             COMMON STOCK         ORDINARY SHARE        MULTIPLIED BY 5)
                                    ---------------------  -------------------  --------------------  -----------------------
                                              L                     $               L          $                 $
Amounts under U.K. GAAP
  Earnings/(loss).................             0.11                  0.70           (0.06)     (0.10)            (0.52)
  Dividends.......................             0.03                --                0.02       0.03              0.13
  Book value......................             0.17                  8.13            5.37       9.12             45.62
Amounts under U.S. GAAP
  Earnings/(loss)
    Basic.........................             0.09                  0.57           (0.07)     (0.11)            (0.57)
    Diluted.......................             0.09                  0.55           (0.07)     (0.11)            (0.57)
  Dividends.......................             0.03                --                0.02       0.03              0.13
  Book value......................             0.53                 14.20            5.72       9.72             48.59

                                                                    YEAR ENDED MARCH 31, 1998
                                    -----------------------------------------------------------------------------------------
                                                                                                       PRO FORMA EQUIVALENT
                                                                                 VODAFONE AIRTOUCH     PER SHARE OF AIRTOUCH
                                                                AIRTOUCH                              COMMON STOCK (VODAFONE
                                          VODAFONE           HISTORICAL (AS        PRO FORMA PER        AIRTOUCH PRO FORMA
                                       HISTORICAL PER      ADJUSTED) PER SHARE                         PER VODAFONE AIRTOUCH
                                      VODAFONE ORDINARY    OF AIRTOUCH COMMON    VODAFONE AIRTOUCH      ORDINARY SHARE DATA
                                            SHARE                 STOCK            ORDINARY SHARE        MULTIPLIED BY 5)
                                    ---------------------  -------------------  --------------------  -----------------------
                                              L                     $               L          $                 $
Amounts under U.K. GAAP
  Earnings/(loss).................             0.14                  0.72           (0.20)     (0.34)            (1.72)
  Dividends.......................             0.06                --                0.03       0.05              0.23
Amounts under U.S. GAAP
  Earnings/(loss)
    Basic.........................             0.12                  0.40           (0.20)     (0.35)            (1.74)
    Diluted.......................             0.12                  0.40           (0.20)     (0.35)            (1.74)
  Dividends.......................             0.05                --                0.03       0.04              0.22

SELECTED HISTORICAL FINANCIAL DATA

    The following tables set forth selected historical financial data of Vodafone and AirTouch for each of the last five fiscal years ended March 31 and December 31, respectively, and selected unaudited historical financial data for Vodafone for the six months ended September 30, 1997 and September 30, 1998. The selected historical financial data of Vodafone and AirTouch has been derived from, and should be read in conjunction with, Vodafone's and AirTouch's annual audited consolidated financial statements, including the notes thereto, and Vodafone's unaudited interim consolidated financial statements, which are incorporated by reference into this document.

    Vodafone reports in accordance with U.K. GAAP and AirTouch reports in accordance with U.S. GAAP. The main differences between U.S. GAAP and U.K. GAAP that are relevant to Vodafone's consolidated financial statements are presented in Vodafone's Annual Report on Form 20-F for the year ended March 31, 1998, which presents U.S. GAAP financial information for the years ended March 31, 1996, 1997 and 1998 and which is incorporated by reference into this document.

VODAFONE

                                                                                                      SIX MONTHS ENDED AND AT
                                                           YEAR ENDED AND AT MARCH 31,                     SEPTEMBER 30,
                                               ----------------------------------------------------  -------------------------
                                                1994     1995     1996     1997          1998         1997          1998
                                               -------  -------  -------  -------  ----------------  -------  ----------------
                                                  L        L        L        L        L        $        L        L        $
                                                          (IN MILLIONS, EXCEPT PER ORDINARY SHARE AND ADS AMOUNTS)
INCOME STATEMENT DATA
U.K. GAAP
Group turnover...............................    850.5  1,152.6  1,402.2  1,749.0  2,470.8  4,199.1  1,164.0  1,562.9  2,656.1
Profit for the period........................    245.0    237.4    309.8    363.8    418.8    711.8    191.1    333.2    566.3
Earnings per Vodafone ordinary share.........     0.08     0.08     0.10     0.12     0.14     0.24     0.06     0.11     0.19
Earnings per Vodafone ADS....................     0.81     0.78     1.02     1.19     1.36     2.31     0.62     1.08     1.84
Cash dividends per Vodafone ordinary share...     0.03     0.03     0.04     0.05     0.06     0.10     0.03     0.03     0.05
Cash dividends per Vodafone ADS..............     0.28     0.33     0.40     0.48     0.55     0.93     0.27     0.31     0.53
U.S. GAAP
Group turnover...............................    850.5  1,152.6  1,402.2  1,749.0  2,470.8  4,199.1  1,164.0  1,562.9  2,656.1
Profit for the period........................    234.9    203.3    293.7    342.2    374.2    635.9    166.2    276.2    469.4
Earnings per Vodafone ordinary share.........     0.08     0.07     0.10     0.11     0.12     0.20     0.05     0.09     0.15
Diluted earnings per Vodafone ordinary
  share......................................     0.08     0.07     0.10     0.11     0.12     0.20     0.05     0.09     0.15
Earnings per Vodafone ADS....................     0.78     0.67     0.96     1.12     1.22     2.07     0.54     0.90     1.53

BALANCE SHEET DATA
U.K. GAAP
Total assets.................................  1,053.9  1,409.5  1,763.4  2,421.8  2,502.3  4,252.7  2,530.7  2,937.5  4,992.3
Long-term debt...............................      1.9    140.0    140.0    522.9    643.2  1,093.1    504.8    720.6  1,224.7
U.S. GAAP
Total assets.................................  1,278.5  1,662.9  2,001.2  3,019.2  4,026.0  6,842.2  3,115.8  4,074.5  6,924.6
Long-term obligations........................      1.9    140.0    140.0    522.9    652.0  1,108.1    513.4    728.3  1,237.7

OTHER DATA
Weighted average number of shares............  3,020.7  3,043.8  3,052.3  3,060.4  3,073.0       --  3,069.3  3,086.4       --
U.S. dollar equivalent dividends per Vodafone
  ordinary share.............................  $  0.04  $  0.05  $  0.06  $  0.08  $  0.09

AIRTOUCH

                                                                          YEAR ENDED AND AT DECEMBER 31,
                                                                    1994     1995    1996      1997      1998
                                                                   -------   -----  -------   -------   -------
                                                                      $        $       $         $         $
                                                                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
U.S. GAAP
Operating revenues...............................................    1,247   1,619    2,252     3,594     5,181
Operating income.................................................       73     113      281       706       946
Equity in net income of unconsolidated wireless systems..........      110     152      133       200       393
Interest
  Expense........................................................      (10)    (13)     (52)      (90)     (145)
  Income.........................................................       55      35       14        18        23
Income from operations...........................................       98     132      199       448       725
Preferred dividends..............................................    --       --         20        54       117
Net income applicable to common stockholders.....................       98     132      179       394       608
Per share data:
  Income from operations:
    Basic........................................................     0.20    0.27     0.40      0.89      1.30
    Diluted......................................................     0.20    0.27     0.40      0.89      1.28
  Net income applicable to common stockholders:
    Basic........................................................     0.20    0.27     0.36      0.78      1.09
    Diluted......................................................     0.20    0.27     0.36      0.78      1.07

BALANCE SHEET DATA
U.S. GAAP
Investments in unconsolidated wireless systems...................    1,698   3,076    1,992     2,068     3,491
Intangible assets, net...........................................      471     606    3,409     3,297     8,513
Total assets.....................................................    4,488   5,648    8,524     8,970    17,553
Long term debt, including current portion........................      130     906    1,669     1,419     2,746
Total stockholders' equity.......................................    3,459   3,751    5,062     5,529     9,325
Working capital (deficit)........................................      736      19     (120)     (254)     (220)
Capital expenditures and capital calls, excluding acquisitions...      443     665      903     1,023     1,398

PROPORTIONATE DATA OF VODAFONE

    The following table is presented on a proportionate basis. Proportionate presentation is not required by U.K. GAAP and is not intended to replace the consolidated financial statements prepared in accordance with U.K. GAAP. However, since significant entities in which Vodafone has an interest are not consolidated, proportionate information is provided as supplemental data to facilitate a more detailed understanding and assessment of consolidated financial statements prepared in accordance with U.K. GAAP.

    U.K. GAAP requires consolidation of entities controlled by Vodafone and the equity method of accounting for entities in which Vodafone has significant influence but not a controlling interest. Proportionate presentation is a pro rata consolidation, which reflects Vodafone's share of turnover and expenses in both its consolidated and unconsolidated entities. Proportionate results are calculated by multiplying Vodafone's ownership interest in each entity by each entity's results.

    Proportionate information includes results from Vodafone's equity accounted investments and investments held at cost. Vodafone does not have control over the turnover, expenses or cash flows of these investments and is only entitled to cash from dividends received from these entities. Vodafone does not own the underlying assets of these investments.

    Proportionate EBITDA before investment disposals in the table below represents operating profit before exceptional reorganization costs plus depreciation and amortization of subsidiary undertakings, associated undertakings and investments, proportionate to equity stakes. Proportionate EBITDA represents Vodafone's ownership interests in the respective entities' EBITDA. As such, proportionate EBITDA does not represent EBITDA available to Vodafone.

                                                                                                             SIX MONTHS
                                                                                                               ENDED
                                                                  YEAR ENDED MARCH 31,                     SEPTEMBER 30,
                                                     ----------------------------------------------  --------------------------
                                                             1997                    1998                       1998
                                                     --------------------  ------------------------  --------------------------

                                                         L          $          L            $               L             $
                                                                                   (IN MILLIONS)
    Proportionate turnover.........................      2,234      3,797      2,874        4,884           1,761         2,993
                                                     ---------  ---------  ---------        -----           -----     ---------
                                                     ---------  ---------  ---------        -----           -----     ---------
    Proportionate EBITDA before investment
      disposals....................................        718      1,220        919        1,562             560           952
                                                     ---------  ---------  ---------        -----           -----     ---------
                                                     ---------  ---------  ---------        -----           -----     ---------

                                                                AT MARCH 31,
                                                            --------------------  AT SEPTEMBER 30,
                                                              1997       1998           1998
                                                            ---------  ---------  -----------------
                                                                        (IN THOUSANDS)
    Proportionate number of customers.....................      4,016      5,844          7,336
                                                            ---------  ---------          -----
                                                            ---------  ---------          -----

PROPORTIONATE DATA OF AIRTOUCH

    The following table is presented on a proportionate basis. Proportionate presentation is not permitted by U.S. GAAP and is not intended to replace the consolidated operating results prepared and presented in accordance with U.S. GAAP. However, since significant wireless systems in which AirTouch has an interest are not consolidated, proportionate information is provided as supplemental data to facilitate a more detailed understanding and assessment of consolidated operating results prepared and presented in accordance with U.S. GAAP.

    U.S. GAAP requires consolidation of wireless systems controlled by AirTouch and the equity method of accounting for wireless systems in which AirTouch has significant influence but not a controlling interest. Proportionate presentation is a pro rata consolidation, which reflects AirTouch's share of revenues and expenses in both its consolidated and unconsolidated wireless systems. Proportionate results are calculated by multiplying AirTouch's ownership interest in each wireless system by each system's total operating results, and, accordingly, should not be compared with U.S. GAAP consolidated results of any company. Net income under either U.S. GAAP or proportionate presentation is the same.

    Proportionately reported amounts include results from AirTouch's equity investees, which AirTouch does not control. AirTouch does not have control over the revenues, expenses or cash flows of its equity investees that are reported in proportionate results and is only entitled to cash from dividends received from these entities. AirTouch does not own the underlying assets of its equity investees.

    Proportionate operating cash flow in the table below represents operating income plus depreciation and amortization and is not the same as cash flow from operating activities in AirTouch's consolidated statements of cash flows. Proportionate operating cash flow represents AirTouch's ownership interests in the respective entities' operating cash flows. As such, proportionate operating cash flow does not represent cash available to AirTouch.

                                                                                       YEAR ENDED AND AT DECEMBER 31,
                                                                                 ------------------------------------------
                                                                                   1994       1995       1996       1997
                                                                                 ---------  ---------  ---------  ---------
                                                                                     $          $          $          $

                                                                                               (IN MILLIONS)
    Proportionate revenue......................................................      1,799      2,679      3,925      4,907
    Proportionate operating cash flow..........................................        506        703      1,124      1,736
                                                                                 ---------  ---------  ---------  ---------
                                                                                 ---------  ---------  ---------  ---------


                                                                                   1998
                                                                                 ---------
                                                                                     $

    Proportionate revenue......................................................      7,204
    Proportionate operating cash flow..........................................      2,698
                                                                                 ---------
                                                                                 ---------

                                                                                              AT DECEMBER 31,
                                                                                 ------------------------------------------
                                                                                   1994       1995       1996       1997
                                                                                 ---------  ---------  ---------  ---------
                                                                                               (IN THOUSANDS)

    Proportionate number of customers..........................................      3,595      5,533      8,032     10,724
                                                                                 ---------  ---------  ---------  ---------
                                                                                 ---------  ---------  ---------  ---------


                                                                                   1998
                                                                                 ---------

    Proportionate number of customers..........................................     17,576
                                                                                 ---------
                                                                                 ---------

    The above information includes PCS data relating to PrimeCo in which AirTouch had a 25% interest at December 31, 1994, 1995, 1996, 1997 and a 50% interest as of December 31, 1998. Because PrimeCo does not own 100% of all its markets, the AirTouch proportionate interest in PrimeCo's results is slightly less than 50%.

SIGNIFICANT FACTORS AFFECTING OPERATING RESULTS

    Financial results reported in accordance with U.K. GAAP or U.S. GAAP include the impact of unusual or infrequent events and factors which are not expected to occur regularly in the future. Examples of these events and factors include gains or losses on the sale of businesses, the costs of completing major acquisitions, restructuring charges and other business transactions, as well as other significant factors and trends. To understand the past performance and future prospects of Vodafone and AirTouch, it may be helpful to review the items described briefly below. The following discussion should be read in conjunction with the "Selected Historical Financial Data" included in the previous pages and with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Vodafone and AirTouch that are contained in the annual reports and other information that Vodafone and AirTouch have each filed with the SEC. See "--Where You Can Find More Information."

VODAFONE

    ASSET DISPOSITIONS

    Vodafone's earnings for the year ended March 31, 1997 included L25.9 million of gains arising from the sale of a 50% interest in Orbitel Mobile Communications (Holdings) Limited, the sale of 5% of Vodafone's investment in Vodafone Network Pty Limited in order to comply with an agreement entered into when its license was granted and the sale by Vodafone's associated undertaking, Europolitan Holdings AB, of a 20% interest in Sonofon AB, a Danish mobile operator.

    Vodafone's earnings for the year ended March 31, 1998 included L24.9 million of gains arising from the sale of a 35% interest in the Hong Kong cellular network operator, Pacific Link, the sale of a 16% interest in the U.K. service provider, Cellphones Direct (Holdings) Limited, and the sale of a part of Vodafone's holding in Globalstar, reducing its interest from 6.1% to 5.2% on a fully diluted basis.

    Vodafone's earnings for the six months ended September 30, 1998 include a gain of L62.8 million on the sale of a 2.2% interest in Globalstar on a fully diluted basis.

    ACQUISITIONS

    In the year ended March 31, 1997, Vodafone acquired controlling interests in the Greek cellular network operator, Panafon S.A., and its principal service provider, Panavox S.A., bringing Vodafone's interest from 45% to 55%. The consideration paid for this transaction was L66 million. In addition, during the 1997 fiscal year Vodafone acquired controlling interests in three U.K. service providers for an aggregate consideration of L147 million.

    In the year ended March 31, 1998, Vodafone acquired controlling interests in C.V. Gemeenschapplijk Bezit Libertel, the holding partnership of Libertel B.V., the Dutch cellular network operator, and its principal service provider, Libertel Verkoop en Services B.V. (formerly Liberfone B.V.), by increasing its interest from 35% to 70% for a net cash consideration of L256 million and the assumption of L120 million of long term debt. In December 1997, Vodafone exercised an option to increase its shareholding in Societe Francaise du Radiotelephone S.A. from 16.11% to 20% for an aggregate consideration of L134 million. Vodafone has accounted for Societe Francaise du Radiotelephone S.A. as an associated company since that date.

AIRTOUCH

    ACQUISITIONS

    In August 1996, AirTouch acquired the approximately 63% of Cellular Communications' outstanding stock that it did not already own for approximately $1.6 billion. The consideration consisted of $1.0 billion in AirTouch preferred stock, $393 million in cash, AirTouch stock options valued at approximately $17 million, and the assumption of $217 million of zero coupon convertible subordinated notes due 1999.

    In January 1997, AirTouch began consolidating the results of operations of Telecel Communicacoes Pessoias, S.A., its cellular system in Portugal, after increasing its ownership from 38.9% to 50.9% in December 1996.

    In April 1998, AirTouch completed the acquisition of the U.S. wireless interests of MediaOne Group, Inc. AirTouch issued approximately 59.4 million shares of common stock having a fair market value of approximately $2.9 billion on the date of issuance and approximately $1.6 billion of dividend-bearing preferred stock with a 5.143% coupon, assumed approximately $1.4 billion of debt associated with the acquired wireless interests, and granted MediaOne registration rights with respect to the common stock and preferred stock described above.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    Vodafone and AirTouch are providing the following pro forma consolidated financial information to give you a better picture of what the results of operations and financial position of the combined businesses of Vodafone and AirTouch might have looked like had the merger occurred on an earlier date. This information is provided for illustrative purposes only and does not show what the results of operations or financial position of Vodafone AirTouch would have been if the merger had actually occurred on the dates assumed. This information also does not indicate what Vodafone AirTouch's future operating results or consolidated financial position will be.

    Please see "VODAFONE AIRTOUCH UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION" for a more detailed explanation of this analysis.

    BASIS OF PREPARATION

    The pro forma consolidated financial information has been prepared in accordance with U.K. GAAP, which differs from U.S. GAAP. In the pro forma consolidated financial information, AirTouch's financial position and results of operations have been adjusted to U.K. GAAP and translated into pounds sterling, as described in the notes to the pro forma consolidated financial information contained herein. Pro forma effect has been given to the acquisition by AirTouch on April 6, 1998 of NewVector, which held the U.S. cellular businesses of MediaOne Group, Inc., and MediaOne's 25% interest in PrimeCo Personal Communications, L.P., as described in more detail in AirTouch's current report on Form 8-K/A filed on April 23, 1998 and incorporated by reference into this document.

    Vodafone AirTouch intends to account for the merger using the acquisition method of accounting under U.K. GAAP and the purchase method under U.S. GAAP. The pro forma consolidated financial information has been prepared on this basis.

    UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT DATA

    The unaudited pro forma consolidated income statement data assumes that the merger took place on April 1, 1997, the first day of the earliest financial period presented in the pro forma consolidated financial information.

    The unaudited pro forma consolidated income statement data for the year ended March 31, 1998 combines the historical consolidated income statement of Vodafone for the year ended March 31, 1998 and the pro forma income statement of AirTouch for the year ended December 31, 1997, as adjusted to U.K. GAAP, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma consolidated financial information.

    The pro forma consolidated income statement data for the six months ended September 30, 1998 combines the unaudited historical consolidated income statements of Vodafone and AirTouch for that period, as adjusted to U.K. GAAP, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma consolidated financial information.

    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET DATA

    The unaudited pro forma consolidated balance sheet data has been prepared assuming that the merger took place on September 30, 1998, and combines the unaudited historical consolidated balance sheets of Vodafone and AirTouch at that date, as adjusted to U.K. GAAP, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma consolidated financial information.

VODAFONE AIRTOUCH UNAUDITED PRO FORMA
  CONSOLIDATED INCOME STATEMENT DATA

                                                                                     PRO FORMA             PRO FORMA
                                                                                     YEAR ENDED         SIX MONTHS ENDED
                                                                                     MARCH 31,           SEPTEMBER 30,
                                                                                --------------------  --------------------
                                                                                  1998       1998       1998       1998
                                                                                ---------  ---------  ---------  ---------
                                                                                    L          $          L          $
                                                                                 (IN MILLIONS, EXCEPT PER ORDINARY SHARE
                                                                                             AND ADS AMOUNTS)
U.K. GAAP
Group turnover................................................................      5,521      9,383      3,228      5,486
Total group operating profit/(loss)...........................................       (289)      (491)       140        238
Loss on ordinary activities before taxation...................................       (678)    (1,152)       (10)       (17)
Loss for the period...........................................................     (1,242)    (2,111)      (377)      (641)
Loss per Vodafone AirTouch ordinary share.....................................      (0.20)     (0.34)     (0.06)     (0.10)

U.S. GAAP
Loss for the period...........................................................     (1,257)    (2,136)      (415)      (705)
Loss per Vodafone AirTouch ordinary share
  Basic.......................................................................      (0.20)     (0.35)     (0.07)     (0.11)
  Diluted.....................................................................      (0.20)     (0.35)     (0.07)     (0.11)
Loss per Vodafone AirTouch ADS
  Basic.......................................................................      (2.04)     (3.47)     (0.67)     (1.14)
  Diluted.....................................................................      (2.04)     (3.47)     (0.67)     (1.14)

VODAFONE AIRTOUCH UNAUDITED PRO FORMA
  CONSOLIDATED BALANCE SHEET DATA

                                                                                             AT SEPTEMBER 30,
                                                                                                   1998
                                                                                           --------------------
                                                                                               L          $

                                                                                              (IN MILLIONS)
U.K. GAAP
Total assets.............................................................................     42,450     72,144
Net debt.................................................................................      6,107     10,379
Shareholders' interest...................................................................     33,078     56,216

U.S. GAAP
Shareholders' interest...................................................................     35,233     59,878

RECENT DEVELOPMENTS (SEE PAGE 96)

    VODAFONE

    For the six months ended March 31, 1999, Vodafone's operating revenues were in line with management's expectations. Customer growth continued to be strong and is expected to remain robust for the mobile telecommunications industry generally. Increasing competition in some markets may cause Vodafone ventures in such markets to experience a slightly lower rate of increase in the number of customers than in 1998. Vodafone expects the revenues of Vodafone AirTouch to continue to grow, notwithstanding the industry-wide trend towards decreasing average revenue per customer. Vodafone also expects capital expenditures to rise in accordance with increasing usage and number of customers. Vodafone currently expects to publish its results for the year ended March 31, 1999 on June 8, 1999.

    AIRTOUCH

    On April 22, 1999, AirTouch released its unaudited operating results for the quarter ended March 31, 1999. AirTouch acquired the U.S. cellular and PCS businesses of MediaOne Group, Inc. on April 6, 1998. Accordingly, AirTouch's results for the quarter ended March 31, 1998, set forth below, do not include the results of those acquired businesses for the periods prior to the acquisition and, therefore, its comparability to the results for the quarter ended March 31, 1999 is limited. Selected results for these periods include:

                                                                                                    THREE MONTHS
                                                                                                  ENDED MARCH 31,
                                                                                                --------------------
                                                                                                  1998       1999
                                                                                                ---------  ---------
                                                                                                    $          $
                                                                                                (IN MILLIONS, EXCEPT
                                                                                                 PER SHARE AMOUNTS)
U.S. GAAP
Operating revenues............................................................................        958      1,426
Operating expenses, excluding depreciation and amortization expenses..........................        580        885
Depreciation and amortization expenses........................................................        144        275
                                                                                                ---------  ---------
Operating income..............................................................................        234        266
                                                                                                ---------  ---------
Net income applicable to common stockholders..................................................        153        257
Net income per share applicable to common stockholders:
    Basic.....................................................................................  $    0.30  $    0.45
    Diluted...................................................................................  $    0.30  $    0.43

    AirTouch's sale of certain investments accounted for approximately $0.08 of net income per share in the first quarter of 1999.

WHERE YOU CAN FIND MORE INFORMATION

    Vodafone files annual and special reports and other information and AirTouch files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549 or at one of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services and, for the AirTouch filings and the registration statement of which this document forms a part, at the Internet world wide web site maintained by the SEC at WWW.SEC.GOV.

    Vodafone has filed a registration statement on Form F-4 to register with the SEC the Vodafone AirTouch ordinary shares evidenced by Vodafone AirTouch ADSs which AirTouch stockholders will receive in the merger and a registration statement on Form F-6 in respect of the Vodafone AirTouch ADSs. This proxy statement/prospectus is a part of the registration statement on Form F-4 and constitutes a prospectus of Vodafone, as well as being a proxy statement of AirTouch for its special meeting.

    The SEC permits Vodafone and AirTouch to "incorporate by reference" information into this proxy statement/prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus.

    This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Vodafone and AirTouch and their respective financial conditions.

VODAFONE SEC FILINGS (FILE NO. 1-10086)    PERIOD
-----------------------------------------  -----------------------------------------
Annual Report on Form 20-F                 Year ended March 31, 1998
Reports on Form 6-K                        Filed on January 19, 1999 and March 31,
                                           1999

AIRTOUCH SEC FILINGS (FILE NO. 1-12342)    PERIOD
-----------------------------------------  -----------------------------------------
Annual Report on Form 10-K                 Year ended December 31, 1998
Current Reports on Form 8-K or 8-K/A       Filed on April 23, 1998, January 19, 1999
                                           and January 20, 1999

    Vodafone and AirTouch also incorporate by reference into this proxy statement/prospectus additional documents that they may file with the SEC from the date of this proxy statement/prospectus to the date of the AirTouch special meeting. These include reports such as Annual Reports on Form 10-K and Form 20-F, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any Reports on Form 6-K so designated, as well as proxy statements.

    The Vodafone ADSs and AirTouch common stock are listed on the NYSE. The Vodafone ordinary shares are admitted to the Official List of the London Stock Exchange. The AirTouch common stock is also listed on the Pacific Exchange. You may inspect any periodic reports, proxy statements and other information filed with the SEC by Vodafone or AirTouch at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and, in the case of AirTouch, at the Pacific Exchange.

    After the merger, the Vodafone AirTouch ADSs will be listed on the NYSE, but will not be listed on the Pacific Exchange. The Vodafone AirTouch ordinary shares will be admitted to the Official List of the London Stock Exchange.

    If you are a Vodafone or AirTouch shareholder, you may have been sent some of the documents incorporated by reference, but you can obtain any of them through Vodafone, AirTouch, the SEC or, in the case of AirTouch documents, the SEC's Internet world wide web site as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing, by telephone, by e-mail or web site from the appropriate company at the following addresses:

    Vodafone Group Public Limited Company              AirTouch Communications, Inc.
                The Courtyard                              One California Street
               2-4 London Road                            San Francisco, CA 94111
                   Newbury                                  Tel: (415) 658-2200
         Berkshire RG14 1JX, England              E-mail: investor.relations@airtouch.com
          Tel: (011 44) 1635 33251                      Web site: www.airtouch.com
        Web site: www.vodafone.co.uk                     Attn: Investor Relations
          Attn: Financial Investors

    If you would like to request documents from Vodafone or AirTouch, please do so by May 14, 1999 to receive them before the AirTouch special meeting.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE TRANSACTIONS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED APRIL 22, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF VODAFONE AIRTOUCH ORDINARY SHARES IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                      RISK FACTORS RELATING TO THE MERGER

EXPECTED BENEFITS FROM THE VODAFONE/AIRTOUCH COMBINATION MAY NOT BE REALIZED

    Vodafone and AirTouch entered into the merger agreement with the expectation that the merger would result in cost savings and revenue enhancements. There can be no assurance that the combined company will realize these anticipated benefits in full or at all. If the expected benefits are not realized, the price of the Vodafone AirTouch ADSs could be adversely affected.

THE EUROPEAN COMMISSION OR THE FCC MAY DELAY THE MERGER OR IMPOSE CONDITIONS
  WHICH REDUCE THE ANTICIPATED BENEFITS OF THE MERGER, EITHER OF WHICH COULD ADVERSELY AFFECT THE STOCK PRICE OF VODAFONE, AIRTOUCH OR VODAFONE AIRTOUCH

    Vodafone and AirTouch must obtain, as a condition to their obligation to complete the merger, clearance under European Union competition laws and the approval of the FCC without any restrictions or conditions that would have a material adverse effect on Vodafone and AirTouch on a combined basis. There can be no assurance that these consents and approvals will be obtained without materially adverse restrictions or conditions. Depending on their nature and extent, any restrictions, conditions or waivers may jeopardize or delay completion of the merger or may lessen the anticipated benefits of the merger.

VALUE OF VODAFONE AIRTOUCH ADSS TO BE RECEIVED IN THE MERGER WILL FLUCTUATE

    The number of Vodafone AirTouch ADSs that AirTouch stockholders will receive in the merger for each share of AirTouch common stock is fixed at 0.5 and the merger agreement does not contain a mechanism to adjust the exchange ratio in the event that the market price of the Vodafone ADSs declines. Therefore, because the market price of Vodafone ADSs will fluctuate, the value at the time of the merger of the consideration to be received by AirTouch stockholders will depend on the market price at that time. There can be no assurance as to the fair market value at the time of the merger of the consideration to be received by AirTouch stockholders. For historical and current market prices of the Vodafone ordinary shares and ADSs, see "MARKET PRICE AND DIVIDEND DATA."

THE REMOVAL OF AIRTOUCH FROM THE S&P 500 INDEX COULD ADVERSELY AFFECT THE MARKET
  PRICE FOR THE VODAFONE AIRTOUCH ADSS

    AirTouch common stock is presently included in the S&P 500 index. Mutual funds and other investment vehicles whose investment objective is to track the performance of the S&P 500 index currently hold a substantial amount of AirTouch common stock. These funds will be required to sell their AirTouch shares (or the Vodafone Airtouch ADSs they receive in the merger) if, as is likely after the merger, AirTouch is removed from the S&P 500. These sales could adversely affect the market price for the Vodafone AirTouch ADSs.

FORWARD-LOOKING STATEMENTS REGARDING BUSINESS AND OPERATIONS OF THE COMBINED
  COMPANY MAY PROVE INACCURATE

    Vodafone and AirTouch have made forward-looking statements in this document and in documents incorporated by reference into this document concerning future performance, costs, revenues and growth of Vodafone, AirTouch and/or Vodafone AirTouch, industry and customer growth, wireless penetration rates and statements regarding operational efficiencies from and benefits of the merger and estimated company earnings. These statements may generally, but not always, be identified by the use of words such as "anticipates," "should," "expects" or "believes." By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include:

    - the risk that the combined company will not achieve anticipated cost savings or revenue enhancements or that integration costs will exceed expectations,

    - changes in economic conditions in markets served by the operations of Vodafone, AirTouch and/ or Vodafone AirTouch which would adversely affect the level of demand for wireless services,

    - greater than anticipated competitive activity requiring reduced pricing and/or new product offerings or resulting in higher acquisition costs or slower customer growth,

    - greater than expected growth in customers and usage, requiring increased investment in network capacity,

    - the impact of new business opportunities requiring significant up-front investments,

    - the impact on capital spending from the deployment of new technologies, and

    - the possibility that technologies will not perform according to expectations or that vendors' performance will not meet the requirements of Vodafone, AirTouch and/or Vodafone AirTouch.

    Additional factors which could cause actual results and developments of Vodafone AirTouch to differ from those expressed or implied by the forward-looking statements are included in "Item 1. Business--Risk Factors" of AirTouch's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference into this proxy statement/prospectus.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

    The special meeting of AirTouch stockholders will be held at 8:00 a.m., Pacific time, on May 28, 1999, at the Hiller Aviation Museum, 601 Skyway Road, San Carlos, CA 94070.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the special meeting, the holders of record of shares of AirTouch common stock and shares of Class B preferred stock will:

    - Consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 15, 1999, among Vodafone, AirTouch and Apollo Merger Sub, Inc., a wholly owned subsidiary of Vodafone, providing for the merger of Apollo Merger Sub, Inc. with and into AirTouch. After the merger, AirTouch will be a subsidiary of Vodafone;

    - Consider and vote on a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 16, 1999, between AirTouch and AirTouch Merger Sub, Inc., a wholly owned subsidiary of AirTouch, providing for an internal reorganization involving the merger of AirTouch Merger Sub, Inc. with and into AirTouch prior to the merger with Vodafone; and

    - Address procedural matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

RECORD DATE

    AirTouch has fixed the close of business on April 13, 1999 as the record date for the determination of AirTouch stockholders entitled to notice of, and to vote at, the special meeting.

    - All AirTouch stockholders of record, including holders of AirTouch Class C, Class D and Class E preferred stock, at the close of business on the record date are entitled to notice of the AirTouch special meeting.

    - Only holders of record of AirTouch common stock and AirTouch Class B preferred stock at the close of business on the record date are entitled to vote at the special meeting. As of the record date, there were 576,050,428 outstanding shares of AirTouch common stock held by approximately 495,036 holders of record, and 17,151,819 outstanding shares of AirTouch Class B preferred stock held by approximately 296 holders of record.

HOW SHARES WILL BE VOTED AT THE SPECIAL MEETING

    Proxies that are properly executed by holders of AirTouch common stock and AirTouch Class B preferred stock, if received in time for the special meeting and not subsequently revoked, will be voted at the special meeting in accordance with the instructions given in the proxies. Proxies that are properly executed but do not contain instructions with respect to the proposals for approval of the merger and/or the internal reorganization will be voted "FOR" approval of the transaction for which the proxy does not contain instructions.

    Stockholders who hold their AirTouch stock in their own name may call (800) 650-3514 toll-free to authorize the board of directors of AirTouch to execute a proxy to vote their shares. The enclosed proxy card contains the specific instructions to be followed by AirTouch stockholders for telephone voting. AirTouch stockholders whose shares are held in the name of a bank or broker should follow the voting instructions provided by the bank or broker. The availability of telephone voting will depend on the voting processes of the bank or broker.

    AS NOTED IN "APPRAISAL RIGHTS," A HOLDER OF AIRTOUCH COMMON STOCK WHO VOTES IN FAVOR OF THE MERGER OR THE INTERNAL REORGANIZATION WILL FORFEIT HIS OR HER APPRAISAL RIGHTS UNDER DELAWARE LAW WITH RESPECT TO THESE TRANSACTIONS.

    AIRTOUCH STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS COMPLETED, VODAFONE AIRTOUCH WILL FURNISH AIRTOUCH STOCKHOLDERS WITH INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF AIRTOUCH COMMON STOCK FOR VODAFONE AIRTOUCH ADSS AT THAT TIME.

HOW TO REVOKE A PROXY

    If you are a stockholder holding AirTouch shares in your own name, you may revoke a previously given proxy at any time prior to its exercise by:

    - delivering, prior to the special meeting, to the The Bank of New York, a written notice of revocation or a proxy having a later date or time than the executed proxy; or

    - voting by telephone after the date of a previously given proxy; or

    - voting in person at the special meeting.

    Attendance at the special meeting will not by itself constitute revocation of the proxy granted by the proxy card. Stockholders must mail written notices of revocation to:

       The Bank of New York
       P.O. Box 11466
       New York, New York 10203-0466

Written notices of revocation must be received before stockholders vote at the AirTouch special meeting. Any revocation by telephone must be done prior to the time of the special meeting.

    If you do not hold your AirTouch shares in your own name, you may revoke a previously given proxy by following the revocation instructions provided by the bank, broker or other party who is the registered owner of the shares.

REQUIRED VOTE; QUORUM

    AirTouch stockholders will vote separately on proposals to approve and adopt each of the merger agreement and the agreement providing for the internal reorganization. The merger may only be completed if the internal reorganization is completed. The affirmative vote of the holders of AirTouch common stock and AirTouch Class B preferred stock representing a majority of the voting power of the shares of AirTouch common stock and the shares of AirTouch Class B preferred stock entitled to vote at the special meeting, voting as a single class, is required to approve and adopt each of the merger agreement and the agreement providing for the internal reorganization. Each share of AirTouch common stock outstanding on the record date is entitled to one vote. Each share of AirTouch Class B preferred stock outstanding on the record date is entitled to four-fifths of one vote. There are no other classes of voting securities of AirTouch presently outstanding.

    As of the record date, directors and executive officers of AirTouch and their affiliates owned approximately 0.10% and 0.21% of the outstanding shares of AirTouch common stock and AirTouch Class B preferred stock, respectively. See "DIRECTORS AND MANAGEMENT OF VODAFONE AIRTOUCH FOLLOWING THE MERGER--Stock Ownership of Directors, Executive Officers and Five Percent Stockholders."

    Brokers and nominees are precluded from exercising their voting discretion on the approval and adoption of the merger agreement and the agreement providing for the internal reorganization and, for this reason, absent specific instructions from the beneficial owner of shares of AirTouch common stock or AirTouch Class B preferred stock, may not vote these shares. Shares that are not voted because brokers did not receive instructions are referred to as "broker non-votes." Holders of a majority in voting power of the AirTouch common stock and AirTouch Class B preferred stock outstanding on the record date must be present in person or by proxy at the special meeting to constitute a quorum. Abstentions and broker non-votes are counted as present or represented for purposes of determining a quorum for the special meeting. Because the affirmative vote of the holders of a majority of the voting power of AirTouch common stock and AirTouch Class B preferred stock, voting as a single class, is required for approval and adoption of each of the merger agreement and the agreement providing for the internal reorganization, AN ABSTENTION, UNRETURNED PROXY OR BROKER NON-VOTE WILL BE TREATED AS A VOTE AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE AGREEMENT PROVIDING FOR THE INTERNAL REORGANIZATION.

APPRAISAL RIGHTS

    For a complete discussion of the appraisal rights under Delaware law of holders of AirTouch common stock, AirTouch Class D preferred stock and AirTouch Class E preferred stock in connection with the merger and the internal reorganization, see the section entitled "APPRAISAL RIGHTS" beginning on page
87. Holders of AirTouch Class B and AirTouch Class C preferred stock are not entitled to appraisal rights under Delaware law in connection with the merger or the internal reorganization. However, holders of AirTouch Class B and AirTouch Class C preferred stock who converted their shares into AirTouch common stock prior to the record date for the special meeting are entitled to assert appraisal rights with respect to that AirTouch common stock in connection with the merger.

SOLICITATION OF PROXIES

    AirTouch will bear the costs of the special meeting and of soliciting proxies therefor. Vodafone and AirTouch will share equally the amount of the filing fees and the other expenses incurred in connection with the cost of filing, printing and distributing this proxy statement/prospectus. In addition to solicitation by mail, the directors, officers and employees of AirTouch may also solicit proxies from stockholders by telephone, facsimile, telegram or other electronic means or in person. AirTouch will make arrangements with brokerages and others custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and AirTouch will reimburse those brokerage houses and custodians for their reasonable expenses in doing so. Georgeson & Company Inc. will assist in the solicitation of proxies by AirTouch for a fee not to exceed $100,000 plus reasonable out-of-pocket expenses.

                   THE VODAFONE EXTRAORDINARY GENERAL MEETING

    In connection with the merger, the board of directors of Vodafone has convened an extraordinary general meeting of the shareholders of Vodafone for May 24, 1999.

RESOLUTIONS PROPOSED

    At the meeting, Vodafone will propose the following resolutions:

    - Resolutions 1 and 2--to appoint John Gildersleeve and Penelope Hughes as directors. Mr. Gildersleeve and Mrs. Hughes joined the Vodafone board since the last annual general meeting of Vodafone and they are therefore required to resign and seek re-election to the board in accordance with the requirements of the London Stock Exchange.

    - Resolution 3--to approve the merger and also to provide for the following matters which are required to give effect to the merger or to satisfy conditions to the merger:

       (1) if the redenomination contemplated by Resolution 18 does not take effect, to increase the authorized share capital of Vodafone from L200,000,000 to L408,000,000, by creating an additional 4,160,000,000
           Vodafone AirTouch ordinary shares of nominal value 5p each; and

       (2) to approve the continued operation of the AirTouch employee share plans by Vodafone AirTouch for at least one year after the merger as required by the merger agreement.

    - Resolution 4--if the redenomination contemplated by Resolution 18 does not take effect, to authorize the Vodafone AirTouch board to allot ordinary shares of 5p each with an aggregate nominal value of L153,750,000 to AirTouch shareholders and to allot generally additional relevant securities up to an aggregate nominal value of L99,274,601. Relevant securities, as defined in the U.K. Companies Act, include Vodafone AirTouch ordinary shares or securities convertible into Vodafone AirTouch ordinary shares. The authority granted by this resolution will expire on the earlier of Vodafone AirTouch's next annual general meeting in 2000 and August 24, 2000.

    - Resolution 5--to change the name of Vodafone to "Vodafone AirTouch Public Limited Company."

    - Resolutions 6 through 12--to elect as additional directors of Vodafone AirTouch upon completion of the merger the following persons designated by
      AirTouch: Samuel L. Ginn, Arun Sarin, Mohanbir S. Gyani, Michael J. Boskin, Donald G. Fisher, Paul Hazen and Charles R. Schwab.

    - Resolution 13--to increase the aggregate remuneration authorized to be payable to non-executive directors of Vodafone AirTouch after the merger to an amount not exceeding L1 million per year.

    - Resolution 14--to make changes to Vodafone's articles of association to give effect to terms of the merger agreement, including:

       (1) providing that all special and extraordinary resolutions will be taken on a poll and all ordinary resolutions will be conducted by show of hands (unless a poll is demanded in accordance with the memorandum and articles of association or the U.K. Companies Act);

       (2) permitting multiple proxies to have the right to attend, speak and vote on a poll or a show of hands at Vodafone AirTouch general meetings;

       (3) providing that the chairman of the Vodafone AirTouch board shall not have a casting vote;

       (4) providing for the delivery of notices of meetings of the Vodafone AirTouch board of directors to Vodafone AirTouch directors who are not in the U.K. and permitting delivery of these notices by fax or otherwise; and

       (5) allowing multiple proxies themselves to appoint a substitute.

    - Resolution 15--if the redenomination contemplated by Resolution 18 does not take effect, to give the Vodafone AirTouch board the power to disapply shareholders' preemption rights in respect of issues for cash of ordinary shares with an aggregate nominal value of L15,111,934, being approximately 5% of the expected Vodafone AirTouch issued ordinary share capital upon completion of the merger. This authority will expire on the earlier of the date of Vodafone AirTouch's next annual general meeting in 2000 and August 24, 2000.

    - Resolution 16--to approve the introduction of the new Vodafone AirTouch share schemes.

    - Resolution 17--to approve a change to the existing Vodafone Group long term incentive plan.

    - Resolution 18--

       (1) to authorize transactions required to effect the redenomination of the nominal value of each of the Vodafone ordinary shares from L into $;

       (2) to increase the authorized share capital of Vodafone by

           (a) creating 50,000 "B" 7% cumulative fixed rate shares of L1 each and 8,160,000,000 ordinary shares of U.S.$0.10 each,

           (b) giving the board of directors of Vodafone the authority to allot

               (i) 50,000 "B" 7% cumulative fixed rate shares of L1 each so that, as required by English law, Vodafone will have issued share capital of at least L50,000 following the redenomination of the Vodafone ordinary shares,

               (ii) redenominated shares with an aggregate nominal value of approximately $309,950,798 to the existing Vodafone shareholders and

               (iii) redenominated shares with an aggregate nominal value of approximately $307,500,000 to AirTouch common stockholders as shares to be issued in the merger, and

           (c) providing the Vodafone AirTouch directors with additional authority to allot relevant securities up to an aggregate nominal value of $198,549,202, being approximately 32% of the expected Vodafone AirTouch issued ordinary share capital upon completion of the merger.

           This authority will expire on the earlier of the date of Vodafone AirTouch's next annual general meeting in 2000 and August 24, 2000, except the authority granted in (2)(b)(i) will terminate on March 31, 2000.

    - Resolution 19--to give the Vodafone AirTouch board the power to disapply shareholders' preemption rights in respect of issues for cash of ordinary shares with an aggregate nominal value of $30,223,868, being approximately 5% of the expected Vodafone AirTouch issued ordinary share capital upon completion of the merger. This authority will expire on the earlier of the date of Vodafone AirTouch's next annual general meeting in 2000 and August 24, 2000 and will only take effect if Resolution 18 takes effect.

    - Resolutions 20 and 21--to approve the repurchase by Vodafone AirTouch of up to 5% of its share capital at a price not exceeding 105% of the average middle market closing price of these shares on the five trading days prior to the date of purchase.

    - Resolution 22--to amend the Vodafone articles of association so as to adopt a "plain English" set of articles to be effective from the end of the Vodafone shareholders' meeting.

    - Resolution 23--to adopt a new set of "plain English" articles of association upon completion of the merger so that all changes that are required to give effect to (1) certain terms of the merger, and (2) if the redenomination takes effect, the redenomination, are incorporated and adopted therein.

    At the Vodafone extraordinary general meeting, on a show of hands, every shareholder of Vodafone who is present in person or, if a corporation, present by proxy, shall have one vote and, on a poll, every shareholder of Vodafone who is present in person or by proxy shall have one vote for each Vodafone ordinary share held. Resolutions 4, 5, 14, 15 and 18 through 23 are special resolutions and will require the approval of at least 75% of the votes cast by Vodafone shareholders present in person, or if on a poll, in person or by proxy, at the Vodafone shareholders' meeting. The other resolutions are ordinary resolutions and will require the approval of at least 50% of the votes cast by Vodafone shareholders present in person, or if on a poll, in person or by proxy, at the Vodafone shareholders' meeting. The standard quorum requirement of two members will apply.

RESOLUTIONS REQUIRED FOR THE MERGER

    The Vodafone shareholders must approve Resolution 3 and, unless Resolution 18 is passed, Resolution 4 in order to complete the merger. The election of the additional directors nominated by AirTouch in Resolutions 6 to 12 by the necessary majorities and the approval of Resolutions 5, 13, and 14 are a condition to AirTouch's obligation to consummate the merger, and the merger will not become effective unless these Resolutions are approved by the necessary votes or AirTouch waives the requirement for approval. Approval of the Vodafone shareholders of Resolutions 15 through 23 is not required to complete the merger. Resolutions 5 through 16, 20, 21 and 23 will not become effective unless Resolutions 3 and 4 are passed.

    The merger is not conditional upon Resolution 18 being passed and the redenomination becoming effective. However, as the redenomination is being proposed to facilitate the merger, the Vodafone board will not implement the redenomination unless and until each of the conditions to the merger is likely to be satisfied or waived.

PURPOSE OF RESOLUTIONS 3, 4, 15, 18 AND 19

    - Resolutions 3, 4 and 18 provide for

       - an increase in ordinary share capital and

       - authority for the board to allot shares.

    - Both Resolutions 15 and 19 provide for the disapplication of preemption rights.

    - These are provided for twice in each case, as the authorities must be in either U.S. dollars or pounds sterling depending on whether or not the redenomination has occurred.

    - The increase in authorized share capital and the increase in the board allotment authority will enable the board to allot Vodafone AirTouch ordinary shares pursuant to the merger and maintain a sufficient level of authority to allot additional Vodafone AirTouch ordinary shares up to a nominal amount of L99,274,601 or $198,549,202 until the earlier of the date of Vodafone's next annual general meeting in 2000 and August 24, 2000.

    - Disapplying preemption rights will permit directors to allot up to 302,238,868 Vodafone AirTouch ordinary shares for cash without being required to offer them to existing shareholders.

    - Except pursuant to the merger, the redenomination of the Vodafone ordinary shares, the issue of up to 50,000 "B" 7% cumulative fixed rate shares of L1 each, the issue of shares under Vodafone's scrip dividend scheme and the exercise of options under Vodafone's option schemes, the directors of Vodafone have no present intention to allot Vodafone AirTouch ordinary shares, and after the merger no issue of shares which would result in a change of control will take effect without the consent of Vodafone AirTouch shareholders in a general meeting.

EFFECT OF FAILURE TO APPROVE RESOLUTION 18

    If the Vodafone shareholders fail to approve Resolution 18 and the Vodafone ordinary shares are not redenominated into U.S. dollars, there will be no direct effect on AirTouch stockholders. There will be no material differences between ordinary shares denominated in pounds sterling and ordinary shares denominated in U.S. dollars. However, a stamp duty reserve tax liability of 1.5% of the issue price of the Vodafone AirTouch ordinary shares issued to AirTouch stockholders in the form of Vodafone AirTouch ADSs would arise and be jointly payable by Vodafone and AirTouch when Vodafone AirTouch ADSs are issued. This tax liability is estimated to be approximately L491 million ($792 million), based on a price per share of 1,066p, the closing middle market quotation on the London Stock Exchange on April 20, 1999, the last practicable date prior to the printing of this document and the issue of 3,075,000,000 Vodafone AirTouch ordinary shares to AirTouch common stockholders in connection with the merger.

    This liability should not occur if

    - the Vodafone AirTouch ordinary shares are denominated in U.S. dollars;

    - the directors of Vodafone determine it is appropriate and, accordingly, the Vodafone AirTouch ordinary shares being issued as consideration in the merger are delivered in bearer form to the depositary; and

    - there is no change in applicable law.

                                   THE MERGER

BACKGROUND OF THE MERGER

    Both Vodafone and AirTouch are leading international providers of mobile telecommunications services. Vodafone provides cellular service in the United Kingdom and has interests in wireless companies operating in 12 other countries. AirTouch operates cellular and PCS networks that reach most of the major markets in the United States and has interests in wireless companies operating in 12 other countries. Vodafone and AirTouch have highly complementary operations and together have interests in companies that provide service in 13 European countries, including all major European markets. At the time of the execution of the merger agreement, the companies owned interests in competing ventures only in Germany.

    As is common in the wireless telecommunications industry, AirTouch and, outside the U.K., Vodafone conduct much of their business through partnerships and other joint ventures. Internationally, AirTouch generally operates through joint ventures and other consortia, including in Sweden and Egypt, where Vodafone and AirTouch both have ownership interests in the same ventures. Vodafone and AirTouch are also both limited partners in Globalstar, L.P., a satellite communications venture. In the United States, AirTouch is a partner in a number of partnerships, including with Bell Atlantic in PrimeCo Personal Communications, L.P., a company providing PCS services in more than 30 major cities, and in TOMCOM, L.P., a partnership formed to provide technical, operating and marketing services for the partners' United States wireless properties.

    In light of the complementary nature of AirTouch's and Vodafone's European properties, in late 1996 and on several occasions in 1997, executives of Vodafone and AirTouch explored possible operational synergies. Alternatives discussed included a joint venture, contractual roaming and purchasing arrangements and a merger of the companies. The discussions were conceptual only, and no subsequent steps were taken.

    In September and early October of 1998, Chris Gent, chief executive of Vodafone, Sam Ginn, chairman and chief executive officer of AirTouch, and other executives of the companies met on several occasions. The parties discussed the possible benefits and principal objectives of a potential merger as well as issues regarding the then current valuation of AirTouch and how management of a combined company would be organized. Those discussions, however, were inconclusive on many important issues and did not result in the formation of a combination proposal.

    On October 14, 1998, the AirTouch board held its annual meeting to discuss the company's strategic direction. The AirTouch board analyzed the United States and international wireless environments and AirTouch's position as an independent company as well as the strategic aspects of a potential merger with Vodafone. The AirTouch board also discussed the strategic aspects of the formation of a new wireless company with Bell Atlantic in response to an indication by Bell Atlantic in September 1998 that it might make a proposal of this kind to AirTouch in the near future. The AirTouch board reaffirmed AirTouch's strategy as an independent company but determined that management should be open to discussions with both interested companies to explore further the potential benefits of both transactions.

    On October 21, 1998, Messrs. Gent and Ginn had a telephone conversation to discuss again several of the issues key to a potential merger but were unable to resolve them and agreed to terminate their negotiations. There were no further negotiations between executives or other employees of the two companies until the week of January 4, 1999, although in the interim the two companies' financial advisors had several discussions regarding the financial aspects of a potential merger.

    On November 13, 1998, Bell Atlantic presented its proposal to AirTouch regarding the formation of a new wireless company. The proposal contemplated that both Bell Atlantic and GTE, which companies have entered into a merger agreement, would contribute their wireless assets to AirTouch and receive a controlling interest in the new company. During November and December, senior management of AirTouch and Bell Atlantic engaged in discussions regarding the Bell Atlantic proposal and, in late November, AirTouch and Bell Atlantic also began to explore a possible merger of AirTouch with Bell Atlantic in exchange for Bell Atlantic stock.

    On December 31, 1998, media reports circulated to the effect that Bell Atlantic and AirTouch were in merger discussions. Over the next two days, Mr. Gent and Ken Hydon, financial director of Vodafone, and representatives of Goldman Sachs International discussed the Bell Atlantic proposal described in the media reports and the propriety and timing of informing AirTouch of Vodafone's renewed interest in a transaction with AirTouch. On January 2, 1999, Vodafone sent AirTouch a letter indicating its desire to make a merger proposal but did not set forth the elements of its proposal. On January 3, 1999 the AirTouch board had a special meeting to discuss the status of merger negotiations and AirTouch's options. Although AirTouch has a long-standing policy not to comment on market speculation, in light of Bell Atlantic's stated intention to issue a press release and the extensive and detailed media coverage of the AirTouch and Bell Atlantic discussions, on January 3, 1999 AirTouch and Bell Atlantic issued a joint press release confirming that they were in merger discussions. At or about that time, AirTouch's financial advisors requested that, if Vodafone was interested in making a proposal, it make a specific proposal promptly.

    By letter dated January 4, 1999, Vodafone invited AirTouch to enter into discussions for a merger in which AirTouch stockholders would receive five Vodafone shares, equivalent to 0.5 of an ADS, and $6.00 in cash for each share of AirTouch common stock. Vodafone structured the offer as a share exchange with a cash element in order both to make the offer attractive to AirTouch in light of competing proposals and, at the same time, fair to Vodafone as well as to ensure tax-free treatment (to the extent possible) for AirTouch's U.S. stockholders.

    Vodafone's approach was rumored in the media, and on January 5, 1999, in response to a request from the London Stock Exchange in light of the media rumors, Vodafone issued a press release confirming that it had made a proposal to AirTouch. On that same day, AirTouch issued its own press release stating that it had received a merger proposal from Vodafone. Mr. Hydon, Mohan Gyani, executive vice president and chief financial officer of AirTouch, and the companies' financial advisors met on January 6 and January 7, 1999 to discuss the financial terms of Vodafone's proposal and the potential cost savings and revenue opportunities which might be achieved through a merger.

    On January 7, 1999 and January 10, 1999, the AirTouch board held special meetings to discuss AirTouch's strategic alternatives, the status of negotiations with Bell Atlantic and Vodafone, the potential benefits and disadvantages of each of the proposed transactions and the status of due diligence and related legal and financial issues. At the meetings, the AirTouch board received advice from Morgan Stanley regarding the financial aspects of both proposals and from AirTouch's legal counsel regarding the relevant legal considerations in evaluating AirTouch's options. At the January 7 meeting, the AirTouch board was also briefed about a possible MCI WorldCom proposal as a result of an exploratory call from that company's chairman, Bernard Ebbers, to Mr. Ginn. However, later that week Mr. Ebbers informed Mr. Ginn that MCI WorldCom would not be making an acquisition proposal.

    Following the January 10, 1999 meeting of the AirTouch board, Vodafone and AirTouch, advised by their respective financial advisors and lawyers, negotiated the terms and conditions of the merger agreement. At the same time, AirTouch continued its merger negotiations with Bell Atlantic. AirTouch informed both Bell Atlantic and Vodafone that it intended to present both companies' final proposals and the final forms of the respective merger agreements to the AirTouch board at a special meeting on January 15.

    The financial terms of the merger being proposed by Bell Atlantic varied during the period of negotiations between Bell Atlantic and AirTouch, although each proposal after late November 1998 involved the exchange of Bell Atlantic common stock for AirTouch common stock. During the week of January 10, Bell Atlantic's proposal involved an exchange of each share of AirTouch common stock for 1.54 shares of Bell Atlantic common stock, subject to an upward adjustment in the exchange ratio commencing in nine months to reflect dividend payments on Bell Atlantic common stock, and was conditioned on the transaction being accounted for as a pooling of interests under U.S. GAAP. Bell Atlantic's proposal also involved a "collar" pursuant to which the exchange ratio would be adjusted to produce a price of $80.08 if the price of Bell Atlantic common stock ranged from $48 to $52. If the average closing price of Bell Atlantic common stock was below $48 during the specified period, the exchange ratio would be 1.6683; if the price was above $52, the exchange ratio would be 1.54. The closing price per share of Bell Atlantic's common stock on the NYSE ranged from $53 1/8 to $54 15/16 during the week of January 11.

    On January 14, 1999, the Vodafone board met and considered, together with its financial advisors, the progress of the negotiations with AirTouch of the merger agreement and the results of Vodafone's due diligence with respect to AirTouch. The Vodafone board confirmed its view of the strategic importance to Vodafone's future of the proposed merger with AirTouch. The Vodafone board also discussed the possibility of increasing the cash component and therefore the value of its then current offer to AirTouch following indications received by the executive management of Vodafone from AirTouch that an increase in the cash consideration would substantially improve the competitiveness of Vodafone's offer as compared to Bell Atlantic's offer. The Vodafone board then considered an increase in the terms of Vodafone's offer from five Vodafone shares and $6.00 in cash for each share of common stock of AirTouch to five Vodafone shares and $9.00 in cash. At the meeting, Goldman Sachs International rendered its oral opinion to the Vodafone board, subsequently confirmed in writing, that the increased merger consideration contemplated was fair from a financial point of view to Vodafone. The Vodafone board then unanimously approved the merger agreement and the offer of five Vodafone shares and up to $9.00 in cash for each share of common stock of AirTouch in the hope of securing a successful transaction with AirTouch.

    On January 15, 1999, immediately prior to the AirTouch board meeting, Vodafone increased its offer to five shares of Vodafone and $9.00 in cash for each share of AirTouch common stock. Senior management of Bell Atlantic indicated that it was prepared to raise its offer, but did not specify by what amount and further indicated both that the exchange ratio would not reach 1.60 Bell Atlantic shares for each AirTouch share and also that no "collar" would be provided to the stockholders of AirTouch.

    At the AirTouch board meeting, AirTouch's executive management reviewed the principal terms of the two offers and the results of AirTouch's due diligence of the two companies. Morgan Stanley then presented its financial analysis of each proposed transaction and AirTouch's legal counsel reviewed the two proposed merger agreements as well as the standards of Delaware law applicable to the board's decision. The AirTouch board, executive management, legal counsel and Morgan Stanley engaged in a discussion of the two proposals. Morgan Stanley delivered its oral opinion, which was later confirmed in a written opinion dated as of January 15, 1999, that, as of that date and based upon and subject to the matters stated in its opinion, the merger consideration offered by Vodafone was fair from a financial point of view to the holders of AirTouch common stock. See "--Opinions of Financial Advisors--Opinion of AirTouch's Financial Advisor" for a description of the Morgan Stanley opinion. The AirTouch board concluded that the Vodafone proposal was superior to the Bell Atlantic proposal and in the best interests of AirTouch and its stockholders for the reasons set forth below under "--Recommendation of the AirTouch Board; Additional Considerations of the AirTouch Board." The AirTouch board voted unanimously to approve and declare advisable the merger, the merger agreement and each of the transactions contemplated thereby, and to recommend that the AirTouch stockholders approve and adopt the merger agreement and the agreement providing for the internal reorganization.

    After the January 15 meeting of the AirTouch board, the parties executed the merger agreement. On January 15, 1999, Vodafone and AirTouch issued a joint press release announcing the execution of the merger agreement.

REASONS FOR THE MERGER

    Vodafone and AirTouch believe that the merger of two of the world's leading mobile telecommunications companies will create a more competitive, global wireless telecommunications company than either Vodafone or AirTouch would be on its own and will generate significant opportunities to deliver greater value to shareholders.

    - SHARED STRATEGIC VISION. The global market for mobile telecommunications is undergoing rapid growth as consumers have endorsed the benefits of mobile telephony, enhanced by increasingly lightweight, secure and attractive equipment. Both Vodafone and AirTouch believe that mobile telecommunications will continue to be one of the fastest growing segments of the telecommunications industry as, over time, mobile voice telephony will replace large amounts of telecommunications traffic currently carried by fixed line networks and will serve as a major platform for voice and data communications. The companies expect that the combined entity will be in a better position to take advantage of the opportunities presented by the rapidly growing mobile telecommunications industry and data services market. Vodafone and AirTouch believe that mobile penetration rates in most developed countries will reach 50% by the year 2003 and will reach 55% in the United States and 65% in most developed European countries by 2005.

    - SCALE, OPERATIONAL STRENGTH AND COMPLEMENTARY ASSETS.

    - The combination of Vodafone and AirTouch will create the world's largest mobile telecommunications company, with a significant presence in the United Kingdom, the United States, continental Europe and the Asia Pacific region.

    - The scale and scope of the operations in which the merged enterprise will have an interest are expected to place it in an advantageous position to capitalize on the anticipated growth of the industry, to provide greater global telecommunications coverage and to become the "operator of choice" for international companies, business travelers and travel-minded consumers.

    - Because of the complementary nature of Vodafone's and AirTouch's assets, the merged entity will have interests in operations in all of Europe's major markets, making it a more attractive partner for other international fixed and mobile telecommunications providers as well as a more desirable customer for hardware and software suppliers.

    - The combined group's operational strength and scale are expected to enhance its ability to develop existing networks, to be at the forefront of the provision of technologically advanced products and services, particularly the development of third generation mobile telephony, and to make strategic acquisitions.

    - SYNERGIES. Vodafone and AirTouch believe that substantial cost savings are likely to accrue as a result of the combination of the two companies. The companies estimate that the merger will result in after-tax net cash flow savings of approximately $340 million per year by the year ending March 31, 2002. The net present value of these estimated savings is approximately $3.6 billion, based on a 9% discount rate. The cost savings are expected to arise from global purchasing and operating efficiencies, including volume discounts on worldwide purchases of cellular handsets, infrastructure and other assets, lower leased line costs, a more efficient contiguous European voice and data network and savings in the development and purchase of third generation mobile handsets, infrastructure and software. In addition, Vodafone and AirTouch believe that the combined entity will be able to achieve certain revenue enhancements through more extensive international coverage and through the bundling of services for corporate customers that operate on a multinational basis, business travelers and travel-minded consumers.

RECOMMENDATION OF THE AIRTOUCH BOARD; ADDITIONAL CONSIDERATIONS OF THE AIRTOUCH
  BOARD

    At its meeting on January 15, 1999, the board of directors of AirTouch, by unanimous vote, determined that the merger was in the best interests of AirTouch and AirTouch stockholders, approved and declared advisable the merger and related transactions and recommended that the stockholders of AirTouch approve and adopt the merger agreement and the agreement governing the internal reorganization.

    In the course of reaching its determinations, the AirTouch board consulted with AirTouch's management, as well as its financial and legal advisors. The AirTouch board considered the following factors:

    - The reasons described under "--Reasons for the Merger;"

    - The oral opinion, later confirmed in writing, delivered by Morgan Stanley that, as of the date of the opinion, the consideration offered by Vodafone in the merger was fair to the AirTouch stockholders from a financial point of view;

    - The board's determination that the consideration offered by Vodafone was superior to the consideration that AirTouch stockholders would receive under the Bell Atlantic proposal, based on the analyses and presentations prepared by Morgan Stanley, including analyses of the then current market price, historical trading prices, market prices on a fully distributed basis, i.e., the anticipated trading prices of Vodafone and Bell Atlantic securities upon completion of the merger and after the initial post-merger period of redistribution of these securities in the market, and prospects of each of AirTouch, Vodafone and Bell Atlantic. In reaching this determination, the board considered in particular:

        -- that the Bell Atlantic proposal had a current market value of approximately $83 per share of AirTouch common stock, based on the $53.8125 closing price of Bell Atlantic common stock on January 14, 1999, and contained a collar that would maintain a current market value of $80.08 per share if the price of Bell Atlantic common stock during a specified period prior to closing was between $52 and $48;

        -- that the Vodafone proposal had a current market value of $97 per share of AirTouch common stock based on the closing price of Vodafone ordinary shares on January 15, 1999 of L10.685 ($17.65);

        -- that following the merger, the market value of the Vodafone ADSs to be received by AirTouch stockholders under the Vodafone proposal might decrease; however, so long as Vodafone ADSs trade above $148, the market value of the Vodafone proposal would exceed the market value of Bell Atlantic proposal assuming the price of Bell Atlantic common stock remained constant; and

        -- that following a merger with Bell Atlantic, the market value of the Bell Atlantic common stock to be received under the Bell Atlantic proposal might decrease, particularly in light of the advice provided to the board by AirTouch's management and financial advisor that the proposed Bell Atlantic transaction would be dilutive by more than 10% to Bell Atlantic's earnings per share through 2002;

    - The expectation that the AirTouch stockholders will hold slightly less than 50% of the total issued share capital of the combined company;

    - The fact that, in light of the substantial holdings of the AirTouch stockholders in the share capital of the combined company, half of the board of directors of the combined company will include designees from the AirTouch board and that key members of senior management of AirTouch were expected to play a significant role in the management of the combined company;

    - The board's determination that the Vodafone transaction would involve less regulatory uncertainty, would otherwise be likely to close more quickly and would provide greater operational flexibility to AirTouch pending closing than would the Bell Atlantic proposal;

    - The fact that the merger can be consummated, except with respect to cash received, as a tax-free reorganization under the U.S. tax code and, unlike the Bell Atlantic proposal, is not conditioned on obtaining any specific accounting treatment, such as pooling of interests accounting under U.S. GAAP or merger accounting under U.K. GAAP;

    - The board's view that it was unlikely that AirTouch would receive any other proposals given that, in addition to the Vodafone proposal and the Bell Atlantic proposal, MCI WorldCom made and later withdrew a preliminary indication of interest in making a proposal to AirTouch, that these developments were reported publicly, and that AirTouch had not received any other proposal or indication of interest; and

    - That the merger agreement grants AirTouch the right, with respect to any proposal subsequently made to AirTouch that the AirTouch board determines in good faith to be superior to the merger, to provide information, engage in negotiations and change its recommendation to stockholders.

    The AirTouch board also considered the following potentially negative factors:

    - The board's determination that a combination with Vodafone, unlike a combination with Bell Atlantic, would not address the major U.S. strategic issue facing AirTouch of creating a national footprint in the U.S., although the board determined that the combined company should be able to achieve a U.S. national footprint or its equivalent through other means;

    - The board's consideration that Bell Atlantic is a larger, more diversified company than Vodafone, that Vodafone shares are selling at a higher price to earnings ratio than the shares of companies in its peer group in the U.S. and that the Vodafone share price has been more volatile than the Bell Atlantic share price, resulting in the board's view that a combination with Vodafone may be subject to greater market price risk than would a combination with Bell Atlantic;

    - An analysis prepared by Morgan Stanley which reflected that, on a relative contribution basis, AirTouch's contribution to various earnings measurements ranged from 57.8% to 68.4%, compared to the pro forma ownership of Vodafone AirTouch by AirTouch stockholders implied by the effective exchange ratio of 53%;

    - The board's consideration that AirTouch might have had to repurchase AirTouch shares to facilitate the tax planning for the merger;

    - The board's consideration that Vodafone, and possibly AirTouch, will incur significant additional indebtedness to finance the cash portion of the merger consideration;

    - The board's consideration that Vodafone's and AirTouch's non-controlling positions in certain key markets may limit the combined company's ability to achieve all of the potential synergies;

    - The board's consideration that the combined company would not be incorporated in the United States;

    - The board's consideration that the principal trading market for Vodafone ordinary shares is, and will continue to be after the merger, the London Stock Exchange, although the board also noted that the Vodafone AirTouch ADSs will be listed on the NYSE and will provide a more accessible trading vehicle than Vodafone AirTouch ordinary shares for U.S. shareholders; and

    - The board's recognition that the termination payment provisions of the merger agreement could discourage alternative proposals being made to AirTouch thereafter, although the board determined that it was unlikely that AirTouch would receive alternative proposals in any event, and that these provisions are customary for transactions of this type, provide for amounts within the range that is customary for transactions of this size, and were necessary to induce Vodafone to enter into the merger agreement.

    The discussion above of the factors considered by the board of directors of AirTouch is not intended to be exhaustive but includes the material factors considered by the AirTouch board. In view of the wide variety of factors considered by the AirTouch board in connection with its evaluation of the merger and the complexity of these matters, the AirTouch board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The AirTouch board conducted a discussion of the factors described above, including asking questions of AirTouch's management and AirTouch's legal and financial advisors, and reached unanimous consensus that the merger was in the best interests of AirTouch and the AirTouch stockholders. In considering the factors described above, individual members of the AirTouch board may have given different weight to different factors. The AirTouch board relied on the experience and expertise of its financial advisor for quantitative analysis of the financial terms of the merger. See "--Opinions of Financial Advisors--Opinion of AirTouch's Financial Advisor."

    THE BOARD OF DIRECTORS OF AIRTOUCH HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY AND DECLARED THEIR ADVISABILITY. ACCORDINGLY, THE AIRTOUCH BOARD RECOMMENDS THAT AIRTOUCH STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND "FOR" APPROVAL AND ADOPTION OF THE AGREEMENT PROVIDING FOR THE INTERNAL REORGANIZATION.

ADDITIONAL CONSIDERATIONS OF THE VODAFONE BOARD

    At its meeting on January 14, 1999, the board of directors of Vodafone unanimously approved the offer of five Vodafone shares and up to $9.00 in cash for each common share of AirTouch and the merger agreement and the transactions contemplated thereby.

    In the course of reaching its conclusions on the merger, the Vodafone board consulted with Vodafone's management as well as its financial, legal and accounting advisors and considered the following factors:

    - The reasons described under "--Reasons for the Merger;"

    - The oral opinion, later confirmed in writing, delivered by Goldman Sachs International, that, as of the date of the opinion, the consideration to be paid by Vodafone to AirTouch stockholders is fair to Vodafone from a financial point of view;

    - The fact that the chief executive and the financial director of Vodafone were expected to be the chief executive and the financial director, respectively, of the combined company and that other executive directors on the Vodafone board were expected to serve as chief executive officers of significant regions of the combined company's operations;

    - The fact that the current chairman and chief executive officer of AirTouch, Sam Ginn, was expected to be the non-executive chairman of the combined company, the current president and chief operating officer of AirTouch, Arun Sarin, was expected to be the regional chief executive officer for the combined company's U.S./Asia Pacific region and the current executive vice president and chief financial officer of AirTouch, Mohan Gyani, was expected to be the head of corporate strategy for the combined company;

    - The board's view that Vodafone should be the acquiror in any merger transaction and that Vodafone should retain its listing on the London Stock Exchange;

    - The expectation that Vodafone shareholders will hold over 50% of the total issued share capital of the combined company; and

    - The board's view that the merger represents the best opportunity to implement Vodafone's strategy of concentrating on the provision of mobile telecommunications services worldwide, increasing shareholdings in associated companies, bidding for new licenses and making acquisitions, and that its ability to implement its strategy will be further enhanced through a combination with AirTouch.

    The Vodafone board also considered the following potentially negative factors:

    - The board's concern that AirTouch does not have a national U.S. footprint, the slower rate of growth in customer numbers in the U.S. and the absence of billing on a "calling party pays" basis in the U.S. may provide difficulties in Vodafone's ability to realize the full potential of entering the U.S. market;

    - The potential problems inherent in effecting a transnational combination of two organizations, each successful in its own right, and integrating their operations which may divert attention from the ongoing business of the combined company;

    - The board's view that it was uncertain that senior members of AirTouch management, who in the board's view were primarily responsible for the success of AirTouch to date, would remain with the combined company after the merger;

    - The overlap of assets in Germany and the fact that it may not be possible to maintain both Vodafone's and AirTouch's interests in German ventures after the merger;

    - The increased borrowings required to finance the merger and to fund the combined company after the merger would adversely affect the company's credit rating, thereby increasing the cost of borrowing to Vodafone AirTouch; and

    - The fact that under U.K. GAAP Vodafone will have to account for the merger as an acquisition rather than as a merger, which, as a consequence, will result in a goodwill amortization charge of approximately $3.4 billion per year for a number of years after the merger, thereby reducing the reported consolidated profit of Vodafone AirTouch.

    The foregoing discussion of the factors considered by the board of directors of Vodafone is not intended to be exhaustive but includes the material factors considered by the Vodafone board. In view of the wide variety of factors considered by the Vodafone board in connection with its evaluation of the merger and the complexity of these matters, the Vodafone board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Vodafone board conducted a discussion of the factors described above, including asking questions of Vodafone's management and Vodafone's legal, financial and accounting advisors, and the Vodafone board reached unanimous consensus that the merger was in the best interests of Vodafone and the Vodafone shareholders. The Vodafone board relied on, among other things, the experience and expertise of its financial advisor for certain quantitative analysis of the financial terms of the merger. In considering the factors described above, individual members of the Vodafone board may have given different weight to different factors. See "--Opinions of Financial Advisors--Opinion of Vodafone's Financial Advisor."

OPINIONS OF FINANCIAL ADVISORS

OPINION OF AIRTOUCH'S FINANCIAL ADVISOR

    Under a letter agreement dated as of January 3, 1999, AirTouch engaged Morgan Stanley to provide financial advisory services. The AirTouch board selected Morgan Stanley to act as its financial advisor for the merger based on Morgan Stanley's qualifications, expertise and reputation, as well as its knowledge of the business and affairs of AirTouch. On January 15, 1999, Morgan Stanley delivered its oral opinion to the AirTouch board that, as of that date, the consideration to be received in the merger by AirTouch stockholders was fair from a financial point of view to AirTouch stockholders. Morgan Stanley later confirmed its oral opinion by delivery of its written opinion dated January 15, 1999, which stated the considerations and assumptions upon which Morgan Stanley's opinion was based.

    THE FULL TEXT OF THE OPINION DATED JANUARY 15, 1999, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/ PROSPECTUS. MORGAN STANLEY'S WRITTEN OPINION IS DIRECTED TO THE AIRTOUCH BOARD AND ONLY ADDRESSES THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION. MORGAN STANLEY'S WRITTEN OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY AIRTOUCH STOCKHOLDER AS TO HOW TO VOTE AT THE AIRTOUCH SPECIAL MEETING. THE FOLLOWING IS ONLY A SUMMARY OF THE MORGAN STANLEY OPINION. AIRTOUCH STOCKHOLDERS ARE URGED TO READ THE ENTIRE OPINION.

    In arriving at Morgan Stanley's opinion, Morgan Stanley, among other things:

    - reviewed publicly available financial statements and other information of AirTouch and Vodafone;

    - reviewed and discussed internal financial statements and financial and operating data concerning AirTouch and Vodafone prepared by the respective managements of both companies;

    - analyzed financial projections for AirTouch and Vodafone contained in securities analysts' research reports that the respective managements of both companies recommended for review;

    - discussed the past and current operations and financial conditions and the prospects of AirTouch and Vodafone, including information relating to strategic, financial and operational benefits anticipated from the merger, with the respective managements of both companies;

    - analyzed the estimated pro forma impact of the merger on Vodafone's earnings per share, cash flow, consolidated capitalization and financial ratios;

    - reviewed the reported prices and trading activity for AirTouch common stock and Vodafone ordinary shares and Vodafone ADSs;

    - reviewed and discussed with senior executives of each of AirTouch and Vodafone the strategic rationale for, and regulatory issues associated with, the merger;

    - compared the financial performance of AirTouch and Vodafone and the prices and trading activity of AirTouch common stock and Vodafone ordinary shares and Vodafone ADSs with that of other publicly traded companies and their securities;

    - reviewed the financial terms, to the extent publicly available, of comparable transactions;

    - participated in discussions and negotiations among representatives of AirTouch and Vodafone and their respective financial, legal and accounting advisors;

    - reviewed the merger agreement and related documents; and

    - performed analyses and considered factors that Morgan Stanley deemed appropriate.

    Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of all of the information reviewed by it. In relying on the internal financial statements and financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that the internal financial statements and financial and operating data of Vodafone and AirTouch were reasonably prepared based on the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of AirTouch and Vodafone. In relying on the financial projections for Vodafone included in the securities analysts' research reports reviewed by Morgan Stanley, Morgan Stanley assumed that the recommendation of these reports to it by management of Vodafone indicated their belief that these reports were reasonably prepared on the bases included in the prior sentence.

    Morgan Stanley relied on the financial projections for AirTouch included in the research reports reviewed by Morgan Stanley based on its own independent evaluation of these reports and indications by management of AirTouch that the analyses contained in these reports were reasonably comprehensive and detailed and were based on assumptions about the trends influencing AirTouch's financial results that were generally consistent with those of AirTouch's management.

    Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of AirTouch or Vodafone, nor did anyone furnish Morgan Stanley with any such appraisals. Morgan Stanley's opinion was necessarily based on economic, market and other conditions in effect on the date of the opinion as well as the information made available to it at that time.

    Morgan Stanley also assumed, with AirTouch's consent, that the merger would be completed according to the terms of the merger agreement, without waiver of any condition contained in that agreement, and the merger will be treated as a tax-free reorganization and/or exchange, each under the U.S. tax code. In addition, Morgan Stanley assumed that obtaining all necessary regulatory approvals for the merger will not adversely affect AirTouch, Vodafone or the contemplated benefits expected to be derived in the merger.

    Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party regarding the acquisition of AirTouch or any of its assets, although Morgan Stanley participated in discussions with Vodafone and Bell Atlantic.

    The following is a brief summary of the material financial analyses performed by Morgan Stanley in preparing its opinion. Morgan Stanley used financial estimates for AirTouch and Vodafone that were based on estimates published by securities research analysts in the investment community in performing some of its analyses.

    HISTORICAL PUBLIC MARKET TRADING VALUE. Morgan Stanley reviewed the recent stock price performance of AirTouch based on an analysis of the historical closing prices and trading volumes from

January 13, 1998, through January 13, 1999. The following table lists the low, average and high daily closing prices of shares of AirTouch common stock for the periods indicated.

                                                                     HISTORICAL AIRTOUCH COMMON
                                                                            STOCK PRICES
                                                                   -------------------------------
                                                                      LOW      AVERAGE     HIGH
                                                                   ---------  ---------  ---------
One Year.........................................................  $   42.38  $   54.06  $   82.00
Six Months ended January 13, 1999................................      44.50      58.73      82.00
Three Months ended January 13, 1999..............................      50.31      60.34      82.00
One Month ended January 13, 1999.................................      58.81      70.38      82.00
Ten Days ended January 13, 1999..................................      68.25      76.30      82.00

    COMPARATIVE STOCK PRICE PERFORMANCE. As part of its analysis, Morgan Stanley reviewed the recent stock price performance of AirTouch and Vodafone and compared this performance with that of a group of the following five domestic cellular companies and five international cellular companies:

           DOMESTIC CELLULAR COMPANIES                       INTERNATIONAL CELLULAR COMPANIES
--------------------------------------------------  --------------------------------------------------

360 DEG. Communications Company                     Europolitan Holdings
Centennial Cellular Corp.                           NetCom Systems AB
PriCellular Corporation                             Orange plc
United States Cellular Corporation                  Telecel Comunicacoes Pessoais S.A.
Vanguard Cellular Systems, Inc.                     Telecom Italia Mobile Spa

    Morgan Stanley observed that over the period from January 13, 1998, to January 13, 1999, the closing market prices appreciated as set forth below:

                                                                                % APPRECIATION
                                                                                ---------------
AirTouch......................................................................          78.1%
Vodafone ADSs.................................................................         145.7%
Five Domestic Cellular Companies (equal-weighted index).......................         110.7%
Five International Cellular Companies (equal-weighted index)..................         148.8%

    Morgan Stanley also compared the closing market price of AirTouch common stock on January 13, 1998 and January 13, 1999 to the average of the closing market prices of AirTouch common stock between December 1, 1998, and December 11, 1998, which Morgan Stanley concluded was a period during which speculation regarding a potential business combination involving AirTouch did not materially affect the market price of AirTouch common stock. The following table reflects the results of this exercise and indicates that between the first half of the month of December 1998 and January 13, 1999, the closing market price of AirTouch common stock appreciated 32.9%.

   CLOSING MARKET PRICE TO AVERAGE MARKET PRICE
                    COMPARISON
---------------------------------------------------
                     JANUARY 13,      JANUARY 13,
  DECEMBER 1 TO     1998 CLOSING     1999 CLOSING
DECEMBER 11, 1998    PRICE (AS A      PRICE (AS A
   AVERAGE OF       PERCENTAGE OF    PERCENTAGE OF
     CLOSING        DECEMBER 1 TO    DECEMBER 1 TO
     PRICES          11 AVERAGE)      11 AVERAGE)
-----------------  ---------------  ---------------

    $   58.13             74.6%           132.9%

    SECURITIES RESEARCH ANALYSTS' FUTURE PRICE TARGETS. Morgan Stanley reviewed and analyzed future public market trading price targets for AirTouch common stock and Vodafone ordinary shares prepared and published by securities research analysts during the period from October 7, 1998 to January 5, 1999, for AirTouch, and from August 10, 1998 to December 9, 1998, for Vodafone. These targets reflected each analyst's estimate of the future public market trading price of AirTouch common stock and Vodafone ordinary shares at the end of the particular time period considered for each estimate. The future private market value targets for AirTouch common stock were reviewed by Morgan Stanley to assess the range of values that the community of securities research analysts covering AirTouch expected in a change of control transaction. Using a discount rate of 12.6% for AirTouch and 11.7% for Vodafone, Morgan Stanley discounted these estimates to January 13, 1999, to arrive at a range of present values of these targets as set forth below:

                                                                                PRESENT VALUE RANGE
                                                                                --------------------
                                                                                   LOW       HIGH
                                                                                ---------  ---------

AirTouch Public Market Trading Price..........................................  $      53  $      78
AirTouch Private Market Value Target..........................................  $      62  $      83
Vodafone Public Market Trading Price (ADSs)...................................  $     137  $     169

    Morgan Stanley noted that the public market trading price and private market value targets published by the securities research analysts do not reflect current market trading prices and private market value targets for AirTouch common stock or Vodafone ordinary shares or Vodafone ADSs and that these estimates are subject to uncertainties, including the future financial performance of AirTouch and Vodafone and future financial market conditions.

    PEER GROUP COMPARISON. Morgan Stanley compared financial information of AirTouch and Vodafone with corresponding financial information for the five domestic cellular companies and the five international cellular companies.

    Morgan Stanley analyzed, among other things, the current aggregate value, i.e., equity value adjusted for capital structure, of each company expressed as a multiple of earnings before interest, taxes, and depreciation and amortization expense adjusted to reflect the relative weight of AirTouch's ownership interests in its domestic and international cellular systems, and the ratio of the multiple of current aggregate value to estimated EBITDA in the calendar year 1999 to the estimated, long-term EBITDA growth rate. As of January 13, 1999, and based on estimates of EBITDA and long-term EBITDA growth rates taken from selected securities research analysts, the statistics derived from this analysis are set forth below:

                                                                          DOMESTIC CELLULAR COMPANIES      INTERNATIONAL CELLULAR
                                                                                                                 COMPANIES
                                                                      -----------------------------------  ----------------------
                                             AIRTOUCH     VODAFONE      MEDIAN        HIGH         LOW       MEDIAN       HIGH
                                            -----------  -----------  -----------     -----     ---------  -----------  ---------

1999 EBITDA Multiple......................       13.6x        22.3x         7.6x         8.8x        7.5x       17.8x       37.1x
EBITDA Multiple/Growth....................        1.0x         1.3x       --           --          --            1.4x        1.8x


                                               LOW
                                            ---------
1999 EBITDA Multiple......................      12.9x
EBITDA Multiple/Growth....................       0.9x

    As stated above, the closing market price of AirTouch common stock on January 13, 1999, was 32.9% higher than the average daily closing price between December 1 and December 11, 1998. As a result, Morgan Stanley calculated the financial multiples and ratios for AirTouch based on this average price which indicated that, based on this price, AirTouch common stock traded at a multiple of 10.2x estimated EBITDA for the calendar year 1999, representing a multiple of 0.8x its estimated, long-term EBITDA growth rate.

    No company used in the peer group comparison is identical to AirTouch or Vodafone. In evaluating the peer group companies, Morgan Stanley made judgments and assumptions with regard to industry performance, business, economic, market and financial conditions and other matters, many of which are beyond the control of AirTouch and Vodafone, e.g., the impact of competition on AirTouch or Vodafone and the industry, industry growth and the absence of any material adverse change in the financial condition and prospects of AirTouch or Vodafone or the industry or in the financial markets.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. As part of its analysis, Morgan Stanley reviewed the following twelve transactions involving domestic cellular companies since 1996:

    - April 1996--360 DEG. Communications Company/Independent Cellular Network Partners

    - April 1996--AirTouch Communications, Inc./Cellular Communications, Inc.

    - May 1997--The Blackstone Group L.P./CommNet Cellular Inc.

    - May 1997--Price Communications Corporation/Palmer Wireless, Inc.

    - January 1998--AirTouch Communications, Inc./U S WEST NewVector

    - February 1998--Rural Cellular Corporation/Atlantic Cellular Company, L.P.

    - March 1998--American Cellular Corp./PriCellular Corporation

    - March 1998--ALLTEL Corporation/360 DEG. Communications Company

    - July 1998--Welsh, Carson, Anderson & Stowe/Centennial Cellular Corp.

    - July 1998--Dobson Communications Corporation/Sygnet Wireless, Inc.

    - October 1998--AT&T Corp./Vanguard Cellular Systems Inc.

    - October 1998--AT&T Wireless Services Inc./BellSouth Cellular Corp.

    For each of these, Morgan Stanley reviewed the prices paid and calculated the multiples of one year forward EBITDA. This analysis indicated multiples ranging from 9.1x to 10.9x one year forward EBITDA for these transactions, with a median multiple of 10.1x. Morgan Stanley determined that, because there were no relevant publicly disclosed transactions involving international cellular companies or assets which were directly comparable to AirTouch's international cellular business, this type of analysis did not constitute an appropriate valuation methodology for AirTouch's international cellular business.

    No transaction used in the analysis of selected precedent transactions is identical to the merger. In evaluating these transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, business, economic, market and financial conditions and other matters, many of which are beyond the control of AirTouch and Vodafone, e.g., the impact of competition on AirTouch or Vodafone and the industry, industry growth and the absence of any material adverse change in the financial condition and prospects of AirTouch or Vodafone or the industry or in the financial markets.

    DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed discounted cash flow analyses of AirTouch's domestic and international cellular businesses. A discounted cash flow analysis involves an analysis of the present value of projected cash flows and a terminal value using discount rates and terminal year EBITDA multiples as indicated below. Morgan Stanley analyzed AirTouch's domestic cellular business using a forecast for the period beginning January 1, 1999, and ending December 31, 2002, based on estimates published by securities research analysts. Morgan Stanley estimated AirTouch's domestic cellular discounted cash flow value by using discount rates ranging from 10% to 11% and terminal multiples of estimated 2002 EBITDA ranging from 9.5x to 10.5x. This analysis yielded a range of values for AirTouch's domestic cellular business of approximately $17 billion to $19 billion. Morgan Stanley analyzed AirTouch's international cellular business using a forecast for the period beginning January 1, 1999, and ending December 31, 2005, based on estimates published by securities research analysts. Morgan Stanley estimated AirTouch's international cellular discounted cash flow value by using discount rates ranging from 10% to 11% and terminal multiples of estimated 2005 EBITDA ranging from 11.0x to 13.0x. This analysis yielded a range of values for AirTouch's international cellular business of approximately $25 billion to $29 billion. The discounted cash flow values of AirTouch's domestic and international cellular businesses implied a range of values for AirTouch common stock of $65 to $75 per share. In addition, Morgan Stanley performed sensitivity analyses on assumptions underlying the international cellular forecast. Specifically, Morgan Stanley varied the assumptions regarding monthly churn rate, average revenue per user decline and acquisition costs per gross addition over the projection period. These changes yielded additional value for AirTouch's international cellular business of $5 billion to $6 billion using discount rates ranging from 10% to 11% and terminal multiples of estimated 2005 EBITDA ranging from 11.0x to 13.0x. This sensitivity case implied a range of values for the AirTouch common stock of $73 to $84 per share.

    Morgan Stanley calculated the range of implied 2002 terminal EBITDA multiples by employing a discounted cash flow analysis that included a forecast based on estimates published by securities analysts and by assuming a range of Vodafone ADS prices of $130 to $200. Morgan Stanley then compared these multiples to the growth in EBITDA between 2002 and 2003. These calculations implied that in order to arrive at Vodafone ADS prices of $130 and $200, the 2002 terminal multiple would need to be equal to the 2002 to 2003 growth in EBITDA and be at a 57% premium to the 2002 to 2003 EBITDA growth rate, respectively. Morgan Stanley observed that the relationship of terminal EBITDA multiple to growth in EBITDA, I.E., 100% to 157%, suggested by the discounted cash flow analysis of Vodafone was consistent with similar statistics analyzed in the peer group comparison of the international cellular companies.

    RELATIVE CONTRIBUTION ANALYSIS. Morgan Stanley compared the pro forma contribution of each of AirTouch and Vodafone, based on historical information and securities research analyst estimates, to the resultant combined company assuming completion of the merger. The results of this analysis are set forth below:

                                                                          AIRTOUCH CONTRIBUTION
                                                                          ---------------------
1999 EBITDA.............................................................            60.1%
2000 EBITDA.............................................................            58.4%
2001 EBITDA.............................................................            57.7%
2002 EBITDA.............................................................            57.5%
September 30, 1998 Cellular Subscribers.................................            57.9%
September 30, 1998 Cellular Population Coverage.........................            56.6%

    Morgan Stanley then adjusted these statistics to reflect each company's respective capital structure and then compared them to the pro forma ownership by AirTouch stockholders, on a diluted basis, of the common stock of the combined company, implied by the merger consideration, of approximately 50%. Morgan Stanley also compared these adjusted statistics to the pro forma ownership by AirTouch stockholders, on a diluted basis, of the common stock of the combined company, implied by the effective exchange ratio suggested by the merger consideration, i.e., the exchange ratio plus the fraction that results from the division of the amount of the cash consideration by the Vodafone ADS price of $170.50 as of January 13, 1999, of approximately 53.0%.

    EXCHANGE RATIO ANALYSIS. Morgan Stanley compared the effective exchange ratio to the ratio of the closing market prices of AirTouch common stock and Vodafone ADSs on January 13, 1999. Morgan Stanley also compared this ratio to selected average historical ratios of the closing market prices of AirTouch common stock to Vodafone ADSs over various periods ending December 11, 1998, which date Morgan Stanley concluded was appropriate for this analysis. Morgan Stanley then calculated the premiums represented by the effective exchange ratio over these ratios. The results of this analysis are set forth below:

                                                                                MARKET PRICE
                                                                                    RATIO      % PREMIUM/(DISCOUNT)
                                                                                -------------  ---------------------
January 13, 1999..............................................................        0.453              22.0%
One-Month Average.............................................................        0.388              42.3%
Six-Month Average.............................................................        0.432              27.8%
One-Year Average..............................................................        0.468              18.1%
Three-Year Average............................................................        0.618             (10.5%)
Average Since AirTouch Initial Public Offering................................        0.708             (21.9%)

    ANALYSIS OF PREMIUMS PAID IN SELECTED PRECEDENT LARGE TRANSACTIONS. Morgan Stanley reviewed nine selected acquisition transactions with values of $20 billion or greater, and analyzed the premiums paid over prevailing market prices and exchange ratios in these transactions. Set forth below is a comparison of the high, low and median premiums at 30 days prior to announcement of the subject transaction and at one day prior to announcement.

                                                                              % PREMIUM
                                                                   -------------------------------
                                                                    MEDIAN      HIGH        LOW
                                                                   ---------  ---------  ---------
30 Days Prior....................................................      27.2%      45.7%      13.5%
One Day Prior....................................................      29.0%      49.8%      12.6%

    This analysis also indicated premiums/(discounts) represented by the transaction exchange ratio compared to the one year average market price ratio in effect prior to the announcement of the subject precedent transaction and to the trailing three month average market price ratio measured from 30 days prior to the announcement of the subject precedent transaction as set forth below:

                                                                     % PREMIUM/(DISCOUNT)
                                                                -------------------------------
                                                                 MEDIAN      HIGH        LOW
                                                                ---------  ---------  ---------
One-Year Average Exchange Ratio...............................      23.7%      63.8%     (12.6%)
Trailing Three-Month Average Exchange Ratio(1)................      25.5%      53.2%       3.7%

------------------------

Note: (1) Measured from 30 days prior to announcement of subject precedent large transaction.

    Morgan Stanley observed that the premiums to the market price of AirTouch common stock 30 days prior to, and on December 11, 1998 implied by the merger consideration and a closing price for Vodafone ADSs of $170.50 as of January 13, 1999 were 74.7% and 62.1%, respectively. Morgan Stanley also observed that the premiums to the one year average market exchange ratio of the prices of AirTouch common stock and Vodafone ADSs and the trailing three month average market exchange ratio measured from 30 days prior to December 11, 1998, implied by the effective exchange ratio, were 18.1% and 25.9%, respectively.

    PRO FORMA ANALYSIS OF THE MERGER. Morgan Stanley analyzed the pro forma impact of the merger on Vodafone's earnings per share for the calendar years 1999 and 2000, as estimated by securities research analysts. Morgan Stanley observed that, assuming the merger was treated as an acquisition for accounting purposes under U.K. GAAP, the merger would result in earnings per share dilution for Vodafone shareholders for each of the calendar years 1999 and 2000, respectively. Morgan Stanley also noted that the pro forma analysis suggested that the merger would result in a more leveraged capital structure for Vodafone.

    Morgan Stanley performed a variety of financial and comparative analyses solely for purposes of providing its opinion to the AirTouch board as to the fairness from a financial point of view to the AirTouch stockholders of the merger consideration. While the foregoing summary describes the analyses and factors reviewed by Morgan Stanley for its opinion, it is not intended to be a complete description of all the analyses performed by Morgan Stanley in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description.

    In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

    In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of AirTouch or Vodafone.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of AirTouch or Vodafone. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by the estimates. Morgan Stanley performed the analyses solely as part of Morgan Stanley's analysis of the fairness of the merger consideration from a financial point of view to the AirTouch stockholders and were conducted in connection with the delivery of its opinion. The analyses are not intended to be appraisals or to reflect the prices at which AirTouch or Vodafone might actually be sold or the price at which their securities may trade.

    The merger consideration was determined through arm's-length negotiations between AirTouch and Vodafone and was approved by the AirTouch board. Morgan Stanley did not recommend any specific merger consideration to AirTouch or that any specific merger consideration constituted the only appropriate merger consideration for the merger. Morgan Stanley's opinion to the AirTouch board was one of many factors taken into consideration by the AirTouch board in making its determination to approve the merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the AirTouch board with respect to the value of AirTouch or whether the AirTouch board would have been willing to agree to different merger consideration.

    The AirTouch board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade, make a market or otherwise effect transactions, for its own account or for the accounts of customers, in the securities of AirTouch or Vodafone. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for AirTouch and Bell Atlantic and have received fees for the rendering of these services.

    In addition to acting as AirTouch's financial advisor in connection with the merger, Morgan Stanley has, in the past several years, advised AirTouch on other business combination transactions as well as acted as lead underwriter in securities offerings. The aggregate fees paid by AirTouch to Morgan Stanley for services rendered, including fees payable in connection with the merger, total $71 million. AirTouch has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including the fees of its legal counsel and certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement and the transactions in connection therewith.

OPINION OF VODAFONE'S FINANCIAL ADVISOR

    In March 1998, Vodafone asked Goldman Sachs International to act as its financial advisor in connection with a possible combination with AirTouch. At the January 14, 1999 meeting of the Vodafone board, Goldman Sachs International gave the Vodafone board an oral opinion, subsequently confirmed in writing, that, as of the date of the opinion and based upon and subject to the considerations set forth in its opinion, the consideration to be paid by Vodafone for each share of AirTouch common stock in the merger is fair from a financial point of view to Vodafone.

    APPENDIX C CONTAINS THE FULL TEXT OF THE GOLDMAN SACHS INTERNATIONAL OPINION, WHICH SETS FORTH THE ASSUMPTIONS GOLDMAN SACHS INTERNATIONAL MADE, PROCEDURES IT FOLLOWED, MATTERS IT CONSIDERED AND LIMITATIONS ON THE SCOPE OF ITS REVIEW AND WHICH IS INCORPORATED BY REFERENCE WITH GOLDMAN SACHS INTERNATIONAL'S CONSENT. THE GOLDMAN SACHS INTERNATIONAL OPINION ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE PAID BY VODAFONE FOR EACH SHARE OF AIRTOUCH COMMON STOCK IN THE MERGER FROM A FINANCIAL POINT OF VIEW ON JANUARY 15, 1999, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER. IT IS NOT A RECOMMENDATION AS TO HOW ANY SHAREHOLDER OF VODAFONE SHOULD VOTE ON THE MERGER. THE FOLLOWING IS ONLY A SUMMARY OF THE OPINION. YOU SHOULD READ THE ENTIRE OPINION CAREFULLY.

    In giving its opinion, Goldman Sachs International reviewed, among other things:

    (1) the merger agreement;

    (2) publicly available information including:

       (a) the audited financial statements of Vodafone for the five years ended March 31, 1998,

       (b) the audited financial statements of AirTouch for the five years ended December 31, 1997,

       (c) the unaudited pro forma financial statements of AirTouch for the year ended December 31, 1997, adjusted to reflect the acquisition of the U.S. wireless business of U S WEST,

       (d) the unaudited interim reports of Vodafone for the periods ended September 30, 1997 and 1998,

       (e) the unaudited quarterly reports of AirTouch on Form 10-Q for the three consecutive quarterly periods ended September 30, 1997 and 1998 and

       (f) certain other communications from Vodafone and AirTouch to their shareholders; and

    (3) internal financial analyses of, and forecasts for, Vodafone and AirTouch prepared by management of Vodafone, including an estimate of expected cost savings and other synergies.

    Goldman Sachs International also participated in discussions with members of senior management of Vodafone regarding the strategic rationale for, and the potential benefits of, the merger and the past and current business operations of Vodafone and AirTouch, the financial condition and the view of Vodafone's management of the future prospects of Vodafone and AirTouch, the view of Vodafone's management of the effects of the merger on the financial condition and future prospects of Vodafone, AirTouch and the combined Vodafone AirTouch business, and other matters Goldman Sachs International believed necessary or appropriate to its inquiry. Goldman Sachs International participated in a discussion of financial due diligence matters that the senior management of Vodafone and AirTouch held on January 11, 1999. Goldman Sachs International also reviewed financial studies and analyses and considered other information that it deemed appropriate for giving its opinion.

    In giving its opinion, Goldman Sachs International relied upon and assumed the accuracy and completeness of all information reviewed by it. Goldman Sachs International has not verified the accuracy or completeness of that information, and it has not evaluated or appraised any assets or liabilities of Vodafone or AirTouch or any of their respective subsidiaries, nor has Vodafone or AirTouch or any other person given any valuations or appraisals to Goldman Sachs International.

    Goldman Sachs International assumed that the financial analyses and forecasts provided to it by Vodafone were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of Vodafone's management as to the expected future financial and operating performance of Vodafone and AirTouch. Goldman Sachs International also assumed that the merger would have the tax and accounting consequences described in discussions with representatives and advisors of Vodafone. In particular, Goldman Sachs International assumed that Vodafone would account for the merger as an acquisition under U.K. GAAP and as a purchase under U.S. GAAP. Goldman Sachs International relied as to all legal matters relevant to its opinion on the advice of counsel.

    The following is a brief summary of the material analyses Goldman Sachs International performed and reviewed with the Vodafone board when giving its opinion.

    1. COMPARABLE ENTERPRISE VALUE/EBITDA ANALYSIS

    Goldman Sachs International reviewed and compared the enterprise value to EBITDA multiples of Vodafone and AirTouch to those of a number of other European and U.S. mobile communications companies. The enterprise value/EBITDA multiple is a commonly used measure of value, and a comparison of this multiple for different companies can be used to gauge relative value.

    Goldman Sachs International calculated enterprise value on a proportionate basis, including proportionate net debt, and EBITDA on a proportionate basis. In addition, it based the enterprise value of each company on the aggregate equity market capitalization of that company, calculated using the closing share price of the company on January 13, 1999 multiplied by its fully diluted number of shares based on the most recent publicly available information and taking into account the spread value of options, plus net debt from the most recent publicly available balance sheet information of the company. The source for the EBITDA of each company was research analyst forecasts, adjusted to the years ending December 31, 1998 and 1999.

    This analysis indicated the following enterprise value/EBITDA multiples (1):

                                                                                                    YEAR ENDING DECEMBER
                                                                                                            31,
                                                                                                    --------------------
                                                                                                      1998       1999
                                                                                                    ---------  ---------

EUROPEAN
Vodafone (2)......................................................................................      28.3x      21.9x
Vodafone (3)......................................................................................      29.6x      22.9x
Orange plc........................................................................................      64.1x      32.9x
Telecom Italia Mobile Spa.........................................................................      16.6x      13.5x
Europolitan Holdings AB...........................................................................      27.6x      21.1x
Telecel Comunicacoes Pessoais S.A.................................................................      19.6x      17.0x
NetCom Systems AB.................................................................................      29.6x      19.5x

U.S.
AirTouch (2)......................................................................................      17.4x      13.6x
AirTouch (3)......................................................................................      19.1x      14.9x
Vanguard Cellular Systems Inc.....................................................................      11.4x      11.1x
United States Cellular Corporation................................................................      11.5x       9.1x
Western Wireless Corporation......................................................................      13.2x      10.0x
Price Communications Corporation..................................................................      12.1x      10.8x
CommNet Cellular Inc..............................................................................      13.1x      10.6x

------------------------

(1) Based on aggregate equity market capital on a fully diluted basis, taking into account the spread value of options, at January 13, 1999 plus net debt at the latest available balance sheet date.

(2)  At December 30, 1998, on a proportionate basis.

(3)  At January 13, 1999, on a proportionate basis.

    2. CONTRIBUTION ANALYSIS

    Goldman Sachs International analyzed the expected contribution of Vodafone and AirTouch to a combined Vodafone AirTouch entity.

    Under the terms of the merger, holders of AirTouch common stock will receive
0.5 of a Vodafone ADS plus $9.00 in cash for each share of AirTouch common stock. Based on the closing price for Vodafone ADSs on January 13, 1999, the consideration to be paid for AirTouch implied that AirTouch had an aggregate equity value on a fully diluted basis of $58.7 billion, and that Vodafone had an aggregate equity value on a fully diluted basis of $53.0 billion. Under this analysis, current Vodafone shareholders will have an approximate 47.5% economic interest in the combined Vodafone AirTouch entity on a fully diluted basis. After adjusting for the cash element of the consideration, Vodafone shareholders will hold over 50% of the common equity of the combined Vodafone AirTouch entity on a fully diluted basis.

    Goldman Sachs International reviewed and analyzed the then most current research analyst forecasts for proportionate cellular subscribers, proportionate revenues and proportionate EBITDA of Vodafone and AirTouch, adjusted, in the case of AirTouch, to the years ending March 31, 1999 and 2000. For the year ending March 31, 1999, Vodafone was forecast to contribute approximately 37% of the proportionate cellular subscribers, approximately 42% of the proportionate revenues and approximately 40% of the proportionate EBITDA of a combined Vodafone AirTouch entity. For the year ending March 31, 2000, Vodafone was forecast to contribute approximately 37% of the proportionate cellular subscribers, approximately 42% of the proportionate revenues and approximately 41% of the proportionate EBITDA of a combined Vodafone AirTouch entity. In addition, on the basis of the same analyst research, Vodafone was forecast to have a compound annual EBITDA growth rate of approximately 27% for the three-year period ending March 31, 2002, and AirTouch was forecast to have a compound annual EBITDA growth rate of approximately 24% for the three-year period adjusted to March 31, 2002.

    3. SHARING OF FUTURE BENEFITS OF THE MERGER

    Goldman Sachs International noted that the merger was expected to result in significant future benefits to the two companies. Goldman Sachs International pointed out that the Vodafone management expected the merger to result in significant cost and revenue synergies over the next several years. Based on its preliminary evaluation, Vodafone management expected the merger to deliver after-tax net cash flow savings of approximately $330 million per year by the year ending March 31, 2002. The net present value of these savings was approximately $3.5 billion based on a discount rate of 9%.

    4. ANALYSIS OF PURCHASE PRICE

    Goldman Sachs International determined that the price Vodafone would pay in the merger per share of AirTouch common stock would be $94.25, based on the terms of the merger agreement and a closing price per Vodafone ADS of $170.50 on January 13, 1999. This price represented a 22% premium over the $77.25 closing price per share of AirTouch common stock on January 13, 1999 and a

36% premium over the $69.38 closing price per share of AirTouch common stock on December 30, 1998.

    Goldman Sachs International also calculated the fully diluted levered consideration taking into account the spread value of options, as a multiple of proportionate EBITDA of AirTouch based on current analyst research estimates. It calculated these multiples using the consideration specified in the merger agreement of 0.5 of a Vodafone ADS and $9.00 in cash per share of AirTouch common stock and the closing price for Vodafone ADSs on January 13, 1999.

    Goldman Sachs International compared these multiples with the equivalent multiples for Vodafone.

    The following table sets forth, for the periods indicated, the fully diluted levered consideration as a multiple of proportionate EBITDA of AirTouch and
Vodafone:

                                            LATEST 12 MONTHS TO             YEAR ENDING                 YEAR ENDING
                                             SEPTEMBER 30, 1998          DECEMBER 31, 1999E          DECEMBER 31, 2000E
                                         --------------------------  --------------------------  --------------------------
                                            EBITDA                     EBITDA(1)                   EBITDA(1)
                                          (DOLLARS IN                 (DOLLARS IN                 (DOLLARS IN
                                           BILLIONS)     MULTIPLE      BILLIONS)     MULTIPLE      BILLIONS)     MULTIPLE
                                         -------------  -----------  -------------  -----------  -------------  -----------
AirTouch...............................    $     2.6(2)      24.3x     $     3.6         17.9x     $     4.2         15.1x
Vodafone...............................    $     1.8         31.1x     $     2.4         22.9x     $     3.0         18.6x

------------------------

(1)  Based on research analyst estimates.

(2) On an adjusted basis, assuming the acquisition of the U.S. wireless business of U S WEST had taken place at the beginning of the period.

    In addition, for the period ending December 31, 1999, Goldman Sachs International compared the AirTouch enterprise value/EBITDA multiples with enterprise value/EBITDA multiples set forth above under the comparable enterprise value/EBITDA analysis for selected European mobile communications companies.

    5. VODAFONE PRO FORMA MERGER ANALYSIS

    Goldman Sachs International also analyzed the expected effects of the merger on Vodafone's future financial and operating performance. Goldman Sachs International prepared a pro forma analysis of the financial impact of the merger on the financial performance of Vodafone following the merger, using estimates prepared by the Vodafone management for proportionate EBITDA, earnings per share before goodwill amortization and earnings per share after goodwill amortization of Vodafone for the years ending March 31, 2000, 2001 and 2002, and estimates based on current analyst research forecasts, adjusted to reflect the views of Vodafone management, for proportionate EBITDA, earnings per share before goodwill amortization and earnings per share after goodwill amortization of AirTouch for the years ending December 31, 1999, 2000 and 2001. Goldman Sachs International adjusted the estimates for AirTouch to a March 31 year end and converted dollar amounts into sterling at a fixed exchange rate of $1.65 = L1.

    Goldman Sachs International also assumed, based on Vodafone management estimates, after-tax net cash flow savings from synergies of $330 million by the year ending March 31, 2002 and phased in the synergies, over the preceding periods. Goldman Sachs International compared the proportionate EBITDA, earnings per share before goodwill amortization and earnings per share after goodwill amortization of Vodafone on a standalone basis with those of the combined Vodafone AirTouch entity on a pro forma basis. Goldman Sachs International performed this analysis based on a closing price of $170.50 per Vodafone ADS and $77.25 per share of AirTouch common stock on January 13, 1999. The analysis showed that, on an equivalent share basis and excluding any special restructuring charges, the merger would be accretive to holders of Vodafone ordinary shares on a proportionate EBITDA and earnings per share before goodwill amortization basis, and dilutive to holders of Vodafone ordinary shares on an earnings per share basis, in each of the years considered.

    The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Goldman Sachs International considered the results of all of its analyses as a whole. Furthermore, Goldman Sachs International believes that selecting any portion of its analyses, without considering all analyses, could create an incomplete view of the process underlying its opinion. No company or transaction Goldman Sachs International used in the analysis referred to above is identical to Vodafone, AirTouch or the merger. In addition, Goldman Sachs International may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, and the ranges of valuation resulting from any particular analysis described above should not be taken as Goldman Sachs International's view of the actual value of Vodafone or AirTouch. In performing these analyses, Goldman Sachs International made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Vodafone or AirTouch. Any estimates contained in Goldman Sachs International's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by the estimates. Goldman Sachs International performed the analyses solely as part of its analysis of the fairness of the consideration to be paid by Vodafone for each share of AirTouch common stock in the merger from a financial point of view to Vodafone. Goldman Sachs International prepared these analyses in connection with the delivery of its opinion to the Vodafone board. Neither the analyses nor the Goldman Sachs International opinion is an appraisal. In addition, Goldman Sachs International has expressed no opinion as to the price at which securities of Vodafone, AirTouch or Vodafone AirTouch will trade at any time. As described above, the Goldman Sachs International opinion and presentation to the Vodafone board was one of the many factors the Vodafone board took into account in making its determination to approve the merger agreement.

    The Vodafone board retained Goldman Sachs International based upon its qualifications, experience and expertise, including in significant transactions in the telecommunications and cellular industries. Goldman Sachs International is an internationally recognized investment banking and advisory firm. As part of its investment banking and financial advisory business, Goldman Sachs International is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, Goldman Sachs International is a full-service securities firm engaged in securities trading, brokerage and financing activities. Goldman Sachs International makes a market in Vodafone ordinary shares. In the ordinary course of its trading and brokerage activities, Goldman Sachs International or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or senior loans of Vodafone or AirTouch or their affiliates.

    Pursuant to an engagement letter with Goldman Sachs International, Vodafone has agreed to pay Goldman Sachs International a customary transaction fee based on the aggregate agreed value of AirTouch plus an additional fee payable solely at the discretion of Vodafone. A significant portion of both fees is contingent upon the closing of the merger. Vodafone has also agreed to reimburse Goldman Sachs International for its reasonable out-of-pocket expenses, including the fees and expenses of Goldman Sachs International's attorneys, and to indemnify Goldman Sachs International against certain liabilities, including liabilities under the federal securities laws. In the past, Goldman Sachs International and its affiliates have provided financial advisory services to Vodafone, AirTouch and its affiliates and have received customary fees for such services. The aggregate fees paid or payable by Vodafone to Goldman Sachs International for services rendered during the past two years, including in connection with the merger, total $31.5 million (excluding any future fees payable at the discretion of Vodafone). During this period, Goldman Sachs International did not receive any fees from AirTouch.

PLANS FOR AIRTOUCH AFTER THE MERGER

    Following the merger, AirTouch will be a subsidiary of Vodafone and will change its name to "Vodafone AirTouch Inc." Vodafone AirTouch will own all of the outstanding shares of AirTouch common stock and existing holders or their transferees will continue to own any outstanding shares of the AirTouch Class C preferred stock, AirTouch Class D preferred stock and AirTouch Class E preferred stock. As a result of the internal reorganization, holders of each class of AirTouch preferred stock will have the right to vote together with the AirTouch common stock on all matters brought before a meeting of stockholders. The AirTouch Class C preferred stock will vote on the basis of 1.379 votes per share and the AirTouch Class D preferred stock and AirTouch Class E preferred stock will each vote on the basis of 12 votes per share. As a result, following the merger, Vodafone AirTouch is expected to control, through its ownership of all of the AirTouch common stock, between approximately 94.4% and 96.9% of the voting power of all outstanding AirTouch capital stock, depending upon the number of shares of AirTouch Class C preferred stock converted into AirTouch common stock and the number of AirTouch stock options exercised prior to the merger.

INTERESTS OF MEMBERS OF AIRTOUCH BOARD AND MANAGEMENT IN THE MERGER

    In considering the recommendation of the AirTouch board to vote "FOR" approval and adoption of the merger agreement and the agreement providing for the internal reorganization, AirTouch stockholders should be aware that a number of directors and officers of AirTouch have certain interests in the merger that are different from, or in addition to, the interests of AirTouch stockholders generally. The AirTouch board recognized those interests and determined that they neither supported nor detracted from the advisability of the merger or the internal reorganization to AirTouch or its stockholders.

    EMPLOYMENT AGREEMENTS

    AirTouch has entered into employment agreements with each of its seven executive officers:

    - Mr. Sam Ginn, chairman of the board and chief executive officer of AirTouch,

    - Mr. Arun Sarin, president and chief operating officer of AirTouch,

    - Mr. Mohan Gyani, executive vice president and chief financial officer of AirTouch,

    - Mr. Brian Jones, senior vice president of AirTouch,

    - Ms. Margaret Gill, senior vice president, legal, external affairs and secretary of AirTouch,

    - Mr. Craig Farrill, vice president, strategic technology officer of AirTouch, and

    - Mr. Terry D. Kramer, vice president, human resources and corporate services of AirTouch.

    Under the terms of the AirTouch employment agreements, each of the first six executive officers named above may become entitled to receive the following benefits if his or her employment terminates under certain conditions within three years after a change in control of AirTouch, which would be deemed to occur for purposes of the employment agreements upon completion of the merger:

    - a cash severance payment equal to the sum of three times base compensation in effect on the date of termination, plus 300% of the target award under the AirTouch Communications Incentive Plan for the calendar year in which the termination occurs,

    - all equity incentive awards, including stock options and all awards with respect to equity or derivative securities and non-qualified pension plan benefits will become fully vested, fully exercisable or fully payable,

    - an extension period for incentive awards such that the period beginning on the date when the termination of employment is effective and ending on the earlier of the first anniversary of termination or on the executive officer's death will be counted as employment with AirTouch for purposes of determining the expiration date of any incentive awards,

    - continued coverage under welfare benefit arrangements for a period of up to three years from the date of termination,

    - provision of professional financial counseling services for one year following termination, and

    - if any payments pursuant to the AirTouch employment agreements would be subject to any excise tax under Section 4999 of the U.S. tax code, AirTouch will provide an additional gross-up payment so that the executive officer will retain a net amount equal to the payments he would have retained if the excise tax had not applied.

    The change in control severance benefits for Mr. Kramer are the same as those for the other executive officers, except the severance payment multiple referred to above is reduced to two times base compensation, the severance percentage referred to above is reduced to 200% of the target award for the calendar year in which the termination occurs, the continuation period for welfare benefits is reduced to two years, and there is no extension period for incentive awards. On February 11, 1999, as contemplated in the merger agreement, the Compensation and Personnel Committee of the AirTouch board acted to

    - waive all caps on amounts payable to Mr. Kramer in the event of a change of control, and

    - provide an additional gross-up payment if any payments pursuant to the AirTouch employment agreement would be subject to any excise tax under
      Section 4999 of the U.S. tax code, so that Mr. Kramer will retain a net amount equal to the payments he would have retained if the excise tax had not applied, if (1) he remains employed for at least six months after the merger closes, or (2) his employment is terminated after the merger unless the termination is voluntary or is a constructive discharge.

    AirTouch is obligated to provide the change in control severance benefits to all seven executive officers if:

    - the executive officer voluntarily terminates his employment in response to a material reduction in salary or benefits, a material change in responsibilities, or a requirement to relocate, except for office relocations that would not increase the executive officer's one-way commute distance by more than 40 miles,

    - AirTouch terminates the executive officer's employment for any reason, including for cause or disability, or

    - in the case of an executive officer other than Mr. Kramer, the executive officer voluntarily terminates his employment for any reason during the thirteenth full calendar month following a change in control.

    The following table sets forth the names, positions and estimated maximum cash severance payments payable, not including any additional gross-up payment, under the employment agreements referred to above for the five executive officers who are expected to receive the greatest benefits under the employment agreements, based on compensation levels as of the date of this proxy statement/ prospectus.

                                                                                                  MAXIMUM CASH
                 NAME                                          POSITION                         SEVERANCE AMOUNT
---------------------------------------  -----------------------------------------------------  -----------------
Sam L. Ginn............................  Chairman and Chief Executive Officer                    $     5,910,000
Arun Sarin.............................  President and Chief Operating Officer                   $     4,275,000
Mohan S. Gyani.........................  Executive Vice President and Chief Financial Officer    $     2,088,900
Margaret G. Gill.......................  Senior Vice President, Legal, External Affairs and
                                           Secretary                                             $     1,975,050
Brian R. Jones.........................  Senior Vice President, Marketing                        $     1,809,967

    The aggregate maximum cash severance payments, not including any additional gross-up payments, that the seven AirTouch executive officers will be entitled to receive under the employment agreements referred to above equals $18,387,367, based on compensation levels as of the date of this proxy statement/prospectus.

    STOCK OPTIONS

    Upon completion of the merger, all then unvested stock options granted under AirTouch's 1993 Long-Term Stock Incentive Plan will become fully vested and fully exercisable. The following table sets forth, with respect to the five highest compensated executive officers:

    - the number of shares of AirTouch common stock subject to unvested stock options held by those persons as of April 20, 1999,

    - the weighted average exercise price for those AirTouch stock options and

    - the estimated aggregate value of those stock options before deduction for applicable withholding taxes, assuming that the options are converted into options to purchase Vodafone AirTouch ADSs, based on the market price of Vodafone ADSs at the close of business on April 20, 1999 of $170.5625, determined by subtracting the aggregate exercise price from the total value of the shares subject to these stock options.

                                                            NUMBER OF
                                                            SHARES OF
                                                            AIRTOUCH
                                                          COMMON STOCK
                                                           UNDERLYING
                                                            UNVESTED           WEIGHTED
                                                          OPTIONS/SARS          AVERAGE            ESTIMATED
                         NAME                                GRANTED        EXERCISE PRICE      AGGREGATE VALUE
-------------------------------------------------------  ---------------  -------------------  -----------------
Sam L. Ginn............................................      1,195,739        $     36.76      $      68,775,994
Arun Sarin.............................................        525,000        $     43.32      $      26,757,031
Mohan S. Gyani.........................................        305,000        $     42.67      $      15,741,406
Brian R. Jones.........................................        236,000        $     44.29      $      11,978,188
Margaret G. Gill.......................................        230,000        $     44.38      $      11,476,250

    The total number of unvested AirTouch stock options that will vest upon completion of the merger held by the seven AirTouch executive officers is 2,759,705. These stock options have an aggregate value of $146,866,282, determined as described in the preceding paragraph.

    RESTRICTED SHARES

    All seven executive officers hold shares of restricted AirTouch common stock under the 1993 Long-Term Stock Incentive Plan, which will be converted into Vodafone AirTouch ordinary shares pursuant to the merger. The restricted stock will become fully vested and all restrictions thereon will lapse upon completion of the merger. The following table sets forth, with respect to the five highest compensated executive officers,

    - the number of shares of restricted AirTouch common stock held by those persons as of April 20, 1999 and

    - the estimated aggregate value of the shares based on the merger consideration and the price of Vodafone ordinary shares at the close of business on April 20, 1999 of $170.5625.

                                                                                   TOTAL NUMBER OF
                                                                                      SHARES OF
                                                                                     RESTRICTED        ESTIMATED
                                                                                   AIRTOUCH COMMON     AGGREGATE
                                      NAME                                           STOCK HELD          VALUE
--------------------------------------------------------------------------------  -----------------  -------------
Sam L. Ginn.....................................................................        341,600      $  30,669,275
Arun Sarin......................................................................        110,000      $   9,875,938
Mohan S. Gyani..................................................................         15,000      $   1,346,719
Margaret G. Gill................................................................         15,000      $   1,346,719
Brian R. Jones..................................................................         10,000      $     897,813

    The seven executive officers hold, in the aggregate, 505,600 shares of restricted stock having a value of $45,393,400, determined as described in the preceding paragraph.

    SUPPLEMENTAL EXECUTIVE PENSION PLAN

    Messrs. Sarin and Farrill participate in the minimum pension component of AirTouch's Supplemental Executive Pension Plan. This is a retirement benefit equal to 45% of final average compensation and is payable to the executive officer if he retires at or after 55 years of age with ten years of service. If either of Messrs. Sarin and Farrill is terminated under circumstances entitling him to severance benefits under the employment agreements described above within three years following a change of control, then the participant will be deemed to have satisfied all age and service requirements for eligibility to receive a minimum pension benefit under the Supplemental Executive Pension Plan.

    The following table sets forth the present value of the maximum additional benefits that may accrue for the benefit of the named executive officers upon a qualifying termination of employment:

                                                                              MAXIMUM ADDITIONAL
                                                                                 SUPPLEMENTAL
                                                                               EXECUTIVE PENSION
NAME                                                                             PLAN BENEFIT
----------------------------------------------------------------------------  -------------------
Arun Sarin..................................................................    $     5,900,000

Craig Farrill...............................................................    $     1,950,000

    LONG-TERM INCENTIVE PLAN

    Each of the executive officers participates in AirTouch's Long-Term Incentive Plan. This plan is a part of the AirTouch Communications Incentive Plan. After the close of each 3-year performance period, the plan may pay cash awards, depending on the attainment of performance targets for the 3-year period. Each performance period consists of 3 consecutive calendar years. The performance periods overlap, with a new one beginning each year.

    If an executive officer becomes entitled to a severance benefit under his employment agreement on account of a change of control, the amount of the actual award payable for each performance period will be equal to the sum of,

    (1) with respect to the period before termination of employment, a portion of the award, calculated on the basis of 100% of the target amount, prorated based on the participant's period of service from the start of the performance period to the date of termination and

    (2) with respect to the period after termination of employment, a portion of the award, calculated on the basis of 100% of the target amount, prorated based on the time between the separation from employment and the end of the performance period and then multiplied by 50%.

    The following table sets forth the estimated cash amounts that would be payable to the named executive officers based on their target awards for current performance periods, assuming that their employment terminates on July 1, 1999.

                                                                                    LTIP
NAME                                                                            DISTRIBUTION
-----------------------------------------------------------------------------  ---------------
Sam L. Ginn..................................................................    $   590,259
Arun Sarin...................................................................    $   399,498
Mohan S. Gyani...............................................................    $   196,686
Margaret G. Gill.............................................................    $   185,966
Brian R. Jones...............................................................    $   170,463

    The seven executive officers will be eligible to receive, in the aggregate, estimated cash amounts of $1,724,345 based on their target awards for current performance periods, assuming that their employment terminates on July 1, 1999.

    OTHER AGREEMENTS

    Vodafone has entered into an agreement with Mr. Sam Ginn which provides for his engagement as a non-executive director of Vodafone AirTouch and as chairman of the board of directors for a two-year term following the merger. The agreement provides for an annual fee of $375,000, payment of agreed expenses during the term of the agreement and the provision of perquisites during the term of the agreement and thereafter. The agreement will take effect only if the conditions to the merger set out in the merger agreement are satisfied or waived and Mr. Ginn is elected as a director of Vodafone AirTouch.

    DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE

    In the merger agreement, Vodafone and AirTouch have agreed that after the merger all rights to indemnification and all limitations on liability existing under the AirTouch certificate of incorporation and the AirTouch by-laws in favor of directors and officers of AirTouch, or under an agreement in effect as of the date of the merger agreement between any director or officer and AirTouch or its subsidiaries, with respect to actions or omissions by them on or prior to the merger, will continue in full force and effect. In addition, subject to those limitations described in the merger agreement, Vodafone AirTouch will, for six years after the merger, provide directors' and officers' liability insurance for acts or omissions occurring prior to the merger covering each person currently covered by AirTouch's directors' and officers' liability insurance on terms and in amounts no less favorable than those of the policy currently in effect.

    BOARD OF DIRECTORS

    As of the date hereof, the board of directors of Vodafone comprises 10 directors. Vodafone and AirTouch have agreed that, upon completion of the merger, the Vodafone AirTouch board will comprise 14 persons, seven of whom will be designated by Vodafone of whom three will be non-executive directors and seven of whom will be designated by AirTouch of whom five will be non-executive directors. The AirTouch designees are Messrs. Ginn, Sarin, Gyani, Donald G. Fisher, Paul Hazen, Michael J. Boskin and Charles R. Schwab. See "DIRECTORS AND MANAGEMENT OF VODAFONE AIRTOUCH FOLLOWING THE MERGER."

ACCOUNTING TREATMENT

    Vodafone AirTouch will account for the merger as an acquisition under U.K. GAAP in accordance with Financial Reporting Standard 6, "Acquisitions and Mergers" and will account for the merger as a purchase for U.S. GAAP purposes in accordance with APB Opinion No. 16, "Business Combinations."

    In each case, the excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill and amortized over its estimated economic life. The merger will result in a goodwill amortization charge of approximately $3.4 billion per year for a number of years after the merger, thereby reducing the reported consolidated profit of Vodafone AirTouch under U.K. GAAP. This goodwill amortization arises as an accounting charge against profit upon the consolidation of Vodafone and AirTouch but will not affect Vodafone AirTouch's cash flows, distributable reserves or ability to pay dividends. Following the merger, Vodafone AirTouch will report earnings per share before goodwill amortization expense and profit or loss on the disposal of fixed asset investments, in addition to basic and diluted earnings per share. For more detail about the amount of goodwill Vodafone AirTouch will have to record and the way in which such goodwill will be amortized, see note 2 to the unaudited pro forma consolidated financial statements included in the section of this proxy statement/ prospectus entitled "VODAFONE AIRTOUCH UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION."

SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION

    Vodafone expects to pay approximately $5.5 billion in cash to holders of shares of AirTouch common stock in the merger. This amount may vary slightly depending upon the number of shares of AirTouch common stock outstanding at the time of the merger, which depends upon the number of AirTouch stock options exercised prior to the merger, the number of shares of AirTouch Class C preferred stock converted prior to the merger, the number of shares, if any, repurchased by AirTouch, and the extent of any exercise of appraisal rights. In addition, Vodafone and AirTouch currently expect to pay approximately $270 million to cover expenses incurred in connection with the merger. These amounts will be financed by the new $10.5 billion credit facility entered into by Vodafone and AirTouch on April 16, 1999 as well as from generally available funds of Vodafone and AirTouch.

    The new credit facility is split into three tranches. Tranche A is a $4,000,000,000 revolving loan facility and Tranche B a $3,000,000,000 term loan facility, each of which is available in the first year of the facility. Vodafone has the option of extending the repayment of advances under those tranches up to the second anniversary of the date of the facility. Tranche C is a $3,500,000,000 revolving loan facility, available for five years. Advances may be drawn in U.S. dollars, sterling and euros.

    Facility advances will bear interest at a rate per annum equal to the sum of
(i) the applicable margin, (ii) LIBOR and (iii) the cost to the lenders of complying with capital adequacy and other regulatory requirements. The applicable margin varies for each of the tranches according to tranche utilization and the credit rating assigned to Vodafone AirTouch at the relevant time, and ranges from 0.45% per annum to 0.80% per annum. Commitment fees of 0.125% per annum for Tranches A and B and 40% of the margin for Tranche C are also payable on undrawn amounts of the facility.

    If there is a change in control of Vodafone, individual lenders may require that their participation in the facility be cancelled and prepaid if they are not able to agree to terms on which they are willing to continue to participate in the facility.

    Certain other terms and conditions usual for facilities of this type apply to the facility, including conditions precedent, prepayment provisions, representations and warranties, covenants such as compliance with financial ratios, events of default, indemnities and provisions to protect the margin receivable by the lenders. Vodafone has the option, at its election, to suspend the operation of certain specified conditions to the availability of the facility for up to two months before completion of the merger to provide certainty of funding.

OTHER EFFECTS OF THE MERGER

    The content and timing of reports and notices that Vodafone files and that Vodafone AirTouch will file with the SEC differ in several respects from the reports and notices that AirTouch currently files. Vodafone is, and Vodafone AirTouch will be, a foreign private issuer for the purposes of the reporting rules under the Exchange Act.

    As a U.S. reporting company, AirTouch must file with the SEC, among other reports and notices,

    (1) an annual report on Form 10-K within 90 days after the end of each fiscal year,

    (2) quarterly reports on Form 10-Q within 45 days after the end of each fiscal quarter, and

    (3) reports on Form 8-K upon the occurrence of certain corporate events.

    As a foreign private issuer, pursuant to the requirements of the Securities Exchange Act, Vodafone is, and Vodafone AirTouch will be, required to

    (1) file with the SEC an annual report on Form 20-F within six months after the end of each fiscal year and

    (2) furnish reports on Form 6-K upon the occurrence of significant corporate events.

Vodafone AirTouch will not be required under the Exchange Act to file quarterly reports on Form 10-Q after the end of each financial quarter.

    In addition, the content and timing of reports and notices that holders of Vodafone AirTouch ordinary shares and Vodafone AirTouch ADSs will receive will differ from the reports and notices that are currently received by AirTouch stockholders. As a U.S. reporting company, AirTouch must mail to its stockholders in advance of each annual meeting of stockholders

    (1) an annual report containing audited financial statements and

    (2) a proxy statement that complies with the requirements of the Exchange
       Act.

    As a foreign private issuer, Vodafone AirTouch will be exempt from the rules under the Exchange Act prescribing the furnishing and content of annual reports and proxy statements to its shareholders. However, Vodafone AirTouch will cause holders of Vodafone AirTouch ADSs to be furnished with an annual report which contains audited financial statements prepared in conformity with U.K. GAAP, including U.S. GAAP reconciliations and a discussion of Vodafone AirTouch's financial results that is comparable to the management's discussion and analysis that is contained in AirTouch's annual reports on Form 10-K. Vodafone AirTouch will also furnish ADS holders with semi-annual interim reports which include unaudited interim financial information prepared in conformity with U.K. GAAP and notices of meetings of shareholders and related documents in accordance with the rules of the London Stock Exchange. As promptly as practicable after each of those reports is ready for distribution to shareholders, Vodafone AirTouch will furnish the depositary, The Bank of New York, with sufficient copies of these reports as well as other communications and notices that Vodafone AirTouch generally makes available to its shareholders. Then, at the request of Vodafone AirTouch, the depositary will arrange for the mailing of the documents to holders of Vodafone AirTouch ADSs as promptly as possible thereafter. Holders of Vodafone AirTouch ADSs will also be able to obtain from the depositary a copy of the company's most recent annual report on Form 20-F. The depositary has also agreed to make these documents available for inspection at the depositary's office. See "DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES."

    Pursuant to the merger agreement, Vodafone has agreed that, beginning as soon as practicable after the merger, and in any event within two years thereof, it will

    (1) make filings with the SEC on Form 6-K within 45 days after the end of its first three fiscal quarters in each of its fiscal years containing the principal financial information required by Form 10-Q, and

    (2) make any requisite filings on Form 20-F with the SEC within 90 days after the end of each fiscal year.

Vodafone currently intends to post Vodafone AirTouch's company annual reports and other information on its internet web site at www.vodafone.co.uk.

    If the merger is completed, the AirTouch common stock and the AirTouch Class B preferred stock will be delisted from the NYSE and will be deregistered under the Exchange Act. The AirTouch common stock will also be delisted from the Pacific Exchange. Shares of AirTouch Class C preferred stock outstanding after the merger will continue to be listed on the NYSE and, as a result, AirTouch will continue to be a reporting company under the Exchange Act. When all shares of AirTouch Class C preferred stock have been redeemed or converted under their terms, AirTouch will no longer be required by the Exchange Act to be a reporting company.

    AirTouch common stock is presently included in the S&P 500 index. Mutual funds and other investment vehicles whose investment objective is to track the performance of the S&P 500 index currently hold a substantial amount of AirTouch common stock. These funds will be required to sell their AirTouch shares (or the Vodafone AirTouch ADSs they receive in the merger) if, as is likely after the merger, AirTouch is removed from the S&P 500. These sales could adversely affect the market price for the Vodafone AirTouch ADSs.

    In addition, after the merger the relative weight of Vodafone AirTouch in the U.K. series of the Financial Times Stock Exchange Actuaries Indices is expected to increase. As a result, pension funds, unit trusts and other investment vehicles whose investment objective is to track the performance of these indices are likely to increase their holdings of Vodafone AirTouch ordinary shares.

    Due to the additional indebtedness that Vodafone will incur in connection with the merger as well as the rating differential of the existing indebtedness of the two companies, Standard & Poor's and Moody's Investor Services may downgrade Vodafone's corporate credit ratings. Vodafone and AirTouch believe, however, that any resulting increase in the net borrowing costs of the combined company arising from a downgrade after the merger would not be material.

    AirTouch's U.S. personal communications services operations are carried out jointly within its PrimeCo partnership with Bell Atlantic Mobile. AirTouch and Bell Atlantic Mobile are equal partners in PrimeCo, whose markets complement the existing U.S. cellular franchises of the partners. PrimeCo began providing service in November 1996 and at December 31, 1998 had over 902,000 customers. Bell Atlantic stated in a proxy statement dated April 13, 1999 that upon completion of the Vodafone/ AirTouch merger, Bell Atlantic intends to exercise its option to dissolve PrimeCo and divide PrimeCo's personal communications services properties with AirTouch in accordance with procedures contained in the PrimeCo partnership agreement. Neither Vodafone nor AirTouch believes that such a dissolution would have a material adverse effect on the combined company.

CERTAIN LITIGATION

    AirTouch has recently been served with complaints in the following two matters:

    In March 1999, customers of AirTouch filed a class action complaint in Los Angeles County Superior Court against AirTouch challenging the legality of the assessment of an early disconnection charge when a customer terminates service under a contract whose duration has been extended upon the acceptance of a new promotional offer. The plaintiffs are seeking injunctive relief and unspecified monetary damages, including disgorgement of monies obtained as a result of the alleged unlawful business practices.

    In April 1999, a complaint was filed against AirTouch in the State of Michigan on behalf of all individuals subscribing to service in that state. The plaintiffs are challenging the legality of AirTouch's assessment of certain charges for local calls and charges for calls that pass through wireline networks. The plaintiffs are seeking injunctive relief and unspecified monetary damages.

    In addition, on January 6, 1999, a lawsuit against AirTouch was filed in U.S. District Court for the Central District of California alleging that a January 3, 1999 AirTouch press release was false and misleading under Rule 10b-5 promulgated under the Exchange Act because it failed to disclose material information about AirTouch's merger discussions. The complaint, filed as a purported class action on behalf of all sellers of AirTouch common stock and options on January 3, 1999, seeks an unspecified amount of damages.

    Also, shortly after execution of the merger agreement was announced, Bell Atlantic, AirTouch's 50/50 partner in the PrimeCo and TOMCOM joint ventures, filed a lawsuit seeking to void provisions in the joint venture agreements limiting the partners' competitive activities outside of the joint ventures. Bell Atlantic is seeking preliminary and permanent injunctive relief to void these provisions. The court has set the matter for hearing on May 24, 1999.

    Each of the aforementioned cases is in the preliminary phase and AirTouch is not currently able to assess the impact, if any, of the cases on its financial position or results of operations. AirTouch intends to vigorously oppose each of these actions.

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                          THE INTERNAL REORGANIZATION

    The purpose of the internal reorganization is to amend AirTouch's certificate of incorporation to satisfy requirements to permit the Vodafone/AirTouch merger to be tax-free to U.S. holders of AirTouch common stock, except with respect to cash received in the merger. If AirTouch stockholders approve and adopt the agreement providing for the AirTouch internal reorganization and the agreement is not otherwise terminated, AirTouch will cause AirTouch Merger Sub, a newly-formed wholly owned subsidiary of AirTouch, to merge with and into AirTouch, with AirTouch being the surviving corporation. AirTouch Merger Sub will not have conducted any material business prior to the time of the internal reorganization. In connection with the internal reorganization, appraisal rights will be available to the holders of AirTouch Class D preferred stock and AirTouch Class E preferred stock who comply with the applicable provisions of Delaware law. The following is only a description of the internal reorganization to be effected. You are encouraged to read the complete text of the merger agreement between AirTouch and AirTouch Merger Sub which is attached hereto as Appendix D. The terms of this agreement supersede the description of the internal reorganization contained in the merger agreement between Vodafone and AirTouch.

    After completion of the internal reorganization,

    (1) each share of AirTouch common stock outstanding immediately prior to the internal reorganization will remain outstanding as a share of AirTouch common stock;

    (2) each share of AirTouch Class B preferred stock outstanding immediately prior to the internal reorganization will remain outstanding as a share of AirTouch Class B preferred stock;

    (3) each share of AirTouch Class C preferred stock outstanding immediately prior to the internal reorganization will remain outstanding as a share of AirTouch Class C preferred stock;

    (4) each share of AirTouch Class D preferred stock outstanding immediately prior to the internal reorganization, except for shares with respect to which holders have asserted appraisal rights, will remain outstanding as a share of AirTouch Class D preferred stock; and

    (5) each share of AirTouch Class E preferred stock outstanding immediately prior to the internal reorganization, except for shares with respect to which holders have asserted appraisal rights, will remain outstanding as a share of AirTouch Class E preferred stock.

    Subject to approval and adoption of the agreement providing for the internal reorganization by the holders of AirTouch common stock and AirTouch Class B preferred stock representing not less than a majority of the voting power of the AirTouch common stock and the AirTouch Class B preferred stock entitled to vote thereon, voting as a single class, the closing of the internal reorganization will occur as soon as practicable after the special meeting of AirTouch stockholders but in no event later than the day prior to the date of the Vodafone/AirTouch merger. See "THE SPECIAL MEETING."

    Under the internal reorganization, the AirTouch certificate of incorporation will be amended to provide that, after the reorganization:

    (1) the holders of AirTouch Class C preferred stock will be entitled to vote together with the holders of AirTouch common stock on all matters to be voted upon by holders of AirTouch common stock, and each share of AirTouch Class C preferred stock will be entitled to 1.379 votes per share of AirTouch Class C preferred stock. Upon redemption of AirTouch Class C preferred stock after the merger, a holder of any redeemed Class C preferred share will be entitled to receive that number of Vodafone AirTouch ADSs and that amount of cash as that holder would have been entitled to receive in the merger had the holder held that number of shares of AirTouch common stock that the holder would have received had AirTouch redeemed such holder's AirTouch Class C preferred stock immediately prior to the merger;

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    (2) the holders of AirTouch Class D preferred stock will be entitled to vote together with the holders of AirTouch common stock on all matters to be voted upon by the holders of AirTouch common stock on the basis of 12 votes for each share of AirTouch Class D preferred stock held, AirTouch will no longer be able to redeem the AirTouch Class D preferred stock prior to its maturity date of April 6, 2020, and AirTouch will not be able to change the maturity date or any dividend payment date for these shares, decrease the amount of any dividend, redemption or liquidation payment to holders of the AirTouch Class D preferred stock or enter into a merger that would result in the AirTouch Class D preferred stock being converted into cash, in each case without the consent of the holders of a majority of these shares, and

    (3) the holders of AirTouch Class E preferred stock will be entitled to vote together with the holders of AirTouch common stock on all matters to be voted upon by holders of AirTouch common stock on the basis of 12 votes for each share of AirTouch Class E preferred stock, the maturity date of the AirTouch Class E preferred stock will be extended from April 7, 2018 to April 1, 2020, the dividend payable to the holders of the AirTouch Class E preferred stock on the first dividend payment date after the effective time of the internal reorganization will be increased by $25.00 to $37.8575, and AirTouch will not be able to change the maturity date or any dividend payment date for these shares, decrease the amount of any dividend, redemption or liquidation payment to holders of the AirTouch Class E preferred stock or enter into a merger agreement that would result in the AirTouch Class E preferred stock being converted into cash, in each case without the consent of the holders of a majority of these shares.

    The changes to the AirTouch certificate of incorporation to be effected pursuant to the internal reorganization will not affect any of the powers, preferences or rights of the AirTouch common stock or AirTouch Class B preferred stock.

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                               REGULATORY MATTERS

    Under the merger agreement, neither party is required to complete the merger unless all required regulatory consents and approvals that would be material to Vodafone and AirTouch on a combined basis are obtained without any restrictions or conditions that would have a material adverse effect on Vodafone and AirTouch on a combined basis. It is possible that these regulatory consents and approvals will not be obtained at all or on a timely basis or that material conditions will be imposed on these consents and approvals. See "THE MERGER AGREEMENT--Conditions."

FEDERAL COMMUNICATIONS COMMISSION

    The merger is subject to the requirements of the Communications Act of 1934 and the rules, regulations and policies of the Federal Communications Commission. Under FCC rules, the acquisition by Vodafone of all outstanding AirTouch common stock is deemed to result in a change in control of AirTouch and its subsidiaries holding FCC authorizations and licenses and, as a result, prior FCC approval must be obtained. Under the Communications Act, the FCC must determine that the proposed change in control serves the public interest, convenience and necessity before it can approve the transaction. In making this determination, the FCC examines whether a proposed transfer is consistent with the policies of the Communications Act, including, among other things, the effect of the proposed transfer on FCC policies encouraging competition.

    The FCC will also consider whether the application satisfies the framework for a non-U.S. carrier to enter into the U.S. telecommunications market. The Communications Act allows a non-U.S. investor to acquire up to a 25% ownership interest in the parent company of a U.S. common carrier radio licensee without FCC approval, and the FCC has discretion to authorize indirect non-U.S. ownership exceeding 25% if it finds that this ownership would not be inconsistent with the public interest. The FCC has adopted a presumption in favor of permitting non-U.S. entities from World Trade Organization member states, including the United Kingdom, to acquire up to a 100% indirect interest in a U.S. common carrier radio licensee. The FCC reserves the right to deny an application in the exceptional case where entry into the U.S. market by a non-U.S. telecommunications carrier from a WTO member state poses a very high risk to competition in the U.S. market.

    Vodafone and AirTouch filed with the FCC applications requesting the FCC's consent to the change in control of AirTouch's radio licenses on February 3, 1999. These FCC applications were placed on public record on February 8, 1999. Vodafone and AirTouch believe it is likely that the FCC will grant these applications. However, the FCC applications are subject to public comment, petitions to deny, and informal objections by third parties who may object in an attempt to delay or impede approval by the FCC. The period for filing and responding to public comments on the FCC applications expired on March 29, 1999, but several comments and objections were filed prior to the March 29 deadline. Vodafone and AirTouch have responded to those comments and objections. Accordingly, it is possible that the FCC will not grant the FCC applications in a timely fashion, will subject their approval to conditions or restrictions or will not grant the FCC applications at all.

U.S. ANTITRUST

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules promulgated thereunder, the merger may not be completed unless specific waiting period requirements have been satisfied. On February 4, 1999, Vodafone and AirTouch each filed a premerger notification and report form under the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission. Early termination of the applicable waiting period under the HSR Act was granted on March 2, 1999.

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EXON-FLORIO

    The provisions of Exon-Florio under the Omnibus Trade and Competitiveness Act of 1988 empower the President of the United States to prohibit or suspend an acquisition of, or investment in, a U.S. company by a non-U.S. company if the President finds, after investigation, credible evidence that the non-U.S. person might take action that threatens to impair the national security of the U.S. and that provisions of existing law do not provide adequate and appropriate authority to protect the national security. Any determination that an investigation is called for must be made within 30 days of notice of the proposed transaction. If a determination is made, any investigation must be completed within 45 days of the determination and any decision to take action must be announced within 15 days of completion of the investigation.

    On March 4, 1999, Vodafone and AirTouch filed a voluntary notice under Exon-Florio requesting confirmation that the merger does not threaten to impair the national security of the United States. On April 5, 1999 the Department of the Treasury granted the request of Vodafone and AirTouch to withdraw the March 4 voluntary notice on the ground that the only issues raised in the review of that notice were identical to those raised in the FCC proceedings. Vodafone and AirTouch believe that they will be able to reach agreement on these issues in the context of the FCC review process. If and when the FCC order is issued, Vodafone and AirTouch may file a new voluntary notice under Exon-Florio.

STATE REGULATORY APPROVALS

    Vodafone and AirTouch have filed applications to seek prior approval of the merger from the Georgia Public Service Commission, the Louisiana Public Service Commission and the Nevada Public Utilities Commission and all three commissions have granted approval of the merger. In addition to the aforementioned state applications, Vodafone and AirTouch have filed mandatory notices of the merger with the California Public Utilities Commission, the Kentucky Public Service Commission, the New Mexico Public Regulation Commission, the Ohio Public Utilities Commission and the Wisconsin Public Service Commission. A request has been filed with the Ohio Public Utilities Commission to suspend the effectiveness of the notice filed by Vodafone and AirTouch, and Vodafone and AirTouch have opposed that request. Notwithstanding the Ohio proceeding, Vodafone and AirTouch believe that it is likely that all of the notices filed at the state public service commissions will become effective other than those the failure of which to be obtained would not have a material adverse effect on Vodafone and AirTouch on a combined basis. It is possible, however, that the Ohio Public Utilities Commission will suspend the effectiveness of the Vodafone and AirTouch notice pending further proceedings or will subject such notice to conditions or restrictions. No further state filings or approvals are required.

EUROPEAN UNION

    Vodafone and AirTouch each conducts business in member states of the European Union. Council Regulation (EEC) 4064/89, as amended, requires notification to and approval by the European Commission of mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specified thresholds before these mergers or acquisitions are implemented. Vodafone and AirTouch filed a merger notification with the European Union antitrust authorities on April 6, 1999.

    The European Commission must review the merger to determine whether or not it is compatible with the common market and, accordingly, whether or not to permit it to proceed. A merger or acquisition which does not create or strengthen a dominant position that would significantly impede effective competition in the common market or in a substantial part of it shall be declared compatible with the common market, and must be allowed to proceed. If, following a preliminary one month Phase I investigation, the European Commission considers that it needs to examine the merger more closely because it raises serious doubts as to its compatibility with the common market, it must initiate

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further Phase II investigation procedures. If it initiates a Phase II investigation, the European Commission must issue a final decision as to whether or not the merger is compatible with the common market no later than four months after the initiation of the Phase II investigation. If no Phase II investigation is initiated, then at the end of the Phase I investigation, the European Commission will issue a decision declaring the merger to be compatible with the common market, thereby allowing the merger to proceed. If the European Commission has not issued a final decision by the end of the Phase I investigation or, if Phase II proceedings have been initiated, the Phase II investigation, the merger is deemed cleared. The Phase I investigation period may be extended to six weeks if, within three weeks of receipt of the notification, a member state requests the European Commission to refer all or part of the merger back to the competent authority of the member state concerned, or, if after the notification, the notifying parties offer commitments to the European Commission during the Phase I investigation to remedy any antitrust concerns.

    Vodafone and AirTouch believe that the European Commission should declare the proposed merger compatible with the common market under Council Regulation
(EEC) 4064/89, as amended, although in order to obtain clearance of the merger, Vodafone expects to enter into an undertaking with the European Commission to sell its participation in its German affiliate, E-Plus Mobilfunk GmbH. It is also possible that the European Commission will initiate a Phase II investigation or that the European Commission may declare the merger incompatible with the common market.

UNITED KINGDOM

    Vodafone conducts business and holds a number of telecommunications and wireless telegraphy licenses in the United Kingdom. No approvals or notifications under its licenses are required in the United Kingdom to complete the merger because there will be no change in control of any of the Vodafone licensed companies.

OTHER LAWS

    Under Polish communications regulations, Vodafone must obtain approval from the Minister of Telecommunications prior to completion of the merger. On April 21, 1999, Polkomtel, S.A., AirTouch's Polish affiliate, filed an application to seek prior approval of the merger from the Minister of Telecommunications. Vodafone and AirTouch believe that it is likely that the Minister of Telecommunications will grant the necessary approval. It is possible, however, that the Minister of Telecommunications will not grant the approval in a timely fashion or will subject its approval to conditions or restrictions.

    In addition, under Polish law, the merger may not be completed unless the Polish Office of Competition and Consumer Protection issues its approval of the transaction or specified waiting period requirements have been satisfied. On February 15, 1999 AirTouch filed and on March 2, 1999 Vodafone filed a Notification of Intended Merger of Entities with the Polish Office of Competition and Consumer Protection pursuant to this antitrust law. The Polish Competition Office granted approval of the merger on April 13, 1999.

    The German national regulatory authority, REGULIERUNGSBEHORDE FUR TELEKOMMUNIKATION UND POST, has advised AirTouch's German affiliate, Mannesmann Mobilfunk, that it must obtain approval from such authority for the change in ownership of Mannesmann Mobilfunk prior to completion of the merger. Mannesmann Mobilfunk will shortly file an application to seek prior approval for this change. Vodafone and AirTouch believe that it is likely that this approval will be granted. It is possible, however, that approval will not be granted in a timely manner or will be subject to conditions or restrictions.

    Notifications of the merger will be required under the relevant telecommunications licenses in France. The French mobile operator in which Vodafone is a shareholder, SFR, will have to notify the

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French telecommunications regulator, ART, of the new capital structure of
Vodafone following the merger. The notification must include a description of the new capital structure of Vodafone following the merger, details of the anticipated changes in the composition of Vodafone's shareholdings and the timetable for the merger. Provided that this notification is made, the ART will not have any grounds upon which to object to the merger.

    Vodafone and AirTouch conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. Vodafone and AirTouch are currently in the process of reviewing whether filings or approvals may be required or desirable in these jurisdictions which may be material to Vodafone and AirTouch and its subsidiaries. It is possible that one or more of these filings may not be made, or one or more of these approvals, which are not as a matter of practice required to be obtained prior to effectiveness of a merger transaction, may not be obtained, prior to the merger.

GENERAL

    It is possible that one or more of the regulatory approvals required to complete the merger will not be obtained on a timely basis or at all. In addition, it is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, regulatory concessions. Under the merger agreement, if any regulatory body's approval is subject to conditions or restrictions that would have a material adverse effect on Vodafone or AirTouch on a combined basis, either Vodafone or AirTouch can elect not to complete the merger. It is possible that Vodafone or AirTouch will not be able to comply with conditions imposed or that compliance or non-compliance will have adverse consequences for Vodafone AirTouch after completion of the merger. See "THE MERGER AGREEMENT--Conditions."

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                           MATERIAL TAX CONSEQUENCES

GENERAL

    The following is a discussion of the material U.S. federal income tax consequences of the internal reorganization and the merger to U.S. holders of AirTouch common stock, AirTouch Class B preferred stock and AirTouch Class C preferred stock and the material U.S. federal income tax considerations and United Kingdom tax considerations applicable to the ownership of Vodafone AirTouch shares by U.S. holders. Subject to the limitations and qualifications set forth herein, the following description of the U.S. federal income tax consequences relating to the internal reorganization and the merger represents the opinion of Sullivan & Cromwell, U.S. tax counsel to Vodafone, and Fried, Frank, Harris, Shriver & Jacobson, U.S. tax counsel to AirTouch, respectively, as to all of the material U.S. Federal income tax consequences of the internal reorganization and the merger. As used herein, a "U.S. holder" means a beneficial owner of an AirTouch share or option to acquire an AirTouch share who is treated as a United States person for U.S. federal income tax purposes. This discussion does not address all aspects of U.S. federal income taxation or United Kingdom taxation that may be relevant to AirTouch stockholders in light of their particular circumstances, or to stockholders who are subject to special provisions of U.S. federal income tax law. In addition, this discussion is limited to stockholders who hold AirTouch shares as capital assets and who will hold Vodafone AirTouch shares as capital assets. See "--Qualifications," below. The opinions of counsel are based upon

    - a private letter ruling, dated April 12, 1999, that Vodafone and AirTouch received from the U.S. Internal Revenue Service addressing certain issues under Section 367(a)(1) of the U.S. tax code, a copy of which is attached as Exhibit 99(d) to the registration statement of which this document forms a part,

    - factual representations of Vodafone and AirTouch contained in certificates signed by officers of Vodafone and AirTouch, copies of which are attached to the tax opinions included as Exhibits 8(a) and 8(b) to the registration statement, and

    - the assumption that the merger and internal reorganization will be completed according to the terms of the merger agreements.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF AIRTOUCH COMMON STOCK AND AIRTOUCH CLASS B PREFERRED STOCK

    The internal reorganization will not be a taxable event to U.S. holders of AirTouch common stock or AirTouch Class B preferred stock. U.S. holders of AirTouch common stock or AirTouch Class B preferred stock will therefore not recognize any gain or loss in connection with the internal reorganization.

    The merger will be a tax-free reorganization for U.S. federal income tax purposes. Accordingly, U.S. holders of AirTouch common stock, including U.S. holders of AirTouch Class B preferred stock whose shares are automatically converted into AirTouch common stock immediately prior to the effective time of the merger, will not recognize loss, but will recognize gain in an amount equal to the lesser of the gain realized, if any, with respect to each share of AirTouch common stock exchanged and any cash received in exchange for the share of AirTouch common stock. The amount of gain realized with respect to each share of AirTouch common stock exchanged will equal the excess of the sum of the fair market value of the portion of a Vodafone AirTouch ADS and the amount of any cash received for the AirTouch share over the U.S. holder's tax basis in such share. As further discussed below, different rules apply to cash received in lieu of fractional shares and to any stockholder of AirTouch who will own, actually or constructively, at least five percent of Vodafone AirTouch by vote or value immediately after the merger.

    Subject to the following sentence, any recognized gain will be capital gain, and will be long-term capital gain with respect to AirTouch common stock held for more than 12 months at the effective time

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of the merger. However, the gain could be treated as dividend income to an
AirTouch shareholder who either will exercise some control with respect to corporate affairs or will own, actually or constructively, more than a very small percentage interest in Vodafone AirTouch.

    The tax basis of each Vodafone AirTouch ADS received in the merger will equal the tax basis of the AirTouch common stock exchanged therefor, increased by the amount of gain (including any gain that is treated like a dividend) recognized with respect to the exchange of those shares, decreased by the basis of any portion of those exchanged shares converted into cash in lieu of a fractional Vodafone AirTouch ADS, and further decreased by the amount of cash received with respect to those exchanged shares (other than cash received in lieu of a fractional Vodafone AirTouch ADS). The holding period of the Vodafone AirTouch ADSs will include the holding period of the AirTouch common stock exchanged therefor.

    If a U.S. holder of AirTouch common stock receives cash in lieu of a fractional Vodafone AirTouch ADS, the cash amount will be treated as received in exchange for the fractional Vodafone AirTouch ADS. Subject to the rule discussed above with respect to gain recognized in the merger, the difference between the cash amount received for the fractional Vodafone AirTouch ADS and the proportion of the U.S. holder's tax basis in AirTouch common stock exchanged and allocable to the fractional Vodafone AirTouch ADS will be capital gain or loss. The capital gain or loss will be long-term capital gain or loss with respect to shares of AirTouch common stock held for more than 12 months at the effective time of the merger.

    AN AIRTOUCH SHAREHOLDER WHO WILL OWN, ACTUALLY OR CONSTRUCTIVELY, AT LEAST FIVE PERCENT OF VODAFONE AIRTOUCH BY VOTE OR VALUE IMMEDIATELY AFTER THE MERGER WILL QUALIFY FOR NON-RECOGNITION TREATMENT AS DESCRIBED HEREIN ONLY IF THE SHAREHOLDER FILES A "GAIN RECOGNITION AGREEMENT" WITH THE IRS. ANY SUCH SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER TAX ADVISOR CONCERNING THE DECISION TO FILE A "GAIN RECOGNITION AGREEMENT" AND THE PROCEDURES TO BE FOLLOWED IN CONNECTION WITH THAT FILING.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF AIRTOUCH CLASS C PREFERRED STOCK

    UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE INTERNAL REORGANIZATION TO U.S. HOLDERS OF AIRTOUCH CLASS C PREFERRED STOCK

    The internal reorganization will be a recapitalization to holders of AirTouch Class C preferred stock unless the AirTouch Class C preferred stock is not considered "nonqualified preferred stock" within the meaning of Section 351(g) of the U.S. tax code prior to the internal reorganization and is considered nonqualified preferred stock after the internal reorganization. Nonqualified preferred stock is stock which, among other things, does not participate in corporate growth to any significant extent. Although the matter is not free from doubt, it is the opinion of tax counsel to AirTouch and Vodafone that it is reasonable for a holder of AirTouch Class C preferred stock to take the position that the AirTouch Class C preferred stock does participate in corporate growth to some significant extent both prior to, and subsequent to, the internal reorganization because:

    - the AirTouch Class C preferred stock participates on an as-converted basis with the AirTouch common stock on a liquidation of AirTouch after certain preferences have been satisfied, and

    - the AirTouch Class C preferred stock is convertible into AirTouch common stock both presently and immediately after the internal reorganization.

    Therefore, although the matter is not free from doubt, it is the opinion of tax counsel to AirTouch and Vodafone that it is reasonable for a holder of AirTouch Class C preferred stock to take the position that the internal reorganization is tax-free to the holder.

    However, subsequent to the merger, and shortly after the internal reorganization, the AirTouch Class C preferred stock will not be convertible into AirTouch common stock but instead will be convertible into Vodafone AirTouch ADSs. A right to convert stock into stock of a corporation other

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than the issuer thereof (for example, stock of a parent corporation) is not considered to constitute participation in corporate growth to any significant extent. Accordingly, by reason of the short period of time between the internal reorganization and the merger, it is possible that the IRS will successfully assert that the conversion rights should not be considered to provide holders of AirTouch Class C preferred stock participation in corporate growth. Further, there is no authority directly addressing whether liquidation rights like the liquidation rights attaching to the AirTouch Class C preferred stock would be considered to constitute participation in corporate growth to any significant extent for this purpose or otherwise addressing the treatment of shares such as the AirTouch Class C preferred stock for this purpose. Accordingly, there can be no assurance that the IRS will not successfully assert that the internal reorganization is taxable, in whole or in part, to U.S. holders of AirTouch Class C preferred stock.

    UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS OF AIRTOUCH CLASS C PREFERRED STOCK

    The merger will not be a taxable event to U.S. holders of AirTouch Class C preferred stock. U.S. holders of AirTouch Class C preferred stock will therefore not recognize any gain or loss in connection with the merger.

    CONVERSION OR REDEMPTION OF AIRTOUCH CLASS C PREFERRED STOCK SUBSEQUENT TO THE MERGER

    The conversion or redemption of AirTouch Class C preferred stock into, or for, Vodafone AirTouch ADSs following completion of the merger will be taxable to U.S. holders of AirTouch Class C preferred stock, except if the AirTouch Class C preferred stock so converted is considered exchanged in the merger transaction within the meaning of the reorganization provisions of the U.S. tax code. Accordingly, unless the foregoing exemption applies, a U.S. holder will recognize capital gain or loss equal to the excess, if any, of the aggregate fair market value of the Vodafone AirTouch ADSs and any cash received in the conversion or redemption over the aggregate tax basis of the AirTouch Class C preferred stock converted or redeemed. AirTouch is expected to have the right to redeem AirTouch Class C preferred stock not previously converted into AirTouch common stock or exchanged for Vodafone AirTouch ADSs beginning September 20, 1999 for the consideration receivable in the merger by a holder of AirTouch common stock having a value of fifty dollars.

    A U.S. HOLDER OF AIRTOUCH CLASS C PREFERRED STOCK THAT PRIOR TO COMPLETION OF THE INTERNAL REORGANIZATION EXERCISES ITS RIGHT TO CONVERT ITS AIRTOUCH CLASS C PREFERRED STOCK INTO AIRTOUCH COMMON STOCK WILL NOT RECOGNIZE GAIN OR LOSS AS A RESULT OF THE CONVERSION OR THE INTERNAL REORGANIZATION. FOLLOWING CONVERSION, A U.S. HOLDER WILL BE SUBJECT TO THE TREATMENT DESCRIBED HEREIN WITH RESPECT TO U.S. HOLDERS OF AIRTOUCH COMMON STOCK. EACH U.S. HOLDER OF AIRTOUCH CLASS C PREFERRED STOCK IS THEREFORE STRONGLY URGED TO CONSIDER WHETHER, PRIOR TO THE INTERNAL REORGANIZATION, THE U.S. HOLDER SHOULD CONVERT ITS SHARES OF AIRTOUCH CLASS C PREFERRED STOCK INTO AIRTOUCH COMMON STOCK.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF EMPLOYEE STOCK OPTIONS

    The exchange pursuant to the merger by a U.S. holder of an option to acquire a share of AirTouch common stock received as compensation for services for an option to acquire Vodafone AirTouch shares will not be taxable for U.S. federal income tax purposes. A U.S. holder of an option to acquire a share of AirTouch common stock or, after the merger, of an option to acquire a Vodafone AirTouch share, who received the option as compensation for services and who exercises the option will, subject to the discussion below, recognize ordinary income for U.S. federal income tax purposes in an amount equal to the excess of the fair market value on the exercise date of the stock received pursuant to such exercise over the price paid for that stock pursuant to the option. A U.S. holder's basis in stock received pursuant to the exercise of such an option will equal the fair market value of the stock on the exercise date. Thereafter, the U.S. holder will be subject to the rules discussed above with respect to

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U.S. holders of AirTouch common stock or discussed below with respect to U.S.
holders of Vodafone AirTouch shares. The foregoing discussion does not address the U.S. federal income tax consequences of the exercise of any option that is treated as an incentive stock option within the meaning of section 422(b) of the U.S. tax code. Any U.S. holder of an option that is treated as an incentive stock option is urged to consult his or her own tax advisor concerning the consequences to him or her of the merger and exercise of the option.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO DISSENTING STOCKHOLDERS

    Subject to the discussion below, a U.S. holder who exercises the holder's right to dissent from the merger will recognize gain or loss on the exchange of the holder's AirTouch stock for cash in an amount equal to the difference between the amount of cash received (other than amounts, if any, which are or are deemed to be interest for federal income tax purposes, which amounts will be taxed as ordinary income) and the holder's basis in its AirTouch stock, and the gain or loss will be capital gain or loss if the AirTouch shares were held as capital assets at the effective time of the merger. The capital gain or loss will be long-term capital gain or loss with respect to AirTouch stock held for more than 12 months at that time. A dissenting stockholder may be required to recognize any resulting gain or loss in the year the merger closes, irrespective of whether the dissenting stockholder actually receives payment for his or her shares in that year. In some instances, cash received by a dissenting AirTouch stockholder could be taxed as a dividend if the stockholder actually or constructively owns Vodafone AirTouch ADSs immediately after the merger.

TAX OPINIONS AND PRIVATE LETTER RULING

    It is a waivable condition to the merger that at the closing Vodafone and AirTouch each receive a tax opinion from its tax counsel that the merger qualifies as a reorganization within the meaning of Section 368(a) of the U.S. tax code and that the merger will be tax-free to the U.S. holders of AirTouch stock, except with respect to cash received. These opinions will be based upon updated representations of Vodafone and Airtouch contained in certificates signed by officers of Vodafone and AirTouch to be delivered at the time of the merger, the private letter ruling addressing issues under Section 367(a)(1) of the U.S. tax code and the assumptions noted in the opinions. These opinions are in addition to the opinions filed with the registration statement of which this document forms a part. Neither AirTouch nor Vodafone will seek any other ruling from the IRS as to the U.S. federal income tax treatment of the merger.

    The private letter ruling that Vodafone and AirTouch have received from the IRS is based on the facts and representations contained in the request for the private letter ruling. While generally binding on the IRS, the private letter ruling may be retroactively revoked or modified by the IRS if there has been a misstatement or omission of material facts, the facts at the time of merger are materially different from the facts upon which the private letter ruling is based, the representations upon which the private letter ruling is based are incomplete or untrue in a material respect or there has been a change in applicable law.

    The merger agreement permits each of Vodafone and AirTouch to waive the receipt of its counsel's opinion as a condition to its obligation to consummate the merger. AirTouch will not waive this condition without first recirculating revised proxy materials and resoliciting the vote of the AirTouch stockholders. The tax opinions will not be binding on the IRS or a court and will not preclude the IRS or a court from adopting a contrary position.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP OF VODAFONE AIRTOUCH ORDINARY SHARES AND VODAFONE AIRTOUCH ADSS

    For United States federal income tax purposes, U.S. holders of Vodafone AirTouch ADSs will be treated as the owners of the underlying ordinary shares that are represented by Vodafone AirTouch

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ADSs, and deposits and withdrawals of Vodafone AirTouch ordinary shares by U.S.
holders in exchange for Vodafone AirTouch ADSs will not be subject to United States federal income tax.

    TAXATION OF DIVIDENDS

    Dividends paid to a U.S. holder by Vodafone AirTouch with respect to the Vodafone AirTouch shares will be taxable as ordinary income to the U.S. holder for U.S. federal income tax purposes to the extent paid out of Vodafone AirTouch's current or accumulated earnings and profits, as determined for United States federal income tax purposes, based on the U.S. dollar value of the dividend on the date the dividend is actually or constructively received by the depositary, in the case of Vodafone AirTouch ADSs, or by the U.S. holder, in the case of Vodafone AirTouch ordinary shares, calculated by reference to the exchange rate on the relevant date.

    Under the U.K.-U.S. tax treaty a beneficial owner of a Vodafone AirTouch share and of any cash dividend paid with respect thereto who is a United States person for U.S. federal income tax purposes and who is eligible for benefits under the U.K.-U.S. tax treaty with respect to income derived in connection with such shares (each such holder referred to as an eligible U.S. holder) who receives a dividend from Vodafone AirTouch may be entitled to a foreign tax credit for United Kingdom tax withheld. If an eligible U.S. holder is so entitled, the foreign tax credit would be equal to one-ninth of any dividend received and would give rise to additional dividend income in the same amount. Eligible U.S. holders that do not elect, or are not permitted, to claim a foreign tax credit may be entitled to claim a deduction for foreign tax withheld. By reason, in part, of recent amendments to the relevant provisions of United Kingdom tax law, the United States and the United Kingdom have entered into negotiations of a new income tax treaty. EACH U.S. HOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR CONCERNING WHETHER THE U.S. HOLDER IS ELIGIBLE FOR BENEFITS UNDER THE U.K.-U.S. TAX TREATY AND WHETHER, AND TO WHAT EXTENT, A FOREIGN TAX CREDIT OR DEDUCTION WILL BE AVAILABLE WITH RESPECT TO DIVIDENDS RECEIVED FROM VODAFONE AIRTOUCH.

    Each eligible U.S. holder that relies on the U.K.-U.S. tax treaty should consider disclosing this reliance on the eligible U.S. holder's U.S. federal income tax return. A U.S. holder that fails to disclose reliance on a treaty where disclosure is required would be subject to penalties under United States federal income tax law.

    Distributions by Vodafone AirTouch in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a return of capital to the extent of the eligible U.S. holder's basis in its Vodafone AirTouch shares and thereafter as capital gain. Dividends paid by Vodafone AirTouch will not be eligible for the dividends-received deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations. U.S. holders should consult their own tax advisors regarding the treatment of any foreign currency gain or loss on any pounds sterling received on the Vodafone AirTouch shares which are not converted into U.S. dollars on the date the pounds sterling are actually or constructively received by the depositary, in the case of Vodafone AirTouch ADSs, or by the U.S. holder, in the case of Vodafone AirTouch ordinary shares. For foreign tax credit limitation purposes, dividends paid by Vodafone AirTouch will be income from sources outside of the United States.

    It is possible that, after the merger, Vodafone AirTouch will be at least 50% owned by persons treated as United States persons under the U.S. tax code. Under Section 904(g) of the U.S. tax code, dividends paid by a non-U.S. corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income rather than non-U.S. source income for foreign tax credit purposes to the extent the non-U.S. corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of the dividends paid by Vodafone AirTouch as United States source income. Such treatment may adversely affect an eligible U.S. holder's ability to use foreign tax credits. Section 904(g)(10) of the U.S. tax code permits an eligible U.S. holder to elect to treat Vodafone

                                       69
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AirTouch dividends as non-U.S. source income for foreign tax credit limitation purposes if the dividend income is separated from other income items for purposes of calculating the holder's foreign tax credit.

    TAXATION OF CAPITAL GAINS

    Upon a sale or other disposition of Vodafone AirTouch shares, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder's tax basis, determined in U.S. dollars, in the Vodafone AirTouch shares. Gain or loss recognized will be long-term capital gain or loss with respect to Vodafone AirTouch shares held for more than 12 months at the time of the sale or other disposition and any gain recognized generally will be income from sources within the U.S. for foreign tax credit limitation purposes. A U.S. holder that is liable for both U.S. federal income tax and United Kingdom tax on a sale or other disposition of Vodafone AirTouch shares should consult with his or her tax advisor to determine the U.S. holder's entitlement to credit the United Kingdom tax against the U.S. holder's United States federal income tax liability.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    The relevant paying agents for the Vodafone AirTouch shares must comply with information reporting requirements in connection with dividend payments or other taxable distributions made with respect to Vodafone AirTouch shares within the U.S. to a non-corporate United States person. In addition, "backup withholding" at the rate of 31% will apply to these payments unless the holder or beneficial owner provides an accurate taxpayer identification number in the manner required by U.S. law and applicable regulations, certifies that the holder or beneficial owner is not subject to backup withholding, and the holder or beneficial owner otherwise complies with applicable requirements of the backup withholding rules.

    Payment of the proceeds from the sale of Vodafone AirTouch shares to or through a U.S. office of a broker is subject to both U.S. backup withholding and information reporting requirements, unless the holder or beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption as described in the preceding paragraph. In general, neither U.S. backup withholding nor information reporting will apply to a payment made outside the United States of the proceeds of a sale of Vodafone AirTouch shares through an office outside the United States of a non-U.S. broker. Special rules may require information reporting in the case of payments made outside the U.S. of the proceeds of the sale of Vodafone AirTouch shares through a U.S. broker.

    Amounts withheld under the backup withholding rules may be credited against a U.S. holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

QUALIFICATIONS

    As noted above, the foregoing discussion does not address all aspects of U.S. federal income taxation or United Kingdom taxation that may be relevant to all AirTouch stockholders in light of their particular circumstances. For instance, the discussion does not address all aspects of U.S. federal income taxation or United Kingdom taxation to stockholders that are resident, or, in the case of an individual stockholder, ordinarily resident, in the United Kingdom, stockholders who conduct a trade or business in the United Kingdom through a permanent establishment situated therein, or who perform independent personal services from a fixed base situated therein, and, in either case, to which holding of AirTouch stock is effectively connected.

    In addition, the foregoing discussion does not address all aspects of U.S. federal income taxation or United Kingdom taxation that may be relevant to stockholders who are subject to special provisions

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of U.S. federal income tax law. For example, the discussion does not address all aspects of U.S. federal income taxation or United Kingdom taxation that may be relevant to:

    - stockholders liable for alternative minimum tax,

    - stockholders that actually or constructively will own 10% or more by vote and value of the outstanding stock of Vodafone,

    - stockholders that hold their stock as part of a straddle, hedge, synthetic security, conversion transaction or other integrated investment composed of AirTouch shares and one or more other investments,

    - stockholders whose "functional currency" is not the U.S. dollar,

    - financial institutions,

    - insurance companies,

    - tax-exempt organizations,

    - traders in securities that elect mark-to-market accounting treatment, or

    - broker-dealers.

    Further, this discussion does not address the U.S. federal income tax consequences of the merger or the internal reorganization to holders of AirTouch Class D or Class E preferred stock, or U.S. state or local taxation or taxation by countries other than the United States and the United Kingdom.

    The foregoing discussion is based on existing U.S. federal income and U.K. tax law, including legislation, administrative rulings and court decisions, as well as on the U.K.-U.S. tax treaty, all as in effect on the date of this proxy statement/prospectus, all of which are subject to change, or changes in interpretation, possibly with retroactive effect. In particular, the United States and the United Kingdom have entered into negotiations of a new U.K.-U.S. income tax treaty. The foregoing discussion is further based, in part, upon the representations of the depositary and the assumption that each obligation in the deposit agreement relating to Vodafone AirTouch ADSs and any related agreement will be performed in accordance with its terms.

    Finally, Vodafone believes that it is not a "passive foreign investment company" for U.S. federal income tax purposes within the meaning of Section 1297(a) of the U.S. tax code and the foregoing discussion so assumes.

    EACH AIRTOUCH STOCKHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES AND UNITED KINGDOM TAX CONSEQUENCES OF THE MERGER, THE INTERNAL REORGANIZATION, AND THE OWNERSHIP AND DISPOSITION OF THE VODAFONE AIRTOUCH SHARES TO HIM OR HER, IN EACH CASE IN LIGHT OF THE FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO HIM OR HER, AND AS TO ANY U.S. ESTATE, GIFT, STATE, LOCAL OR NON-U.S. AND NON-UNITED KINGDOM TAX CONSEQUENCES OF THE MERGER AND THE INTERNAL REORGANIZATION.

UNITED KINGDOM TAX CONSEQUENCES OF THE OWNERSHIP OF VODAFONE AIRTOUCH ORDINARY SHARES AND VODAFONE AIRTOUCH ADSS

    TAXATION OF DISTRIBUTIONS

    A U.S. holder who receives a dividend from Vodafone AirTouch will not have any further U.K. tax to pay in respect of the dividend but will not be able to claim any payment in respect of the dividend under the U.K.-U.S. tax treaty. See "United States Federal Income Tax Consequences of the Ownership of Vodafone AirTouch Ordinary Shares and Vodafone AirTouch ADSs--Taxation of Dividends."

    TAXATION OF CAPITAL GAINS

    A U.S. holder who is neither resident nor ordinarily resident for tax purposes in the U.K. will not normally be liable for U.K. tax on capital gains realized on the disposal of Vodafone AirTouch ordinary

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
shares or Vodafone AirTouch ADSs. However, this will not apply if at the time of the disposal, the U.S. holder carries on a trade, which for this purpose includes a profession or vocation, in the U.K. through a branch or agency and the disposed Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs are or have been used in or for the purposes of that trade or are or have been used or held by or for the purposes of the branch or agency. An individual U.S. holder who is only temporarily not resident in the U.K. may, under anti-avoidance legislation, still be liable for U.K. tax on capital gains realized, subject to any available exemption or relief.

    INHERITANCE AND GIFT TAXES

    Vodafone AirTouch ordinary shares and Vodafone AirTouch ADSs are assets situated in the U.K. for the purposes of U.K. inheritance tax. A gift of these assets by, or the death of, an individual holder may, subject to certain exemptions and reliefs, give rise to a liability to U.K. inheritance tax even if the holder is neither domiciled in the U.K. nor deemed to be domiciled there under special rules relating to long residence or previous domicile. For U.K. inheritance tax purposes, a transfer of assets at less than full market value may be treated as a gift and particular rules apply to gifts where the donor reserves or retains some benefit. Special rules also apply to close companies and to trustees of settlements holding Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs, bringing them within the charge to inheritance tax. An individual who is domiciled in the U.S. for the purposes of the U.K.-U.S. estate and gift tax convention and who is not a national of the U.K. for the purposes of the U.K.-U.S. estate and gift tax convention will generally not be subject to U.K. inheritance tax in respect of the Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs on the individual's death or on a gift of the Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs during the individual's lifetime, provided that any applicable U.S. federal gift or estate tax liability is paid, unless the Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs are part of the business property of a permanent establishment of an enterprise of the individual in the U.K. or pertain to a fixed base in the U.K. of the individual used for the performance of independent personal services. Where a settlor who, at the time of settlement, was a U.S. holder has placed Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs in trust, the Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs will generally not be subject to U.K. inheritance tax if the settlor, at the time of settlement, was domiciled in the U.S. for the purposes of the U.K.-U.S. estate and gift tax convention and was not a U.K. national, provided that the Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs are not part of the business property of a permanent establishment in the U.K. and do not pertain to a fixed base in the U.K., as more fully summarized above.

    In the exceptional case where the Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs are subject both to U.K. inheritance tax and to U.S. federal gift or estate tax, the estate and gift tax convention generally provides for the tax paid in the U.K. to be credited against tax paid in the U.S. or for tax paid in the U.S. to be credited against tax payable in the U.K. based on priority rules set out in the estate and gift tax convention.

    STAMP DUTY AND STAMP DUTY RESERVE TAX

    Vodafone and AirTouch will be jointly and severally liable for all stamp duties, stamp duty reserve tax and similar taxes and governmental levies imposed in connection with the issuance or creation of the Vodafone AirTouch ordinary shares constituting the stock consideration and any Vodafone AirTouch ADSs in connection therewith and any U.K. stamp duty, stamp duty reserve tax or similar governmental charge, or any interest or penalties thereon, that may be payable by Vodafone, AirTouch or, after the merger, Vodafone AirTouch pursuant to the deposit agreement relating to the ADSs. See "DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES--Payment of Taxes."

    No stamp duty will be payable on the acquisition or transfer of Vodafone AirTouch ADSs or beneficial ownership of Vodafone AirTouch ADSs, provided that any instrument of transfer is not

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
executed in the U.K. and provided further that the instrument of transfer is not brought into the U.K. An agreement for the transfer of Vodafone AirTouch ADSs or beneficial ownership of Vodafone AirTouch ADSs will not give rise to a liability for stamp duty reserve tax.

    A transfer for value of the Vodafone AirTouch ordinary shares will generally be subject to AD VALOREM stamp duty or to stamp duty reserve tax. Stamp duty will arise on the execution of an instrument to transfer Vodafone AirTouch ordinary shares. Stamp duty reserve tax will arise on the entry into an agreement to transfer Vodafone AirTouch ordinary shares but the charge may be canceled if stamp duty has been paid. Stamp duty and stamp duty reserve tax are normally a liability of the purchaser. Any transfer for value of the underlying Vodafone AirTouch ordinary shares represented by Vodafone AirTouch ADSs may give rise to a liability on the transferee to U.K. stamp duty or stamp duty reserve tax. The rate of stamp duty payable is 50p per L100, or part of L100, and 0.5% of the consideration in the case of stamp duty reserve tax. On a transfer of Vodafone AirTouch ordinary shares from the custodian of the depositary to a holder of a Vodafone AirTouch ADS upon cancellation of the Vodafone AirTouch ADS, only a fixed stamp duty of 50p per instrument of transfer is currently payable. However, the U.K. government has announced that it intends to increase this fixed duty to L5 and to require the rounding up of AD VALOREM stamp duty to the next multiple of L5 (if the duty is not already a multiple of L5), effective October 1, 1999.

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                              THE MERGER AGREEMENT

    The following description of the merger agreement describes the material terms of the agreement but does not purport to describe all the terms of the agreement. The complete text of the merger agreement is attached to this proxy statement/prospectus as Appendix A and is incorporated by reference herein. All shareholders are urged to read the merger agreement in its entirety because it is the legal document that governs the merger.

THE MERGER

    Pursuant to the merger agreement, Apollo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vodafone, will merge into AirTouch, with AirTouch surviving as a subsidiary of Vodafone.

    The merger will become effective when Vodafone and AirTouch file the certificate of merger with the Secretary of State of the State of Delaware or at a later time if so specified in the certificate of merger. The merger is expected to become effective on the same day as the closing of the merger, which will take place either as soon as practicable after the conditions described in the merger agreement have been satisfied or waived or on another date agreed upon by Vodafone and AirTouch.

THE INTERNAL REORGANIZATION

    Before the Vodafone/AirTouch merger takes place, AirTouch will cause the internal reorganization to occur, in which

    - AirTouch Merger Sub, Inc., a newly-formed Delaware corporation and a wholly owned subsidiary of AirTouch, will merge into AirTouch, with AirTouch being the surviving corporation, and

    - amendments will be made to the certificates of designation of the AirTouch Class C, Class D and Class E preferred stock.

    For more details on the effects of the internal reorganization, see "THE INTERNAL REORGANIZATION" beginning on page 59.

CONSIDERATION TO BE RECEIVED IN THE MERGER

    At the time the merger becomes effective:

    - each share of AirTouch common stock outstanding, except for the shares owned by Vodafone, AirTouch, or any of their subsidiaries or any holder who properly exercises his appraisal rights, will be converted into

      (1) five (5) Vodafone AirTouch ordinary shares, which will be delivered in the form of 0.5 of a Vodafone AirTouch ADS, and

      (2) $9.00 in cash, without interest.

    - each share of AirTouch owned by Vodafone, AirTouch, or any of their subsidiaries will automatically be canceled without the payment of any consideration;

    - each AirTouch option outstanding and unexercised will be converted into the specific rights described on page 79 under "--Stock Options and Other Employee Benefits;"

    - each share of common stock of Apollo Merger Sub outstanding will be canceled; and

    - AirTouch will issue to Vodafone the number of shares of AirTouch common stock equal to the number of shares of AirTouch common stock converted in the merger.

TREATMENT OF PREFERRED STOCK

    Immediately prior to the merger, according to the Class B certificate of designation

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    - each outstanding share of AirTouch Class B preferred stock will convert automatically into AirTouch common stock at the exchange ratio set forth in the Class B certificate of designation, which is 0.806 shares of AirTouch common stock per share of AirTouch Class B preferred stock, subject to anti-dilution adjustments, and

    - all dividends accrued through the date of conversion and unpaid on the shares of AirTouch Class B preferred stock, other than previously declared dividends payable to the holder of record on a prior date, whether or not declared, will be due and payable in cash out of funds of AirTouch after the internal reorganization.

    The shares of AirTouch common stock issuable upon conversion of the Class B preferred stock will then be converted into and canceled in exchange for Vodafone AirTouch ADSs and cash as described above in "--Consideration to Be Received in the Merger."

    Each share of Class C preferred stock of AirTouch outstanding immediately prior to the merger will remain outstanding as a share of Class C preferred stock of AirTouch after the merger. Each share of AirTouch Class C preferred stock will, after the merger, be subject to conversion or redemption, at the election of the holder of the AirTouch Class C preferred stock, in accordance with the terms set forth in Section 4(e) of the Class C certificate of designation. According to their terms, the shares of Class C preferred stock are expected to be redeemable beginning on September 20, 1999 for the merger consideration that such holder would have received had he held that number of shares of AirTouch common stock issuable upon a redemption of his AirTouch Class C preferred stock immediately prior to the merger. After the merger, each share of Class C preferred stock will be convertible into the merger consideration that would have been received by a holder of 1.379 shares of AirTouch common stock.

    Each share of Class D and Class E preferred stock of AirTouch outstanding immediately prior to the merger, other than shares owned by any holder who properly exercises his appraisal rights, will remain outstanding as a share of AirTouch Class D preferred stock or AirTouch Class E preferred stock, respectively, after the merger.

EXCHANGE OF AIRTOUCH COMMON STOCK

    Vodafone has appointed Equiserve Limited Partnership as the exchange agent who will exchange certificates which, before the merger, represent outstanding shares of AirTouch common stock and, in the merger, will be converted into the right to receive Vodafone AirTouch ADSs, and the cash consideration. Promptly after the merger takes place, AirTouch or the exchange agent will mail to each record holder of AirTouch common stock holding a certificate a letter of transmittal for use in effecting delivery of the AirTouch common stock to the exchange agent.

    Vodafone will issue the Vodafone AirTouch ordinary shares as the stock consideration in registered form to Equiserve Limited Partnership as nominee and agent for the record holders. If the redenomination of the Vodafone ordinary share capital takes effect immediately prior to the merger, then, unless the directors of Vodafone determine not to issue bearer shares, Vodafone will

    (1) strike the name of the nominee from the Vodafone shareholders' register,

    (2) create bearer shares with respect to the Vodafone ordinary shares; and

    (3) deliver the bearer shares to the nominee for delivery to the depositary in order for it to issue the Vodafone AirTouch ADSs to holders of AirTouch common stock.

    The fact that the Vodafone AirTouch ordinary shares underlying the Vodafone AirTouch ADSs may be evidenced by bearer shares will not affect the rights of Vodafone AirTouch ADS holders to receive Vodafone AirTouch ordinary shares registered in their name upon any withdrawal of those shares in accordance with the terms of the deposit agreement governing the rights of Vodafone AirTouch ADSs. Holders of AirTouch common stock will not be liable for any charges in connection with the receipt of Vodafone AirTouch ADSs representing bearer shares. See "DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES."

    Vodafone AirTouch ordinary shares issued in connection with the merger which are in registered form will be registered in the name of The Bank of New York, as depositary. Vodafone AirTouch ordinary shares issued in connection with the merger which are bearer shares will be held by The Bank of New York or its nominee. In addition, Vodafone will periodically deposit cash in an amount sufficient to provide the exchange agent with funds to make the cash payments required to be made under the merger agreement.

    After delivering AirTouch certificates and a signed transmittal letter to the exchange agent or, in the case of AirTouch common stock held through the AirTouch Direct Purchase and Sale Plan program or through The Depository Trust Company, without further action by the holder, each holder of AirTouch common stock will be entitled to receive in exchange for the AirTouch certificates:

    - the number of Vodafone AirTouch ADSs that the holder has the right to receive as stock consideration, and

    - a check in the amount, after giving effect to any required tax withholdings, of

         (1) the cash consideration that the holder has the right to receive,

         (2) cash in lieu of fractional Vodafone AirTouch ADSs on the terms described below plus

         (3) any cash dividends or other distributions that the holder has the right to receive, including dividends or distributions payable with respect to the holder's Vodafone AirTouch ADSs with a record date after the merger and a payment date on or prior to the date of the surrender and not previously paid.

    AirTouch certificates that are surrendered will be canceled. No interest will be paid or accrued on any amount payable upon surrender of the share certificates. No holder of an unsurrendered AirTouch certificate will receive any dividends or other distributions with respect to Vodafone AirTouch ADSs to which it is entitled under the merger agreement until the AirTouch certificate registered to the holder is surrendered to the exchange agent.

    The depositary will not issue fractional ADSs in connection with the merger. Instead, each holder of shares of AirTouch common stock exchanged in the merger who would otherwise have received a fraction of a Vodafone AirTouch ADS will receive cash, without interest, in an amount equal to the holder's proportionate interest in the net proceeds from the sale on the NYSE by the exchange agent on behalf of all holders of all fractional Vodafone AirTouch ADSs that the depositary would otherwise issue in the merger. Vodafone will pay all commissions, transfer taxes and out-of-pocket costs, including the expenses and compensation of the exchange agent, incurred in connection with the sale of fractional Vodafone AirTouch ADSs.

    In order for a person who is not a registered holder of the AirTouch common stock represented by an AirTouch certificate to have that certificate exchanged under the merger, he must

    - ensure that the certificate surrendered is properly endorsed and in proper form for transfer and

    - pay the exchange agent any transfer or other taxes required or establish to the satisfaction of the exchange agent that all taxes have been paid or are not payable.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains a number of customary representations and warranties made by Vodafone and AirTouch regarding, among other things, due organization, good standing and qualification; capital structure; corporate authority to enter into the contemplated transactions and lack of conflicts with corporate governance documents; governmental filings; reports and financial statements; absence of certain changes or events; litigation and liabilities; brokers or finders; ownership of the other party's common stock; assets; licenses; intellectual property; year 2000 compliance; joint

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ventures and tax matters. AirTouch has also represented that it has taken or will take all actions appropriate and necessary to ensure that provisions of the Delaware General Corporation Law limiting business combinations will not affect the merger or any other transaction contemplated by the merger agreement and that neither Vodafone nor AirTouch will have any obligations under AirTouch's stockholder rights plan and that the holders of those rights will not have any rights under the stockholder rights plan.

    The merger agreement also contains customary representations and warranties of Vodafone regarding Apollo Merger Sub, Inc., including its corporate authority to enter into the contemplated transactions and absence of previous business activities.

CONDUCT OF BUSINESS PENDING THE MERGER; OTHER ACTIONS

    During the period from the signing of the merger agreement until the merger becomes effective, each of Vodafone and AirTouch has agreed as to itself and its subsidiaries, unless the other party approves otherwise in writing, among other things, that:

    - they will carry on their businesses in the ordinary course and, to the extent practicable, will preserve its and their business organization intact and maintain their licenses in force and maintain their existing relations and goodwill with customers, suppliers, creditors, regulators, lessors, employees and business associates, and

    - they will not make any decision or commitment regarding a significant investment or divestment except in the ordinary course of business or under financial plans previously communicated to the other party, without first consulting with the other party.

    In addition, Vodafone and AirTouch have agreed that before the merger they will not take any of the following actions outside of the parameters specified in the merger agreement:

    - declare and pay dividends or change their share capital other than, among other things, the redenomination of ordinary share capital in the case of Vodafone,

    - issue securities,

    - amend their corporate governance documents,

    - incur significant debt outside the ordinary course of business, and

    - modify their benefit plans and compensation of directors, officers and employees outside of the ordinary course of business.

    In addition, Vodafone and AirTouch have each agreed:

    - to use reasonable best efforts to cause the merger to constitute a reorganization under Section 368(a) of the U.S. tax code;

    - to timely satisfy all applicable tax reporting and filing requirements contained in the U.S. tax code with respect to the merger;

    - to cooperate with the other between the date of the merger agreement and the closing date, and to use reasonable efforts, to ensure that the merger satisifies the 50% substantiality tax test under the U.S. tax code; and

    - to cooperate with the other between the date of the merger agreement and the closing date, and to use its reasonable efforts, to obtain from the IRS the private letter ruling with respect to the merger as described in United States Treasury regulations Section 1.367(a)-3(c)(9), and to prepare jointly the ruling request and any communications with the IRS. The private letter ruling was obtained on April 12, 1999.

    AirTouch must also use its best efforts to cause each person who may be considered an affiliate of AirTouch under Rule 145 of the Securities Act to execute an agreement restricting the disposition of the affiliate's Vodafone AirTouch ADSs received in the merger or underlying Vodafone AirTouch

                                       77
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ordinary shares. Neither Vodafone AirTouch nor the depositary will register any transfers of Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs by any person who may be considered an affiliate unless the transfer is in compliance with these restrictions.

ACQUISITION PROPOSALS

    Vodafone and AirTouch each has agreed that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries will, and that it will direct and use its best reasonable efforts to cause its or its subsidiaries' employees, agents and representatives not to

    - solicit, encourage or facilitate any inquiries with respect to any acquisition proposal, including a merger, reorganization, share exchange, dual-holding company transaction, consolidation, or similar transaction involving it or any purchase of all or any significant portion of its equity securities or of its and its subsidiaries' assets taken as a whole; or

    - have any discussions with or provide any confidential information or data to any person relating to, or engage in any negotiations concerning, an acquisition proposal, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal.

However, each of Vodafone, AirTouch and their respective boards of directors has the right to

    - make any disclosure to its shareholders if, in the good faith judgment of its board of directors, failure to do so would be inconsistent with its obligations under applicable law;

    - negotiate with or furnish information to any person who has made a bona fide written acquisition proposal that is a superior proposal, as described below, and that did not result from the breach of the party's obligations not to solicit or engage in discussions or negotiations with respect to an acquisition proposal (as described above); or

    - recommend an acquisition proposal to its shareholders if the acquisition proposal is a superior proposal.

    A superior proposal is an acquisition proposal by a third party

    - on terms which the board of directors of Vodafone or AirTouch, as the case may be, determines in good faith after consultation with its financial advisors, whose advice will be communicated to the other party, to be more favorable from a financial point of view to its shareholders than the merger, after giving the other party at least five business days to respond to the acquisition proposal and

    - which the board of directors of Vodafone or AirTouch, as the case may be, determines in good faith is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of the proposal.

    Each of Vodafone and AirTouch has also agreed to

    - terminate any discussions or negotiations with any parties regarding acquisition proposals that were being conducted at the time the merger agreement was signed,

    - to inform its subsidiaries and their representatives of the relevant obligations undertaken in the merger agreement,

    - to notify the other party promptly if any inquiries, proposals or requests for information regarding an acquisition proposal are received or any discussions or negotiations are sought and to identify the name of the party making the inquiry, request, or proposal, and

    - to promptly request that each person who executed a confidentiality agreement with it within the 12 months prior to the date of the merger agreement in connection with its consideration of an acquisition proposal return or destroy all confidential information previously furnished to the person.

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
STOCK OPTIONS AND OTHER EMPLOYEE BENEFITS

    In the merger, all outstanding and unexercised AirTouch stock options and tandem stock appreciation rights, whether vested or unvested, will

    - be assumed by Vodafone AirTouch,

    - cease to represent a right to acquire shares of AirTouch common stock and

    - be converted automatically into options to purchase, and tandem stock appreciation rights with respect to, Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs.

    Each option and tandem stock appreciation right will remain subject to the terms of the AirTouch stock plan under which it was issued and the agreement evidencing its grant, except that after the merger

    - the number of Vodafone AirTouch ordinary shares, or Vodafone AirTouch ADSs, as applicable, purchasable upon exercise of each option or subject to a tandem stock appreciation right will be equal to the number of shares of AirTouch common stock that were purchasable under the option or subject to the tandem stock appreciation right immediately prior to the merger multiplied by the exchange ratio or, in the case of Vodafone AirTouch ADSs, one-tenth of the exchange ratio, in each case subject to any rounding as provided for in the merger agreement, and

    - the exercise price per Vodafone AirTouch ordinary share or, Vodafone AirTouch ADSs, as applicable, under each option or tandem stock appreciation right will be obtained by dividing

       (1) the per share exercise price of each option or tandem stock appreciation right less the per share cash consideration by

       (2) the exchange ratio or, in the case of Vodafone AirTouch ADSs, one-tenth of the exchange ratio, in each case subject to any rounding as provided for in the merger agreement.

    Notwithstanding the foregoing, the number of Vodafone AirTouch ordinary shares and the exercise price per Vodafone AirTouch ordinary share of each AirTouch stock option that is intended to be an "incentive stock option," as defined in section 422 of the U.S. tax code, will be adjusted as required by
Section 424 of the U.S. tax code. Vodafone AirTouch ordinary shares to be issued upon the exercise of AirTouch stock options may, at the election of the holders of AirTouch stock options, be delivered in the form of Vodafone AirTouch ADSs. AirTouch has agreed that it will make all necessary arrangements with respect to the AirTouch stock plans to permit the assumption by Vodafone of any unexercised AirTouch stock options and tandem stock appreciation rights.

    Vodafone and its subsidiaries intend to provide current and former employees and directors of AirTouch compensation and benefit programs, including annual and long-term incentive programs, that are competitive with those provided by large industrial companies in the U.S. and U.K. Specifically, Vodafone AirTouch will, and will cause its subsidiaries to

    - keep in effect for one year after the merger, without any change to the eligibility provisions and levels of benefits, the AirTouch compensation and benefit plans in effect on the date of the merger agreement;

    - recognize an employee's service prior to the merger with AirTouch, its subsidiaries and any of their predecessor entities for all purposes, including eligibility to participate, vesting, benefit accrual, eligibility to commence benefits and severance, under any benefits plans of Vodafone AirTouch or its subsidiaries in which the employee participates, provided that this recognition of service does not result in any duplication of benefits;

    - recognize any appropriate out-of-pocket expenses of each employee of AirTouch or its subsidiaries for purposes of determining the employee's deductible and copayment expenses under any benefit plans of Vodafone AirTouch;

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
    - waive any provisions under the benefit plans of Vodafone AirTouch which restrict benefits by reason of pre-existing conditions; and

    - honor the terms of each outstanding employment, change of control, severance and termination agreement between AirTouch or its subsidiaries and their directors, officers or employees, including all obligations pertaining to bonus deferral plans, vested and accrued benefits and similar employment and benefit arrangements.

INDEMNIFICATION AND INSURANCE

    After the merger, Vodafone AirTouch will indemnify the directors and officers of AirTouch and its subsidiaries for any losses they incur because they acted as directors and officers of AirTouch or its subsidiaries before the merger, as follows:

    - Vodafone AirTouch will maintain all rights to indemnification and all limitations on liability existing under the AirTouch certificate of incorporation and the AirTouch by-laws in favor of those directors and officers of AirTouch;

    - Vodafone AirTouch will maintain all rights to indemnification and all limitations on liability existing under any agreement between any of those directors or officers and AirTouch or its subsidiaries;

    - Vodafone AirTouch will, for a period of six years after the merger becomes effective, indemnify those directors and officers to the same extent they are indemnified on the date of the merger agreement; and

    - Vodafone AirTouch will, for a period of six years after the merger becomes effective, provide liability insurance for those directors and officers for acts or omissions occurring before the effective time of the merger on terms at least as favorable as those of any policy presently in effect. However, during the six-year period, Vodafone AirTouch will not be required to provide any more coverage than can be obtained for the remainder of the period for an annual premium costing more than 150% of the annual premium currently paid by AirTouch for its existing coverage.

DIRECTORS AND MANAGEMENT OF VODAFONE AIRTOUCH FOLLOWING THE MERGER

    Following the merger, the board of directors of Vodafone AirTouch will consist of 14 persons, seven of whom Vodafone will designate, of whom three will be non-executive directors, and seven of whom AirTouch will designate, of whom five will be non-executive directors. These AirTouch director-designates, whose names are listed in the section entitled "DIRECTORS AND MANAGEMENT OF VODAFONE AIRTOUCH FOLLOWING THE MERGER," will be nominated for election by the Vodafone shareholders and will take office when the merger becomes effective. Vodafone has agreed to cause the resignations of the current directors of Vodafone who will not continue as directors.

    Chris Gent, the current chief executive of Vodafone, will be the chief executive of Vodafone AirTouch and Sam Ginn, the current chairman and chief executive officer of AirTouch, will be the non-executive chairman of Vodafone AirTouch.

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
    Vodafone and AirTouch have agreed that they will appoint the following persons to the indicated executive offices of Vodafone AirTouch:

OFFICER                                                                           POSITION
--------------------------------------------------------  --------------------------------------------------------

Christopher C. Gent.....................................  Chief Executive

Peter R. Bamford........................................  Chief Executive Officer for the U.K. region

Mohan S. Gyani..........................................  Head of Corporate Strategy

Julian M. Horn-Smith....................................  Chief Executive Officer for the Europe/Africa/ Middle
                                                          East region

Kenneth J. Hydon........................................  Financial Director

Arun Sarin..............................................  Chief Executive Officer for the U.S./Asia Pacific
                                                          region; Head of Technical Strategy

    If any of these designated officers are unwilling or unable to serve, a person will be designated to fill that position by mutual agreement of Vodafone and AirTouch.

    See "DIRECTORS AND MANAGEMENT OF VODAFONE AIRTOUCH FOLLOWING THE MERGER" for further information regarding the management of Vodafone AirTouch after completion of the merger.

BAY AREA PRESENCE

    For three years following the merger, Vodafone AirTouch will maintain a significant business presence in the San Francisco Bay Area, including maintaining AirTouch's Bay Area Research Technology Facility. In addition, Vodafone AirTouch will initially maintain AirTouch's San Francisco office as its U.S./Asia Pacific regional headquarters.

CONDITIONS

    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO COMPLETE THE MERGER

    AirTouch and Vodafone may complete the merger only if each of the following conditions is satisfied or waived:

    - SHAREHOLDER APPROVALS.

      (1) The holders of a majority of the voting power of AirTouch common stock and AirTouch Class B preferred stock, voting together as one class, approve and adopt the merger agreement, and the agreement providing for the internal reorganization,

      (2) the holders of a majority of the Vodafone ordinary shares, whether in person or by proxy, at the extraordinary general meeting of the shareholders of Vodafone, approve

         (a) the merger, and

         (b) an increase in the ordinary share capital of Vodafone, and

      (3) the holders of at least 75% of the Vodafone ordinary shares, whether in person or by proxy, at the extraordinary general meeting of the shareholders of Vodafone, approve the Vodafone board's authorization to allot securities, including to AirTouch stockholders, pursuant to the merger;

    - EXON-FLORIO. Review and investigation under Exon-Florio has terminated and the President of the United States has taken no action authorized under Exon-Florio;

    - OTHER REGULATORY APPROVALS. The following required filings and authorizations, as well as those listed above, have been made or obtained without being subject to conditions or restrictions that

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
      would have a material adverse effect on Vodafone and AirTouch on a combined basis, unless failing to obtain the authorization would not have a material adverse effect on Vodafone and AirTouch on a combined basis:

      (1) filing the certificate of merger with the Secretary of State of the State of Delaware;

      (2) approval of the FCC;

      (3) all necessary state securities law permits or approvals;

      (4) compliance with the rules and regulations of the NYSE and the London Stock Exchange; and

      (5) confirmation from the European Commission in accordance with Article 6(1)(b), 8(2) or 10(6) of Council Regulation (EEC) No 4064/89 as amended, or from any national authority within the European Community to which the merger or any part of the merger is referred that the merger and any matters arising from the merger are compatible with the common market;

    - NO LAWS OR ORDERS. No laws, judgments or orders have been enacted or issued, or threatened to be enacted or issued, that restrain, enjoin, or prohibit the completion of the merger, or that materially frustrate the express intent and purposes of the merger agreement;

    - EFFECTIVE REGISTRATION STATEMENT. The registration statement on Form F-4 has become effective under the Securities Act, there is no stop order regarding the registration and the SEC has not initiated or threatened any proceedings for that purpose;

    - STOCK EXCHANGE LISTING.

      (1) The Vodafone AirTouch ordinary shares to be issued in the merger have been admitted to the Official List of the London Stock Exchange and this admission has become effective in accordance with the rules and regulations of the London Stock Exchange and

      (2) the Vodafone AirTouch ADSs have been authorized for listing on the NYSE, subject to official notice of issuance; and

    - INTERNAL REORGANIZATION. The internal reorganization of AirTouch has been completed.

    As used in the merger agreement with respect to conditions for completion of the merger, a "material adverse effect" means, with respect to any entity, a material adverse effect on the financial condition, properties, business or results of operations of the entity and its subsidiaries, taken as a whole.

    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF VODAFONE

    The obligations of Vodafone to effect the merger are also subject to the satisfaction or waiver by Vodafone of the following conditions:

    - REPRESENTATIONS AND WARRANTIES TRUE.

      (1) Each of the representations and warranties of AirTouch set forth in the merger agreement,

           (A) to the extent qualified by material adverse effect, being true, and

           (B) to the extent not qualified by material adverse effect, being true, in each case, when made and as of the closing date, except to the extent that a representation and warranty expressly speaks as of a specific date,

         PROVIDED that clause (B) will be satisfied so long as any failures of representations and warranties to be true would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on AirTouch. Any measurement of material adverse effect will not give effect to Vodafone's ownership of AirTouch and its subsidiaries after the merger; and

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
      (2) Vodafone having received a certificate signed on behalf of AirTouch by an executive officer of AirTouch to this effect;

    - COMPLIANCE WITH COVENANTS.

      (1) AirTouch having performed all material obligations required to be performed by it under the merger agreement at or prior to the closing date and

      (2) Vodafone having received a certificate signed on behalf of AirTouch by an executive officer to this effect;

    - CONSENTS UNDER AGREEMENTS RECEIVED. Consent or approval having been obtained from each person whose consent or approval is required in connection with the consummation of the transactions contemplated by the merger agreement under any agreement to which Vodafone or AirTouch or any of their respective subsidiaries is a party, except those for which the failure to obtain the consent or approval, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Vodafone or AirTouch or materially impair the transactions contemplated hereby;

    - TAX OPINION. Vodafone having received an opinion from Sullivan & Cromwell substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion,

      (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the U.S. tax code and

      (2) Vodafone will be treated as a corporation under Section 367(a)(1) of the U.S. tax code with respect to each transfer of property thereto pursuant to the merger.

    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF AIRTOUCH

    The obligation of AirTouch to effect the merger is also subject to the satisfaction or waiver by AirTouch of the following conditions:

    - REPRESENTATIONS AND WARRANTIES TRUE.

      (1) Each of the representations and warranties of Vodafone set forth in the merger agreement,

           (A) to the extent qualified by material adverse effect, being true, and

           (B) to the extent not qualified by material adverse effect, being true, in each case, when made and as of the closing date, except to the extent that a representation and warranty expressly speaks as of a specific date,

         PROVIDED that clause (B) will be satisfied so long as any failures of representations and warranties to be true would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Vodafone. Any measurement of material adverse effect will not give effect to Vodafone's ownership of AirTouch and its subsidiaries after the merger; and,

      (2) AirTouch having received a certificate signed on behalf of Vodafone by an executive officer of Vodafone to this effect;

    - COMPLIANCE WITH COVENANTS.

      (1) Vodafone having performed all material obligations required to be performed by it under the merger agreement at or prior to the closing date and

      (2) AirTouch having received a certificate signed on behalf of Vodafone by an executive officer to this effect;

    - CONSENTS UNDER AGREEMENTS RECEIVED. Consent or approval having been obtained from each person whose consent or approval is required in connection with the consummation of the transactions contemplated by the merger agreement under any agreement to which Vodafone or

      AirTouch or any of their respective subsidiaries is a party, except those for which the failure to obtain the consent or approval, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Vodafone or AirTouch or materially impair the transactions contemplated by the merger agreement;

    - TAX OPINION. AirTouch having received an opinion from Fried, Frank, Harris, Shriver & Jacobson, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion,

      (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the U.S. tax code and

      (2) Vodafone will be treated as a corporation under Section 367(a)(1) of the U.S. tax code with respect to each transfer of property thereto pursuant to the merger.

    - SUPPLEMENTAL RESOLUTIONS. The Vodafone resolutions relating to

      (1) the election of the new directors designated by AirTouch,

      (2) the name change of Vodafone to Vodafone AirTouch Public Limited
          Company,

      (3) increases in the aggregate remuneration of the non-executive directors of Vodafone,

      (4) the approval of the continued operation for one year after the merger of the existing AirTouch benefit plans and

      (5)amendments to the Vodafone articles of association, relating to corporate governance but excluding the resolutions relating to the redenomination of the Vodafone ordinary shares,

      having been approved by the requisite vote of the holders of Vodafone ordinary shares, whether in person or by proxy, at the extraordinary general meeting of the shareholders of Vodafone.

TERMINATION AND EFFECTS OF TERMINATION

    Vodafone and AirTouch may terminate the merger agreement and abandon the merger at any time prior to the merger becoming effective by mutual written consent.

    TERMINATION BY VODAFONE OR AIRTOUCH

    Vodafone or AirTouch may terminate the merger agreement and abandon the merger at any time prior to the merger provided that it has not breached the merger agreement in a way that has contributed to the failure of the merger to be consummated, if

    - the merger is not completed by December 31, 1999, except that if at that time all material governmental authorizations have not been obtained but all other conditions to the closing have been fulfilled or are capable of being fulfilled, the directors of either Vodafone or AirTouch may elect to extend the termination date to March 31, 2000,

    - a court order permanently prohibiting completion of the merger becomes final and non-appealable,

    - the approval of AirTouch's stockholders required by the merger agreement is not obtained, or

    - the approval of Vodafone's shareholders required by the merger agreement is not obtained.

    TERMINATION BY VODAFONE

    Vodafone may terminate the merger agreement and abandon the merger at any time prior to the merger, by action of its board, if

    - the AirTouch board withdraws or adversely modifies its approval or recommendation of the merger to AirTouch's stockholders or fails to reconfirm its recommendation within seven business days after a written request by Vodafone to do so;

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
    - AirTouch or its board recommends an acquisition proposal to its stockholders; or

    - AirTouch breaches any representation, warranty, covenant or agreement contained in the merger agreement which, unless cured, would result in a failure of either

      (1)the condition to the obligations of Vodafone to complete the merger relating to the accuracy of the representations and warranties of AirTouch or

      (2)the condition to the obligations of Vodafone to complete the merger relating to the performance by AirTouch of its obligations under the merger agreement.

    TERMINATION BY AIRTOUCH

    AirTouch may terminate the merger agreement and abandon the merger at any time prior to the merger by action of the board if

    - the Vodafone board withdraws or adversely modifies its approval or recommendation of the merger to Vodafone's shareholders or fails to reconfirm its recommendation within seven business days after a written request by AirTouch to do so;

    - Vodafone or its board recommends an acquisition proposal to its shareholders;

    - Vodafone breaches any representation, warranty, covenant or agreement contained in the merger agreement which, unless cured, would result in a failure of either

      (1) the condition to the obligations of AirTouch to complete the merger relating to the accuracy of the representations and warranties of Vodafone or

      (2) the condition to the obligations of AirTouch to complete the merger relating to the performance by Vodafone of its obligations under the merger agreement.

    TERMINATION PAYMENTS PAYABLE BY VODAFONE

    If either Vodafone or AirTouch terminates the merger agreement because

    - the necessary approval of Vodafone's shareholders is not obtained, or

    - AirTouch terminates the merger agreement because
     (1) Vodafone withdraws or adversely modifies its recommendation of the merger to its shareholders,
     (2) Vodafone fails to reconfirm its recommendation as described above,
     (3) Vodafone or its board of directors recommends an acquisition proposal or
     (4) Vodafone willfully and intentionally breaches a material representation, warranty, covenant or agreement contained in the merger agreement which would result in a failure of a condition to the merger which cannot be or is not cured, then Vodafone will be required to pay to AirTouch $225,000,000.

    TERMINATION PAYMENTS PAYABLE BY AIRTOUCH

    - If Vodafone or AirTouch terminates the merger agreement because the necessary approval of AirTouch's stockholders is not obtained and, at the time of the stockholders' vote, an acquisition proposal exists with respect to AirTouch, AirTouch will be required to pay Vodafone $225,000,000, plus an additional $775,000,000 if, within 12 months of the date the merger agreement is terminated, AirTouch executes and delivers an agreement with respect to any acquisition proposal with respect to AirTouch, AirTouch is acquired or the AirTouch board recommends the acceptance by AirTouch's stockholders of a third-party tender or exchange offer for the AirTouch common stock.

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
    - If Vodafone terminates the merger agreement because

      (1)AirTouch withdraws or adversely modifies its recommendation of the merger to its stockholders,

      (2) AirTouch fails to reconfirm its recommendation as described above,

      (3) AirTouch or its board of directors recommends another acquisition proposal or

      (4) AirTouch willfully and intentionally breaches a material representation, warranty, covenant or agreement contained in the merger agreement which would result in a failure of a condition to the merger which cannot be or is not cured, then AirTouch will be required to pay to Vodafone $1,000,000,000.

EXPENSES

    Whether or not the merger is completed, all costs and expenses incurred in connection with the merger will be paid by the party incurring the expense, except for termination payments by Vodafone or AirTouch. However, Vodafone and AirTouch will share equally the costs and expenses of filing, printing and distributing the F-4 registration statement, this proxy statement/prospectus, the circular to be distributed to shareholders of Vodafone and the listing particulars relating to the Vodafone AirTouch ordinary shares.

AMENDMENT; WAIVER

    Vodafone and AirTouch may amend the merger agreement by written agreement prior to completion of the merger, but, after AirTouch's stockholders or Vodafone's shareholders have approved the merger agreement, no amendment may be made which by law requires further stockholder approval without the stockholder approval being obtained.

    Any provision of the merger agreement may be waived prior to the merger being completed, but only if the waiver is in writing and signed by the party against whom the waiver is to be effective.

                                APPRAISAL RIGHTS

    Holders of AirTouch common stock can decide to receive, instead of having their shares converted into the merger consideration, and holders of AirTouch Class D and Class E preferred stock can decide to receive, instead of keeping their shares after the merger, an amount which the Court of Chancery of the State of Delaware decides is the "fair value" of their AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock, as the case may be, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the court.

    In addition, holders of AirTouch Class D preferred stock and AirTouch Class E preferred stock can decide to receive, instead of having their shares converted in the internal reorganization into shares of Class D preferred stock of AirTouch as the surviving corporation in the internal reorganization or shares of Class E preferred stock of AirTouch as the surviving corporation in the internal reorganization, as the case may be, an amount determined in a similar fashion.

    These rights are known as "appraisal rights." If a holder of AirTouch common stock wishes to exercise appraisal rights in connection with the merger, the holder must not vote in favor of the merger and must meet the conditions described below. If a holder of AirTouch Class D preferred stock or AirTouch Class E preferred stock wishes to exercise appraisal rights with respect to the internal reorganization or the merger, the holder must meet the conditions described below.

    Holders of AirTouch Class B and Class C preferred stock are not entitled to appraisal rights under Delaware law in connection with the merger or the internal reorganization. However, holders of AirTouch Class B and Class C preferred stock who converted their shares into AirTouch common stock prior to the record date for the special meeting are entitled to assert appraisal rights in connection with the merger with respect to their shares of AirTouch common stock.

    The conditions necessary to secure appraisal rights are set out in full in Appendix F. This summary is not meant to be a complete statement on appraisal rights, but rather is only a guide for a stockholder who wishes to exercise appraisal rights. Delaware law requires that AirTouch notify stockholders at least 20 days prior to the special meeting of AirTouch stockholders that they have a right of appraisal and provide stockholders with a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes that notice. If AirTouch stockholders do not follow the procedures set out below and in Appendix F, they will lose their appraisal rights.

    ALL REFERENCES IN THIS SUMMARY AND IN SECTION 262 TO A "STOCKHOLDER" OR TO A "HOLDER" OF AIRTOUCH STOCK ARE TO THE RECORD HOLDERS OF THE AIRTOUCH STOCK AS TO WHICH APPRAISAL RIGHTS ARE AVAILABLE. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF AIRTOUCH STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT THE HOLDER'S APPRAISAL RIGHTS.

    A holder of AirTouch common stock wishing to exercise his appraisal rights with respect to the merger must deliver, before the vote on the merger at the special meeting, a written demand for appraisal of the holder's shares.

    A holder of AirTouch common stock wishing to exercise his appraisal rights with respect to the merger must not vote in favor of adoption of the merger agreement. Because a duly executed proxy which does not contain voting instructions will, unless revoked, be voted for the merger, a holder of AirTouch common stock who votes by proxy and who wishes to exercise appraisal rights must vote against the merger or abstain from voting on the merger. A vote against the merger, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262, and a separate written demand for appraisal is required.

    A holder of AirTouch Class D or Class E preferred stock wishing to exercise appraisal rights with respect to the merger or the internal reorganization must deliver, before the vote on the merger or the internal reorganization, as the case may be, at the special meeting, a written demand for appraisal of the holder's shares.

    In addition, a holder of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock wishing to exercise appraisal rights in connection with the merger or the internal reorganization, as the case may be, must be the record holder of his shares on the date the holder makes the written demand for appraisal and must continue to hold the shares of record until the completion of the merger or the internal reorganization, as the case may be.

    A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates. The demand must also state that the stockholder intends to demand appraisal of the holder's shares of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock in connection with the merger or the internal reorganization, as the case may be.

    If the shares are owned of record in a fiduciary capacity, including by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record but the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners.

    A record holder such as a broker who holds AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for other beneficial owners; in this circumstance, however, the written demand should set forth the number of shares as to which appraisal is sought and, where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock held in the name of the record owner. Holders who hold their AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

    HOLDERS OF AIRTOUCH COMMON STOCK, AIRTOUCH CLASS D PREFERRED STOCK OR AIRTOUCH CLASS E PREFERRED STOCK MUST SEND ALL WRITTEN DEMANDS FOR APPRAISAL UNDER SECTION 262 TO AIRTOUCH COMMUNICATIONS, INC., ONE CALIFORNIA STREET, SAN FRANCISCO, CA 94111, ATTENTION: MARGARET G. GILL, SENIOR VICE PRESIDENT, LEGAL, EXTERNAL AFFAIRS AND SECRETARY. AIRTOUCH MUST RECEIVE WRITTEN DEMANDS FOR APPRAISAL UNDER SECTION 262 BEFORE THE MERGER AND THE INTERNAL REORGANIZATION ARE VOTED UPON AT THE SPECIAL MEETING.

    Within ten days after the date the merger becomes effective, AirTouch must notify each holder of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock who has complied with Section 262 and, in the case of a holder of AirTouch common stock, has not voted in favor of the merger of the date that the merger has become effective.

    Within ten days after the date the internal reorganization becomes effective, AirTouch must notify each holder of AirTouch Class D preferred stock or AirTouch Class E preferred stock who has complied with Section 262 of the date that the internal reorganization has become effective.

    Within 120 days after the date the merger or the internal reorganization, as the case may be, becomes effective, but not thereafter, AirTouch or any holder of AirTouch common stock, AirTouch

Class D preferred stock or AirTouch Class E preferred stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Court of Chancery of the State of Delaware demanding a determination of the fair value of the holder's shares of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock. AirTouch will have no obligation to file a petition, and neither AirTouch nor Vodafone has any present intention to cause such a petition to be filed. Accordingly, it is the obligation of stockholders seeking appraisal rights to initiate all necessary action to perfect appraisal rights within the time prescribed in
Section 262.

    Any holder of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from AirTouch,

    (1) in the case of holders of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock in connection with the merger, a statement setting forth the aggregate number of shares of AirTouch common stock not voted in favor of the merger and the number of shares of AirTouch Class D preferred stock, AirTouch Class E preferred stock and AirTouch common stock with respect to which demands for appraisal have been received and the total number of holders of these shares, and

    (2) in the case of holders of AirTouch Class D preferred stock and Class E preferred stock in connection with the internal reorganization, a statement setting forth the aggregate number of shares of AirTouch Class D preferred stock and AirTouch Class E preferred stock with respect to which demands for appraisal have been received and the total number of holders of these shares.

    If a holder of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock timely files a petition for an appraisal, the Court of Chancery is empowered to conduct a hearing on this petition to determine those holders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the holders of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation of the pending appraisal proceeding. If any stockholder fails to comply with its direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

    After determining the holders entitled to appraisal, the Court of Chancery will appraise the "fair value" of their shares of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock, as the case may be, exclusive of any element of value arising from the accomplishment or expectation of the merger or the internal reorganization, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock, as the case may be, as determined in an appraisal proceeding under Section 262 could be more than, the same as or less than the merger consideration they would receive pursuant to the merger or the internal reorganization, as the case may be, if they did not seek appraisal of their shares, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, payable upon the amounts due to persons whose shares of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock have been appraised.

    The court may determine the costs of the appraisal action and may allocate the costs among the parties as the court deems equitable. Each party must bear its own other expenses of the proceeding, although the court may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged against the value of all of the shares of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock entitled to an appraisal.

    Any holder of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock who duly demands appraisal in compliance with
Section 262 will not, after the merger or the internal reorganization, as the case may be, be entitled to vote the holder's shares for any purpose or be entitled to the payment of dividends or other distributions on those shares other than dividends or other distributions payable to holders of record as of a record date prior to the merger or the internal reorganization, as the case may be.

    If any stockholder who demands appraisal of shares of AirTouch common stock, AirTouch Class D preferred stock or AirTouch Class E preferred stock under
Section 262 fails to perfect, or effectively withdraws or loses, the holder's right to appraisal, the shares of the stockholder will be converted into the right to receive the merger consideration pursuant to the merger or the internal reorganization, as the case may be, without interest.

    A stockholder will fail to perfect and lose the right to appraisal if he does not file a petition for appraisal within 120 days after the date the merger or internal reorganization, as the case may be, becomes effective, or if the stockholder delivers to AirTouch a written withdrawal of a demand for appraisal and an acceptance of the terms offered upon the merger or the internal reorganization, as the case may be. However, any attempt to withdraw a demand for appraisal made more than 60 days after the date the merger or the internal reorganization, as the case may be, becomes effective will require the written approval of AirTouch and, once a petition for appraisal is filed, an appraisal proceeding may not be dismissed as to any holder absent court approval.

    A HOLDER OF AIRTOUCH COMMON STOCK, CLASS D PREFERRED STOCK OR CLASS E PREFERRED STOCK MAY LOSE APPRAISAL RIGHTS IF THE HOLDER FAILS TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS.

                                 EXCHANGE RATES

    This table sets forth, for each period indicated, the high and low noon buying rates for one pound sterling expressed in U.S. dollars, the average noon buying rate during such period, and the noon buying rate at the end of such period, based upon information provided by the Federal Reserve Bank of New York:

                                                                                                     SIX MONTHS
                                                             YEAR ENDED MARCH 31,                       ENDED
                                             -----------------------------------------------------  SEPTEMBER 30,
                                               1994       1995       1996       1997       1998         1998
                                             ---------  ---------  ---------  ---------  ---------  -------------
High.......................................  $  1.5900  $  1.6440  $  1.6195  $  1.7123  $  1.7035    $  1.7068
Low........................................  $  1.4595  $  1.4621  $  1.5030  $  1.4948  $  1.5775    $  1.6162
Average....................................  $  1.5015  $  1.5650  $  1.5624  $  1.5989  $  1.6467    $  1.6635
Period End.................................  $  1.4880  $  1.6190  $  1.5262  $  1.6448  $  1.6766    $  1.6995

    As of April 20, 1999, the latest practicable date for which exchange rate information was available prior to the printing of this document, the noon buying rate for one pound sterling expressed in U.S. dollars was $1.6135.

    This table sets forth, for each period indicated, the high and low noon buying rates for one U.S. dollar expressed in pounds sterling, the average noon buying rate during such period, and the noon buying rate at the end of such period, based upon information provided by the Federal Reserve Bank of New York:

                                                                                                     SIX MONTHS
                                                             YEAR ENDED MARCH 31,                       ENDED
                                             -----------------------------------------------------  SEPTEMBER 30,
                                               1994       1995       1996       1997       1998         1998
                                             ---------  ---------  ---------  ---------  ---------  -------------
High.......................................    L0.6289    L0.6083    L0.6175    L0.5840    L0.5870      L0.5859
Low........................................    L0.6852    L0.6839    L0.6653    L0.6690    L0.6339      L0.6187
Average....................................    L0.6660    L0.6390    L0.6400    L0.6254    L0.6074      L0.6010
Period End.................................    L0.6720    L0.6177    L0.6552    L0.6080    L0.5964      L0.5884

    As of April 20, 1999, the latest practicable date for which exchange rate information was available prior to the printing of this document, the noon buying rate for one U.S. dollar was L0.6198.

                         MARKET PRICE AND DIVIDEND DATA

MARKET PRICES

    VODAFONE

    The Vodafone ordinary shares are only traded on the London Stock Exchange. After the merger, Vodafone AirTouch ordinary shares will only be traded on the London Stock Exchange. Vodafone ADSs, each representing ten Vodafone ordinary shares, have been issued by the depositary and are listed on the NYSE and trade under the ticker symbol "VOD." Vodafone AirTouch ADSs, each representing ten Vodafone AirTouch ordinary shares, will be issued by the depositary and listed on the NYSE and will trade under the same ticker symbol.

    The table below shows, for the periods indicated, the highest and lowest middle-market quotations for the Vodafone ordinary shares as derived from the Daily Official List of the London Stock Exchange and the highest and lowest sales prices of Vodafone ADSs on the NYSE Composite Tape.

                                                                 VODAFONE ORDINARY    VODAFONE ADSS
                                                                       SHARES              (1)
                                                                -------------------- ----------------
                                                                  HIGH        LOW     HIGH      LOW
                                                                ---------  --------- -------  -------
                                                                                     ($ PER VODAFONE
                                                                  (L PER VODAFONE
                                                                  ORDINARY SHARE)          ADS)

YEAR ENDED MARCH 31, 1998
First Quarter.................................................      3.070      2.650  49 3/4   43
Second Quarter................................................      3.560      2.890  54 1/8   48 3/8
Third Quarter.................................................      4.620      3.080  75 1/4   52 1/4
Fourth Quarter................................................      6.500      4.255 104 1/2   68 5/16

YEAR ENDED MARCH 31, 1999
First Quarter.................................................      7.900      5.965 130      100 3/4
Second Quarter................................................      9.600      6.775 154      112 3/4
Third Quarter.................................................      9.980      5.510 167       94
Fourth Quarter................................................     12.640      9.750 197 3/4  165 3/4

YEAR ENDING MARCH 31, 2000
First Quarter (through April 20, 1999)........................     12.433     10.530 198 3/4  169 3/16

------------------------

(1) Each Vodafone ADS represents ten Vodafone ordinary shares.

    The last middle market quotation of the Vodafone ordinary shares on the London Stock Exchange and the last sales price of the Vodafone ADSs on the NYSE on January 15, 1999 prior to any public announcement of the signing of the merger agreement, were L10.695 per Vodafone ordinary share and $176.00 per Vodafone ADS and on April 20, 1999, the last trading day for which information was available prior to the printing of this proxy statement/prospectus, were L10.66 per Vodafone ordinary share and $170.5625 per Vodafone ADS.

    AIRTOUCH STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE VODAFONE ORDINARY SHARES AND THE VODAFONE ADSS.

    AIRTOUCH

    The AirTouch common stock is traded on the NYSE under the ticker symbol "ATI" and on the Pacific Exchange. This table shows the high and low sale prices of one share of AirTouch common stock on the NYSE for the periods presented.

                                                                                 AIRTOUCH COMMON
                                                                                      STOCK
                                                                                 ----------------
                                                                                  HIGH      LOW
                                                                                 -------  -------
                                                                                  ($ PER SHARE)
YEAR ENDED DECEMBER 31, 1997
First Quarter...................................................................  29 1/2   22 7/8
Second Quarter..................................................................  29 1/4   22
Third Quarter...................................................................  38 1/8   26 15/16
Fourth Quarter..................................................................  42       33

YEAR ENDED DECEMBER 31, 1998
First Quarter...................................................................  50 7/8   40 5/16
Second Quarter..................................................................  58 15/16  46 1/4
Third Quarter...................................................................  65 5/8   51 3/4
Fourth Quarter..................................................................  75       42 1/4

YEAR ENDING DECEMBER 31, 1999
First Quarter ..................................................................  98 7/8   67 13/16
Second Quarter (through April 20, 1999)......................................... 102 11/16  88 1/2

    The last sale price of a share of AirTouch common stock on the NYSE on January 15, 1999, prior to any public announcement of the signing of the merger agreement, was $83.375 per share. On April 20, 1999, the last trading day for which information was available prior to the printing of this proxy statement/prospectus the last sale price was $89.00 per share.

    AIRTOUCH STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE VODAFONE ADSS, VODAFONE ORDINARY SHARES AND AIRTOUCH COMMON STOCK BEFORE MAKING A DECISION WITH RESPECT TO THE MERGER.

DIVIDEND DATA

    VODAFONE

    The following table sets forth dividends announced and paid in respect of Vodafone ordinary shares and Vodafone ADSs, for the periods indicated, including the associated U.K. tax credit available to beneficial owners of Vodafone ordinary shares or Vodafone ADSs who are resident in the U.S. for tax purposes, but before deduction of U.K. withholding taxes. See "MATERIAL TAX CONSEQUENCES--United Kingdom Tax Consequences of the Ownership of Vodafone AirTouch Ordinary Shares and Vodafone AirTouch ADSs." Therefore, the amounts shown are not those that were actually paid to holders of Vodafone ordinary shares and Vodafone ADSs. The percentage of any dividend represented by the associated U.K. tax credit has varied over the periods indicated. As of April 6, 1999, the U.K. tax credit is now effectively completely set off by the amount of applicable U.K. withholding taxes. The U.K. tax credit is currently one-ninth of the cash dividend. Dividends have been translated from pounds sterling per Vodafone ADS into U.S. dollars using the exchange rate on the date the dividends were paid. Dividends have historically been paid semi-annually, with the regular interim dividend with respect to the first six months of Vodafone's year payable in February and the regular final dividend with respect to the second six months of Vodafone's fiscal year payable in August. See "EXCHANGE RATES," "VODAFONE AIRTOUCH FOLLOWING THE MERGER-- Dividends," "DESCRIPTION OF VODAFONE AIRTOUCH ORDINARY SHARES--Dividends" and

"DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES--Share Dividends and Other Distributions."

                                                            DIVIDENDS PER VODAFONE ORDINARY
                                                                SHARE AND VODAFONE ADS
                                                          -----------------------------------
                                                             FIRST       SECOND
                                                          SIX MONTHS   SIX MONTHS     TOTAL
                                                          -----------  -----------  ---------
YEAR ENDED MARCH 31,
1994
    Ordinary share (1)..................................        1.77p        1.76p       3.53p
    ADS (1).............................................   $    0.25    $    0.27   $    0.52
1995
    Ordinary share......................................        2.05p        2.13p       4.18p
    ADS.................................................   $    0.32    $    0.33   $    0.65
1996
    Ordinary share......................................        2.46p        2.55p       5.01p
    ADS.................................................   $    0.38    $    0.39   $    0.77
1997
    Ordinary share......................................        2.95p        3.06p       6.01p
    ADS.................................................   $    0.48    $    0.49   $    0.97
1998
    Ordinary share......................................        3.39p        3.52p       6.91p
    ADS.................................................   $    0.55    $    0.57   $    1.12
1999
    Ordinary share......................................        3.90p          --
    ADS.................................................       $0.63           --

------------------------

(1) The dividend per ordinary share and ADS have been restated for the capitalization issue approved by the shareholders of Vodafone on July 20, 1994.

    AIRTOUCH

    AirTouch has never paid dividends with respect to the AirTouch common stock. The AirTouch board has believed that earnings will create greater long-term value if reinvested to create growth.

                            DESCRIPTION OF VODAFONE

    Vodafone is a leading international provider of mobile telecommunications services. It owns interests in mobile operations in the United Kingdom and 12 other countries which, as of March 31, 1999, served over 10.4 million customers based on Vodafone's ownership share of its telecommunications ventures, of which over 9.5 million are connected to digital networks. Vodafone was formed in 1984 as a subsidiary of Racal Electronics Plc. Approximately twenty percent of Vodafone, then known as Racal Telecom Limited, was offered to the public in October 1988. Vodafone was spun off from Racal Electronics and became an independent company in September 1991.

    Vodafone's principal business consists of the operation in the United Kingdom of digital and analog cellular radio telephone and paging networks. Vodafone was the first cellular operator in the United Kingdom to open its network for service. After commencing service on its analog network on January 1, 1985 it subsequently launched one of the world's first digital networks in July 1992. It has been the U.K. market leader since 1986 and is presently the largest of the four United Kingdom operators with more than 5.5 million customers at March 31, 1999, of which over 1.8 million are on its innovative "Pay As You Talk" prepaid service.

    Outside of the United Kingdom, Vodafone currently has interests, including, in most cases, board representation and significant operating influence, in cellular operators in Australia, Egypt, Fiji, France, Germany, Greece, Malta, the Netherlands, New Zealand, South Africa, Sweden and Uganda. These cellular interests are licensed to serve over 360 million people. At March 31, 1999, Vodafone's customer base outside of the U.K. was almost 4.9 million, based on its ownership shares of its ventures. Vodafone also owns an approximate 3.0% interest in Globalstar, which is constructing and will operate a 48 low-earth orbit satellite communications system. Vodafone is licensed to be the exclusive service provider for Globalstar in Australia, Greece, Lesotho, Malta, South Africa, Swaziland and the United Kingdom.

                            DESCRIPTION OF AIRTOUCH

    AirTouch is a leading international mobile telecommunications company, with a significant presence in the United States, Europe and Asia. As of March 31, 1999, AirTouch had over 18.8 million customers based on its ownership share of the cellular, paging and personal communications service ventures in which it has an interest. At that date, those ventures were licensed to serve an estimated 723 million people.

    In the United States, AirTouch's cellular and PCS ventures had over 10.3 million customers at March 31, 1999, of which AirTouch's proportionate share was approximately 8.7 million customers. AirTouch's interests in its U.S. cellular and PCS ventures at March 31, 1999 represented over 95 million POPs, a number reflecting the population of a market multiplied by AirTouch's ownership interest in a licensee operating in that market. AirTouch controls or shares control over cellular systems in 15 of the 30 largest cellular markets in the United States, including Los Angeles, Detroit, San Francisco, Atlanta, San Diego, Minneapolis, Phoenix, Seattle, Denver, Cleveland, Portland, San Jose, Kansas City, Cincinnati and Sacramento. In addition, through PrimeCo Personal Communications, L.P., AirTouch shares control over PCS systems operations in over 30 major U.S. cities, including Chicago, Dallas, Tampa, Houston, Miami, New Orleans and Milwaukee.

    Outside the U.S., as of March 31, 1999, AirTouch's cellular ventures were licensed to serve more than 570 million people and had over 26 million customers, of which AirTouch's proportionate share was approximately 6.6 million. AirTouch holds significant ownership interests, with board representation and significant operating influence, in cellular systems operating in Belgium, Egypt, Germany, India, Italy, Japan, Poland, Portugal, Romania, South Korea, Spain and Sweden.

    Industry surveys indicate that AirTouch is also among the largest providers of paging services in the United States, with approximately 3.5 million units in service as of March 31, 1999. AirTouch also owns an approximate 5.2% interest in Globalstar and is licensed to be the exclusive service provider for Globalstar in the United States and the Caribbean region, Indonesia, Japan, Malaysia and owns interests in the exclusive service providers in Mexico and Canada.

                              RECENT DEVELOPMENTS

VODAFONE

    For the six months ended March 31, 1999, Vodafone's operating revenues were in line with management's expectations. Customer growth continued to be strong and is expected to remain robust for the mobile telecommunications industry generally. Increasing competition in some markets may cause Vodafone ventures in such markets to experience a slightly lower rate of increase in the number of customers than in 1998. Vodafone expects the revenues of Vodafone AirTouch to continue to grow, notwithstanding the industry-wide trend towards decreasing average revenue per customer. Vodafone also expects capital expenditures to rise in accordance with increasing usage and number of customers. Vodafone currently expects to publish its results for the year ended March 31, 1999 on June 8, 1999.

AIRTOUCH

    On April 22, 1999, AirTouch released its unaudited operating results for the quarter ended March 31, 1999. AirTouch acquired the U.S. cellular and PCS businesses of MediaOne Group, Inc. on April 6, 1998. Accordingly, AirTouch's results for the quarter ended March 31, 1998, set forth below, do not include the results of those acquired businesses for the periods prior to the acquisition and, therefore, its comparability to the results for the quarter ended March 31, 1999 is limited. Selected results for these periods include:

                                                                                                 THREE MONTHS
                                                                                               ENDED MARCH 31,
                                                                                             --------------------
                                                                                               1998       1999
                                                                                             ---------  ---------
                                                                                                 $          $
                                                                                             (IN MILLIONS, EXCEPT
                                                                                              PER SHARE AMOUNTS)
U.S. GAAP
Operating revenues.........................................................................        958      1,426
Operating expenses, excluding depreciation and amortization expenses.......................        580        885
Depreciation and amortization expenses.....................................................        144        275
                                                                                             ---------  ---------
Operating income...........................................................................        234        266
                                                                                             ---------  ---------
Net income applicable to common stockholders...............................................        153        257
Net income per share applicable to common stockholders:
    Basic..................................................................................  $    0.30  $    0.45
    Diluted................................................................................  $    0.30  $    0.43
Capital expenditures and capital calls, excluding acquisitions.............................        265        375

    AirTouch's sale of certain investments accounted for approximately $0.08 of net income per share in the first quarter of 1999.

    The presentation of the following proportionate data is not permitted by U.S. GAAP and is not intended to replace the consolidated operating results prepared and presented in accordance with U.S. GAAP. However, since significant wireless systems in which AirTouch has an interest are not consolidated, proportionate information is provided as supplemental data to facilitate a more detailed understanding and assessment of consolidated operating results prepared and presented in accordance with U.S. GAAP. For more information regarding the presentation of proportionate data, see "SUMMARY--Proportionate Data of AirTouch."

                                                                                              THREE MONTHS
                                                                                            ENDED MARCH 31,
                                                                                         ----------------------
                                                                                            1998        1999
                                                                                         ----------  ----------
                                                                                             $           $
                                                                                         ($ IN MILLIONS, EXCEPT
                                                                                           PER SHARE AMOUNTS)
PROPORTIONATE DATA
Proportionate revenue..................................................................       1,355       2,119
Proportionate operating cash flow......................................................         547         834
Net income applicable to common stockholders...........................................         153         257
Proportionate capital expenditures.....................................................         314         407


                                                                                             (IN THOUSANDS)

Proportionate number of customers......................................................      11,498      18,822

    As of March 31, 1999, AirTouch's number of proportionate international (non-U.S.) customers was 6.6 million, an 84% increase from the same date in 1998, and its number of U.S. cellular and PCS customers was 8.7 million, a 20% increase from the same date in 1998 (on a pro forma basis to account for the NewVector acquisition and the acquisition of MediaOne's interest in PrimeCo).

                     VODAFONE AIRTOUCH FOLLOWING THE MERGER

    Upon completion of the merger, Vodafone will change its name to "Vodafone AirTouch Public Limited Company." The worldwide headquarters of Vodafone AirTouch will be in Newbury, England. Following the merger, AirTouch's San Francisco office will be the U.S./Asia Pacific regional headquarters for Vodafone AirTouch. In addition, Vodafone has agreed that for three years following the date the merger becomes effective, Vodafone AirTouch will maintain a significant business presence in the San Francisco Bay Area and will maintain AirTouch's Bay Area Research Technology Facility.

    Information regarding the management of Vodafone AirTouch after the merger is contained under the caption "DIRECTORS AND MANAGEMENT OF VODAFONE AIRTOUCH FOLLOWING THE MERGER" and additional information regarding the expected cost savings and revenue enhancements to be achieved in connection with the merger is contained under the caption "THE MERGER--Reasons for the Merger."

FINANCIAL INFORMATION

    Vodafone AirTouch will, like Vodafone presently, have a financial year-end of March 31. Vodafone AirTouch will prepare its financial statements in accordance with U.K. GAAP and present them in pounds sterling. Vodafone AirTouch financial statements will also include a summary of the effects of the differences between U.K. GAAP and U.S. GAAP for financial information such as net income, shareholders' equity and total assets.

DIVIDENDS

    Vodafone has historically paid dividends on a semi-annual basis and expects that Vodafone AirTouch will continue to pay semi-annual dividends on Vodafone AirTouch ordinary shares. The amount of future dividends of Vodafone AirTouch will be dependent on its earnings and financial condition and other factors affecting its businesses. Vodafone's aggregate interim and final dividends for the year ended March 31, 1998, including the associated U.K. tax credit available to beneficial owners of Vodafone ordinary shares or Vodafone ADSs who are resident in the U.S. for tax purposes, but before deduction of U.K. withholding taxes, was 6.91p per ordinary share or $1.12 per ADS (based on the exchange rate on the date when the dividend was paid). Vodafone's interim dividend for the six months ended September 30, 1998, including the tax credit but before U.K. withholding tax, was 3.9p per ordinary share or $0.63 per ADS based on the exchange rate on the date when the dividend was paid. Because these amounts include the associated U.K. tax credit, they do not represent the amounts actually paid to holders of Vodafone ordinary shares or ADSs. Vodafone's interim dividend for the six months ended September 30, 1998 was paid on February 12, 1999. Vodafone expects to pay a final dividend in respect of the year ended March 31, 1999 in August 1999. The record date for this dividend will be June 18, 1999. Holders of Vodafone AirTouch ADSs will be eligible to participate in Vodafone AirTouch's "Global BuyDIRECT" plan administered by The Bank of New York which, among other things, provides for automatic dividend reinvestments to purchase Vodafone AirTouch ADSs.

    Holders of Vodafone AirTouch ordinary shares will receive dividends in pounds sterling and holders of Vodafone AirTouch ADSs will receive dividends in U.S. dollars. See "DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES--Share Dividends and Other Distributions."

                        DESCRIPTION OF APOLLO MERGER SUB

    Apollo Merger Sub is a wholly owned subsidiary of Vodafone organized under the laws of Delaware. It was incorporated in January 1999 solely for use in the merger and is engaged in no other business.

    VODAFONE AIRTOUCH UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTORY NOTE

    The following unaudited pro forma consolidated financial information gives pro forma effect to the merger, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma consolidated financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements and notes thereto of Vodafone and AirTouch, which are incorporated by reference into this document. For information on how to obtain any of those documents, see "SUMMARY--Where You Can Find More Information."

    The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of Vodafone AirTouch would have been had the merger occurred on the respective dates assumed, nor is it necessarily indicative of Vodafone AirTouch's future operating results or consolidated financial position.

    The unaudited pro forma consolidated financial information has been prepared in accordance with U.K. GAAP, which differs in certain respects from U.S. GAAP.
Note 32 to the consolidated financial statements of Vodafone, included in Vodafone's Form 20-F filed with the SEC on July 21, 1998, which presented U.S. GAAP financial information for the years ended March 31, 1996, 1997 and 1998, provides a description of the principal differences between U.K. GAAP and U.S. GAAP as they relate to Vodafone. Note 8 to the unaudited pro forma consolidated financial information contains a reconciliation of the pro forma net loss and loss per share and pro forma shareholders' equity to U.S. GAAP.

    Vodafone AirTouch will account for the merger as an acquisition under U.K. GAAP in accordance with Financial Reporting Standard 6, "Acquisitions and Mergers." Vodafone AirTouch will account for the merger as a purchase for U.S. GAAP purposes in accordance with APB Opinion No. 16, "Business Combinations."

    The historical financial statements of AirTouch have been prepared in accordance with U.S. GAAP. For purposes of presenting the unaudited pro forma consolidated financial information, financial information relating to AirTouch has been adjusted to conform materially with Vodafone's accounting policies under U.K. GAAP as described in Note 4 to the unaudited pro forma consolidated financial information. On April 6, 1998, AirTouch acquired NewVector, which held the U.S. cellular business of MediaOne Group, Inc., and MediaOne's interest in PrimeCo pursuant to the Agreement and Plan of Merger dated as of January 29, 1998 among U S WEST, Inc., MediaOne, NewVector, U S WEST PCS Holdings, Inc. and AirTouch, as described in more detail in the Form 8-K/A filed by AirTouch on April 23, 1998, incorporated by reference in this document. Pro forma effect has been given to this acquisition in the pro forma consolidated financial information.

    The pro forma merger adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates made by Vodafone management and assumptions that it believes to be reasonable. The unaudited pro forma consolidated financial information does not take into account any synergies, including cost savings, or any severance and restructuring costs, which may or are expected to occur as a result of the merger. See "THE MERGER--Reasons for the Merger."

    The pro forma amounts pertaining to the consolidated Vodafone AirTouch entity in the unaudited pro forma consolidated financial information are presented in pounds sterling and are also expressed in U.S. dollars, the latter being presented solely for convenience and translated at the noon buying rate on September 30, 1998, which was $1.6995 to L1.00.

      VODAFONE AIRTOUCH UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      SIX MONTHS ENDED SEPTEMBER 30, 1998

    The following pro forma consolidated income statement for the six months ended September 30, 1998 is derived from the unaudited consolidated profit and loss account of Vodafone for the period then ended and AirTouch's unaudited income statements for the quarters ended June 30, 1998 and September 30, 1998, as adjusted to U.K. GAAP, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma consolidated financial information. These adjustments have been determined as if the merger took place on April 1, 1997, the first day of the earliest period presented in the Vodafone AirTouch unaudited pro forma consolidated financial information. This information has been prepared from, and should be read in conjunction with, the respective consolidated financial statements and notes thereto of Vodafone and AirTouch, which are incorporated by reference into this document. The unaudited pro forma consolidated income statements omit the results of AirTouch for the three months ended March 31, 1998. The pro forma financial information for the six month period ended September 30, 1998 has been prepared on this basis to reflect the basis of consolidation which Vodafone AirTouch expects to adopt after the merger as AirTouch's financial year end will be changed to March 31. The pro forma U.K. GAAP group turnover and profit before preference dividends of AirTouch for the three months ended March 31, 1998, were $1,299 million and $193 million, respectively. The table below has been prepared in accordance with U.K. GAAP.

                                                                                                                     VODAFONE
                                                                                                      PRO FORMA      AIRTOUCH
                                                              VODAFONE            AIRTOUCH           ADJUSTMENTS     PRO FORMA
                                                             -----------  ------------------------  -------------  -------------
                                                                                         NOTE 1        NOTE 2

                                                                  L            $            L             L              L
                                                                     (IN MILLIONS EXCEPT PER SHARE AND PER ADS AMOUNTS)
Turnover...................................................       1,563        3,001        1,804        --              3,367
Less: joint ventures.......................................      --             (232)        (139)       --               (139)
                                                                  -----        -----        -----        ------          -----
Group turnover.............................................       1,563        2,769        1,665        --              3,228
                                                                  -----        -----        -----        ------          -----
Operating profit...........................................         398          626          376          (379)(a)         452
                                                                                                             (5)(b)
                                                                                                             62(c)
Share of operating profit/(loss) in associated
  undertakings.............................................          57          391          235          (552)(a)        (266)
                                                                                                             (6)(b)
Share of operating loss in joint ventures..................      --              (32)         (19)          (30)(a)         (46)
                                                                                                              3(c)
                                                                  -----        -----        -----        ------          -----
Total group operating profit:
  Group and share of associated undertakings and joint
    ventures...............................................         455          985          592          (907)           140
Disposal of fixed asset investments........................          65       --           --            --                 65
                                                                  -----        -----        -----        ------          -----
Profit on ordinary activities before interest..............         520          985          592          (907)           205
Net interest payable.......................................         (43)        (106)         (64)         (101)(d)        (215)
                                                                                                             (7)(e)
                                                                  -----        -----        -----        ------          -----
Profit/(loss) on ordinary activities before taxation.......         477          879          528        (1,015)           (10)
Tax on profit/(loss) on ordinary activities................        (124)        (314)        (188)           39(f)        (273)
                                                                  -----        -----        -----        ------          -----
Profit/(loss) on ordinary activities after taxation........         353          565          340          (976)          (283)
Equity minority interests..................................         (20)         (97)         (59)           11(b)         (68)
Non equity minority interests..............................      --           --           --               (26)(g)         (26)
                                                                  -----        -----        -----        ------          -----
Profit/(loss) for the period...............................         333          468          281          (991)          (377)
Preference dividends.......................................      --              (68)         (41)           41(g)      --
Equity dividends...........................................         (96)      --           --            --                (96)
                                                                  -----        -----        -----        ------          -----
Retained profit/(loss) for the group and its share of
  associated undertakings and joint ventures...............         237          400          240          (950)          (473)
                                                                  -----        -----        -----        ------          -----
                                                                  -----        -----        -----        ------          -----
Basic earnings/(loss) per share............................        0.11         0.70         0.42                        (0.06)
                                                                  -----        -----        -----                        -----
                                                                  -----        -----        -----                        -----
Diluted earnings/(loss) per share..........................        0.11                                                  (0.06)
                                                                  -----                                                  -----
                                                                  -----                                                  -----
Adjusted earnings per share (Note 9).......................        0.09                      0.53                         0.08
                                                                  -----                     -----                        -----
                                                                  -----                     -----                        -----
Basic earnings/(loss) per ADS..............................        1.08                                                  (0.61)
                                                                  -----                                                  -----
                                                                  -----                                                  -----
Diluted earnings/(loss) per ADS............................        1.07                                                  (0.61)
                                                                  -----                                                  -----
                                                                  -----                                                  -----
Basic average number of shares outstanding.................       3,086          571          571                        6,161
                                                                  -----        -----        -----                        -----
                                                                  -----        -----        -----                        -----
Diluted average number of shares outstanding...............       3,115                                                  6,161
                                                                  -----                                                  -----
                                                                  -----                                                  -----



                                                                 $

Turnover...................................................      5,722
Less: joint ventures.......................................       (236)
                                                             ---------
Group turnover.............................................      5,486
                                                             ---------
Operating profit...........................................        769

Share of operating profit/(loss) in associated
  undertakings.............................................       (452)

Share of operating loss in joint ventures..................        (78)

                                                             ---------
Total group operating profit:
  Group and share of associated undertakings and joint
    ventures...............................................        238
Disposal of fixed asset investments........................        110
                                                             ---------
Profit on ordinary activities before interest..............        348
Net interest payable.......................................       (365)

                                                             ---------
Profit/(loss) on ordinary activities before taxation.......        (17)
Tax on profit/(loss) on ordinary activities................       (464)
                                                             ---------
Profit/(loss) on ordinary activities after taxation........       (481)
Equity minority interests..................................       (116)
Non equity minority interests..............................        (44)
                                                             ---------
Profit/(loss) for the period...............................       (641)
Preference dividends.......................................     --
Equity dividends...........................................       (163)
                                                             ---------
Retained profit/(loss) for the group and its share of
  associated undertakings and joint ventures...............       (804)
                                                             ---------
                                                             ---------
Basic earnings/(loss) per share............................      (0.10)
                                                             ---------
                                                             ---------
Diluted earnings/(loss) per share..........................      (0.10)
                                                             ---------
                                                             ---------
Adjusted earnings per share (Note 9).......................       0.14
                                                             ---------
                                                             ---------
Basic earnings/(loss) per ADS..............................      (1.04)
                                                             ---------
                                                             ---------
Diluted earnings/(loss) per ADS............................      (1.04)
                                                             ---------
                                                             ---------
Basic average number of shares outstanding.................      6,161
                                                             ---------
                                                             ---------
Diluted average number of shares outstanding...............      6,161
                                                             ---------
                                                             ---------

 The notes to the unaudited pro forma consolidated financial information are an integral part of the statements.

      VODAFONE AIRTOUCH UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                           YEAR ENDED MARCH 31, 1998

    The following unaudited pro forma consolidated income statement for the year ended March 31, 1998 is derived from the audited consolidated profit and loss account of Vodafone for the year then ended and from the unaudited pro forma consolidated income statement of AirTouch for the year ended December 31, 1997, as adjusted to U.K. GAAP, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma consolidated financial information. These adjustments have been determined as if the merger took place on April 1, 1997, the first day of the earliest financial period presented in the Vodafone AirTouch unaudited pro forma consolidated financial information. This information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements and notes thereto of Vodafone and AirTouch, which are incorporated by reference into this document. The table below has been prepared in accordance with U.K. GAAP.

                                                                                                                    VODAFONE
                                                                                                       PRO FORMA    AIRTOUCH
                                                                   VODAFONE          AIRTOUCH         ADJUSTMENTS   PRO FORMA
                                                                  -----------  --------------------  -------------  ---------
                                                                                           NOTE 1       NOTE 2

                                                                       L           $          L            L            L
                                                                      (IN MILLIONS EXCEPT PER SHARE AND PER ADS AMOUNTS)
Turnover........................................................       2,471       5,341      3,244       --            5,715
Less: joint ventures............................................      --            (319)      (194)      --             (194)
                                                                       -----   ---------  ---------       ------    ---------
Group turnover..................................................       2,471       5,022      3,050       --            5,521
                                                                       -----   ---------  ---------       ------    ---------
Operating profit................................................         626       1,010        613         (758)(a)       596
                                                                                                             115(c)
Share of operating profit/(loss) in associated undertakings.....          60         491        298       (1,104)(a)      (752)
                                                                                                              (6)(b)
Share of operating loss in joint ventures.......................      --            (131)       (79)         (60)(a)      (133)
                                                                                                               6(c)
                                                                       -----   ---------  ---------       ------    ---------
Total group operating profit/(loss):
  Group and share of associated undertakings and joint
    ventures....................................................         686       1,370        832       (1,807)        (289)
Disposal of fixed asset investments.............................          25      --         --           --               25
                                                                       -----   ---------  ---------       ------    ---------
Profit/(loss) on ordinary activities before interest............         711       1,370        832       (1,807)        (264)
Net interest payable............................................         (61)       (225)      (137)        (201)(d)      (414)
                                                                                                             (15)(e)
                                                                       -----   ---------  ---------       ------    ---------
Profit/(loss) on ordinary activities before taxation............         650       1,145        695       (2,023)        (678)
Tax on profit/(loss) on ordinary activities.....................        (203)       (438)      (266)          77(f)      (392)
                                                                       -----   ---------  ---------       ------    ---------
Profit/(loss) on ordinary activities after taxation.............         447         707        429       (1,946)      (1,070)
Equity minority interests.......................................         (28)       (161)       (98)           6(b)      (120)
Non equity minority interests...................................      --          --         --              (52)(g)       (52)
                                                                       -----   ---------  ---------       ------    ---------
Profit/(loss) for the financial year............................         419         546        331       (1,992)      (1,242)
Preference dividends............................................      --            (139)       (84)          84(g)    --
Equity dividends................................................        (170)     --         --           --             (170)
                                                                       -----   ---------  ---------       ------    ---------
Retained profit/(loss) for the group and its share of associated
  undertakings and joint ventures...............................         249         407        247       (1,908)      (1,412)
                                                                       -----   ---------  ---------       ------    ---------
                                                                       -----   ---------  ---------       ------    ---------
Basic earnings/(loss) per share.................................        0.14        0.72       0.44                     (0.20)
                                                                       -----   ---------  ---------                 ---------
                                                                       -----   ---------  ---------                 ---------
Diluted earnings/(loss) per share...............................        0.14                                            (0.20)
                                                                       -----                                        ---------
                                                                       -----                                        ---------
Adjusted earnings per share (Note 9)............................        0.13                   0.65                      0.11
                                                                       -----              ---------                 ---------
                                                                       -----              ---------                 ---------
Basic earnings/(loss) per ADS...................................        1.36                                            (2.02)
                                                                       -----                                        ---------
                                                                       -----                                        ---------
Diluted earnings/(loss) per ADS.................................        1.36                                            (2.02)
                                                                       -----                                        ---------
                                                                       -----                                        ---------
Basic average number of shares outstanding......................       3,073         563        563                     6,148
                                                                       -----   ---------  ---------                 ---------
                                                                       -----   ---------  ---------                 ---------
Diluted average number of shares outstanding....................       3,082                                            6,148
                                                                       -----                                        ---------
                                                                       -----                                        ---------



                                                                      $

Turnover........................................................      9,713
Less: joint ventures............................................       (330)
                                                                  ---------
Group turnover..................................................      9,383
                                                                  ---------
Operating profit................................................      1,013

Share of operating profit/(loss) in associated undertakings.....     (1,278)

Share of operating loss in joint ventures.......................       (226)

                                                                  ---------
Total group operating profit/(loss):
  Group and share of associated undertakings and joint
    ventures....................................................       (491)
Disposal of fixed asset investments.............................         42
                                                                  ---------
Profit/(loss) on ordinary activities before interest............       (449)
Net interest payable............................................       (703)

                                                                  ---------
Profit/(loss) on ordinary activities before taxation............     (1,152)
Tax on profit/(loss) on ordinary activities.....................       (666)
                                                                  ---------
Profit/(loss) on ordinary activities after taxation.............     (1,818)
Equity minority interests.......................................       (205)
Non equity minority interests...................................        (88)
                                                                  ---------
Profit/(loss) for the financial year............................     (2,111)
Preference dividends............................................     --
Equity dividends................................................       (289)
                                                                  ---------
Retained profit/(loss) for the group and its share of associated
  undertakings and joint ventures...............................     (2,400)
                                                                  ---------
                                                                  ---------
Basic earnings/(loss) per share.................................      (0.34)
                                                                  ---------
                                                                  ---------
Diluted earnings/(loss) per share...............................      (0.34)
                                                                  ---------
                                                                  ---------
Adjusted earnings per share (Note 9)............................       0.19
                                                                  ---------
                                                                  ---------
Basic earnings/(loss) per ADS...................................      (3.43)
                                                                  ---------
                                                                  ---------
Diluted earnings/(loss) per ADS.................................      (3.43)
                                                                  ---------
                                                                  ---------
Basic average number of shares outstanding......................      6,148
                                                                  ---------
                                                                  ---------
Diluted average number of shares outstanding....................      6,148
                                                                  ---------
                                                                  ---------

 The notes to the unaudited pro forma consolidated financial information are an integral part of the statements.

        VODAFONE AIRTOUCH UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AT SEPTEMBER 30, 1998

    The following unaudited pro forma consolidated balance sheet at September 30, 1998 is derived from the unaudited consolidated balance sheets of Vodafone and AirTouch at that date adjusted to U.K. GAAP, after giving effect to the pro forma adjustments described in the notes to the Vodafone AirTouch unaudited pro forma consolidated financial information. These adjustments have been determined as if the merger took place on September 30, 1998. This information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements and notes thereto of Vodafone and AirTouch, which are incorporated by reference into this document. The table below has been prepared in accordance with U.K. GAAP.

                                                                                                                  VODAFONE
                                                                                                    PRO FORMA     AIRTOUCH
                                                            VODAFONE            AIRTOUCH           ADJUSTMENTS    PRO FORMA
                                                           -----------  ------------------------  -------------  -----------
                                                                                       NOTE 1        NOTE 2
                                                                L            $            L             L             L
                                                           -----------  -----------  -----------  -------------  -----------

                                                                                     (IN MILLIONS)
FIXED ASSETS
Intangible assets........................................         170        4,207        2,476        17,961(a)     18,445
                                                                                                       (2,476)(a)
                                                                                                          314(b)
Tangible assets..........................................       1,724        3,767        2,216            10(b)      3,950
Investments in associated undertakings...................         236        1,166          686        14,825(a)     15,600
                                                                                                           (8)(a)
                                                                                                         (139)(b)
Investments in joint ventures
  Share of gross assets..................................      --            1,781        1,048         1,693(a)      2,490
                                                                                                         (251)(a)
  Share of gross liabilities.............................      --             (367)        (216)       --              (216)
                                                           -----------  -----------  -----------  -------------  -----------
                                                               --            1,414          832         1,442         2,274
                                                           -----------  -----------  -----------  -------------  -----------
Other investments........................................          95          171          101           114(a)        310
                                                           -----------  -----------  -----------  -------------  -----------
                                                                2,225       10,725        6,311        32,043        40,579
                                                           -----------  -----------  -----------  -------------  -----------
CURRENT ASSETS
Stocks...................................................          36           96           56                          92
Debtors..................................................         670        1,099          647           188(a)      1,761
                                                                                                          254(a)
                                                                                                            2(b)
Cash at bank and in hand.................................           7           17           10           256(a)         18
                                                                                                       (3,351)(a)
                                                                                                        3,095(a)
                                                                                                            1(b)
                                                           -----------  -----------  -----------  -------------  -----------
                                                                  713        1,212          713           445         1,871

CREDITORS: amounts falling due within one year...........      (1,550)      (1,270)        (747)           (8)(b)     (2,305)
                                                           -----------  -----------  -----------  -------------  -----------
NET CURRENT LIABILITIES..................................        (837)         (58)         (34)          437          (434)
                                                           -----------  -----------  -----------  -------------  -----------
TOTAL ASSETS LESS CURRENT LIABILITIES....................       1,388       10,667        6,277        32,480        40,145

CREDITORS: amounts falling due after more than one               (765)      (2,990)      (1,760)       (3,095)(a)     (5,729)
  year...................................................
                                                                                                         (109)(b)
PROVISIONS FOR LIABILITIES AND CHARGES...................         (17)      --           --            --               (17)
                                                           -----------  -----------  -----------  -------------  -----------
                                                                  606        7,677        4,517        29,276        34,399
                                                           -----------  -----------  -----------  -------------  -----------
                                                           -----------  -----------  -----------  -------------  -----------
CAPITAL AND RESERVES
Called up share capital..................................         155            6            4           204(a)        363
Share premium account....................................          86        9,955        5,858        25,763(a)     31,707
Other reserves...........................................      --           --           --               728(a)        728
Profit and loss account..................................         280       (2,691)      (1,584)        1,584(a)        280
                                                           -----------  -----------  -----------  -------------  -----------
Total shareholders' funds................................         521        7,270        4,278        28,279        33,078
Equity minority interests................................          81          407          239            71(b)        391
Non-equity minority interests............................           4       --           --               926(a)        930
                                                           -----------  -----------  -----------  -------------  -----------
                                                                  606        7,677        4,517        29,276        34,399
                                                           -----------  -----------  -----------  -------------  -----------
                                                           -----------  -----------  -----------  -------------  -----------



                                                               $
                                                           ---------

FIXED ASSETS
Intangible assets........................................     31,347

Tangible assets..........................................      6,713
Investments in associated undertakings...................     26,512

Investments in joint ventures
  Share of gross assets..................................      4,232

  Share of gross liabilities.............................       (367)
                                                           ---------
                                                               3,865
                                                           ---------
Other investments........................................        527
                                                           ---------
                                                              68,964
                                                           ---------
CURRENT ASSETS
Stocks...................................................        156
Debtors..................................................      2,993

Cash at bank and in hand.................................         31

                                                           ---------
                                                               3,180
CREDITORS: amounts falling due within one year...........     (3,918)
                                                           ---------
NET CURRENT LIABILITIES..................................       (738)
                                                           ---------
TOTAL ASSETS LESS CURRENT LIABILITIES....................     68,226
CREDITORS: amounts falling due after more than one            (9,736)
  year...................................................

PROVISIONS FOR LIABILITIES AND CHARGES...................        (29)
                                                           ---------
                                                              58,461
                                                           ---------
                                                           ---------
CAPITAL AND RESERVES
Called up share capital..................................        617
Share premium account....................................     53,886
Other reserves...........................................      1,237
Profit and loss account..................................        476
                                                           ---------
Total shareholders' funds................................     56,216
Equity minority interests................................        664
Non-equity minority interests............................      1,581
                                                           ---------
                                                              58,461
                                                           ---------
                                                           ---------

 The notes to the unaudited pro forma consolidated financial information are an integral part of the statements.

                AIRTOUCH UNAUDITED CONSOLIDATED INCOME STATEMENT
                      SIX MONTHS ENDED SEPTEMBER 30, 1998

    The following unaudited consolidated income statement for the six months ended September 30, 1998 is derived from the historical consolidated income statements of AirTouch for the six months then ended, after giving effect to the U.K. GAAP adjustments described in the notes to the unaudited pro forma consolidated financial information. This information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of AirTouch, which are incorporated by reference into this document.

                                                                                            AIRTOUCH
                                                                            -----------------------------------------
                                                                             U.S. GAAP     ADJUSTMENTS
                                                                              NOTE 3         NOTE 4        U.K. GAAP
                                                                                 $              $              $
                                                                            -----------  ---------------  -----------
                                                                             (IN MILLIONS EXCEPT PER SHARE AMOUNTS)
Turnover..................................................................       3,001         --              3,001
Less: joint ventures......................................................        (232)        --               (232)
                                                                                 -----            ---          -----
Group turnover............................................................       2,769         --              2,769
                                                                                 -----            ---          -----
Operating profit..........................................................         611              2(a)         626
                                                                                                   77(b)
                                                                                                  (64)(c)
Share of operating profit in associated undertakings......................         213             15(b)         391
                                                                                                    2(d)
                                                                                                  161(e)
Share of operating loss in joint ventures.................................         (36)             4(e)         (32)
                                                                                 -----            ---          -----
Total group operating profit:
  Group and share of associated undertakings and joint ventures...........         788            197            985
Disposal of fixed asset investments.......................................      --             --             --
                                                                                 -----            ---          -----
Profit on ordinary activities before interest.............................         788            197            985
Net interest payable......................................................         (71)           (12)(a)       (106)
                                                                                                  (23)(e)
                                                                                 -----            ---          -----
Profit on ordinary activities before taxation.............................         717            162            879
Tax on profit on ordinary activities......................................        (227)          (142)(e)       (314)
                                                                                                   37(f)
                                                                                                   18(h)
                                                                                 -----            ---          -----
Profit on ordinary activities after taxation..............................         490             75            565
Equity minority interests.................................................         (97)        --                (97)
                                                                                 -----            ---          -----
Profit for the period.....................................................         393             75            468
Preference dividends......................................................         (68)        --                (68)
                                                                                 -----            ---          -----
Retained profit for the group and its share of associated undertakings and
  joint ventures..........................................................         325             75            400
                                                                                 -----            ---          -----
                                                                                 -----            ---          -----
Basic earnings per share..................................................        0.57                          0.70
                                                                                 -----                         -----
                                                                                 -----                         -----
Average number of shares outstanding......................................         571                           571
                                                                                 -----                         -----
                                                                                 -----                         -----

 The notes to the unaudited pro forma consolidated financial information are an integral part of the statements.

           AIRTOUCH UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1997

    The following unaudited pro forma consolidated income statement for the year ended December 31, 1997 presents the combined results of operations of AirTouch, NewVector and MediaOne's interest in PrimeCo as if the merger of these businesses had taken place on January 1, 1997 after giving effect to the purchase method of accounting and other merger related adjustments described in AirTouch's Form 8-K/A filed on April 23, 1998 and after giving effect to the U.K. GAAP adjustments described in the notes to the unaudited pro forma consolidated financial information. This information has been prepared from, should be read in conjunction with, and is supplemental to, the historical consolidated financial statements and notes thereto of AirTouch and NewVector which are incorporated by reference into this document.

                                           AIRTOUCH                                       NEWVECTOR
                         ---------------------------------------------  ---------------------------------------------
                           U.S. GAAP      ADJUSTMENT                      U.S. GAAP      ADJUSTMENT
                            NOTE 3          NOTE 4         U.K. GAAP       NOTE 3          NOTE 4         U.K. GAAP
                               $               $               $              $               $               $
                         -------------  ---------------  -------------  -------------  ---------------  -------------
                                                                (IN MILLIONS)
Turnover...............        3,880          --               3,880          1,428          --               1,428
Less: joint ventures...         (286)         --                (286)        --              --              --
                              ------           -----          ------         ------             ---          ------
Group turnover.........        3,594          --               3,594          1,428          --               1,428
                              ------           -----          ------         ------             ---          ------
Operating profit.......          705               6(a)          830            357              12(b)          369
                                                 119(b)
Share of operating
  profit in associated
  undertakings.........          217              31(b)          488              3          --                   3
                                                   7(d)
                                                 233(e)
Share of operating loss
  in joint ventures....          (17)              8(e)           (9)        --              --              --
                              ------           -----          ------         ------             ---          ------
Total group operating
  profit:
    Group and share of
      associated
      undertakings and
      joint ventures...          905             404           1,309            360              12             372
Disposal of fixed asset
  investments..........       --              --              --             --              --              --
                              ------           -----          ------         ------             ---          ------
Profit on ordinary
  activities before
  interest.............          905             404           1,309            360              12             372
Net interest payable...          (72)            (13)(a)        (141)            (6)         --                  (6)
                                                 (56)(e)
                              ------           -----          ------         ------             ---          ------
Profit on ordinary
  activities before
  taxation.............          833             335           1,168            354              12             366
Tax on profit on
  ordinary
  activities...........         (266)           (185)(e)        (406)          (122)             13(f)         (109)
                                                  42(f)
                                                   3(h)
                              ------           -----          ------         ------             ---          ------
Profit on ordinary
  activities after
  taxation.............          567             195             762            232              25             257
Equity minority
  interests............         (119)         --                (119)           (42)         --                 (42)
                              ------           -----          ------         ------             ---          ------
Profit for the
  financial year.......          448             195             643            190              25             215
Preference dividends...          (54)         --                 (54)        --              --              --
                              ------           -----          ------         ------             ---          ------
Retained profit for the
  group and its share
  of associated
  undertakings and
  joint ventures.......          394             195             589            190              25             215
                              ------           -----          ------         ------             ---          ------
                              ------           -----          ------         ------             ---          ------
Basic earnings per
  share................         0.78
                              ------
                              ------
Average number of
  shares
  outstanding--basic...          504
                              ------
                              ------

                                   PRO FORMA
                                    AIRTOUCH
                         ------------------------------
                           ADJUSTMENTS
                             NOTE 5         U.K. GAAP
                                $               $
                         ---------------  -------------

Turnover...............            33           5,341
Less: joint ventures...           (33)           (319)
                                -----          ------
Group turnover.........        --               5,022
                                -----          ------
Operating profit.......          (189)          1,010

Share of operating
  profit in associated
  undertakings.........        --                 491

Share of operating loss
  in joint ventures....          (112)           (131)
                                  (10)
                                -----          ------
Total group operating
  profit:
    Group and share of
      associated
      undertakings and
      joint ventures...          (311)          1,370
Disposal of fixed asset
  investments..........        --              --
                                -----          ------
Profit on ordinary
  activities before
  interest.............          (311)          1,370
Net interest payable...           (78)           (225)

                                -----          ------
Profit on ordinary
  activities before
  taxation.............          (389)          1,145
Tax on profit on
  ordinary
  activities...........            77            (438)

                                -----          ------
Profit on ordinary
  activities after
  taxation.............          (312)            707
Equity minority
  interests............        --                (161)
                                -----          ------
Profit for the
  financial year.......          (312)            546
Preference dividends...           (85)           (139)
                                -----          ------
Retained profit for the
  group and its share
  of associated
  undertakings and
  joint ventures.......          (397)            407
                                -----          ------
                                -----          ------
Basic earnings per
  share................                          0.72
                                               ------
                                               ------
Average number of
  shares
  outstanding--basic...                           563
                                               ------
                                               ------

 The notes to the unaudited pro forma consolidated financial information are an integral part of the statements.

                 AIRTOUCH UNAUDITED CONSOLIDATED BALANCE SHEET

                             AT SEPTEMBER 30, 1998

    The following unaudited consolidated balance sheet at September 30, 1998 is derived from the historical consolidated balance sheet of AirTouch at that date, after giving effect to the U.K. GAAP adjustments described in the notes to the unaudited pro forma consolidated financial information. This information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of AirTouch, which are incorporated by reference into this document.

                                                                                             AIRTOUCH
                                                                                -----------------------------------
                                                                                  U.S.
                                                                                  GAAP      ADJUSTMENTS     U.K.
                                                                                 NOTE 3       NOTE 4        GAAP
                                                                                    $            $            $
                                                                                ---------  -------------  ---------
                                                                                           (IN MILLIONS)
FIXED ASSETS
Intangible assets.............................................................      8,560       (3,259)(b)     4,207
                                                                                                (1,094)(f)
Tangible assets...............................................................      3,839          (72)(a)     3,767
Investments in associated undertakings........................................      1,659         (507)(b)     1,166
                                                                                                    22(d)
                                                                                                    (8) (f)
Investments in joint ventures
  Share of gross assets.......................................................      2,170         (389)(b)     1,781
  Share of gross liabilities..................................................       (367)          --         (367)
                                                                                ---------       ------    ---------
                                                                                    1,803         (389)       1,414
                                                                                ---------       ------    ---------
Other investments.............................................................        311          (89)(c)       171
                                                                                                   (51)(g)
                                                                                ---------       ------    ---------
                                                                                   16,172       (5,447)      10,725
                                                                                ---------       ------    ---------
CURRENT ASSETS
Stocks........................................................................         96           --           96
Debtors.......................................................................      1,099           --        1,099
Cash at bank and in hand......................................................         17           --           17
                                                                                ---------       ------    ---------
                                                                                    1,212           --        1,212
CREDITORS: amounts falling due within one year................................     (1,270)          --       (1,270)
                                                                                ---------       ------    ---------
NET CURRENT LIABILITIES.......................................................        (58)          --          (58)
                                                                                ---------       ------    ---------
TOTAL ASSETS LESS CURRENT LIABILITIES.........................................     16,114       (5,447)      10,667
CREDITORS: amounts falling due after more than one year.......................     (2,990)          --       (2,990)
PROVISIONS FOR LIABILITIES AND CHARGES........................................     (1,815)       1,815(f)    --
                                                                                ---------       ------    ---------
                                                                                   11,309       (3,632)       7,677
                                                                                ---------       ------    ---------
                                                                                ---------       ------    ---------
CAPITAL AND RESERVES
Called up share capital.......................................................          6           --            6
Share premium account.........................................................      9,993          (38)       9,955
Revaluation reserve...........................................................         31          (31)          --
Profit and loss account.......................................................        872       (3,563)      (2,691)
                                                                                ---------       ------    ---------
Total shareholders' funds.....................................................     10,902       (3,632)       7,270
Equity minority interests.....................................................        407           --          407
                                                                                ---------       ------    ---------
                                                                                   11,309       (3,632)       7,677
                                                                                ---------       ------    ---------
                                                                                ---------       ------    ---------

 The notes to the unaudited pro forma consolidated financial information are an integral part of the statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1.  TRANSLATION OF AIRTOUCH FINANCIAL STATEMENTS

    AirTouch presents its financial statements in U.S. dollars. The results of AirTouch, as restated under U.K. GAAP, have been translated into pounds sterling at the average rate of $1.6635 to L1.00 for the six months ended September 30, 1998 and $1.6467 to L1.00 for the year ended December 31, 1997.

    The AirTouch balance sheet at September 30, 1998 in U.S. dollars, as restated under U.K. GAAP, has been translated into pounds sterling at $1.6994 to L1.00.

    These translations should not be taken as assurances that the pounds sterling amounts currently represent U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate, at any time.

2.  PRO FORMA ACQUISITION ADJUSTMENTS

    (a) The unaudited pro forma consolidated financial information records the merger as being accounted for as an acquisition with the excess of the fair value of the consideration over the fair value of net assets acquired being allocated to goodwill.

    The unaudited pro forma consolidated financial information assumes that Vodafone AirTouch will issue 5 Vodafone AirTouch ordinary shares, equivalent to
0.5 of a Vodafone AirTouch ADS, and pay $9.00 in cash in exchange for each share of AirTouch common stock. The total purchase price assumed is based on the Vodafone ADS price at January 15, 1999 and assumes exercise of all vested AirTouch stock options and conversion of all shares of AirTouch Class B and AirTouch Class C preferred stock outstanding at that date. The shares of AirTouch Class D and E preferred stock are assumed to remain outstanding. As a result, 307.5 million new Vodafone AirTouch ADSs are assumed to be issued.

    The consideration to be paid in the merger on the basis of the assumptions noted above includes a cash consideration of $5,535 million (L3,257 million) which will be financed by the new credit facility entered into on April 16, 1999 by Vodafone and AirTouch as well as from generally available funds of Vodafone and AirTouch. Estimated professional fees of L94 million (primarily legal, investment bankers' and accountants' fees) related to the acquisition are assumed to be accounted for as acquisition costs (L74 million) and share issue costs (L20 million). The pro forma net cash requirement is shown below.

                                                                                                               L
                                                                                                           MILLIONS
                                                                                                          -----------
Cash consideration......................................................................................       3,257
Professional fees.......................................................................................          94
                                                                                                               -----
                                                                                                               3,351
Proceeds from the exercise of AirTouch common stock options.............................................        (256)
                                                                                                               -----
Pro forma net cash requirement..........................................................................       3,095
                                                                                                               -----
                                                                                                               -----

    The unaudited pro forma consolidated financial information also includes the capitalization of L27 million of the share premium account as a result of the redenomination of the Vodafone ordinary shares.

    A preliminary allocation of the purchase price has been performed for purposes of the unaudited pro forma consolidated financial information based on initial appraisal estimates and other valuation studies which are in process and assumptions which Vodafone believes are reasonable. The final allocation is subject to completion of these studies, which is expected to be within the next twelve months. However, Vodafone does not expect the differences between the preliminary and final allocations to have a material impact on shareholders' equity or profit for the period. A summary, in accordance with U.K. GAAP, is shown below.

                                                                                                             L
                                                                                                       (IN MILLIONS)
                                                                                                       -------------
Cash consideration...................................................................................        3,257
Share consideration (L181 million share capital; L31,668 million share premium)......................       31,849
Unvested option consideration (gross L728 million, net of tax benefit of L254 million)...............          474
Acquisition costs....................................................................................           74
                                                                                                            ------
Total purchase consideration.........................................................................       35,654
Less: fair value of net assets acquired (see below)..................................................       (1,175)
                                                                                                            ------
Goodwill.............................................................................................       34,479
                                                                                                            ------
                                                                                                            ------

    The goodwill arising has been allocated and shown within the balance sheet as follows:

                                                                                                             L
                                                                                                       (IN MILLIONS)
                                                                                                       -------------
Intangible assets (acquired subsidiary undertakings).................................................       17,961
Associated undertakings..............................................................................       14,825
Joint ventures.......................................................................................        1,693
                                                                                                            ------
                                                                                                            34,479
                                                                                                            ------
                                                                                                            ------

    Fair value adjustments relate to intangible fixed assets, fixed asset investments and the proceeds and resulting tax benefit arising on the exercise of AirTouch common stock options, together with the recognition that the AirTouch Class D and E preferred stock will remain outstanding after the merger.

                                                                                                             L
                                                                                                       (IN MILLIONS)
                                                                                                       -------------
Book value of net assets in accordance with U.K. GAAP................................................        4,278
Fair value adjustments:
    Elimination of existing intangible assets........................................................       (2,476)
    Elimination of existing intangible assets within associated undertakings.........................           (8)
    Elimination of existing intangible assets within joint ventures..................................         (251)
    Revaluation of listed cost investments...........................................................          114
    Proceeds upon exercise of AirTouch common stock options..........................................          256
    Tax benefit on exercise of AirTouch common stock options.........................................          188
    Net assets attributable to non-equity minority interests post acquisition (AirTouch
      Class D and Class E preferred stock)...........................................................         (926)
                                                                                                            ------
Fair value of net assets acquired....................................................................        1,175
                                                                                                            ------
                                                                                                            ------

    Goodwill is amortized as follows:

    - L2,371 million over 5 years for goodwill nominally attributable to customer lists.

    - L15,381 million over 40 years for goodwill nominally attributable to U.S. cellular and paging operations, the licenses of which are assumed to have a life of at least 40 years without significant cost for renewal.

    - L16,727 million over periods ranging from 8 to 40 years, which is the remaining life of the licenses, for goodwill nominally attributable to non U.S. cellular operations.

    The pro forma goodwill amortization is L1,922 million in the year ended March 31, 1998 and L961 million in the six months ended September 30, 1998. For the year ended March 31, 1998, this goodwill amortization has been allocated to operating profit (L758 million), share of profit in associated undertakings (L1,104 million) and share of profit in joint ventures (L60 million). For the six months ended September 30, 1998, the amounts are L379 million, L552 million and L30 million, respectively.

    (b) Records the change in accounting required in respect of the Vodafone and AirTouch investments in Europolitan Holdings AB and Misrfone Telecommunications Company SAE.

    Europolitan is a 51% majority owned subsidiary of AirTouch and a 20% equity accounted investment of Vodafone. On a pro forma consolidated basis Europolitan is a 71% majority owned subsidiary.

    Misrfone is a 30% equity accounted investment of both Vodafone and AirTouch. On a pro forma consolidated basis Misrfone is a 60% majority owned subsidiary.

    These adjustments had no impact on profit for the period.

    (c) Records the removal of existing AirTouch intangible asset amortization.

    (d) Records interest expense accrued on L3,095 million of pro forma net cash required to fund the merger, assuming an interest rate of 6.5%. The effect of an 1/8% increase in interest rates would be to increase interest expense by L2 million for the six months ended September 30, 1998 and by L4 million for the year ended March 31, 1998.

    (e) Records the amortization of bank arrangement fees of L65 million applied against new borrowings, amortized over a period of between two and five years, the assumed period of borrowing.

    (f) Records the tax effects of the relevant pro forma adjustments arising from the acquisition at the assumed effective rate of 36%. Relevant pro forma adjustments to the pro forma consolidated income statement include interest, amortization of goodwill, amortization of bank arrangement fees and the change in accounting for Europolitan and Misrfone. Other than for the amortization of goodwill, these adjustments were tax effected at the assumed effective rate resulting in a net tax benefit of L77 million for the year ended March 31, 1998 and L39 million for the six months ended September 30, 1998.

    (g) Records the adjustments to reclassify the AirTouch Class D and Class E preferred stock and related dividends as non-equity minority interests and remove the AirTouch Class B and Class C preferred stock dividends.

3.  RECLASSIFICATION

    Reclassifications have been made to the AirTouch and NewVector historical financial information presented under U.S. GAAP to conform to Vodafone's presentation under U.K. GAAP.

    The principal income statement reclassifications relate to:

    - presentation of minority interests below profit after taxation;

    - presentation of foreign exchange income/expense as part of operating profit; and

    - presentation of miscellaneous income/expense as part of operating profit or disposal of fixed asset investments, as applicable.

    The principal balance sheet reclassifications relate to:

    - reclassifications of deferred charges/non-current assets to the relevant U.K. GAAP headings: investments, debtors and provisions for liabilities and charges;

    - reclassification of other current assets to debtors and provisions for liabilities and charges;

    - reclassification of deferred credits to creditors and debtors;

    - reclassification of other reserves to profit and loss account reserves, revaluation reserve and investments; and

    - reclassification of redeemable preferred stock to capital and reserves.

    None of these reclassification adjustments has an impact on net income or shareholders' equity with the exception of the reclassification of restricted stock and treasury stock to debtors and investments, respectively, which increases shareholders' equity by $136 million.

4.  U.S. TO U.K. GAAP ADJUSTMENTS

    Accounting principles generally accepted in the U.K. differ in material respects from those generally accepted in the U.S. The differences which are material to restating the historical consolidated financial statements of AirTouch and NewVector to comply with U.K. GAAP (as set out on pages 103 to 105) and which are material to reconciling the Vodafone AirTouch unaudited pro forma consolidated net income and shareholders' equity to U.S. GAAP (as set out in Note 8 to the unaudited pro forma consolidated financial information) are described below.

    ADJUSTMENTS TO HISTORICAL AIRTOUCH FINANCIAL STATEMENTS:

    (a) CAPITALIZED INTEREST

    Under U.K. GAAP, the policy of Vodafone is not to include interest on borrowings used to finance the construction of an asset in the cost of the asset. Under U.S. GAAP, the interest cost on borrowings used to finance the construction of an asset is capitalized during the period of construction until the date that the asset is placed in service. This interest cost is amortized over the estimated useful life of the related asset.

    (b) GOODWILL AND OTHER INTANGIBLES

    Under U.K. GAAP, the policy followed by Vodafone prior to the introduction of Financial Reporting Standard 10, "Goodwill and Intangible Assets" (which is effective for accounting periods ending on or after December 23, 1998 and has been adopted by Vodafone on a prospective basis) was to write-off goodwill against shareholders' equity in the year of acquisition. FRS 10 requires goodwill to be capitalized and amortized over its estimated useful life.

    Under U.S. GAAP, intangibles arising on the acquisition of an equity stake would be capitalized and amortized over their useful economic lives.

    Investments in associated undertakings, under U.S. GAAP, can also include an element of goodwill in the amount of the excess investment over the acquirer's share in the fair value of the net assets at the date of the investment. Under U.K. GAAP, the treatment followed by Vodafone prior to the implementation of FRS 10 was to write-off the excess of the purchase consideration over the fair value of the stake in the associate acquired against shareholders' equity in the year of purchase. AirTouch has historically capitalized interest on start up investments in certain equity investments. Under U.K. GAAP these amounts have been charged to the profit and loss account in the period incurred.

    (c) TREASURY STOCK

    Under U.S. GAAP if a company acquires shares of its own capital stock, the cost of the acquired shares is generally shown as a deduction from capital. Under U.K. GAAP it is necessary to evaluate the recoverability of the recorded investment in treasury stock based on the intent of the company with respect to releasing the shares. Where the company intends to release the shares for option exercises, the carrying value of treasury stock is evaluated against the exercise price of outstanding stock options. Amounts in excess of the investment recorded for treasury stock above the anticipated aggregate exercise price of stock options to be exercised should be recognized as a loss in the income statement.

    (d) LICENSE FEE AMORTIZATION

    Under U.K. GAAP, Vodafone has adopted a policy of amortizing license fees in proportion to the expected usage of the network during the start up period and then on a straight line basis. Under U.S. GAAP, license fees are amortized on a straight line basis from the date that operations commence to the date the license expires.

    (e) EQUITY ACCOUNTING

    U.K. GAAP requires the investor's share of operating profit or loss, exceptional items and interest income or expense of associated undertakings and joint ventures to be shown separately from those of the group on the face of the income statement. The charges for interest and taxation for associated undertakings and joint ventures may be aggregated within the group interest and taxation amounts shown on the face of the income statement, but must be disclosed in the notes to the accounts. For U.S. GAAP, the after-tax profits or losses (i.e., operating results after exceptional items, interest and taxation) should be included in the income statement as a single line item.

    (f) DEFERRED TAXATION

    Under the U.K. GAAP partial provision method, deferred taxation is only provided where timing differences are expected to reverse in the foreseeable future. For U.S. GAAP, under the liability method, deferred taxation is provided for temporary differences between the financial reporting basis and the tax basis of assets and liabilities at enacted tax rates expected to be in effect when these amounts are realized or settled.

    (g) INVESTMENTS

    Under U.K. GAAP, quoted investments held as fixed asset investments are carried at the lower of cost or recoverable amount. Under U.S. GAAP, available-for-sale investments are carried at market value with the unrealized gain or loss from historical cost excluded from earnings and reported in other comprehensive income and included as a separate line item in share capital and reserves.

    (h) TAX BENEFIT ON OPTION EXERCISES

    Under U.K. GAAP, the tax benefit received by AirTouch on the exercise of share options by employees, being the tax on the difference between the market value on the date of exercise and the exercise price, is shown as a component of the tax charge for the period. Under U.S. GAAP, this tax benefit is shown as a reduction of paid in capital on issue of shares.

    ADJUSTMENTS TO HISTORICAL NEWVECTOR FINANCIAL STATEMENTS:

    (i) SUMMARY

    The differences which are material to restating the historical consolidated financial statements of NewVector incorporated herein relate to goodwill and other intangibles and deferred taxation as described in (b) and (f) above.

    ADJUSTMENTS TO VODAFONE AIRTOUCH UNAUDITED PRO FORMA CONSOLIDATED NET INCOME
      AND SHAREHOLDERS' EQUITY:

    (j) SUMMARY

    The differences which are material to restating the Vodafone AirTouch unaudited pro forma consolidated net income and shareholders' equity to U.S. GAAP as set out in Note 8 to the unaudited pro forma consolidated financial information relate to capitalized interest, goodwill and other intangibles, treasury stock, license fee amortization and deferred taxation as described in
(a), (b), (c), (d) and (f) together with the adjustment for proposed dividends and determination of the purchase price described in (k) and (l) below.

    (k) PROPOSED DIVIDENDS

    Under U.K. GAAP, final dividends are included in the financial statements when recommended by the board of directors to the shareholders. Under U.S. GAAP, all dividends are included in the financial statements when declared by the board of directors.

    (l) DETERMINATION OF THE PURCHASE PRICE

    Under U.K. GAAP and U.S. GAAP the purchase price of a transaction accounted for as an acquisition is based on the fair value of the consideration. In the case of share consideration, under U.K. GAAP the fair value of such consideration is based on the share price at completion of the acquisition. Under U.S. GAAP the fair value of the share consideration is based on the average share price over a reasonable period of time before and after the proposed acquisition is announced.

5.  NEWVECTOR ACQUISITION ADJUSTMENTS

    The pro forma adjustments relating to the merger of AirTouch and NewVector have been prepared from, and should be read in conjunction with, AirTouch's current report on Form 8-K/A which was filed on April 23, 1998. The pro forma adjustments have been restated, where necessary, to comply with U.K. GAAP.

6.  COST SAVINGS

    Vodafone and AirTouch estimate that the merger will result in after tax net cash flow savings of approximately L200 million ($340 million) per year by the year ending March 31, 2002. The unaudited pro forma consolidated financial information does not contain an adjustment for the anticipated benefits of these cash flow cost savings. There can be no assurance that anticipated cost savings will be achieved in the expected amounts or at the times anticipated.

7.  EMPLOYMENT AGREEMENTS

    AirTouch has entered into employment agreements with a number of directors and officers of AirTouch. These provide for severance payments, accelerated vesting of incentive awards, full vesting of supplemental pension benefits and continued coverage of welfare benefit arrangements after termination date if the named executive's or officer's employment terminates under certain circumstances within three years after a change in control of AirTouch. See "THE MERGER-- Interests of Members of AirTouch Board and Management in the Merger." To the extent that any such amounts become payable, they have not been included in the unaudited pro forma consolidated financial information.

8. RECONCILIATION OF UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION FROM U.K. GAAP TO U.S. GAAP

    The tables below set out the principal differences between the unaudited pro forma consolidated financial information on a U.K. GAAP basis and on a U.S. GAAP basis. Notes 4(j), (k) and (l) set out explanations of these differences.

                                                                                  YEAR ENDED      SIX MONTHS ENDED
NET LOSS AND LOSS PER SHARE                                                     MARCH 31, 1998   SEPTEMBER 30, 1998
                                                                                ---------------  -------------------
                                                                                       L                  L

                                                                                           (IN MILLIONS)
NET LOSS AS REPORTED IN ACCORDANCE WITH U.K. GAAP.............................        (1,242)              (377)
Items (decreasing)/increasing net income:
  Goodwill amortization.......................................................          (745)              (393)
  Profit on disposal of fixed asset investments...............................            14             --
  Deferred income taxes.......................................................           641                284
  Provisions for treasury stock...............................................        --                     38
  Minority interests..........................................................            73                 37
  Other.......................................................................             2                 (4)
                                                                                      ------             ------
NET LOSS IN ACCORDANCE WITH U.S. GAAP.........................................        (1,257)              (415)
                                                                                      ------             ------
                                                                                      ------             ------
BASIC LOSS PER ORDINARY SHARE IN ACCORDANCE WITH U.S. GAAP....................         (0.20)             (0.07)
                                                                                      ------             ------
                                                                                      ------             ------

    Adjusted earnings per share is not presented because such a presentation is prohibited under U.S. GAAP.

    SHAREHOLDERS' EQUITY                                                                        SEPTEMBER 30, 1998
                                                                                                ------------------
                                                                                                        L
                                                                                                  (IN MILLIONS)
    SHAREHOLDERS' EQUITY AS REPORTED IN ACCORDANCE WITH U.K. GAAP.............................          33,078
    Items increasing/(decreasing) shareholders' equity:
      Goodwill net of amortization (a)........................................................          14,914
      License fee amortization................................................................             (10)
      Cumulative deferred income taxes........................................................         (11,304)
      Proposed dividends......................................................................              96
      Minority interests......................................................................          (1,541)
                                                                                                       -------
    SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP.........................................          35,233
                                                                                                       -------
                                                                                                       -------

    (a) Goodwill net of amortization includes L1,041 million in respect of the determination of the fair value of the share consideration under U.S. GAAP as set out in Note 4(l).

9. ADJUSTED EARNINGS PER SHARE

    Adjusted earnings per share under U.K. GAAP is defined as basic earnings/(loss) per share before goodwill amortization and profit or loss on the disposal of fixed asset investments. A reconciliation from basic to adjusted earnings/(loss) per share is shown below.

                                                                                                    SIX MONTHS ENDED
                                                         YEAR ENDED MARCH 31, 1998                 SEPTEMBER 30, 1998
                                                   -------------------------------------  -------------------------------------
                                                                              VODAFONE                               VODAFONE
                                                    VODAFONE     AIRTOUCH     AIRTOUCH     VODAFONE     AIRTOUCH     AIRTOUCH
                                                   -----------  -----------  -----------  -----------  -----------  -----------
                                                                                   L PER SHARE
Basic earnings/(loss) per share..................        0.14         0.44        (0.20)        0.11         0.42        (0.06)
Goodwill amortization............................          --         0.21         0.31           --         0.11         0.15
Profit on disposal of fixed asset investments....       (0.01)          --           --        (0.02)          --        (0.01)
                                                        -----        -----   -----------       -----        -----   -----------
Adjusted earnings per share......................        0.13         0.65         0.11         0.09         0.53         0.08
                                                        -----        -----   -----------       -----        -----   -----------
                                                        -----        -----   -----------       -----        -----   -----------

10. NET DEBT

    Pro forma net debt is defined as external borrowings less cash and, as of September 30, 1998, comprised:

                                                                                         DEBT       CASH       NET DEBT
                                                                                       ---------  ---------  -------------
                                                                                                    L MILLION
Vodafone.............................................................................      1,179         (7)       1,172
AirTouch.............................................................................      1,742        (10)       1,732
                                                                                       ---------  ---------        -----
                                                                                           2,921        (17)       2,904
Pro forma adjustments:
  Consolidation of Misrfone..........................................................        109         (1)         108
  Pro forma net cash requirement.....................................................      3,095         --        3,095
                                                                                       ---------  ---------        -----
Pro forma net debt...................................................................      6,125        (18)       6,107
                                                                                       ---------  ---------        -----
                                                                                       ---------  ---------        -----

                DESCRIPTION OF VODAFONE AIRTOUCH ORDINARY SHARES

GENERAL

    The following information is a summary of the material terms of the ordinary shares as set out in the Vodafone memorandum and articles of association as presently in effect and taking account of amendments to the Vodafone memorandum and articles of association proposed to be adopted at the extraordinary general meeting of Vodafone shareholders, which would take effect upon the merger becoming effective. You are encouraged to read the form of memorandum and articles of association proposed for Vodafone AirTouch after the merger which is filed as an exhibit to the Registration Statement of which this proxy statement/prospectus forms a part. See also "DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES" and "COMPARISON OF RIGHTS OF AIRTOUCH STOCKHOLDERS AND VODAFONE AIRTOUCH SHAREHOLDERS."

    Vodafone AirTouch ordinary shares issued in exchange for AirTouch common stock in the merger will be delivered in the form of Vodafone AirTouch ADSs which will each represent ten Vodafone AirTouch ordinary shares. The amended and restated deposit agreement among The Bank of New York, Vodafone AirTouch, AirTouch and you as an ADS holder will govern the rights of holders of Vodafone AirTouch ADSs as described in "DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES." You should be aware that these rights are different from the rights of the holders of Vodafone AirTouch ordinary shares.

    All of the issued Vodafone ordinary shares are fully paid. Vodafone ordinary shares are represented in certificated form and also in uncertificated form under "CREST". CREST is an electronic settlement system in the United Kingdom which enables Vodafone ordinary shares to be evidenced other than by a physical certificate and transferred electronically rather than by delivery of a physical certificate. After the merger, all Vodafone AirTouch ordinary shares, including those underlying the Vodafone AirTouch ADSs to be issued in the merger:

    - may be represented by certificates in registered form issued (subject to the terms of issue of the shares) following issuance or receipt of the form of transfer bearing the appropriate stamp duty by Vodafone AirTouch registrars, Computershare Services PLC, P.O. Box 82, Caxton House, Redcliffe Way, Bristol, BS99 7NH, England;

    - may be in uncertificated form with the relevant CREST member account being credited with the Vodafone AirTouch ordinary shares issued or transferred; or

    - may be in the form of bearer shares if the amendments described below are adopted at the extraordinary general meeting of Vodafone shareholders.

    Vodafone AirTouch ADS holders shall have the same rights with respect to the Vodafone AirTouch ordinary shares represented by their Vodafone AirTouch ADSs, irrespective of whether those ordinary shares are in registered or bearer form and, if they are in registered form, irrespective of whether they are certificated or uncertificated. Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer Vodafone AirTouch ordinary shares in the same manner and under the same terms as U.K. residents or nationals.

REDENOMINATION

    Immediately prior to the merger becoming effective, Vodafone proposes to redenominate the nominal value of the ordinary share capital of Vodafone from a nominal value of 5p to a nominal value of $0.10. This proposal will require the approval of Vodafone shareholders at the Vodafone extraordinary general meeting and confirmation by the High Court of England. A quorum of two persons entitled to vote upon the business to be transacted and the approval of at least 75% of the votes cast by Vodafone shareholders present in person, or if on a poll, in person or by proxy, is required at the Vodafone extraordinary general meeting for the redenomination of Vodafone ordinary share capital and the amendments to the Vodafone memorandum and articles of association required to effect it.

    The merger is not conditioned upon the redenomination being approved or becoming effective. If the Vodafone ordinary shares are not redenominated into U.S. dollars there will be no direct effect on holders of AirTouch common stock. However, a stamp duty reserve tax liability of 1.5% of the issue price of the Vodafone AirTouch ordinary shares issued to AirTouch stockholders (estimated at approximately $792 million, based on a price per share of 1,066p (the closing middle market quotation for Vodafone ordinary shares as quoted in the daily Official List of the London Stock Exchange on April 20, 1999, the last practicable date prior to the printing of this document)) would arise and be jointly payable by Vodafone AirTouch and AirTouch on the issue of Vodafone AirTouch ADSs. There are no material differences between ordinary shares denominated in pounds sterling and ordinary shares denominated in U.S. dollars.

    At April 20, 1999, 3,099,507,981 Vodafone ordinary shares were issued and outstanding. At the Vodafone extraordinary general meeting to be held on May 24, 1999, shareholders of Vodafone will, in addition to voting with respect to approval of the merger, vote on proposals

    - to increase the authorized share capital of Vodafone from L200,000,000 to $816,000,000 and L50,000 (Resolution 18); or

    - if the redenomination (Resolution 18) is not effected, to increase the authorized share capital from L200,000,000 to L408,000,000 (Resolution 3); and

    - in either case, to authorize the directors of Vodafone AirTouch upon the merger becoming unconditional to allot Vodafone AirTouch ordinary shares in exchange for AirTouch common stock, and after the merger to allot additional Vodafone AirTouch ordinary shares, and to issue some of these shares for cash, disapplying shareholder rights of preemption in certain circumstances. See "Preemptive Rights and New Issues of Shares" below.

The approval of these proposals, excluding the redenomination and the disapplication of shareholder preemption rights, is required as a condition to the merger. See "THE VODAFONE EXTRAORDINARY GENERAL MEETING."

DIVIDENDS

    Holders of Vodafone AirTouch ordinary shares may, by ordinary resolution, declare dividends but may not declare dividends in excess of the amount recommended by the directors. The directors may also pay interim dividends. No dividend may be paid other than out of profits available for distribution. Dividends on Vodafone AirTouch ordinary shares will be announced and paid in pounds sterling. Dividends with respect to Vodafone AirTouch ADSs held by the depositary will be paid in U.S. dollars, and the depositary will distribute them to the holders of Vodafone AirTouch ADSs.

    The Vodafone AirTouch memorandum and articles of association will permit a scrip dividend scheme or schemes under which holders of Vodafone AirTouch ordinary shares may be given the opportunity to elect to receive fully paid Vodafone AirTouch ordinary shares instead of cash, or a combination of shares and cash, with respect to future dividends. The scrip dividend scheme will not be available to Vodafone AirTouch shareholders resident in the U.S. or Canada. Holders of Vodafone AirTouch ADSs will be eligible to participate in Vodafone AirTouch's "Global BuyDIRECT" plan administered by The Bank of New York which, among other things, provides for automatic dividend reinvestments to purchase Vodafone AirTouch ADSs.

VOTING RIGHTS

    Vodafone has proposed amendments to its memorandum and articles of association for approval at the Vodafone extraordinary general meeting to provide that voting on special and extraordinary resolutions at a general meeting shall be decided on a poll. On a poll, each shareholder who is entitled to vote and be present in person or by proxy has one vote for every share held. See "COMPARISON OF RIGHTS OF AIRTOUCH STOCKHOLDERS AND VODAFONE AIRTOUCH SHAREHOLDERS--Special Meetings of Shareholders." Ordinary resolutions will continue to be decided on a show of hands, where each shareholder who is present at the meeting will have one vote regardless of the number of shares held, unless a poll is demanded. Subject to shareholder approval, it is also intended that Vodafone's memorandum and articles of association be amended to allow persons appointed as proxies of shareholders entitled to vote at general meetings to vote on a show of hands, in addition to proxies' existing rights to vote on a poll and attend and speak at general meetings. Holders of Vodafone AirTouch ordinary shares will not have cumulative voting rights. An extraordinary resolution at a separate meeting of Vodafone AirTouch ordinary shareholders, requiring an affirmative vote of at least 75% of the votes cast in person or, if on a poll, in person or by proxy, is necessary under the Vodafone AirTouch memorandum and articles of association with respect to any proposal to vary the rights of ordinary shareholders.

    Vodafone AirTouch "B" 7% cumulative fixed rate shares will confer no right to receive notice of, attend or vote at general meetings, except where the rights attached to the shares are to be varied or abrogated.

    Subject to amendments to the Vodafone memorandum and articles of association proposed for approval at the Vodafone shareholders' meeting becoming effective, record holders of Vodafone AirTouch ADSs will be entitled to attend, speak and vote on a poll or a show of hands at any general meeting of Vodafone AirTouch shareholders by the depositary's appointment of them as proxies with respect to the underlying Vodafone AirTouch ordinary shares represented by their Vodafone AirTouch ADSs. Alternatively, holders of Vodafone AirTouch ADSs will be entitled to vote by supplying their voting instructions to the depositary or its nominee, who will vote the Vodafone AirTouch ordinary shares underlying their Vodafone AirTouch ADSs in accordance with their instructions. In addition, holders of record of ordinary shares may appoint a proxy including a beneficial owner of those shares to attend, speak and vote on their behalf. See "COMPARISON OF RIGHTS OF AIRTOUCH STOCKHOLDERS AND VODAFONE AIRTOUCH SHAREHOLDERS--Voting Rights."

LIQUIDATION RIGHTS

    In the event of the liquidation of Vodafone AirTouch, after payment of all liabilities and the deduction of any provision made under Section 719 of the U.K. Companies Act 1985 or Section 187 of the U.K. Insolvency Act 1986, which enables the liquidator to make payments to employees or former employees on the cessation or transfer of Vodafone's business, the holders of the Vodafone "B" 7% cumulative fixed rate shares would be entitled to a sum equal to the capital paid up on such shares in priority to holders of Vodafone AirTouch ordinary shares.

PREEMPTIVE RIGHTS AND NEW ISSUES OF SHARES

    Under Section 80 of the U.K. Companies Act, directors are, with certain exceptions, unable to allot relevant securities without the authority of the shareholders in a general meeting. Relevant securities as defined in the U.K. Companies Act would include Vodafone AirTouch ordinary shares or securities convertible into Vodafone AirTouch ordinary shares. In addition, Section 89 of the U.K. Companies Act imposes further restrictions on the issue of equity securities (as defined in the U.K. Companies Act, which would include Vodafone AirTouch ordinary shares and securities convertible into ordinary shares) which are, or are to be, paid up wholly in cash and not first offered to existing shareholders. Vodafone's memorandum and articles of association allow shareholders to authorize directors for a period up to 15 months, or, if the memorandum and articles of association are amended at the extraordinary general meeting, for a period up to 5 years, to allot (1) relevant securities generally up to an amount fixed by the shareholders and (2) equity securities for cash other than in connection with a rights issue. In accordance with institutional investor guidelines, the amount of relevant securities to be fixed by shareholders is normally restricted to one third of the existing issued ordinary share capital, and the amount of equity securities to be issued for cash other than in connection with a rights issue is restricted to 5% of the existing issued ordinary share capital. At Vodafone's annual general meeting in 1998, these amounts were fixed at L30,000,000 and L7,713,968, respectively, and at the Vodafone extraordinary general meeting, Vodafone will ask its shareholders to change these amounts to $198,549,202 and $30,223,868, respectively, or, if the redenomination does not take place, to L99,274,601 and L15,111,934.

    The authority referred to above granted to the directors at the annual general meeting in 1998 expires at the earlier of Vodafone's next annual general meeting or October 21, 1999.

DISCLOSURE OF INTERESTS IN SHARES

    The U.K. Companies Act will give Vodafone AirTouch the power to require persons who it believes to have, or to have acquired within the previous three years, an interest in its voting shares, to disclose certain information with respect to those interests. Failure to supply the information required may lead to disenfranchisement of the relevant shares and a prohibition on their transfer and receipt of dividends and payments in respect of those shares. In this context, the term "interest" is widely defined and will generally include an interest of any kind whatsoever in voting shares, including any interest of a holder of a Vodafone AirTouch ADS. See "COMPARISON OF RIGHTS OF AIRTOUCH STOCKHOLDERS AND VODAFONE AIRTOUCH SHAREHOLDERS--Disclosure of Interests."

CHANGES IN CAPITAL

    The Vodafone AirTouch shareholders may pass an ordinary resolution to do any of the following:

    (1) consolidate, or consolidate and then divide, all or any of Vodafone AirTouch's share capital into new shares of larger nominal amounts than its existing shares;

    (2) cancel any shares which have not, at the date of the relevant resolution, been subscribed or agreed to be subscribed by any person and reduce the amount of Vodafone AirTouch's authorized share capital by the amount of the shares so canceled;

    (3) divide some or all of Vodafone AirTouch's shares into shares of a smaller nominal amount; and

    (4) increase Vodafone AirTouch's share capital.

    Vodafone AirTouch will also be able to:

    (1) with the authority of shareholders by ordinary or special resolution, depending on the circumstances relating to the purchase, purchase its own shares; and

    (2) by special resolution and, where required by the U.K. Companies Act, with the sanction of the court, reduce its share capital, any capital redemption reserve, share premium account or any other undistributable reserve.

TRANSFER OF SHARES

    Except as described in this paragraph, the Vodafone AirTouch memorandum and articles of association will not restrict the transferability of Vodafone AirTouch ordinary shares. Vodafone AirTouch ordinary shares will be able to be transferred by an instrument in any usual form or in any form acceptable to the directors. The directors may refuse to register a transfer:

       (1) if it is of shares which are not fully paid;

       (2) if it is not stamped and duly presented for registration, together with the share certificate and evidence of title as the directors reasonably require;

       (3) if it is with respect to more than one class of shares;

       (4) if it is in favor of more than four persons jointly; or

       (5) in certain circumstances, if the holder has failed to provide the required particulars to the investigating power referred to under "--Disclosure of Interests in Shares" above.

    Vodafone AirTouch may not refuse to register transfers of Vodafone AirTouch ordinary shares if this refusal would prevent dealings in the shares on the London Stock Exchange from taking place on an open and proper basis. The registration of transfers may be suspended at any time and for any period as the directors may determine. The register of shareholders may not be closed for more than 30 days in any year.

GENERAL MEETINGS AND NOTICES

    A shareholder who is not registered on Vodafone AirTouch's register of shareholders with an address in the U.K. and who has not supplied to Vodafone AirTouch an address within the U.K. for the purpose of giving notice will not be entitled to receive notices from Vodafone AirTouch. In certain circumstances, Vodafone AirTouch will be able to give notices to shareholders by advertisement in newspapers in the U.K. Holders of Vodafone AirTouch ADSs will be entitled to receive notices under the terms of the deposit agreement relating to Vodafone AirTouch ADSs. See "DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES--Voting Rights." Under the Vodafone AirTouch memorandum and articles of association, the annual general meeting of shareholders will be held within 15 months after the preceding annual general meeting and at a time and place determined by the directors.

LIABILITY OF DIRECTORS AND OFFICERS

    See "COMPARISON OF RIGHTS OF AIRTOUCH STOCKHOLDERS AND VODAFONE AIRTOUCH SHAREHOLDERS--Liability of Directors and Officers" for a discussion of the inability of an English company to exempt directors and officers from certain liabilities.

REGISTRAR

    The registrar for Vodafone AirTouch ordinary shares after the merger will be Computershare Services PLC, P.O. Box 82, Caxton House, Redcliffe Way, Bristol, BS99 7NH.

          DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES

GENERAL

    The Bank of New York as depositary will issue Vodafone AirTouch ADSs to holders of AirTouch common stock and AirTouch Class B preferred stock in certificated or book-entry form upon completion of the merger. Each ADS will represent ownership interests in ten Vodafone AirTouch ordinary shares and the right to receive ten Vodafone AirTouch ordinary shares which Vodafone AirTouch will deposit with the custodian, which currently is the London office of The Bank of New York. Each ADS will also represent securities, cash or other property deposited with The Bank of New York but not distributed to ADS holders. The Bank of New York's Corporate Trust Office is located at 101 Barclay Street, New York, New York, 10286, its principal executive office is located at One Wall Street, New York, New York 10286, and the custodian's office is located at 46 Berkeley Street, London W1X 6AA, England.

    Because The Bank of New York will actually be the legal owner of the underlying ordinary shares, you will generally exercise the rights of a shareholder through it, although you will have the option to attend, speak and vote at shareholder meetings as its proxy, as described below. An amended and restated deposit agreement among Vodafone AirTouch, AirTouch, The Bank of New York and you, as an ADS holder, will set out the obligations of The Bank of New York. New York law will govern the deposit agreement and the Vodafone AirTouch American depositary receipts evidencing the ADSs.

    You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

    The following is a summary of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire agreement and the Vodafone AirTouch ADR. Copies of the agreement and the Vodafone AirTouch ADR will be available for inspection at the Corporate Trust Office of the depositary and at the London office of the custodian set forth above.

SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

    HOW WILL YOU RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS ON THE SHARES?

    The Bank of New York will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

    - CASH. The Bank of New York will, as promptly as practicable after payment, convert any cash dividend or distribution Vodafone AirTouch pays on the shares, other than any dividend or distribution paid in U.S. dollars, into U.S. dollars. If that is not possible on a reasonable basis, or if any approval from any government is needed and cannot be obtained, the agreement allows The Bank of New York to distribute the pounds sterling only to those ADS holders to whom it is possible to do so or to hold the pounds sterling it cannot convert for the account of the ADS holders who have not been paid. It will not invest the pounds sterling and it will not be liable for any interest.

    Before making a distribution, The Bank of New York will deduct any withholding taxes that must be paid under applicable laws. See "MATERIAL TAX CONSEQUENCES." It will distribute only whole U.S. dollars and cents and will round any fractional amounts to the nearest whole cent.

    - SHARES. The Bank of New York will distribute new ADSs representing any shares Vodafone AirTouch distributes as a dividend or free distribution, if Vodafone AirTouch requests it to make this distribution. The Bank of New York will only distribute whole ADSs. It may sell shares which would require it to issue a fractional ADS and distribute the net proceeds to the holders entitled to those shares. If The Bank of New York does not distribute additional cash or ADSs, each ADS will also represent the new shares.

    - RIGHTS TO RECEIVE ADDITIONAL SHARES. If Vodafone AirTouch offers holders of securities any rights, including rights to subscribe for additional shares, The Bank of New York may take actions necessary to make these rights available to you. If The Bank of New York determines that it is not legal or not feasible to make these rights available to you, The Bank of New York may sell the rights and allocate the net proceeds to holders' accounts. The Bank of New York may allow rights that are not distributed or sold to lapse.

    If The Bank of New York makes rights available to you, upon instruction from you it will exercise the rights and purchase the shares on your behalf. The Bank of New York will then deposit the shares and issue ADSs to you. It will only exercise rights if you pay it the exercise price and any charges the rights require you to pay.

    U.S. securities laws may restrict the sale, deposit, cancellation, and transfer of the ADSs issued after exercise of rights. In this case, The Bank of New York may issue the ADSs under a separate restricted deposit agreement which will contain the same provisions as the agreement, except for changes needed to put the restrictions in place. The Bank of New York will not offer you rights unless those rights and the securities to which the rights relate are either exempt from registration or have been registered under the Securities Act with respect to a distribution to you. Vodafone AirTouch will have no obligation to register under the Securities Act those rights or the securities to which they relate.

    - OTHER DISTRIBUTIONS. The Bank of New York will send to you anything else Vodafone AirTouch distributes on deposited securities by any means The Bank of New York thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York may decide to sell what Vodafone AirTouch distributed--for example by public or private sale--and distribute the net proceeds, in the same way as it does with cash.

    Vodafone AirTouch will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders.

DEPOSIT, WITHDRAWAL AND CANCELLATION

    HOW DOES THE DEPOSITARY ISSUE ADSS?

    The Bank of New York will issue the ADSs that you are entitled to receive in the merger in certificated or book-entry form, against deposit of the underlying ordinary shares. The Bank of New York will issue additional ADSs if you or your broker deposit ordinary shares, along with any appropriate instruments of transfer, or endorsement, with the custodian. The Bank of New York may also require you to deliver evidence of any necessary approvals of the governmental agency in England, if any, which is responsible for regulating currency exchange at that time, and an agreement transferring your right as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will register the appropriate number of ADSs in the names you request and will issue book-entry ADSs or, if you specifically request, deliver the ADSs at its Corporate Trust Office to the persons you request. THESE TAXES OR CHARGES WILL NOT BE PAYABLE BY AIRTOUCH STOCKHOLDERS OR BY HOLDERS OF OUTSTANDING AIRTOUCH STOCK OPTIONS IN CONNECTION WITH THEIR RECEIPT OF VODAFONE AIRTOUCH ADSS PURSUANT TO THE MERGER AGREEMENT.

    HOW DO ADS HOLDERS CANCEL AN ADS AND OBTAIN SHARES?

    You may submit a written request to withdraw ordinary shares and turn in your certificated ADSs, if any, at the Corporate Trust Office of The Bank of New York. Even though Vodafone may deposit bearer shares in connection with the merger, any deposited securities that you withdraw will be delivered to you in registered form. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will deliver the deposited securities underlying the ADSs at the office of the custodian, except that The Bank of New York may deliver at its Corporate Trust Office any dividends or distributions with respect to the deposited securities represented by the ADSs, or any proceeds from the sale of any dividends, distributions or rights, which may be held by The Bank of New York. Alternatively, at your request, risk and expense, The Bank of New York will deliver the deposited securities at its Corporate Trust Office in New York City.

VOTING RIGHTS

    HOW DO YOU VOTE?

    If you are an ADS holder on a record date fixed by The Bank of New York, you may attend, speak and vote at Vodafone AirTouch shareholder meetings of holders of the same class of securities as the ordinary shares represented by your ADSs.

    The Bank of New York will enable you to attend, speak and vote at a meeting by appointing you its proxy for the ordinary shares underlying your ADSs. If you do not wish to attend a meeting, you may appoint The Bank of New York or another person as your substitute proxy to attend, speak and vote on your behalf.

    If you hold Vodafone AirTouch ADSs through a brokerage account or otherwise in "street name", you will not be entitled to attend or speak at a meeting, but you will be able to vote your ADSs through the depositary.

    The Bank of New York will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will (1) describe the meeting time, place and the matters to be voted on and (2) explain how you may instruct The Bank of New York to vote the shares or deposited securities underlying your ADSs as you direct if you choose to appoint The Bank of New York as your substitute proxy, or how you may appoint a different substitute proxy. For instructions to be valid, The Bank of New York must receive them on or before the date specified in the instructions. The Bank of New York will, to the extent practical, subject to applicable law and the provisions of the memorandum and articles of association of Vodafone AirTouch, vote the underlying ordinary shares as you instruct. The Bank of New York will only vote as you instruct.

    Although the depositary will try to send the notice of the vote reasonably in advance of the meeting, Vodafone AirTouch will not be able to assure that you will receive the voting materials in time to ensure that you can attend, speak and vote at a meeting, instruct The Bank of New York to vote your shares or appoint a different substitute proxy. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.

FEES AND EXPENSES

                    FOR:                                 ADS HOLDERS MUST PAY:
-  Each issuance of an ADS, including as a    $5.00 (or less) per 100 ADSs
   result of a distribution of shares or
   rights or other property

- Each cancellation of an ADS, including if $5.00 (or less) per 100 ADSs the deposit agreement terminates

-  Transfer and registration of ordinary      Registration or transfer fees
   shares on Vodafone AirTouch's share
   register from your name to the name of
   The Bank of New York or its agent when
   you deposit or withdraw shares

-  Conversion of pounds sterling to U.S.      Expenses of The Bank of New York
   dollars

-  Cable, telex and facsimile transmission    Expenses of The Bank of New York
   expenses, if expressly provided in the
   agreement

-  As necessary                               Certain taxes and governmental charges The
                                              Bank of New York or the custodian has to pay
                                              on any ADS or ordinary share underlying an
                                              ADS, for example, stock transfer taxes,
                                              stamp duty reserve tax or withholding taxes

    NO TAXES OR CHARGES WILL BE PAYABLE BY AIRTOUCH STOCKHOLDERS OR BY HOLDERS OF OUTSTANDING AIRTOUCH STOCK OPTIONS IN CONNECTION WITH THEIR RECEIPT OF VODAFONE AIRTOUCH ADSS PURSUANT TO THE MERGER AGREEMENT.

PAYMENT OF TAXES

    The Bank of New York may deduct the amount of any taxes owed from any payments to you. It may also restrict the transfer of your ADSs or restrict the withdrawal of your underlying deposited securities until you pay any taxes owed on your ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York sells deposited securities, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

If Vodafone AirTouch:

- Changes the nominal or par value of any of the Vodafone AirTouch ordinary shares

- Reclassifies, splits or consolidates any of the Vodafone AirTouch ordinary shares

- Distributes securities on any of the Vodafone AirTouch ordinary shares that are not distributed to you, or

- Recapitalizes, reorganizes, merges, consolidates, sells its assets, or takes any similar action,

then:

(1) The cash, shares or other securities received by The Bank of New York will become new deposited securities under the deposit agreement, and each ADS will automatically represent its equal share of the new deposited securities; and

(2) The Bank of New York will, if Vodafone AirTouch asks it to, issue new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

DISCLOSURE OF INTERESTS

    The obligation of a holder of Vodafone AirTouch ordinary shares and other persons with an interest in the shares to disclose information to Vodafone AirTouch under English law also applies to you and any other persons with an interest in the ADSs. The consequences for failure to comply with these provisions will be the same for you and any other persons with an interest as for a holder of Vodafone AirTouch ordinary shares. See "DESCRIPTION OF VODAFONE AIRTOUCH ORDINARY SHARES--Disclosure of Interests in Shares."

AMENDMENT AND TERMINATION

    HOW MAY THE AGREEMENT BE AMENDED?

    Vodafone AirTouch may agree with The Bank of New York to amend the deposit agreement and the Vodafone AirTouch ADRs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and governmental charges, or prejudices an important right of ADS holders, it will only become effective three months after The Bank of New York notifies you of the amendment. AT THE TIME AN AMENDMENT BECOMES EFFECTIVE, YOU ARE CONSIDERED, BY CONTINUING TO HOLD YOUR ADS, TO AGREE TO THE AMENDMENT AND TO BE BOUND BY THE AGREEMENT AS AMENDED. HOWEVER, NO AMENDMENT WILL IMPAIR YOUR RIGHT TO RECEIVE THE DEPOSITED SECURITIES IN EXCHANGE FOR YOUR ADSS.

    HOW MAY THE AGREEMENT BE TERMINATED?

    The Bank of New York will terminate the deposit agreement if Vodafone AirTouch asks it to do so, in which case it must notify you at least 30 days before termination. The Bank of New York may also terminate the agreement after notifying you if The Bank of New York informs Vodafone AirTouch that it would like to resign and Vodafone AirTouch does not appoint a new depositary bank within 90 days.

    If any ADSs remain outstanding after termination, The Bank of New York will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders, and will not give any further notices or do anything else under the deposit agreement other than:

    (1) collect dividends and distributions on the deposited securities,

    (2) sell rights and other property offered to holders of deposited securities, and

    (3) deliver ordinary shares and other deposited securities upon cancellation of ADSs.

    At any time after six months after termination of the deposit agreement, The Bank of New York may sell any remaining deposited securities. After that, The Bank of New York will hold the money it received on the sale, as well as any cash it is holding under the agreement, for the PRO RATA benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The Bank of New York's only obligations will be to account for the money and cash. After termination, Vodafone AirTouch's only obligations will be with respect to indemnification of, and to pay specified amounts to, The Bank of New York.

YOUR RIGHT TO RECEIVE THE SHARES UNDERLYING YOUR ADSS

    You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

    - due to temporary delays caused by The Bank of New York or Vodafone AirTouch closing its transfer books, the deposit of ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends;

    - when you owe money to pay fees, taxes and similar charges; or

    - when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

    This right of withdrawal may not be limited by any provision of the agreement.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO ADS HOLDERS

    The deposit agreement expressly limits the obligations of Vodafone AirTouch and The Bank of New York. It also limits the liability of Vodafone AirTouch and The Bank of New York. Vodafone AirTouch and The Bank of New York:

    - are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

    - are not liable if either of them is prevented or delayed by law, any provision of the Vodafone AirTouch articles of association or circumstances beyond their control from performing their obligations under the agreement;

    - are not liable if either of them exercises, or fails to exercise, discretion permitted under the agreement;

    - have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party unless they are indemnified to their satisfaction; and

    - may rely upon any advice of or information from any legal counsel, accountants, any person depositing ordinary shares, any ADS holder or any other person whom they believe in good faith is competent to give them that advice or information.

    In the deposit agreement, Vodafone AirTouch and The Bank of New York agree to indemnify each other under specified circumstances.

REQUIREMENTS FOR DEPOSITARY ACTIONS

    Before The Bank of New York will issue or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, Vodafone AirTouch or The Bank of New York may require:

    - payment of taxes, including stamp duty reserve and stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities, as well as the fees and expenses of The Bank of New York;

    - production of satisfactory proof of the identity of the person presenting ordinary shares for deposit or ADSs upon withdrawal, and of the genuineness of any signature or other information they deem necessary; and

    - compliance with regulations The Bank of New York may establish consistent with the deposit agreement, including presentation of transfer documents.

    The Bank of New York may refuse to deliver, transfer, or register transfers of ADSs generally when the transfer books of The Bank of New York are closed or at any time if The Bank of New York or Vodafone AirTouch thinks it advisable to do so.

PRE-RELEASE OF ADSS

    The Bank of New York may issue ADSs before deposit of the underlying ordinary shares. This is called a pre-release of ADSs. The Bank of New York may also deliver ordinary shares prior to the receipt and cancellation of pre-released ADSs even if the ADSs are cancelled before the pre-release transaction has been closed out. A pre-release is closed out as soon as the underlying ordinary shares are delivered to The Bank of New York. The Bank of New York may receive ADSs instead of ordinary shares to close out a pre-release. The Bank of New York may pre-release ADSs only under the following conditions:

        (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer, as the case may be,

           (a) owns the ordinary shares or ADSs to be remitted,

           (b) will assign all beneficial rights, title and interest in the ADSs or ordinary shares to The Bank of New York in its capacity as the depositary and for the benefit of the holders of the ADSs and

           (c) will not take any action with respect to the ADSs or ordinary shares that is inconsistent with the assignment of beneficial ownership (including, without the consent of The Bank of New York, disposing of the ADSs or ordinary shares) other than in satisfaction of the pre-release;

        (2) the pre-release must be fully collateralized with cash or collateral that The Bank of New York considers appropriate; and

        (3) The Bank of New York must be able to close out the pre-release on not more than five business days' notice.

    The pre-release will be subject to whatever indemnities and credit regulations that The Bank of New York considers appropriate. In addition, The Bank of New York will limit the number of ADSs that may be outstanding at any time as a result of pre-release.

                 COMPARISON OF RIGHTS OF AIRTOUCH STOCKHOLDERS
                       AND VODAFONE AIRTOUCH SHAREHOLDERS

    As a result of the merger, holders of AirTouch common stock who do not exercise their appraisal rights will receive Vodafone AirTouch ADSs, each representing ten ordinary shares of Vodafone AirTouch, a company incorporated under the laws of England and Wales. The following is a summary comparison of material differences between the rights of an AirTouch stockholder and a Vodafone AirTouch shareholder arising from the differences between the corporate laws of Delaware and of England and Wales, the governing instruments of the two companies, and the securities laws and regulations governing the two companies. This summary assumes that all the changes which are proposed at the Vodafone extraordinary general meeting are approved by Vodafone shareholders. However, it is not a complete description of the laws of Delaware or of England and Wales, the other rules or laws referred to in this summary, the AirTouch certificate of incorporation, the AirTouch by-laws, the certificate of designations of the AirTouch Class B preferred stock or the Vodafone AirTouch memorandum and articles of association. For information as to where the governing instruments of Vodafone, AirTouch and Vodafone AirTouch may be obtained, see "SUMMARY-- Where You Can Find More Information." You are encouraged to obtain and read these documents.

    You should refer to "DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN DEPOSITARY SHARES" for a description of the Vodafone AirTouch ADSs and a discussion of the ways in which the rights of holders of Vodafone AirTouch ADSs may differ from those of holders of Vodafone AirTouch ordinary shares.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                                      VOTING RIGHTS
- Under Delaware law, each stockholder is     - Under English law, a shareholder entitled
  entitled to one vote for each share of      to vote at a shareholders' meeting is
  capital stock held by the stockholder         entitled to one vote on a show of hands
  unless the certificate of incorporation       regardless of the number of shares he or
  provides otherwise. The AirTouch              she holds; PROVIDED, HOWEVER, that any
  certificate of incorporation                  group of five ordinary shareholders (or a
    (1) does not alter the voting rights of     lower number if provided in the articles
        holders of AirTouch common stock,             of association) and any shareholder
        and                                           representing at least 10% of the
    (2) grants the holders of AirTouch Class          ordinary shares (or a lower
       B preferred stock the right to vote            percentage if provided in the
       in the election of directors and               articles of association) has the
       matters coming before any                      statutory right to demand a vote by
       stockholders' meeting on which the             a poll, which means that each
       holders of AirTouch common stock are           ordinary shareholder would be
       entitled to vote, on the basis of              entitled to one vote for each
       four-fifths of a vote for each share           ordinary share held by the
       held.                                          shareholder.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                                              - The Vodafone AirTouch memorandum and
                                                articles of association will provide that
                                                  (1) special and extraordinary
                                                     resolutions will be conducted on a
                                                     poll;
                                                  (2) ordinary resolutions will be
                                                     conducted on a show of hands, unless
                                                     a poll is demanded by
                                                    (a) the chairman of the meeting,
                                                    (b) at least two shareholders present
                                                       that have the right to vote at the
                                                       meeting,
                                                    (c) any shareholder or shareholders
                                                       representing at least 10% of the
                                                       voting rights of all shareholders
                                                       that have the right to vote at the
                                                       meeting, or

                                                    (d) any shareholder or shareholders
                                                       holding shares that have voting
                                                       rights at the meeting on which the
                                                       aggregate sum paid on its or their
                                                       shares is equal to at least 10% of
                                                       the total sum paid on all the
                                                       shares having these voting rights
                                                       at the meeting; and
                                                  (3) proxies of shareholders will be
                                                     entitled to attend, speak and vote at
                                                     shareholders' meetings on both a show
                                                     of hands and on a poll.
                                              Under English law, ordinary resolutions are
                                              decided on a show of hands and must be
                                              approved by at least a majority of the
                                              shareholders present in person, or by proxy
                                              if the memorandum and articles of
                                              association so permit, and voting at a
                                              meeting. If a poll is demanded, the
                                              resolution conducted on a poll must be
                                              approved by holders of at least a majority
                                              of the votes cast at the meeting.
                                              Both special and extraordinary resolutions
                                              require the affirmative vote of at least 75%
                                              of the votes cast at the meeting to be
                                              approved.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER
                                              A holder of Vodafone AirTouch ADSs will be
                                              entitled to attend, speak and vote at
                                              Vodafone AirTouch general shareholder
                                              meetings if the holder holds Vodafone
                                              AirTouch ADSs directly. If, however, a
                                              holder of Vodafone AirTouch ADSs holds ADSs
                                              through a brokerage account or otherwise in
                                              "street name," the holder will not be
                                              entitled to attend or speak at a meeting but
                                              will be able to vote these ADSs by
                                              instructing the depositary, which acts as
                                              custodian for the ADSs. A more complete
                                              description of the voting rights of a holder
                                              of Vodafone AirTouch ADSs is found at
                                              "DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN
                                              DEPOSITARY SHARES--Voting Rights."

- The AirTouch by-laws provide that the       - Under English law, two shareholders
  presence of the holders of a majority of    present in person constitute a quorum for
  the outstanding voting power entitled to      purposes of a general meeting, unless the
  vote constitutes a quorum for the             company's articles of association specify
  transaction of business at a stockholders'    otherwise. The Vodafone AirTouch
  meeting.                                      memorandum and articles of association
- Under Delaware law, a certificate of          will not specify otherwise, except that
  incorporation may provide that in             the shareholders will not need to be
  elections of directors and other specified    present in person, and may instead be
  circumstances, stockholders are entitled      present by proxy, to constitute a quorum,
  to cumulate votes. The AirTouch               and with respect to adjournments of
  certificate of incorporation expressly        meetings of holders of the "B" 7%
  provides that no stockholder may cumulate     cumulative fixed rate shares, in which
  votes in the election of directors.           case one shareholder will constitute a
                                                quorum.
                                              - Cumulative voting is not recognized under
                                                English law.

                                ACTION BY WRITTEN CONSENT
Under Delaware law, unless otherwise          Under English law, shareholders of a public
provided in the certificate of                company such as Vodafone AirTouch are not
incorporation, stockholders may take any      permitted to pass resolutions by written
action required or permitted to be taken at   consent.
a stockholders' meeting without a meeting if
consented to in writing by the same number
of votes that would be required if the
action were to be taken at a meeting. The
certificate of incorporation of AirTouch,
however, states that stockholders may not
take action by written consent.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

              SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS
Under the AirTouch by-laws, any stockholder   Under English law, shareholders may demand
may bring business before an annual meeting,  that a resolution be voted on at a general
including nominations to the board of         meeting if the demand is made
directors, if the stockholder gives timely      (1) by shareholders holding at least 5% of
notice in writing of the stockholder's             the voting power of shares having a
intention to bring the business before the         right to vote on the resolution, or
meeting. To be timely, a stockholder's          (2) by at least 100 shareholders holding
notice must be received at the principal           shares on which there has been paid up
executive offices of AirTouch,                     an average sum per shareholder of at
  (1) for nominations of directors, at least       least L100.
     75 days prior to the meeting, and        The shareholders must deposit the demand at
  (2) for all other matters,                  the company's registered office at least six
      (a) within the time specified in the    weeks before the general meeting to which it
         federal proxy rules for timely       relates.
         submission of a stockholder          In general, resolutions to appoint directors
         proposal for inclusion in the proxy  must be put to shareholders on the basis of
         statement of AirTouch, or            one resolution for each nominated director.
      (b) if not within this time, then at    A resolution including more than one
         least 75 days prior to the meeting.  director may be presented to be voted upon at a general meeting only if the
                                              shareholders have first unanimously approved
                                              so doing.
If, however, less than 90 days' notice or
prior public disclosure of the date of the
meeting is given or made to stockholders, a
stockholder's notice will be timely if it is
received by the earlier of
  (1) the close of business on the 15th day
     following the day on which notice or
     public disclosure of the meeting was
     mailed or made, whichever occurs first,
     and
  (2) two days prior to the date of the
     meeting.
In addition, SEC rules allow precatory
resolutions to be included in management's
proxy statement for annual meetings of
shareholders if, among other conditions
required to be met, advance notice is given
to the corporation.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                             SOURCES AND PAYMENT OF DIVIDENDS
Under Delaware law, the board of directors,   Subject to the prior rights of holders of
subject to any restrictions in the            preferred shares, an English company may pay
corporation's certificate of incorporation,   dividends on its ordinary shares only out of
may declare and pay dividends out of          its distributable profits, defined as
  (1) surplus of the corporation, which is    accumulated, realized profits less
     defined as net assets less statutory     accumulated, realized losses, and not out of
     capital, or                              share capital, which includes share
  (2) if no surplus exists, out of the net    premiums, which are equal to the excess of
     profits of the corporation for the year  the consideration for the issue of shares
     in which the dividend is declared        over the aggregate nominal amount of such
     and/or the preceding year;               shares. Amounts credited to the share
provided, however, that if the capital of     premium account, however, may be used to pay
the corporation has been diminished to an     up unissued shares which may then be
amount less than the aggregate amount of      distributed to shareholders in proportion to
capital represented by the issued and         their holdings.
outstanding stock of all classes having       In addition, under English law, Vodafone
preference upon the distribution of assets,   AirTouch will not be permitted to make a
the board may not declare and pay dividends   distribution if, at the time, the amount of
out of the corporation's net profits until    its net assets is less than the aggregate of
the deficiency in the capital has been        its issued and paid-up share capital and
repaired.                                     undistributable reserves. Subject to these
The AirTouch certificate of incorporation     limitations, the Vodafone AirTouch board
contains no provisions restricting dividends  will have the power under the Vodafone
on AirTouch common stock, except that the     AirTouch memorandum and articles of
AirTouch preferred stock has preferences      association to pay cash dividends.
over the AirTouch common stock with respect
to dividends.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                            RIGHTS OF PURCHASE AND REDEMPTION

- Under Delaware law, any corporation may     - Under English law, a company may issue
  purchase, redeem and dispose of its own       redeemable shares if authorized by its
  shares, except that it may not purchase or    memorandum and articles of association,
  redeem these shares if the capital of the     subject to any conditions stated therein.
  corporation is impaired at the time or        The Vodafone AirTouch memorandum and
  would become impaired as a result of the      articles of association will permit the
  redemption.                                   issuance of redeemable shares.
  However, at any time, a corporation may       A company may purchase its own shares,
  purchase or redeem any of its shares which    including any redeemable shares, if the
  are entitled upon any distribution of         purchase
  assets to a preference over another class       (1) is authorized by its memorandum and
  of its stock if these shares will be                articles of association, and
        retired upon acquisition or               (2) (a) in the case of an open-market
        redemption, thereby reducing the             purchase, authority to make the
        capital of the corporation.                  market purchase has been given by an
- In addition, under the AirTouch                    ordinary resolution of its
  certificate of incorporation, AirTouch may         shareholders, or
  redeem at fair market value outstanding           (b) in all other cases, has been
  shares of AirTouch stock if the board of           approved by a special resolution.
  directors of AirTouch reasonably believes   - A company may redeem or repurchase shares
  that redemption is necessary to prevent       only if the shares are fully paid and, in
  the loss of, or to secure the                 the case of public companies, only out of
  reinstatement of, any governmental license      (1) distributable profits, or
  or franchise held by AirTouch or its            (2) the proceeds of a new issue of
  subsidiaries to conduct their business, if         shares made for the purpose of the
  the license or franchise is conditioned            repurchase or redemption.
  upon holders of the AirTouch stock          - The London Stock Exchange requires that
  possessing prescribed qualifications.         where a company has issued shares which
- AirTouch may not redeem the AirTouch Class    are listed on the London Stock Exchange
  B preferred stock prior to its maturity.      and are convertible into a class of shares
- On the earlier of its maturity date or the    to be repurchased, the holders of the
  time immediately prior to mergers or          convertible shares must first pass an
  consolidations, such as the merger with       extraordinary resolution approving any
  Vodafone, the AirTouch Class B preferred      repurchase at a separate class meeting.
  stock automatically converts into AirTouch  - The London Stock Exchange requires that
  common stock.                                 purchases within a 12-month period of 15%
                                                or more of a company's share capital must
                                                be made through either a tender or partial
                                                offer to all shareholders, at a stated
                                                maximum or fixed price.
                                              - Purchases within a 12-month period below
                                              the 15% threshold may be made through

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER
                                                  (1) the open market, provided that the
                                                     price is not more than 5% above the
                                                     average of the middle market
                                                     quotations taken from the daily
                                                     official list of the London Stock
                                                     Exchange for the five trading days
                                                     before the purchase date, or
                                                  (2) an off-market transaction negotiated
                                                     with one or more shareholders.

                             GENERAL MEETINGS OF SHAREHOLDERS
  The AirTouch by-laws provide that all       Under the Vodafone AirTouch memorandum and
  meetings of stockholders are to be held at  articles of association, all general
  any place designated by the AirTouch        meetings of shareholders will be held at the
  board, or if no designation is made, at     time and place determined by the directors.
  the principal executive office of
  AirTouch.
                             SPECIAL MEETINGS OF SHAREHOLDERS

  - Delaware law provides that special        - Under English law, an extraordinary
    meetings of stockholders may be called    general meeting of shareholders may be
  by                                            called by
    (1) the board of directors, or                (1) the board of directors, or
    (2) any person or persons authorized by       (2) shareholders holding at least
       the corporation's certificate of              one-tenth of the paid-up capital of
       incorporation or by-laws.                     the company carrying voting rights at
  The AirTouch by-laws provide that special          general meetings.
  meetings of stockholders may be called
  only by
    (1) the chairman of the AirTouch board
       of directors,
    (2) the chief executive officer of
       AirTouch,
    (3) any executive vice president, senior
       vice president or vice president of
       AirTouch, or
    (4) by the AirTouch board.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

 - The AirTouch by-laws provide that          - The notice requirements for an ordinary
   stockholders entitled to receive notice       resolution, an extraordinary resolution
   of a special meeting must receive notice      and a special resolution are as follows:
   of the meeting at least 10 days and not      (1) Ordinary resolution--14 clear days'
   more than 60 days prior to the meeting.         notice,
                                                (2) Extraordinary resolution--14 clear
                                                   days' notice,
                                                (3) Special resolution--21 clear days'
                                                   notice.
                                              In addition, general meetings may be called
                                              upon shorter notice if
                                                (1) in the case of an annual general
                                                   meeting, all the shareholders who are
                                                   permitted to attend and vote agree to
                                                   the shorter notice, or
                                                (2) in the case of an extraordinary
                                                   general meeting, a majority of the
                                                   shareholders holding at least 95% by
                                                   nominal value of the shares which can
                                                   be voted at this meeting so agree.
                                              "Clear days' notice" means calendar days and
                                              excludes
                                                (1) the date of mailing,
                                                (2) the date of receipt of the notice and
                                                (3) the date of the meeting itself.
                                              Vodafone AirTouch's memorandum and articles
                                              of association will provide that documents
                                              sent by mail are considered received 24
                                              hours after mailing and documents sent by
                                              electronic mail or fax on the day sent.

                                              "Extraordinary resolutions" are relatively
                                              unusual and are confined to matters out of
                                              the ordinary course of business, such as a
                                              proposal to wind up the affairs of the
                                              company.

                                              "Special resolutions" generally involve
                                              proposals to
                                                (1) change the name of the company,
                                                (2) alter its capital structure,
                                                (3) change or amend the rights of
                                                   shareholders,
                                                (4) permit the company to issue new shares
                                                   for cash without applying the
                                                   shareholders' preemptive rights,
                                                (5) amend the company's objects, or
                                                   purpose, clause in its memorandum of
                                                   association,

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                                                (6) amend the company's articles of
                                                   association or
                                                (7) carry out other matters for which the
                                                   company's articles of association or
                                                   the Companies Act prescribe that a
                                                   "special resolution" is required.

                                              All other proposals relating to the ordinary
                                              course of the company's business, such as
                                              the election of directors and transactions,
                                              such as mergers, acquisitions and
                                              dispositions, are the subject of an
                                              "ordinary resolution."

                                     APPRAISAL RIGHTS
Delaware law provides stockholders of a       While English law does not generally provide
corporation involved in a merger the right    for appraisal rights, a shareholder may
to demand and receive payment of the fair     apply to a court and the court may specify
value of their stock in certain mergers,      terms for the acquisition that it considers
including the Vodafone/AirTouch merger.       appropriate as described under
However, appraisal rights are not available   "--Shareholders' Votes on Certain
to holders of shares                          Transactions" below.

  (1) listed on a national securities
     exchange;

  (2) designated as a national market system security on an interdealer quotation system operated by the National
     Association of Securities Dealers,
     Inc.; or

  (3) held of record by more than 2,000
     stockholders;
unless holders of stock are required to
accept in the merger anything other than any combination of
  (A) shares of stock or depositary receipts of the surviving corporation in the merger,

  (B) shares of stock or depositary receipts of another corporation that, at the effective date of the merger, will be either
    (a) listed on a national securities
       exchange,
    (b) designated as a national market
       system security on an interdealer
       quotation system operated by the
       National Association of Securities
       Dealers, Inc., or
    (c) held of record by more than 2,000
       holders, or
  (C) cash in lieu of fractional shares of the stock or depositary receipts received.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER
In addition, appraisal rights are not
available to the holders of shares of the
surviving corporation in the merger, if the
merger does not require the approval of the
stockholders of that corporation.
For a description of the appraisal rights to
which AirTouch stockholders may be entitled
in connection with the Vodafone/AirTouch
merger, see "APPRAISAL RIGHTS."

                                    PREEMPTIVE RIGHTS

Under Delaware law, a stockholder is not      Under English law, the issuance for cash of
entitled to preemptive rights to subscribe      (1) equity securities, being those which,
for additional issuances of stock or any           with respect to dividends or capital,
security convertible into stock unless they        carry a right to participate beyond a
are specifically granted in the certificate        specified amount, or
of incorporation. The AirTouch certificate      (2) rights to subscribe for or convert
of incorporation does not provide for              into equity securities
preemptive rights.                            must be offered first to the existing equity
                                              shareholders in proportion to the respective
                                              nominal values of their holdings, unless a
                                              special resolution to the contrary has been
                                              passed by shareholders in a general meeting.

                                              At its annual general meeting each year,
                                              Vodafone has passed, as is the custom of
                                              many English companies listed on the London
                                              Stock Exchange, a resolution to authorize
                                              the board of directors of Vodafone to allot
                                              up to a specified amount of share capital,
                                              generally 5% of issued share capital,
                                              without these preemption rights. The
                                              resolutions to be proposed to the Vodafone
                                              shareholders authorize the board to allot
                                              equity securities with a nominal value of up
                                              to 5% of the expected issued share capital
                                              following the merger without preemption
                                              rights. Vodafone expects that Vodafone
                                              AirTouch will continue this practice after
                                              the merger.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                            AMENDMENT OF GOVERNING INSTRUMENTS
- Under Delaware law, unless the certificate  Under English law, shareholders have the
  of incorporation requires a greater vote,   power to amend
  an amendment to the certificate of            (1) the objects, or purpose, clause in a
  incorporation requires                           company's memorandum of association and
  (1) the recommendation of the board of        (2) any provisions of the company's
     directors,                                    articles of association
  (2) the affirmative vote of a majority of   by special resolution, subject to, in the
     the outstanding stock entitled to vote   case of amendments to the objects clause of
     thereon, and                             the memorandum of association, the right of
  (3) the affirmative vote of a majority of   dissenting shareholders to apply to the
     the outstanding stock of each class      courts to cancel the amendments.
     entitled to vote thereon as a class.     Under English law, the board of directors is
Under the AirTouch certificate of             not authorized to change the memorandum of
incorporation, approval of the holders of     association or the articles of association.
shares representing at least 66 2/3% of the   Amendments affecting the rights of the
combined voting power of the capital stock    holders of any class of shares may,
of AirTouch entitled to vote is required to   depending on the rights attached to the
amend or repeal any of the articles of the    class and the nature of the amendments, also
AirTouch certificate of incorporation         require approval by extraordinary resolution
relating to                                   of the classes affected in separate class
  (1) the number of directors of the          meetings. See "--Stock Class Rights."
      corporation,
  (2) the classification of the AirTouch
      board,

  (3) filling vacancies on the board,

  (4) the prohibition on cumulative voting,

  (5) indemnification of directors, officers and employees,

  (6) limitation of the liability of
      directors,

  (7) the prohibition on stockholder action by written consent,

  (8) redemption of AirTouch capital stock to preserve any license or franchise of AirTouch,

  (9) amendment to the AirTouch by-laws, or

  (10) amendment of the AirTouch certificate of incorporation itself.

- Under Delaware law, stockholders have the power to adopt, amend or repeal by-laws unless the certificate of incorporation gives those powers to the directors of the corporation.

  The AirTouch certificate of incorporation and by-laws each provide that

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER
    (1) the board of directors is authorized
        to make, amend or repeal the
        by-laws, without any action on the
        part of the stockholders, by the
        affirmative vote of at least 66 2/3%
        of the directors then in office, and
    (2) in addition to any other vote
        required by law, the stockholders
        may make, amend or repeal the
        by-laws by the affirmative vote of
        the holders representing at least
        66 2/3% of the combined voting power
        of the outstanding shares of capital
        stock entitled to vote.

                           PREFERRED STOCK AND PREFERENCE STOCK
The AirTouch certificate of incorporation     Subject to the rights of any existing
authorizes the AirTouch board of directors    shareholders, the Vodafone AirTouch
  (1) to provide for the issuance of one or   memorandum and articles of association will
     more series of preferred stock,          permit Vodafone AirTouch to issue new shares
  (2) to issue up to 50,000,000 shares of     with any rights granted to holders of such
     preferred stock,                         shares, including rights of priority over
  (3) to fix the designation and number of    the Vodafone AirTouch ordinary shares.
     the shares to be issued and              Vodafone currently has only issued ordinary
  (4) to determine or alter for each series,  shares, but, upon the redenomination being
     its voting powers, designations,         approved at the Vodafone extraordinary
     preferences and special rights, and      general meeting, the Vodafone AirTouch
     qualifications, limitations or           articles of association will provide for a
     restrictions.                            class of 50,000 "B" 7% cumulative fixed rate
To date, the AirTouch board has authorized    shares of nominal value L1 each. The rights
the issuance of five series of preferred      of holders of this Vodafone AirTouch
stock, and AirTouch has issued four series    preference stock will include the following:
of preferred stock.                             (1) The right to receive fixed,
The AirTouch Class A preferred stock is            cumulative, preferential dividends at a
issuable to holders of rights issued under         rate of 7 per cent per annum on the
AirTouch's stockholders' rights plan upon          nominal value (L1) of the shares in
the occurrence of triggering events related        priority to any dividend payment to
to an acquisition of a large block of              holders of Vodafone AirTouch ordinary
AirTouch stock by a third party. To date,          shares.
AirTouch has not issued any shares of Class     (2) On a winding up of Vodafone AirTouch,
A preferred stock.                                 the right to receive, prior to any
                                                   payment to holders of Vodafone AirTouch
                                                   ordinary shares, the repayment of the
                                                   amounts paid up or treated as paid up
                                                   on the nominal amount paid on each
                                                   fixed rate share, and any dividend due
                                                   for payment or in arrears or proportion
                                                   of any dividend for the period up to
                                                   the winding up.
                                                (3) Limited rights to attend and vote at
                                                   general meetings. Generally, they may
                                                   only vote on a resolution that relates
                                                   to the rights attached to their shares
                                                   (including a resolution relating to a
                                                   winding up).

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER
Rights of the holders of AirTouch Class A
preferred stock would include:
  (1) the right to vote upon each matter
     submitted to a vote of AirTouch
     stockholders on the basis of 100 votes
     per share, subject to adjustment;
  (2) the right to receive dividends at the
     rate per share of $2.50 per annum,
     subject to adjustment, payable
     quarterly; and
  (3) a per share liquidation preference
     over all junior capital stock of
     AirTouch of the greater of $100 or 100
     times the distribution made per share
     of AirTouch common stock.
Rights of the holders of AirTouch Class B
preferred stock include:
  (1)  The right to vote upon each matter
       coming before any meeting of AirTouch
       stockholders on the basis of
       four-fifths of a vote per share held;
  (2)  The right to receive dividends at the
       rate per share of $1.74 per annum,
       subject to adjustment, payable
       quarterly;
  (3)  A liquidation preference over all
       junior capital stock of AirTouch,
       including AirTouch common stock; and
  (4)  The right at the option of the holder
       to convert each share of AirTouch
       Class B preferred stock into 0.806
       shares of AirTouch common stock,
       subject to adjustment at any time
       prior to its maturity date.
Rights of the holders of AirTouch Class C
preferred stock include:
  (1)  The right to receive cumulative
       dividends at the rate per share of
       $2.215, subject to adjustment,
       payable quarterly;
  (2)  A liquidation preference equal to $50
       per share; and
  (3)  The right to convert his or her
       shares at any time into 1.379 shares
       of AirTouch common stock.
Rights of the holders of AirTouch Class D
preferred stock and Class E preferred stock
include:
  (1)  The right to receive cumulative
       dividends at the rate per share of
       $51.43, subject to adjustment,
       payable quarterly; and
  (2)  A liquidation preference equal to
       $1000 per share.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                                    STOCK CLASS RIGHTS
Under Delaware law, any change to the rights  The Vodafone AirTouch memorandum and arti-
of holders of the AirTouch common stock or    cles of association will provide that
any series of preferred stock would require     (1) the rights of any class of shares may
an amendment to the AirTouch certificate of        only be changed by an extraordinary
incorporation.                                     resolution passed at a separate class
Delaware law provides that the holders of          meeting of the holders of the relevant
shares of a class or series shall be               class of shares;
entitled to vote as a class upon a proposed     (2) the quorum required for the separate
amendment if the amendment will:                   class meetings is at least two people
  (1) increase or decrease the authorized          who hold, or act as proxies for, at
     shares of the class or series;                least one third of the total nominal
  (2) increase or decrease the par value of        value of the existing shares of the
     the shares of the class or series; or         class, except at any adjournment of a
  (3) alter or change the powers,                  class meeting, one shareholder shall
     preferences or special rights of the          constitute a quorum, regardless of the
     shares of the class or series so as to        number of shares that person holds; and
     affect them adversely.                     (3) A poll may be demanded at a separate
The certificates of designation of the             class meeting by any person present in
AirTouch Class B preferred stock and the           person or by proxy and entitled to
AirTouch Class C preferred stock each              vote.
provide that the affirmative consent of the
holders of 66 2/3% of the Class B preferred
stock or Class C preferred stock, as
applicable, is required to amend, alter or
repeal any provision of the AirTouch
certificate of incorporation which would
adversely affect the powers, preferences or
rights of the holders of the Class B
preferred stock or Class C preferred stock,
as applicable.
The certificates of designation of the
AirTouch Class D preferred stock and
AirTouch Class E preferred stock each
provide that the affirmative vote of the
holders of at least a majority thereof
actually voting is required (i) to amend,
alter or repeal any provision of the
AirTouch certificate of incorporation which
would materially and adversely affect the
powers, preferences or special rights of the
holders of the shares of Class D preferred
stock or Class E preferred stock, as
applicable, or (ii) for the corporation to
merge into or consolidate with any person
if, as a result of the merger or
consolidation, the Class D preferred stock
or Class E preferred stock, as applicable,
would be converted into, exchanged for or
continue as shares of capital stock of the
surviving corporation or parent of the
surviving corporation with powers,
preferences or special rights materially and
adversely different from the powers,
preferences or other special rights of the
shares of the Class D preferred stock or
Class E preferred stock, as applicable.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                       SHAREHOLDERS' VOTES ON CERTAIN TRANSACTIONS

- Generally, under Delaware law, unless the   - The Companies Act provides for schemes of
  certificate of incorporation provides for     arrangement, which are arrangements or
  the vote of a larger portion of the stock,    compromises between a company and any
  completion of a merger, consolidation,        class of shareholders or creditors and
  sale, lease or exchange of all or             used in certain types of reconstructions,
  substantially all of a corporation's          amalgamations, capital reorganizations or
  assets or dissolution requires                takeovers. These arrangements require the
  (1) the approval of the board of              approval at a special meeting convened by
     directors, and                             order of the court of
  (2) approval by the vote of the holders of    (1) shareholders or creditors representing
     a majority of the outstanding stock or,       75% in value of the capital held by or
     if the certificate of incorporation           debt owed to the class of shareholders
     provides for more or less than one vote       or creditors or class thereof present
     per share, a majority of the votes of         and voting, either in person or by
     the outstanding stock of a corporation        proxy, and
     entitled to vote on the matter.            (2) the court.
 The AirTouch certificate of incorporation      Once approved and sanctioned, all
 does not provide for the vote of a larger      shareholders and creditors of the relevant
 portion of the stock for a merger or           class are bound by the terms of the
 consolidation.                                 scheme, and a dissenting shareholder would
- Under the rules of the NYSE, acquisitions     have no rights comparable to appraisal
  involving                                     rights provided under Delaware law.
  (1) substantial security holders, or

  (2) the issuance of additional shares of    - Under the rules of the London Stock
     common stock of a listed company           Exchange, shareholder approval
     totaling 20% or more of the outstanding    (1) is usually required for an acquisition
     shares of common stock                        or disposal by a listed company if,
  require the approval of the holders of a         generally, the size of the company or
  majority of the shares voting on the             business to be acquired or disposed of
  acquisition. Other transactions do not           represents 25% or more of the size of
  require stockholder approval under the           the listed company, and
  NYSE rules.                                   (2) may also be required for an
                                                   acquisition or disposal of assets
                                                   between a listed company and parties,
                                                   including
                                                   (a) directors of the company or its
                                                      subsidiaries,
                                                   (b) holders of 10% of the nominal value
                                                      of any class of the company's or any
                                                      holding company's or its
                                                      subsidiary's shares having the right
                                                      to vote, or
                                                   (c) any of their affiliates
                                              - The U.K. Companies Act also provides
                                                (1) that where a takeover offer is made
                                                   for the shares of a U.K. company, and
                                                (2) within four months of the date of the
                                                   offer, the offeror has acquired or con-
                                                   tracted to acquire at least nine-tenths
                                                   in value of the shares of any class to
                                                   which the offer relates,

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                                                the offeror may, within two months of
                                                reaching the nine-tenths level, require
                                                shareholders who do not accept the offer
                                                to transfer their shares on the terms of
                                                the offer. A dissenting shareholder may
                                                object to the transfer or its proposed
                                                terms by applying to the court within six
                                                weeks of the date on which notice of the
                                                transfer was given. In the absence of
                                                fraud or oppression, the court is unlikely
                                                to order that the acquisition not take
                                                effect, but it may specify terms of the
                                                transfer that it finds appropriate. A
                                                minority shareholder is also entitled in
                                                these circumstances, in the alternative,
                                                to require the offeror to acquire his
                                                shares on the terms of the offer.

                                   RIGHTS OF INSPECTION

  Delaware law allows any stockholder         Except when closed under the provisions of
  (1) to inspect                              the U.K. Companies Act, the register and
     (a) the corporation's stock ledger,      index of names of shareholders of an English
     (b) a list of its stockholders, and      company may be inspected during business
     (c) its other books and records, and     hours
  (2) to make copies or extracts of those       (1) for free, by its shareholders,
     materials during normal business hours,       including, in the case of Vodafone
     provided that                                 AirTouch after the merger, holders of
     (a) the stockholder makes a written           Vodafone AirTouch ADSs and
        request under oath stating the          (2) for a fee by any other person
        purpose of his inspection, and        In both cases, the documents may be copied
    (b) the inspection is for a purpose       for a fee.
        reasonably related to the person's    The shareholders of an English public
        interest as a stockholder.            company may also inspect, without charge,
                                              during business hours
                                                (1) minutes of meetings of the
                                                   shareholders and obtain copies of the
                                                   minutes for a fee, and
                                                (2) service contracts of the company's
                                                   directors, if the contracts have more
                                                   than 12 months unexpired or require
                                                   more than 12 months' notice to
                                                   terminate.
                                              In addition, the published annual accounts
                                              of a public company are required to be
                                              available for shareholders at a general
                                              meeting and a shareholder is entitled to a
                                              copy of these accounts.
                                              The shareholders of Vodafone AirTouch will
                                              not have rights to inspect the accounting
                                              records of Vodafone AirTouch or minutes of
                                              meetings of its directors.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                            STANDARD OF CONDUCT FOR DIRECTORS

Neither the DGCL, the AirTouch certificate    Under English law, a director has a
of incorporation nor the AirTouch by-laws     fiduciary duty to act in a company's best
contains any specific provisions setting      interest. This duty includes obligations
forth the standard of conduct of a director.    (1) not to create an actual or potential
The scope of the fiduciary duties of the           conflict between his duty to the
AirTouch board is thus determined by the           company and duties to any other person
courts of the State of Delaware. In general,       or his personal interests, and
directors have a duty to act without self-      (2) to exercise his powers only in
interest, on a well-informed basis and in a        accordance with the memorandum and
manner they reasonably believe to be in the        articles of association of the company.
best interests of the stockholders.           In addition, a director must exercise
                                              reasonable care and skill. The precise scope
                                              of this duty is unclear, but the test
                                              appears to be both subjective (i.e., was the
                                              director's conduct that of a reasonably
                                              diligent person who has the knowledge and
                                              experience of the director) and objective
                                              (i.e., was the director's conduct that of a
                                              reasonably diligent person having the
                                              knowledge and experience that a director
                                              should have).
                         CLASSIFICATION OF THE BOARD OF DIRECTORS

Delaware law permits the certificate of       English law permits a company to provide for
incorporation or a stockholder-adopted        the classification of the board of directors
by-law to provide that directors be divided   with respect to the term of office that any
into one, two or three classes, with the      director may hold.
term of office of one class of directors to   The memorandum and articles of association
expire each year.                             of Vodafone AirTouch, however, will not
The AirTouch certificate of incorporation     provide for a classified board.
provides that, except with respect to
directors elected or appointed in respect of
any class of preferred stock, the AirTouch
board will be divided into three classes of
directors with
  (1) the number of directors divided as
     evenly as possible among the three
     classes, and
  (2) each class elected to serve for a term
     of three years.
This provision may only be amended or
repealed with the approval of the board and
by the affirmative vote of the holders of
shares representing at least 66 2/3% of the
combined voting power of the outstanding
shares of capital stock of AirTouch entitled
to vote.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                                   REMOVAL OF DIRECTORS
Delaware law provides that a director may be  Under the Companies Act, shareholders may removed with or without cause by the holders  remove a director without cause by ordinary
of a majority in voting power of the shares   resolution, irrespective of any provisions
entitled to vote at an election of            of the company's articles of association or
directors, except that                        service contract the director has with the
  (1) members of a classified board of        company, provided that 28 clear days' notice
     directors may be removed only for        of the resolution is given to the company.
     cause, unless the certificate of         The memorandum and articles of association
     incorporation provides otherwise, and    of Vodafone AirTouch will provide that all
  (2) directors may not be removed in         directors who have been in office for three
     certain situations in the case of a      years or more since they were elected or
     corporation having cumulative voting.    re-elected will retire from office. These
Neither the AirTouch certificate of           retired directors will be eligible for
incorporation nor the AirTouch by-laws        reelection.
address the issue of removal of directors or
permit cumulative voting. Accordingly, under
Delaware law and because the AirTouch board
is classified, any director of AirTouch may
be removed only for cause by the affirmative
vote of holders of a majority of the shares
entitled to vote for the election of direc-
tors.

                           VACANCIES ON THE BOARD OF DIRECTORS

Under Delaware law, unless otherwise          Under English law, shareholders may by ordi-
provided in the certificate of incorporation  nary resolution, at a meeting at which any
or the by-laws,                               director retires, appoint a person to be a
  (1) vacancies on a board of directors and   director
  (2) newly created directorships resulting     (1) to fill a vacancy, or
     from an increase in the number of          (2) to become an additional director,
     directors                                     subject to any maximum provided in the
may be filled by a majority of the directors       company's articles of association.
in office. However, if the holders of any     The board of directors has the power to
specific class of stock are entitled to       appoint a director to serve until the next
elect directors, vacancies and newly created  general meeting of the company, whereupon
directorships of the class may only be        the director concerned is required to retire
filled by a majority of the directors         but will be eligible for election.
elected by the class. In the case of a
classified board, directors elected to fill
vacancies or newly created directorships
will hold office until the next election of
the class for which the directors have been
chosen.
The AirTouch certificate of incorporation
provides that, subject to the rights of any
class of preferred stockholders,
  (1) any vacancies on the AirTouch board or
  (2) newly created directorships
will be filled only by the affirmative vote
of a majority of the remaining directors in
office, even if less than a quorum. The
AirTouch certificate of incorporation also
provides that any

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER
directors chosen to fill a vacancy or newly
created directorship will serve for the
remainder of the full term of the class in
which the new directorship was created.


                           LIABILITY OF DIRECTORS AND OFFICERS

Delaware law permits a corporation's          English law does not permit a company to
certificate of incorporation to include a     exempt any director or officer of the
provision eliminating or limiting the         company or any person employed by the
personal liability of a director to the       company as an auditor from any liability
corporation and its stockholders for dam-     arising from negligence, default, breach of
ages arising from a breach of fiduciary duty  duty or breach of trust against the company.
as a director. However, no provision can
limit the liability of a director for
  (1) any breach of his duty of loyalty to
     the corporation or its stockholders,

  (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
  (3) intentional or negligent payment of
     unlawful dividends or stock purchases
     or redemptions, or
  (4) any transaction from which he derives an improper personal benefit.
The AirTouch certificate of incorporation provides that, to the fullest extent permitted by Delaware law, a director of AirTouch will not be liable to AirTouch or its stockholders for money damages for breach of fiduciary duty as a director.

                        INDEMNIFICATION OF DIRECTORS AND OFFICERS
Delaware law provides that a corporation may  English law does not permit a company to
indemnify any officer or director who is      indemnify
made a party to any third party suit or         (1) a director or officer of the company,
proceeding on account of being a director,         or
officer or employee of the corporation          (2) any person employed by the company as
against expenses, including attorney's fees,       an auditor
judgments, fines and amounts paid in          against any liability arising from
settlement reasonably incurred by him in      negligence, default, breach of duty or
connection with the action, through, among    breach of trust against the company, EXCEPT
other things, a majority vote of a quorum     that indemnification is allowed for
consisting of directors who were not parties  liabilities incurred in proceedings in which
to the suit or proceeding if the officer or     (1) judgment is entered in favor of the
director                                           director or officer or the director or
  (1) acted in good faith and in a manner he       officer is acquitted, or
     reasonably believed to be in the best      (2) the director or officer is held
     interests of the corporation, and             liable, but the court finds that he
  (2) in a criminal proceeding, had no             acted honestly and reasonably and that
     reasonable cause to believe his conduct       relief should be granted.
     was unlawful.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

The AirTouch certificate of incorporation     The U.K. Companies Act enables companies to
provides that                                 purchase and maintain insurance for
  (1) AirTouch will indemnify its current     directors, officers and auditors against any
     and former directors and officers to     liability arising from negligence, default,
     the fullest extent permitted by law,     breach of duty or breach of trust against
  (2) the indemnification will include the    the company.
     right to receive advance payment of any  Vodafone AirTouch will maintain directors'
     expenses incurred in connection with     and officers' insurance.
     any proceeding, and
  (3) upon making a request for
     indemnification, the officer or
     director will be presumed to be
     entitled to indemnification, with
     AirTouch having the burden of proof to
     overcome that presumption.

The AirTouch certificate of incorporation also provides that AirTouch will be required to indemnify a person in connection with a proceeding initiated by the person only if the proceeding was authorized by the board of directors.

AirTouch maintains directors' and officers' insurance.


                                   SHAREHOLDERS' SUITS
  Under Delaware law, a stockholder may       While English law only permits a shareholder
  initiate a derivative action to enforce a   to initiate a lawsuit on behalf of the
  right of a corporation if the corporation   company in limited circumstances, the U.K.
  fails to enforce the right itself. The      Companies Act permits a shareholder whose
  complaint must                              name is on the register of shareholders of
    (1) state that the plaintiff was a        the company to apply for a court order
       stockholder at the time of the           (1) when the company's affairs are being
       transaction of which the plaintiff          or have been conducted in a manner
       complains or that the plaintiff's           unfairly prejudicial to the interests
       shares thereafter devolved on the           of all or some shareholders, including
       plaintiff by operation of law, and          the shareholder making the claim or
    (2)(a) allege with particularity the        (2) when any act or omission of the
           efforts made by the plaintiff to        company is or would be so prejudicial.
           obtain the action the plaintiff    A court has wide discretion in granting
           desires from the directors or      relief, and may authorize civil proceedings
      (b) state the reasons for the           to be brought in the name of the company by
          plaintiff's failure to obtain the   a shareholder on terms that the court
          action or for not making the        directs. Except in these limited
          effort.                             circumstances, English law does not
Additionally, the plaintiff must remain a     generally permit class action lawsuits by
stockholder through the duration of the       shareholders on behalf of the company or on
derivative suit. The action will not be       behalf of other shareholders.
dismissed or compromised without the          In order to become a shareholder and enforce
approval of the Delaware Court of Chancery.   these rights under English law, holders of
                                              Vodafone AirTouch ADSs will be required to
                                              withdraw from the depositary at least one of

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER
                                              their Vodafone AirTouch ordinary shares
                                              underlying the Vodafone AirTouch ADSs. See
                                              "DESCRIPTION OF VODAFONE AIRTOUCH AMERICAN
                                              DEPOSITARY SHARES--Deposit, Withdrawal and
                                              Cancellation" for information about how to
                                              withdraw Vodafone AirTouch ordinary shares.


                    CERTAIN PROVISIONS RELATING TO SHARE ACQUISITIONS
Section 203 of the DGCL prohibits "business   In the case of a company listed on the
combinations," including mergers, sales and   London Stock Exchange, shareholder approval
leases of assets, issuances of securities     must be obtained for certain acquisitions or
and similar transactions by a corporation or  disposals of assets involving directors or
a subsidiary with an "interested              substantial shareholders or their
stockholder" who beneficially owns 15         associates. In addition, takeovers of public
percent or more of a corporation's voting     companies, i.e., generally those listed on
stock, within three years after the person    the London Stock Exchange, are regulated by
or entity becomes an interested stockholder,  the City Code, which is
unless                                          (1) comprised of non-statutory rules unen-
  (1) the transaction that will cause the          forceable at law, and
     person to become an interested             (2) administered by the Takeover Panel, a
     stockholder is approved by the board of       body consisting of representatives of
     directors of the target prior to the          City of London financial and
     transaction,                                  professional institutions which
  (2) after completion of the transaction in       oversees the conduct of takeovers.
     which the person becomes an interested   The City Code provides that when
     stockholder, the interested stockholder    (1) any person acquires, whether by a
     holds at least 85% of the voting stock        series of transactions over a period of
     of the corporation not including (a)          time or not, shares which, together
     shares held by officers and directors         with shares held or acquired by persons
     of interested stockholders and (b)            acting in concert with him, represent
     shares held by specified employee             30% or more of the voting rights of a
     benefit plans or                              public company, or
  (3) after the person becomes an interested    (2) any person, together with persons
     stockholder, the business combination         acting in concert with him, holds at
     is approved by the board and holders of       least 30% but not more than 50% of the
     at least 66 2/3% of the outstanding           voting rights and that person, or any
     voting stock, excluding shares held by        person acting in concert with him,
     the interested stockholder.                   acquires any additional shares,
The merger of Vodafone and AirTouch is not    the person must generally make an offer for
governed by the limitations set forth in      all of the equity shares of the company,
Section 203. The AirTouch board has           whether voting or non-voting, and any class
unanimously approved and adopted the merger   of voting non-equity shares of the company
agreement and each of the transactions        held by that person or any person acting in
contemplated thereby.                         concert with him, for cash, or accompanied
                                              by a cash alternative, at not less than the
                                              highest price paid by the person or these
                                              persons for the relevant shares during the
                                              12 months preceding the date of the offer.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                                  ANTI-TAKEOVER MEASURES
Under Delaware law, directors generally have  Under English law, directors of a company
a duty to act without self-interest, on a     have a fiduciary duty to take only those
well-informed basis and in a manner they      actions which are in the interests of the
reasonably believe to be in the best          company. Generally, anti-takeover measures
interests of the stockholders.                are not actions which fall within this
Nevertheless, a Delaware court will           category.
generally apply a policy of judicial          Under the City Code, a company is prohibited
deference to board of director decisions to   from taking any action without the approval
adopt anti-takeover measures in the face of   of its shareholders at a general meeting
a potential takeover where the directors are  after
able to show that                               (1) a BONA FIDE offer has been
  (1) they had reasonable grounds for              communicated to its board of directors,
     believing that there was a danger to          or
     corporate policy and effectiveness from    (2) its board of directors has reason to
     an acquisition proposal, and                  believe that a BONA FIDE offer might be
  (2) the board action taken was reasonable        imminent,
     in relation to the threat posed.         which action could effectively result in the
                                              offer being frustrated or in the
                                              shareholders being denied an opportunity to
                                              decide on its merits.

                                 DISCLOSURE OF INTERESTS

Acquirors of AirTouch common stock are        The U.K. Companies Act provides that anyone
subject to disclosure requirements under      who acquires a material interest or becomes
Section 13(d)(1) of the Exchange Act and      aware that he has acquired a material
Rule 13d-1 thereunder, which provide that     interest in 3% or more of any class of
any person who becomes the beneficial owner   shares of a public company's issued share
of more than 5% of the outstanding AirTouch   capital carrying rights to vote at general
common stock must, within 10 days after such  shareholder meetings must notify that
acquisition                                   company in writing of his interest within
  (1) file a Schedule 13D with the SEC        two days. Thereafter, any increase or
     disclosing specified information, and    decrease of a whole percentage or decrease
  (2) send a copy of the Schedule 13D to      which reduces the interest to below 3% must
     AirTouch and to each securities          be notified in writing to the company. This
     exchange on which the security is        requirement will apply to holders of
     traded.                                  Vodafone AirTouch ordinary shares.
                                              In addition, the Companies Act provides that
                                              a public company may, by notice in writing,
                                              require a person whom the company knows or
                                              reasonably believes to be or to have been
                                              within the three preceding years, interested
                                              in the company's issued voting share capital
                                              to
                                                  (1) confirm whether this is or is not
                                                     the case, and

                                                  (2) if this is the case, to give further
                                                     information that the company requires
                                                     relating to his interest and any
                                                     other interest in the company's
                                                     shares of which he is aware.
                                              The disclosure must be made within a reason-
                                              able period as specified in the relevant
                                              notice which may be as short as one or two
                                              days.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER
                                              Holding a Vodafone AirTouch ADS will gener-
                                              ally constitute holding an interest in the
                                              underlying Vodafone AirTouch ordinary
                                              shares.

                                              When the notice is served by a company on a
                                              person who is or was interested in shares of
                                              the company and that person fails to give
                                              the company any information required by the
                                              notice within the time specified in the
                                              notice, the company may apply to the court
                                              for an order directing that the shares in
                                              question be subject to restrictions
                                              prohibiting, among other things,
                                                  (1) any transfer of the shares,
                                                  (2) the exercise of voting rights,
                                                  (3) the issue of further shares, and
                                                  (4) other than in a liquidation,
                                                     dividends and other payments.
                                              These restrictions may also void any
                                              agreement to transfer the shares.

                                              The memorandum and articles of association
                                              of Vodafone AirTouch will provide that the
                                              Vodafone AirTouch board may impose the
                                              restrictions on shareholders set forth in
                                              the above paragraph, which restrictions are
                                              normally imposed by the courts in the event
                                              a notice is served.

                                              In addition, after the merger, holders of
                                              Vodafone AirTouch ADSs will be required to
                                              comply with specified U.S. securities law
                                              requirements, including filing Schedules 13D
                                              with respect to their beneficial ownership
                                              of the underlying Vodafone AirTouch ordinary
                                              shares if they beneficially hold more than
                                              5% of the Vodafone AirTouch ordinary shares
                                              outstanding.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

   LIMITATION ON ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS
              ABILITY TO BRING SUITS, ENFORCE JUDGMENTS AND ENFORCE U.S. LAW
AirTouch is a U.S. company incorporated       Vodafone AirTouch will be an English company
under the laws of Delaware. All of its        located in the U.K. Many of the directors
directors and officers are residents of the   and officers of Vodafone AirTouch will be
U.S., and AirTouch has substantial assets     residents of the U.K. and not the U.S. In
located in the U.S. As a result, U.S.         addition, although Vodafone AirTouch will
investors generally can initiate lawsuits in  have substantial assets in the U.S., a large
the U.S. against AirTouch and its directors   portion of its assets and of the assets of
and officers and can enforce lawsuits based   Vodafone AirTouch and its directors and
on U.S. federal securities laws in U.S.       officers will be located outside of the U.S.
courts.                                       As a result, U.S. investors may find it
                                              difficult in a lawsuit based on the civil
                                              liability provisions of the U.S. federal
                                              securities laws
                                                (1) to effect service within the U.S. upon
                                                   Vodafone AirTouch and the directors and
                                                   officers of Vodafone AirTouch located
                                                   outside the U.S.,
                                                (2) to enforce in U.S. courts or outside
                                                   the U.S. judgments obtained against
                                                   those persons in U.S. courts,
                                                (3) to enforce in U.S. courts judgments
                                                   obtained against those persons in
                                                   courts in jurisdictions outside the
                                                   U.S., and
                                                (4) to enforce against those persons in
                                                   the U.K., whether in original actions
                                                   or in actions for the enforcement of
                                                   judgments of U.S. courts, civil
                                                   liabilities based solely upon the U.S.
                                                   federal securities laws.
                                   SHORT SWING PROFITS
Directors and officers of AirTouch are        Directors and officers of Vodafone AirTouch
governed by rules under the Exchange Act      will not be subject to the Exchange Act's
that may require directors and officers to    "short swing" profit rules because Vodafone
forfeit to AirTouch any "short swing"         AirTouch will be a foreign private issuer
profits realized from purchases and sales,    under the Exchange Act which will not be
as determined under the Exchange Act and the  subject to these rules.
rules thereunder, of AirTouch equity          However, directors of Vodafone AirTouch will
securities.                                   be subject to applicable U.K. legislation
                                              prohibiting insider dealing. In addition,
                                              the directors will have to comply with the
                                              Model Code of the London Stock Exchange,
                                              which provides that the considerations taken
                                              into account by directors when deciding
                                              whether or not to deal in shares of the
                                              company of which they are a director must
                                              not be of a short-term nature. The Model
                                              Code also places additional restrictions on
                                              trading during periods prior to announcement
                                              of a company's results.

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER

                               PROXY STATEMENTS AND REPORTS
                           NOTICES AND REPORTS TO STOCKHOLDERS
Under the Exchange Act proxy rules, AirTouch  As a foreign private issuer, Vodafone
must comply with notice and disclosure        AirTouch will not be governed by the
requirements relating to the solicitation of  Exchange Act proxy rules. However, Vodafone
proxies for stockholder meetings.             AirTouch will be governed by the U.K.
                                              Companies Act and the London Stock Exchange
                                              listing rules regulating notices of
                                              shareholder meetings, which provide that
                                              notice of a shareholder meeting must be
                                              accompanied by
                                                (1) a shareholder circular containing an
                                                   explanation of the purpose of the
                                                   meeting, and
                                                (2) the recommendations of the board with
                                                   respect to actions to be taken.
                                              In addition, Vodafone AirTouch will send
                                              Vodafone AirTouch ordinary shareholders a
                                              copy of its annual report and accounts or a
                                              summary thereof.
                                              In addition, under the listing rules,
                                              Vodafone AirTouch will, depending on their
                                              size and importance, be required to send to
                                              shareholders details relating to certain
                                              acquisitions, dispositions, takeovers,
                                              mergers and offers either made by or in
                                              respect of the company.
                                  REPORTING REQUIREMENTS

As a U.S. public company, AirTouch must file  As a foreign private issuer with securities
with the SEC, among other reports and         listed on the NYSE and registered under
notices:                                      Section 12 of the Exchange Act, Vodafone
  (1) an annual report on Form 10-K within    AirTouch will be required to publicly file
     90 days after the end of each fiscal     with the SEC and the NYSE annual reports on
     year,                                    Form 20-F within six months after the end of
  (2) quarterly reports on Form 10-Q within   each fiscal year and reports on Form 6-K.
     45 days after the end of each fiscal     Nevertheless, pursuant to the merger
     quarter, and                             agreement, Vodafone has agreed that,
  (3) current reports on Form 8-K upon the    beginning as soon as practicable after the
     occurrence of important corporate        merger, and in any event within two years,
     events.                                  Vodafone AirTouch will generally
                                                (1) make filings with the SEC on Form 6-K
                                                   within 45 days after the end of its
                                                   first three fiscal quarters in each of
                                                   its fiscal years containing the
                                                   principal financial information
                                                   required by Form 10-Q, and
                                                (2) make any required filings on Form 20-F
                                                   with the SEC within 90 days after the
                                                   end of each fiscal year.
                                              Vodafone AirTouch will also be required to
                                              notify the London Stock Exchange of

     PROVISIONS CURRENTLY APPLICABLE TO         PROVISIONS TO BE APPLICABLE TO VODAFONE
           AIRTOUCH STOCKHOLDERS                 AIRTOUCH SHAREHOLDERS AFTER THE MERGER
                                                (1) any major new developments relating to
                                                   its business which are not public
                                                   knowledge and may lead to a substantial
                                                   movement in its stock price,
                                                (2) notifications received by it from
                                                   persons holding an interest in 3% or
                                                   more of any class of the company's
                                                   share capital,
                                                (3) any changes in its board of directors,
                                                (4) any purchase or redemption by it of
                                                   its own equity securities,
                                                (5) interests of directors in its shares
                                                   or debentures, and
                                                (6) changes in its capital structure.

       DIRECTORS AND MANAGEMENT OF VODAFONE AIRTOUCH FOLLOWING THE MERGER

DIRECTORS AND EXECUTIVE OFFICERS

    After the merger, the board of directors of Vodafone AirTouch will consist of 14 directors, seven of whom AirTouch will designate and seven of whom Vodafone will designate. The name, age, current position and business experience of the 14 persons who have been designated to serve on the Vodafone AirTouch board are set forth below. For a listing of those individuals who have been designated to serve as executive officers of Vodafone AirTouch, see "THE MERGER AGREEMENT--Directors and Management of Vodafone AirTouch Following the Merger."

CONTINUING VODAFONE DIRECTORS

    LORD MACLAURIN OF KNEBWORTH, DL, age 62, has been a member of the board of directors of Vodafone since January 1997. He was chairman of the board and chief executive officer of Tesco Plc from September 1970 to June 1997, a director of National Westminster Bank Plc from August 1990 to February 1997 and a director of Gleneagles Hotels Plc from October 1992 to November 1997. Lord MacLaurin is also a non-executive director and deputy chairman of Whitbread Plc, a director of Brocket Hall Limited and chairman of the England and Wales Cricket Board.

    CHRISTOPHER C. GENT, age 50, has been a member of the board of directors of Vodafone since August 1985 and the chief executive officer of the company since January 1997. He was the managing director of Vodafone Limited, a subsidiary of Vodafone, from January 1985 to December 1996 and a director of Vodafone Fiji Limited from October 1993 to January 1996 and Vodafone Group (Pty) Limited from July 1993 to December 1996. Mr. Gent is chairman of the board of most of Vodafone's principal operating subsidiaries.

    PETER R. BAMFORD, age 45, has been a member of Vodafone's board of directors since April 1998. He is managing director of Vodafone UK Limited and has responsibility for Vodafone's U.K. operations. Before joining Vodafone in 1997, Mr. Bamford was a director of WH Smith Group Plc.

    JULIAN M. HORN-SMITH, age 50, has been a member of Vodafone's board of directors since June 1996. He is a managing director of Vodafone Group International Limited, and a director of many of Vodafone's overseas operating associates, including Europolitan Holdings AB, Vodafone Group (Pty) Limited and Vodafone Fiji Limited. Mr. Horn-Smith is also a director of Misrfone Telecommunications Company SAE and E-Plus Mobilfunk GmbH, and was a director of Pacific Link Communications Limited from February 1995 to January 1998, Pacific Link Communications (Holdings) Limited from January 1994 to January 1998, Skinner Investments Limited from November 1994 to January 1998, Societe Francaise du Radiotelephone S.A. from December 1997 until April 1998 and Celtel Limited from March 1996 to October 1998.

    KENNETH J. HYDON, age 54, is Vodafone's financial director and has been a member of Vodafone's board of directors since 1985. He is director of several subsidiaries of Vodafone, including Vodafone Europe Holdings BV, and promotes U.S. investor relations. Mr. Hydon was a director of Orbitel Mobile Communications (Holdings) Limited from May 1987 to May 1996, Orbitel Executive Trustee Limited from November 1991 to May 1996 and Orbitel Staff Trustee Limited from November 1991 to May 1996.

    PENELOPE L. HUGHES, age 39, has been a member of Vodafone's board of directors since September 1998. She was president, Great Britain and Ireland, of the Coca-Cola Company from July 1992 to October 1995 and a director of Next Plc from September 1996 to September 1998, Coca-Cola Distributors Ireland Limited from July 1992 to October 1995, Coca-Cola Holdings (UK) Limited from July 1992 to October 1995, Coca-Cola International Sales Limited from July 1992 to October 1995, Coca-Cola Trading Limited from July 1992 to October 1995 and Refreshment Spectrum Limited from

July 1992 to October 1995. Mrs. Hughes is also a non-executive director of Berisford Plc, Body Shop Plc, Mirror Group Plc and a director of Hughes Business Consulting Limited.

    SIR DAVID SCHOLEY, CBE, age 63, has been a member of Vodafone's board since March 1998. He is also senior advisor to Warburg Dillon Read, a governor of the British Broadcasting Company and a non-executive director of J Sainsbury Plc, the Chubb Corporation, U.S.A. and Close Brothers Group Plc. Sir David was previously a director of Bank of England from March 1981 to May 1998, British Telecommunications Plc from October 1985 to October 1994, London First from December 1993 to September 1995, The London School of Economics from December 1993 to April 1996, S G Warburg Group Plc from January 1985 to November 1995 and The General Electric Company, p.l.c. from December 1992 to February 1995.

DIRECTORS DESIGNATED BY AIRTOUCH

    SAM GINN, age 62, has been chairman of the board and chief executive officer of AirTouch since December 1993. He was chairman of the board, president and chief executive officer of Pacific Telesis Group from 1988 to 1994 and a director of Pacific Telesis Group from 1983 to 1994. He was chairman of the board of Pacific Bell from 1988 to 1994. Mr. Ginn is also a director of Chevron Corporation, Transamerica Corporation and Hewlett-Packard Company.

    ARUN SARIN, age 44, was named president and chief operating officer of AirTouch in February 1997. Mr. Sarin became a director of AirTouch in July 1995. He was vice chairman of the board of AirTouch from July 1995 until January 1997. Mr. Sarin was senior vice president, corporate strategy/ development and international operations for AirTouch from April 1994 until August 1995. Mr. Sarin is also a director of The Charles Schwab Corporation and Cisco Systems, Inc.

    MOHAN GYANI, age 47, became executive vice president and chief financial officer of AirTouch in September 1995. He was vice president, finance and treasurer of AirTouch from November 1993 until September 1995. Mr. Gyani was vice president and treasurer of Pacific Telesis Group from March 1993 to November 1993.

    MICHAEL J. BOSKIN, age 53, became a director of AirTouch in August 1996. Dr. Boskin has been a professor of economics at Stanford University since 1971 and a principal of Boskin & Co., a consulting firm, since 1980. He was Chairman of the President's Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin is also a director of Exxon Corporation, First Health Group Corp. and Oracle Corporation.

    DONALD G. FISHER, age 70, became a director of AirTouch in January 1994. He is the founder and chairman of the board of The Gap, Inc. and was chief executive officer of The Gap, Inc. until November 1995. He is a director of The Charles Schwab Corporation, San Francisco Bay Area Council, the National Retail Federation and KQED, Inc.

    PAUL HAZEN, age 57, became a director of AirTouch in April 1993. He became chairman and chief executive officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank, N.A., in January 1995. He was president and chief operating officer of Wells Fargo & Company and Wells Fargo Bank, N.A. from 1984 to January 1995. Mr. Hazen is also a director of Safeway Inc. and Phelps Dodge Corporation.

    CHARLES R. SCHWAB, age 61, became a director of AirTouch in January 1994. He is the founder, chairman of the board and co-chief executive officer of The Charles Schwab Corporation. Mr. Schwab is also a director of The Gap, Inc., Transamerica Corporation and Siebel Systems, Inc.

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

    The merger agreement provides that a majority of the meetings of the Vodafone AirTouch board will be held in England. The committees of the Vodafone AirTouch board will initially be the same as the current standing committees of the Vodafone board, which are the audit committee, the nominations committee and the remuneration committee.

    The audit committee will review the application and effectiveness of the policies and processes of Vodafone AirTouch on matters of internal financial policy, control and risk. It will review all financial statements of the Vodafone AirTouch group and related documents to be sent to shareholders prior to their submission to the Vodafone AirTouch board. The auditors and the financial director will regularly attend audit committee meetings.

    The nominations committee will recommend to the Vodafone AirTouch board candidates for appointment as directors.

    The remuneration committee will determine on behalf of the Vodafone AirTouch board the broad policy for the remuneration of and terms of engagement of the chief executive and the executive directors. It will also establish the principles of the remuneration of other senior executives.

    The merger agreement provides that the deputy chairman of Vodafone AirTouch, Lord MacLaurin of Knebworth, DL, be appointed as chairman of the nominations committee and that the present chairman of AirTouch, Sam Ginn, be appointed as chairman of the remuneration committee of Vodafone AirTouch. The Vodafone AirTouch board will determine the other members of these committees on the recommendation of the chief executive and the chairman.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND FIVE PERCENT SHAREHOLDERS

    The directors and executive officers of Vodafone AirTouch as a group are expected to beneficially own less than 0.1% of the issued Vodafone AirTouch ordinary shares or Vodafone AirTouch ADSs after giving effect to the merger. No person is expected to own more than 5% of the outstanding Vodafone AirTouch ordinary shares after the merger.

    The following table summarizes as of April 20, 1999, the latest practicable date prior to the printing of this proxy statement/prospectus, the beneficial stock ownership of the continuing Vodafone directors and the proposed directors of Vodafone AirTouch designated by AirTouch before and after the merger assuming no changes in ownership between that date and the date the merger becomes effective. This stock ownership information does not include any options to purchase Vodafone ordinary shares or options to purchase shares of AirTouch common stock.

                                                               BEFORE THE MERGER               AFTER THE MERGER
                                                       ----------------------------------  ------------------------
                                                                                            NUMBER OF
                                                                              NUMBER OF     VODAFONE     NUMBER OF
                                                                              SHARES OF     AIRTOUCH     VODAFONE
                                                       NUMBER OF VODAFONE     AIRTOUCH      ORDINARY     AIRTOUCH
                                                         ORDINARY SHARES    COMMON STOCK     SHARES        ADSS
                                                       -------------------  -------------  -----------  -----------
CONTINUING VODAFONE DIRECTORS
Lord MacLaurin of Knebworth, DL......................            6,500               --         6,500           --
Christopher Gent.....................................          122,271               --       122,271           --
Peter Bamford........................................            1,200               --         1,200           --
Julian Horn-Smith....................................          118,018               --       118,018           --
Kenneth Hydon........................................          216,535               --       216,535           --
Penelope Hughes......................................               --               --            --           --
Sir David Scholey, CBE...............................           10,000               --        10,000           --

                                                               BEFORE THE MERGER              AFTER THE MERGER
                                                       ----------------------------------  -----------------------
                                                                                           NUMBER OF
                                                                              NUMBER OF     VODAFONE    NUMBER OF
                                                                              SHARES OF     AIRTOUCH    VODAFONE
                                                       NUMBER OF VODAFONE     AIRTOUCH      ORDINARY    AIRTOUCH
                                                         ORDINARY SHARES    COMMON STOCK     SHARES       ADSS
                                                       -------------------  -------------  ----------  -----------
DIRECTORS DESIGNATED BY AIRTOUCH
Sam Ginn.............................................         -- --              483,828(1)  2,419,140    241,914
Arun Sarin...........................................         -- --              137,441(2)    687,205     68,720
Mohan Gyani..........................................         -- --               49,686(3)    248,430     24,843
Michael Boskin.......................................         -- --                3,500       17,500       1,750
Donald Fisher........................................         -- --               49,729(4)    220,000     22,000
Paul Hazen...........................................         -- --                1,541        7,705         770
Charles Schwab.......................................         -- --                4,300(5)     21,500      2,150

------------------------

(1) Includes 414,500 shares subject to phantom stock units that will become exercisable at the effective time of the merger. Also includes 49,905 shares held by Mr. Ginn's Family Trust, of which Mr. Ginn is the Trustee, an aggregate of 2,783 shares held in trust for Mr. Ginn's children and grandchildren, of which Mr. Ginn is the Trustee, and 95 shares held in the retirement plan. Also includes 10,000 shares of restricted stock which will vest in full at the effective time of the merger.

(2) Includes 5,461 shares held in the retirement plan. Also includes 110,000 shares of restricted stock which will vest in full at the effective time of the merger.

(3) Includes 1,229 shares held in the retirement plan. Also includes 15,000 shares of restricted stock which will vest in full at the effective time of the merger.

(4) Includes 40,000 shares held by Mr. Fisher's Charitable Trust, of which Mr. Fisher is the Trustee. Also includes 5,729 phantom stock units which are convertible into shares of AirTouch common stock on a one-for-one basis.

(5) Includes 300 shares held by Mr. Schwab's Family Trust of which Mr. Schwab is the Trustee.

    As of April 20, 1999, the latest practicable date prior to the printing of this proxy statement/ prospectus, the continuing Vodafone directors and the directors designated by AirTouch owned the following outstanding options to purchase shares of AirTouch common stock and Vodafone ordinary shares:

                                                                                   NUMBER OF     NUMBER OF SHARES
                                                                                    VODAFONE       OF AIRTOUCH
                                                                                    ORDINARY          COMMON
                                                                                     SHARES        STOCK UNDER
                                                                                  UNDER OPTION        OPTION
                                                                                 --------------  ----------------
CONTINUING VODAFONE DIRECTORS
Lord MacLaurin of Knebworth, DL................................................        --               --
Christopher Gent...............................................................       462,018(1)        --
Peter Bamford..................................................................       280,395(2)        --
Julian Horn-Smith..............................................................       405,913(3)        --
Kenneth Hydon..................................................................       383,581(4)        --
Penelope Hughes................................................................        --               --
Sir David Scholey, CBE.........................................................        --               --

------------------------

(1) Includes 19,332 shares awarded under the Vodafone Group Long Term Incentive Plan.

(2) Includes 9,961 shares awarded under the Vodafone Group Long Term Incentive Plan.

(3) Includes 10,794 shares awarded under the Vodafone Group Long Term Incentive Plan.

(4) Includes 10,277 shares awarded under the Vodafone Group Long Term Incentive Plan.

                                                                                   NUMBER OF     NUMBER OF SHARES
                                                                                    VODAFONE       OF AIRTOUCH
                                                                                    ORDINARY          COMMON
                                                                                     SHARES        STOCK UNDER
                                                                                  UNDER OPTION        OPTION
                                                                                 --------------  ----------------
DIRECTORS DESIGNATED BY AIRTOUCH
Sam Ginn.......................................................................        --             2,590,750
Arun Sarin.....................................................................        --             1,063,310
Mohan Gyani....................................................................        --               656,880
Michael Boskin.................................................................        --                12,000
Donald Fisher..................................................................        --                14,000
Paul Hazen.....................................................................        --                23,884
Charles Schwab.................................................................        --                27,883

                               FEES AND EXPENSES

    Pursuant to the merger agreement, Vodafone and AirTouch have agreed to each pay half of certain expenses. See "THE MERGER AGREEMENT--Expenses."

    Estimated fees and expenses incurred or to be incurred by Vodafone in connection with the merger are approximately $200.0 million, which includes up to approximately $110.0 million of bank arrangement and associated fees in connection with the new credit facility which Vodafone and AirTouch entered into on April 16, 1999. Estimated fees and expenses incurred or to be incurred by AirTouch in connection with the merger are approximately $70.0 million.

    These fees and expenses related to the merger will be financed by the new credit facility and from generally available funds of Vodafone and AirTouch. The new facility will also provide the funds to pay the cash consideration in the merger, refinance part of their existing indebtedness and to finance anticipated working capital requirements of the combined entity.

    Neither Vodafone nor AirTouch will pay any fees or commissions to any broker or dealer or any person other than Georgeson & Company Inc., Morgan Stanley & Co. Incorporated and the Exchange Agent for soliciting AirTouch stockholders pursuant to the merger. Upon request, AirTouch will reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

                             VALIDITY OF SECURITIES

    Stephen R. Scott, Company Secretary of Vodafone, will pass upon the validity under English law of the Vodafone AirTouch ordinary shares to be issued pursuant to the merger.

                                    EXPERTS

    The consolidated financial statements of AirTouch as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated in this proxy statement/ prospectus by reference to AirTouch's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The audited consolidated financial statements of Vodafone as of March 31, 1997 and 1998, and for each of the three years in the period ended March 31, 1998 incorporated in this proxy statement/ prospectus by reference to the Vodafone's Annual Report on Form 20-F for the year ended March 31, 1998, have been audited by Deloitte & Touche, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. These consolidated financial statements have been so incorporated in reliance upon the report given upon the authority of the firm as experts in auditing and accounting.

    The consolidated financial statements of CMT Partners as of December 31, 1997 and for each of the two years in the period ended December 31, 1997 incorporated in this proxy statement/prospectus by reference to AirTouch's Annual Report on Form 10-K for the year ended December 31, 1998, except as they relate to Kansas Combined Cellular, have been audited by PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to Kansas Combined Cellular, by Arthur Andersen LLP, independent accountants, whose reports are incorporated by reference herein. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

    The financial statements of U S WEST NewVector Group, Inc. and subsidiaries as of December 31, 1997 and for each of the three years in the period ended December 31, 1997 incorporated in this proxy statement/prospectus by reference to AirTouch's Current Report on Form 8-K/A filed April 23, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

    The financial statements of Mannesmann Mobilfunk GmbH as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998 incorporated in this proxy statement/prospectus by reference to AirTouch's Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft, independent auditors, incorporated by reference herein, and upon the authority of the firm as experts in auditing and accounting.

                     U.K. LISTING PARTICULARS AND CIRCULAR

    Vodafone will deliver a copy of a document comprising the U.K. listing particulars relating to Vodafone AirTouch in accordance with the Listing Rules to the Registrar of Companies in England and Wales for registration and the document will be available for inspection at the offices of Linklaters & Paines, One Silk Street, London, EC2Y 8HQ, England, until the date on which the merger becomes effective. Summary listing particulars are attached as Appendix E to this proxy statement/prospectus. Neither the listing particulars nor the documents listed in the summary listing particulars as available for inspection form part of, or are incorporated into, this proxy statement/prospectus, except to the extent specifically provided herein. In addition, Vodafone is convening the extraordinary general meeting of its shareholders, and distributing to its shareholders a circular relating to the merger, a copy of which will be available for inspection at the offices of Linklaters & Paines until the merger becomes effective and at the extraordinary general meeting. The contents of the circular do not form part of, nor are they incorporated into, this proxy statement/prospectus.

                          FUTURE STOCKHOLDER PROPOSALS

    If the merger is completed as expected, AirTouch will not hold an annual meeting of AirTouch stockholders in 1999. If the merger is not approved by AirTouch stockholders or is not completed for any other reason, AirTouch will hold a 1999 annual meeting. Stockholder proposals submitted for inclusion in the proxy statement for the 1999 annual meeting must comply with the requirements of the SEC. A stockholder proposal generally will be voted on only if the stockholder or the stockholder's representative attends the 1999 annual meeting and presents the proposal. Any AirTouch stockholder who intended to submit a proposal for inclusion in the proxy materials for the 1999 annual meeting was required to have submitted his or her proposal to AirTouch's executive offices at least 75 days prior to the meeting, unless less than 90 days' notice of the date of the meeting is given to AirTouch stockholders, in which case the proposal must be received by the earlier of 15 days following the day on which notice or disclosure of the meeting was mailed or made, whichever comes first, and two days prior to the date of the meeting.

                                                                      APPENDIX A
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--------------------------------------------------------------------------------

                               AGREEMENT AND PLAN

                                   OF MERGER

                                     AMONG

                     VODAFONE GROUP PUBLIC LIMITED COMPANY,

                         AIRTOUCH COMMUNICATIONS, INC.

                                      AND

                            APOLLO MERGER SUB, INC.

                          DATED AS OF JANUARY 15, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

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

                                                          ARTICLE I
                                                  THE CLOSING AND THE MERGER

1.1.       CLOSING...............................................................................................           1
1.2.       THE MERGER............................................................................................           1
1.3.       CONVERSION AND EXCHANGE OF SHARES.....................................................................           2
1.4.       SURRENDER AND PAYMENT.................................................................................           6
1.5.       AIRTOUCH STOCK OPTIONS................................................................................           8
1.6.       FRACTIONAL VODAFONE DEPOSITARY SHARES.................................................................           9
1.7.       THE SURVIVING CORPORATION.............................................................................           9
1.8.       LOST, STOLEN OR DESTROYED CERTIFICATES................................................................          10
1.9.       RESERVATION OF RIGHT TO REVISE TRANSACTION............................................................          10
1.10.      DISSENTING SHARES.....................................................................................          10

                                                          ARTICLE II
                                                REPRESENTATIONS AND WARRANTIES

2.1.       REPRESENTATIONS AND WARRANTIES OF AIRTOUCH AND VODAFONE...............................................          11
             2.1.1.    ORGANIZATION, GOOD STANDING AND QUALIFICATION.............................................          11
             2.1.2.    CAPITAL STRUCTURE.........................................................................          12
             2.1.3.    CORPORATE AUTHORITY; APPROVAL AND FAIRNESS................................................          13
             2.1.4.    GOVERNMENTAL FILINGS; NO VIOLATIONS.......................................................          14
             2.1.5.    REPORTS; FINANCIAL STATEMENTS.............................................................          15
             2.1.6.    ABSENCE OF CERTAIN CHANGES................................................................          17
             2.1.7.    LITIGATION AND LIABILITIES................................................................          17
             2.1.8.    TAKEOVER STATUTES.........................................................................          18
             2.1.9.    BROKERS AND FINDERS.......................................................................          18
             2.1.10.   OWNERSHIP OF OTHER PARTY'S COMMON STOCK...................................................          18
             2.1.11.   MERGER SUB'S OPERATIONS...................................................................          18
             2.1.12.   ASSETS....................................................................................          18
             2.1.13.   LICENSES..................................................................................          18
             2.1.14.   INTELLECTUAL PROPERTY.....................................................................          19
             2.1.15.   YEAR 2000 COMPLIANCE......................................................................          20
             2.1.16.   RIGHTS PLAN...............................................................................          20
             2.1.17.   JOINT VENTURES............................................................................          20
             2.1.18.   TAX MATTERS...............................................................................          20

                                                         ARTICLE III
                                                          COVENANTS

3.1.       INTERIM OPERATIONS....................................................................................          21
3.2.       ACQUISITION PROPOSALS.................................................................................          23
3.3.       INFORMATION SUPPLIED..................................................................................          24
             3.3.1.    REGISTRATION STATEMENT....................................................................          24
3.4.       SHAREHOLDERS MEETINGS.................................................................................          25
3.5.       FILINGS; OTHER ACTIONS; NOTIFICATION..................................................................          26
3.6.       ACCESS................................................................................................          27

                                       i
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3.7.       PUBLICITY.............................................................................................          28
3.8.       BENEFITS AND OTHER MATTERS............................................................................          28
             3.8.1.    EMPLOYEE BENEFITS.........................................................................          28
             3.8.2.    DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE........................................          29
             3.8.3.    DIRECTORS OF VODAFONE.....................................................................          29
             3.8.4.    OFFICERS..................................................................................          30
3.9.       EXPENSES..............................................................................................          30
3.10.      TAKEOVER STATUTES.....................................................................................          30
3.11.      LISTING APPLICATIONS/ESTABLISHMENT OF VODAFONE DEPOSITARY SHARES......................................          30
3.12.      LETTERS OF ACCOUNTANTS................................................................................          30
3.13.      AGREEMENTS OF AIRTOUCH RULE 145 AFFILIATES............................................................          31
3.14.      ACCOUNTING MATTERS....................................................................................          31
3.15.      TRANSITION PLANNING...................................................................................          31
3.16.      VODAFONE SEC FILINGS..................................................................................          31
3.17.      INITIAL MERGER........................................................................................          31
3.18.      NOTIFICATION OF CERTAIN MATTERS.......................................................................          32
3.19.      ASSUMPTION OF U.S. WEST INVESTMENT AGREEMENT..........................................................          32
3.20.      AIRTOUCH TREASURY SHARES..............................................................................          32

                                                          ARTICLE IV
                                                          CONDITIONS

4.1.       CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER............................................          32
             4.1.1.    SHAREHOLDER APPROVALS.....................................................................          32
             4.1.2.    REGULATORY CONSENTS.......................................................................          32
             4.1.3.    LAWS AND ORDERS...........................................................................          33
             4.1.4.    EFFECTIVENESS OF FORM F-4.................................................................          33
             4.1.5.    EXCHANGE LISTING..........................................................................          33
             4.1.6.    INITIAL MERGER............................................................................          33
4.2.       CONDITIONS TO OBLIGATIONS OF VODAFONE AND MERGER SUB..................................................          33
             4.2.1.    REPRESENTATIONS AND WARRANTIES OF AIRTOUCH................................................          33
             4.2.2.    PERFORMANCE OF OBLIGATIONS OF AIRTOUCH....................................................          33
             4.2.3.    CONSENTS UNDER AGREEMENTS.................................................................          33
             4.2.4.    TAX OPINION...............................................................................          34
4.3.       CONDITIONS TO OBLIGATION OF AIRTOUCH..................................................................          34
             4.3.1.    REPRESENTATIONS AND WARRANTIES............................................................          34
             4.3.2.    PERFORMANCE OF OBLIGATIONS OF VODAFONE....................................................          34
             4.3.3.    CONSENTS UNDER AGREEMENTS.................................................................          34
             4.3.4.    TAX OPINION...............................................................................          34
             4.3.5.    SUPPLEMENTAL RESOLUTIONS..................................................................          35

                                                          ARTICLE V
                                                         TERMINATION

5.1.       TERMINATION BY MUTUAL CONSENT.........................................................................          35
5.2.       TERMINATION BY EITHER VODAFONE OR AIRTOUCH............................................................          35
5.3.       TERMINATION BY AIRTOUCH...............................................................................          35
5.4.       TERMINATION BY VODAFONE...............................................................................          36
5.5.       EFFECT OF TERMINATION AND ABANDONMENT.................................................................          36

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                                                          ARTICLE VI
                                                  MISCELLANEOUS AND GENERAL

6.1.       SURVIVAL..............................................................................................          37
6.2.       MODIFICATION OR AMENDMENT.............................................................................          37
6.3.       WAIVER................................................................................................          37
6.4.       FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.................................................          38
6.5.       COUNTERPARTS..........................................................................................          38
6.6.       GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.........................................................          38
6.7.       NOTICES...............................................................................................          38
6.8.       ENTIRE AGREEMENT......................................................................................          40
6.9.       OBLIGATIONS OF VODAFONE AND OF AIRTOUCH...............................................................          40
6.10.      SEVERABILITY..........................................................................................          40
6.11.      INTERPRETATION........................................................................................          40
6.12.      ASSIGNMENT............................................................................................          41
6.13.      SPECIFIC PERFORMANCE..................................................................................          41

    This AGREEMENT AND PLAN OF MERGER, dated as of January 15, 1999 (this "AGREEMENT"), among VODAFONE GROUP PUBLIC LIMITED COMPANY ("VODAFONE"), an English public limited company, AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation ("AIRTOUCH"), and APOLLO MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Vodafone ("MERGER SUB" and, together with AirTouch, the "CONSTITUENT CORPORATIONS");

                             W I T N E S S E T H :

    WHEREAS, the respective Boards of Directors of AirTouch, Vodafone and Merger Sub (each, a "PARTY" and, together, the "PARTIES") have each determined that it is in the best interests of their respective companies and stockholders to combine their respective businesses;

    WHEREAS, in furtherance of such combination, the respective Boards of Directors of AirTouch and Merger Sub have each adopted resolutions approving this Agreement and declaring its advisability and approving the merger (the "MERGER") of Merger Sub with and into AirTouch in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), upon the terms and subject to the conditions set forth herein;

    WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "U.S. CODE"); and

    WHEREAS, AirTouch and Vodafone desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                           THE CLOSING AND THE MERGER

    1.1.  CLOSING.  The closing of the Merger (the "CLOSING") shall take place
(i) at 9:00 A.M. (New York time) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, on the third business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article IV (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place or places and time and/or on such other date as AirTouch and Vodafone may agree in writing (the "CLOSING DATE").

    1.2.  THE MERGER.

        1.2.1. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2.2.), Merger Sub shall be merged with and into AirTouch in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and AirTouch shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of AirTouch, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger except as set forth in this Article I. The Merger shall have the effects specified in the DGCL.

        1.2.2. As soon as practicable after satisfaction or waiver (to the extent herein permitted) of the conditions to the obligations of the Parties to consummate the Merger set forth in Article IV, AirTouch and Merger Sub will cause a certificate of merger (the "CERTIFICATE OF MERGER") to be executed and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger in accordance with the DGCL (the "EFFECTIVE TIME").

    1.3.  CONVERSION AND EXCHANGE OF SHARES.  At the Effective Time:

        1.3.1. Each share of common stock, par value $.01 per share, of AirTouch ("AIRTOUCH COMMON SHARES") owned by Vodafone, AirTouch or any Subsidiary (as defined in Section 2.1.1.) of Vodafone or AirTouch immediately prior to the Effective Time (each, an "EXCLUDED AIRTOUCH SHARE") shall, by virtue of the Merger, and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

        1.3.2. Each AirTouch Common Share outstanding immediately prior to the Effective Time, other than Excluded AirTouch Shares and Dissenting Shares (as defined in Section 1.10.), shall be converted into and shall be canceled in exchange for the right to receive (x) (i) five (5) (as such ratio may be adjusted pursuant to clause (y) or (z) below, the "EXCHANGE RATIO") ordinary shares of Vodafone, of nominal value 5p each, ("VODAFONE ORDINARY SHARES") or, if the redenomination of Vodafone's ordinary share capital from pounds sterling into U.S. dollars (the "REDENOMINATION") is approved by the requisite vote of shareholders of Vodafone at the meeting convened for such purpose as contemplated by Section 3.4. and otherwise becomes effective, of nominal value US$.10 each (as such consideration may be adjusted pursuant to clause (y) or (z) below, the "STOCK CONSIDERATION"), and (ii) $9.00 in cash, without interest (as such consideration may be adjusted pursuant to clause
    (y) or (z) below, the "CASH CONSIDERATION", and, together with the Stock Consideration, the "MERGER CONSIDERATION"), PROVIDED, THAT, (y) if the 50% Test (as defined in Section 3.1.6.) has not been satisfied but the Private Letter Ruling (as defined in Section 3.1.7.) has been obtained, (i) the Exchange Ratio shall be reduced by the smallest amount (rounded to the nearest 1/1000th of a Vodafone Ordinary Share) which Fried, Frank, Harris, Shriver & Jacobson and Sullivan & Cromwell agree in writing is necessary to satisfy the 50% Test and (ii) the Cash Consideration shall be increased by the value of the fraction of a Vodafone Ordinary Share (based on a value of $17.60 per Vodafone Ordinary Share) represented by the reduction in the Exchange Ratio pursuant to the foregoing clause (y)(i); PROVIDED FURTHER that (z) if the Private Letter Ruling has not been obtained, (i) the Exchange Ratio shall be reduced (provisionally, subject to clause (z)(iv) and (z)(v) below) by the smallest amount (rounded to the nearest 1/1000th of a Vodafone Ordinary Share) which Fried, Frank, Harris, Shriver & Jacobson and Sullivan & Cromwell agree in writing is necessary to satisfy the test set forth in U.S. Treasury Regulation Section 1.367(a)-3(c)(3)(iii) without obtaining the Private Letter Ruling, (ii) the Cash Consideration shall be reduced to $0, (iii) in lieu of the Cash Consideration, AirTouch shall, immediately prior to Closing, pay to each holder of AirTouch Common Shares an amount in cash for each AirTouch Common Share held by such stockholder equal to the sum of $9.00 plus the value of the fraction of a Vodafone Ordinary Share (based on a value of $17.60 per Vodafone Ordinary Share) represented by the reduction in the Exchange Ratio pursuant to the foregoing clause (z)(i) (such amount, the "AIRTOUCH CASH PAYMENT"), (iv) if AirTouch elects to make the AirTouch Cash Payment by means of a pro rata dividend, the Exchange Ratio shall be as determined in accordance with clause (z)(i), and (v) if AirTouch elects to make the AirTouch Cash Payment by means of a pro rata stock redemption, the Exchange Ratio shall be equal to (A) the number of AirTouch Common Shares outstanding immediately prior to the Effective Time but prior to the pro rata stock redemption, other than Excluded AirTouch Shares and Dissenting Shares (the "OUTSTANDING NUMBER") multiplied by (B) the provisional Exchange Ratio determined pursuant to clause (z)(i) divided by (C) the Outstanding Number minus the number of AirTouch Common Shares redeemed in the pro rata redemption. If AirTouch elects to make the AirTouch Cash Payment by means of a pro rata stock redemption, it shall establish the procedures, including an appropriate amendment to its certificate of incorporation, by which such redemption shall be effected.

        For all purposes of this Agreement, the Cash Consideration shall not be deemed to include the AirTouch Cash Payment. In no circumstance will the Cash Consideration or the AirTouch Cash Payment exceed $13.00 per AirTouch Common Share without the prior consent, at its sole discretion, of the board of directors of Vodafone (any such consent, the "INCREASED CASH CONSENT"). If AirTouch is required to make the AirTouch Cash Payment, it shall also make a payment to holders of Class C Preferred Shares (as defined in Section 1.3.6.3.1.3.) on a pro rata basis with the payment made to holders of AirTouch Common Shares based on the Exchange Rate (as that term is defined in the Class C Certificate of Designation (as defined in Section 1.3.6.3.1.3.)) in effect on the date immediately preceding such cash payment.

        Any Vodafone Ordinary Shares constituting a portion of the Merger Consideration shall be delivered to the holders of AirTouch Common Shares (other than Excluded AirTouch Shares and Dissenting Shares) in the form of American depositary shares, each representing the right to receive ten Vodafone Ordinary Shares (the "VODAFONE DEPOSITARY SHARES"). The Vodafone Depositary Shares may be evidenced by one or more receipts ("VODAFONE ADRS") issued in accordance with the Amended and Restated Deposit Agreement, dated as of September 16, 1991, among Vodafone, The Bank of New York, as Depositary (the "DEPOSITARY"), and the holders from time to time of Vodafone ADRs, as amended and restated as of the date on which the Effective Time occurs (the "DEPOSIT AGREEMENT").

        At the Effective Time, all AirTouch Common Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any of such AirTouch Common Shares (other than Excluded AirTouch Shares and Dissenting Shares) shall thereafter represent only the right to the Merger Consideration and the AirTouch Cash Payment, if any, and the right, if any, to receive pursuant to Section 1.6. cash in lieu of fractional Vodafone Depositary Shares, and any dividend or distribution pursuant to Section 1.4.6., in each case without interest. The Vodafone Ordinary Shares issued in accordance with Section 1.4.1., and the Vodafone Depositary Shares issued as provided in this Section 1.3.2., shall be of the same class and shall have the same rights as the currently outstanding Vodafone Ordinary Shares and the currently outstanding Vodafone Depositary Shares, respectively (other than in relation to the nominal value of all Vodafone Ordinary Shares, which may be US$.10 each, PROVIDED, THAT, the Redenomination takes effect). At and following the Closing, Vodafone and AirTouch shall be jointly and severally liable for all stamp duties, stamp duty reserve tax and other similar taxes and similar levies imposed in connection with the issuance or creation of the Vodafone Depositary Shares constituting the Stock Consideration or issued in respect of the conversion of any AirTouch Stock Options (as defined in Section 1.5.) pursuant to Section 1.5. and any Vodafone Depositary Shares in connection therewith and any other United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) that may be payable by Vodafone and AirTouch pursuant to the Deposit Agreement.

        1.3.3. Each share of common stock of Merger Sub, no par value ("MERGER SUB COMMON STOCK"), outstanding immediately prior to the Effective Time shall be canceled and, in consideration for the issuance, in accordance with
    Section 1.4.1., of the Vodafone Ordinary Shares referred to in Section
    1.3.4. below, the Surviving Corporation shall issue to Vodafone at the Effective Time such number of shares of common stock as is equal to the number of AirTouch Common Shares outstanding immediately prior to the Effective Time (other than the Excluded AirTouch Shares and Dissenting Shares) with the same rights, powers and privileges as the AirTouch Common Shares and shall constitute the only outstanding shares of common stock of the Surviving Corporation.

        1.3.4. In consideration of the issue to Vodafone by the Surviving Corporation of shares of common stock of the Surviving Corporation pursuant to Section 1.3.3. hereof, Vodafone shall issue, in accordance with Section 1.4.1., such number of Vodafone Ordinary Shares as is equal to the number of AirTouch Common Shares outstanding immediately prior to the Effective Time (other than the Excluded AirTouch Shares and the Dissenting Shares) multiplied by the Exchange Ratio to permit the issuance of Vodafone Depositary Shares to the holders of such AirTouch Common Shares and shall pay the Cash Consideration for the purpose of giving effect to the delivery of the Merger Consideration referred to in Section 1.3.2. of this Agreement.

        1.3.5. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, AirTouch changes the number of AirTouch Common Shares, or Vodafone changes the number of Vodafone Ordinary Shares, issued and outstanding as a result of a stock split, combination, stock dividend, recapitalization, redenomination of share capital (other than the Redenomination) or other similar transaction, the Exchange Ratio and other items dependent thereon shall be appropriately adjusted.

        1.3.6.  AIRTOUCH PREFERRED STOCK

           1.3.6.1. Prior to the Effective Time, subject to the stockholder approval described in Section 1.3.6.2., AirTouch will cause AirTouch Merger Sub, Inc., a newly-formed, wholly owned subsidiary of AirTouch, to merge with and into AirTouch (the "INITIAL MERGER"), with AirTouch being the surviving corporation (the "INITIAL SURVIVING CORPORATION").

           1.3.6.2. AirTouch will take, or cause to be taken, all action necessary to submit to the vote of the holders of AirTouch Common Shares and the holders of the 6% Class B Mandatorily Convertible Preferred Stock, Series 1996, of AirTouch (the "CLASS B PREFERRED STOCK"), voting together as a single class, the Initial Merger (the "INITIAL MERGER VOTE") at the AirTouch Shareholders Meeting (as defined in Section 3.4.).

           1.3.6.3. All references in this Agreement to "AIRTOUCH" shall, after the effective time of the Initial Merger (the "INITIAL MERGER EFFECTIVE TIME"), mean (and be deemed to refer to) the Initial Surviving Corporation and all references to AirTouch Common Shares, shall, after the Initial Merger Effective Time, mean (and be deemed to refer to) common shares of the Initial Surviving Corporation (the "INITIAL SURVIVING CORPORATION SHARES" and, individually, an "INITIAL SURVIVING CORPORATION SHARE").

               1.3.6.3.1. In the Initial Merger, at the Initial Merger Effective Time:

                   1.3.6.3.1.1. Each AirTouch Common Share outstanding immediately prior to the Initial Merger Effective Time shall remain outstanding as an Initial Surviving Corporation Share.

                   1.3.6.3.1.2. Each share of Class B Preferred Stock ("CLASS B PREFERRED SHARES" and, individually, a "CLASS B PREFERRED SHARE") outstanding immediately prior to the Initial Merger Effective Time shall remain outstanding as a Class B Preferred Share of the Initial Surviving Corporation, without any change to the powers, preferences or special rights of such Class B Preferred Share provided for in the Certificate of Designation, Preferences and Rights of 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996 of AirTouch (the "CLASS B CERTIFICATE OF DESIGNATION").

                   1.3.6.3.1.3. Each share of 4.25% Class C Convertible Preferred Stock, Series 1996, par value $.01 per share, of AirTouch ("CLASS C PREFERRED SHARES", and, individually, a "CLASS C PREFERRED SHARE") outstanding immediately prior to the Initial Merger Effective Time shall remain outstanding as a Class C Preferred Share of the Initial Surviving Corporation, without any change to the powers, preferences or special rights of such Class C Preferred Share provided for in the Certificate of Designation of 4.25% Class C Convertible Preferred Stock, Series 1996, of AirTouch

               (the "CLASS C CERTIFICATE OF DESIGNATION"); PROVIDED, HOWEVER, that such Class C Certificate of Designation shall provide that holders of the Class C Preferred Shares shall be entitled to vote together with the holders of Initial Surviving Corporation Shares on all matters to be voted upon by holders of Initial Surviving Corporation Shares, and that for each Class C Preferred Share held, holders of Class C Preferred Shares shall be entitled to that number of votes equal to the number of Initial Surviving Corporation Shares into which such Class C Preferred Share is convertible pursuant to Section 4 of the Class C Certificate of Designation as of the record date applicable to such vote.

                   1.3.6.3.1.4. Each share of 5.143% Class D Cumulative Preferred Stock, Series 1998, par value $.01 per share, of AirTouch ("CLASS D PREFERRED SHARES", and, individually, a "CLASS D PREFERRED SHARE"), except for such shares with respect to which appraisal rights under Section 262 of the DGCL have been asserted, outstanding immediately prior to the Initial Merger Effective Time shall remain outstanding as a Class D Preferred Share of the Initial Surviving Corporation, without any change to the powers, preferences or special rights of such Class D Preferred Shares provided for in the Certificate of Designation of 5.143% Class D Convertible Preferred Stock, Series 1998, of AirTouch (the "CLASS D CERTIFICATE OF DESIGNATION"); PROVIDED, HOWEVER, that such Class D Certificate of Designation shall provide (i) that holders of the Class D Preferred Shares shall be entitled to vote together with the holders of Initial Surviving Corporation Shares on all matters to be voted upon by holders of Initial Surviving Corporation Shares on the basis of 12 votes for each Class D Preferred Share held; and (ii) that Section 4(b) of the Class D Certificate of Designation shall be amended to remove the ability of the Company to redeem the Class D Preferred Stock prior to the Maturity Date (as defined in the Class D Certificate of Designation).

                   1.3.6.3.1.5. Each share of 5.143% Class E Cumulative Preferred Stock, Series 1998, par value $.01 per share, of AirTouch ("CLASS E PREFERRED SHARES", and, individually, a "CLASS E PREFERRED SHARE"), except for such shares with respect to which appraisal rights under Section 262 of the DGCL have been asserted, outstanding immediately prior to the Initial Merger Effective Time shall remain outstanding as a Class E Preferred Share of the Initial Surviving Corporation, without any change to the powers, preferences or special rights of such Class E Preferred Shares provided for in the Certificate of Designation of 5.143% Class E Cumulative Preferred Stock, Series 1998, of AirTouch (the "CLASS E CERTIFICATE OF DESIGNATION"); PROVIDED, HOWEVER, that such Class E Certificate of Designation shall provide (i) that holders of the Class E Preferred Shares shall be entitled to vote together with the holders of Initial Surviving Corporation Shares on all matters to be voted upon by holders of Initial Surviving Corporation Shares on the basis of 12 votes for each Class E Preferred Share held; (ii) that the Maturity Date (as defined in the Class E Certificate of Designation) shall be April 1, 2020; and (iii) that the dividends payable pursuant to
               Section 3 of the Class E Certificate of Designation shall be, during the period beginning April 1, 2018 and ending April 1, 2020, at an amount per Class E Preferred Share of $87.90 per annum as adjusted pursuant thereto.

               1.3.6.3.2.  In the Merger, at the Effective Time:

                   1.3.6.3.2.1. Each AirTouch Common Share outstanding immediately prior to the Effective Time (other than AirTouch Excluded Shares and Dissenting Shares) shall be treated in accordance with Section 1.3.2.

                   1.3.6.3.2.2. Immediately prior to the Effective Time, each Class B Preferred Share then outstanding shall, in accordance with paragraphs (a) and (e) of Section 4 of the Class B Certificate of Designation, convert automatically into AirTouch Common Shares at the Maturity Exchange Rate (as such term is defined in the Class B Certificate of Designation) in effect on the Maturity Date (as such term is defined in the Class B Certificate of Designation), and all accrued and unpaid dividends on such Class B Preferred Shares (other than previously declared dividends payable to the holder of record on a prior date) through and including the Maturity Date, whether or not declared, shall be due and payable in cash out of funds of the Initial Surviving Corporation legally available for the payment of dividends, as more fully provided in the Class B Certificate of Designation.

                   1.3.6.3.2.3. Each Class C Preferred Share of the Initial Surviving Corporation outstanding immediately prior to the Effective Time, shall remain outstanding as a Class C Preferred Share of the Surviving Corporation. Each Class C Preferred Share shall, after consummation of the Merger, be subject to conversion or redemption, at the election of the holder of such Class C Preferred Share, in accordance with clauses (i), (ii), and (iii) of Section 4(e) of the Class C Certificate of Designation.

                   1.3.6.3.2.4. Each Class D Preferred Share of the Initial Surviving Corporation outstanding immediately prior to the Effective Time (other than Dissenting Shares), shall remain outstanding as a Class D Preferred Share of the Surviving Corporation.

                   1.3.6.3.2.5. Each Class E Preferred Share of the Initial Surviving Corporation outstanding immediately prior to the Effective Time (other than Dissenting Shares), shall remain outstanding as a Class E Preferred Share of the Surviving Corporation.

    1.4.  SURRENDER AND PAYMENT.

        1.4.1. Prior to the Effective Time, Vodafone shall appoint ChaseMellon Shareholder Services, L.L.C. or, failing ChaseMellon Shareholder Services, L.L.C., another agent reasonably acceptable to AirTouch as exchange agent (the "EXCHANGE AGENT") for the purpose of exchanging Certificates for Vodafone Depositary Shares and the Cash Consideration. Promptly after the Effective Time, the Surviving Corporation will send, or will cause the Exchange Agent to send, to each holder of record as of the Effective Time of AirTouch Common Shares (other than holders of Excluded AirTouch Shares and Dissenting Shares), a letter of transmittal, in such form as AirTouch and Vodafone may reasonably agree, for use in effecting delivery of AirTouch Common Shares to the Exchange Agent. AirTouch shall act as agent for each holder of record as of the Effective Time of AirTouch Common Shares (other than Excluded AirTouch Shares and Dissenting Shares) (each, a "RECORD HOLDER") and shall enter into an agreement (the "NOMINEE AGREEMENT") with Vodafone and Boston EquiServe Limited Partnership. Vodafone shall issue the Vodafone Ordinary Shares referred to in Section 1.3.4. in registered form to Boston EquiServe Limited Partnership or its nominee (the "NOMINEE"), as nominee and agent for and on behalf of the Record Holders for the issuance of Vodafone Depositary Shares in accordance with this Article I, subject to the terms and conditions of this Agreement and the Nominee Agreement. If the Redenomination shall take effect immediately prior to the Effective Time, then, unless the directors of Vodafone shall determine not to issue Bearer Shares (as defined below), the Nominee shall, as agent for the Record Holders, instruct Vodafone to, and Vodafone shall, strike the name of the Nominee from the Vodafone Shareholders' register, create share warrants to bearer ("BEARER SHARES") in respect of such Vodafone Ordinary Shares and deliver the Bearer Shares to the Nominee, as agent as aforesaid. Regardless of whether the Redenomination takes effect and the Bearer Shares are delivered to the Nominee, the Vodafone Ordinary Shares in registered form or the Bearer Shares, as the case may be, held by the Nominee shall be deposited by the Nominee or on its behalf with the Depositary (or as it may direct) as and when required for the issuance of Vodafone Depositary Shares in accordance with this Article I. To the extent required, the Exchange Agent will requisition from the Depositary, from time to time, such number of Vodafone Depositary Shares, in such denominations as the Exchange Agent shall specify, as are issuable in respect of AirTouch Common Shares properly delivered to the Exchange Agent. Vodafone shall from time to time deposit or cause to be deposited cash in an amount sufficient to provide the Exchange Agent with the cash to fund the payments to be paid by Vodafone required by Section 1.4.2.

        1.4.2. Each holder of any AirTouch Common Shares that have been converted into a right to receive the consideration set forth in Section
    1.3.2. shall, upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed letter of transmittal covering the AirTouch Common Shares represented by such Certificate or Certificates, without further action, be entitled to receive (i) the number of whole Vodafone Depositary Shares included in the Merger Consideration in respect of such AirTouch Common Shares, and (ii) a check in the amount (after giving effect to any required tax withholdings) of (A) the Cash Consideration that such holder has the right to receive pursuant to Section 1.3.2., plus (B) any cash in lieu of fractional shares to be paid pursuant to Section 1.6., plus (C) any cash dividends or other distributions that such holder has the right to receive pursuant to Section 1.4.6. Until so surrendered, each such Certificate shall after the Effective Time represent for all purposes only the right to receive the number of whole Vodafone Depositary Shares included in the Merger Consideration and the applicable amounts of cash provided in the foregoing clause (ii).

        1.4.3. If any Vodafone Depositary Shares are to be issued to a person other than the registered holder of the AirTouch Common Shares represented by a Certificate or Certificates surrendered with respect thereto, it shall be a condition to such issue that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issue shall pay to the Exchange Agent any transfer or other taxes required as a result of such issue to a person other than the registered holder of such AirTouch Common Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        1.4.4. After the close of the stock transfer books of AirTouch on the day prior to the Effective Time, there shall be no further registration of transfers of AirTouch Common Shares that were outstanding prior to the Effective Time. After the Effective Time, Certificates presented to the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article I.

        1.4.5. Any Vodafone Ordinary Shares issued and delivered in respect of AirTouch Common Shares pursuant to this Article I, any cash entitled to be received therefor pursuant to Section 1.3.2., and any cash in lieu of fractional interests in Vodafone Depositary Shares to be paid pursuant to
    Section 1.6., plus any cash dividend or other distribution that such holder has the right to receive pursuant to Section 1.4.6., that remains unclaimed by any holder of AirTouch Common Shares six months after the Effective Time shall be held by the Exchange Agent (or a successor agent appointed by Vodafone) or shall be delivered to the Depositary upon the instruction of Vodafone and held by the Depositary, in either case subject to the instruction of Vodafone in an account or accounts designated for such purpose. Vodafone shall not be liable to any holder of AirTouch Common Shares for any securities delivered or any amount paid by the Depositary, the Exchange Agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property laws. Any cash remaining unclaimed by holders of AirTouch Common Shares three years after the Effective Time (or such earlier date immediately prior to such time as such cash would otherwise escheat to or become property of any governmental entity or as is otherwise provided by applicable Law (as defined in Section 2.1.4.2.)) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation or Vodafone, as Vodafone may determine.

        1.4.6. No dividends or other distributions with respect to securities of Vodafone issuable with respect to AirTouch Common Shares shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Subject to the effect of applicable Law, upon such surrender, there shall be issued and/or paid to the holder of the Vodafone Depositary Shares issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions payable with respect to such Vodafone Depositary Shares with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such Vodafone Depositary Shares with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of Vodafone Depositary Shares, all Vodafone Depositary Shares to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

    1.5.  AIRTOUCH STOCK OPTIONS.

        1.5.1. At the Effective Time, all stock options to purchase AirTouch Common Shares (each, an "AIRTOUCH STOCK OPTION") and tandem stock appreciation rights ("TANDEM SARS"), whether vested or unvested, which are then outstanding and unexercised shall cease to represent a right to acquire AirTouch Common Shares and shall be converted automatically into options to purchase, and tandem stock appreciation rights with respect to, Vodafone Ordinary Shares, and Vodafone shall assume each such AirTouch Stock Option and Tandem SAR, subject to the terms of the relevant AirTouch Stock Plan (as defined in Section 2.1.2.1.) under which it was issued and the agreement evidencing the grant thereof; provided, however, that from and after the Effective Time, (i) the number of Vodafone Ordinary Shares purchasable upon exercise of each such AirTouch Stock Option or subject to a Tandem SAR shall be equal to the number of AirTouch Common Shares that were purchasable under such AirTouch Stock Option or subject to such Tandem SAR immediately prior to the Effective Time multiplied by the Exchange Ratio, subject to adjustment as provided in Section 1.3.5., and rounding down to the nearest whole Vodafone Ordinary Share (or, if issued in the form of Vodafone Depositary Shares, the nearest whole Vodafone Depositary Share), and (ii) the per Vodafone Ordinary Share exercise price under each such AirTouch Stock Option or Tandem SAR shall be obtained by dividing (A) the per share exercise price of each such AirTouch Stock Option or Tandem SAR less the per share Cash Consideration or AirTouch Cash Payment, as the case may be, by
    (B) the Exchange Ratio, subject to adjustment as provided in Section 1.3.5., and rounding down to the nearest cent. Vodafone Ordinary Shares to be issued upon the exercise of AirTouch Stock Options or Tandem SARs shall, at the election of the holders of such AirTouch Stock Options or Tandem SARs, be delivered in the form of Vodafone Depositary Shares evidenced by Vodafone ADRs. Notwithstanding the foregoing, the number of Vodafone Ordinary Shares and the per Vodafone Ordinary Share exercise price of each AirTouch Stock Option which is intended to be an "INCENTIVE STOCK OPTION" (as defined in Section 422 of the U.S. Code) shall be adjusted in accordance with the requirements of Section 424 of the U.S. Code. At or prior to the Effective Time, AirTouch shall make all necessary arrangements with respect to the AirTouch Stock Plans to permit the assumption by Vodafone of any unexercised AirTouch Stock Options and Tandem SARs.

        1.5.2. Prior to the Effective Time, Vodafone shall make available for issuance in accordance with Section 1.4.1. the number of Vodafone Ordinary Shares necessary to satisfy Vodafone's obligations under Section 1.5.1. and
    1.5.3. As soon as practicable after the Effective Time, Vodafone shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Vodafone Ordinary Shares and the Vodafone Depositary Shares issued pursuant to Section 1.5.1. or Section 1.5.3., and shall use its best reasonable efforts to cause such registration statement to become and remain effective and maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "BLUE SKY" laws, for so long as such options or other awards remain outstanding.

        1.5.3. At the Effective Time, each other right with respect to the AirTouch Common Shares (an "AIRTOUCH AWARD"), whether vested or unvested, shall be deemed to constitute a right to receive or acquire, on the same terms and conditions as were applicable under the AirTouch Award, the same number of Vodafone Ordinary Shares as the holder of such AirTouch Award would have been entitled to receive pursuant to the Merger had such holder received such AirTouch Award in full immediately prior to the Effective Time (rounded to the nearest whole number), in each case, as appropriately adjusted to reflect the payment of the Cash Consideration or the AirTouch Cash Payment, as the case may be. Effective at the Effective Time, Vodafone shall assume each AirTouch Award in accordance with the terms of the relevant AirTouch Stock Plan under which it was issued and the award agreement by which it was evidenced. At or prior to the Effective Time, Vodafone shall take all corporate action necessary to reserve for issuance a sufficient number of Vodafone Ordinary Shares with respect to the AirTouch Awards assumed by it in accordance with this Section 1.5.3.

    1.6. FRACTIONAL VODAFONE DEPOSITARY SHARES. No fraction of a Vodafone Depositary Share will be issued, but in lieu thereof each holder of AirTouch Common Shares otherwise entitled to receive a fraction of a Vodafone Depositary Share will be entitled to receive in accordance with the provisions of this
Section 1.6. from the Exchange Agent a cash payment in lieu of such fraction of a Vodafone Depositary Share representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Vodafone Depositary Shares which would otherwise be issued ("EXCESS SHARES"). The sale of the Excess Shares by the Exchange Agent shall be executed on the New York Stock Exchange, Inc. (the "NYSE") through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of AirTouch Common Shares, the Exchange Agent will hold such proceeds in trust for the holders of AirTouch Common Shares (the "COMMON SHARES TRUST"). Vodafone shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of AirTouch Common Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional Vodafone Depositary Share interest to which such holder of AirTouch Common Shares is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of AirTouch Common Shares are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of AirTouch Common Shares in lieu of any fractional Vodafone Depositary Share interests, the Exchange Agent shall make available such amounts to such holders of AirTouch Common Shares without interest.

    1.7.  THE SURVIVING CORPORATION.

        1.7.1. The certificate of incorporation of AirTouch in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

        1.7.2. The bylaws of AirTouch in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

        1.7.3. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Surviving Corporation shall comprise six directors, three selected by the current Chief Executive Officer of Vodafone and three selected by the current Chief Executive Officer of AirTouch, and (ii) such officers as are mutually agreed by Vodafone and AirTouch prior to the Effective Time shall be the officers of the Surviving Corporation.

    1.8. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by such Person (as defined in Section 2.1.1.) of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any cash payable in lieu of fractional Vodafone Depositary Shares and any unpaid dividends or other distributions deliverable pursuant to Section 1.4.6. in respect of the AirTouch Common Shares represented by such Certificate pursuant to this Agreement.

    1.9.  RESERVATION OF RIGHT TO REVISE TRANSACTION.  Without prejudice to
Section 1.3.2., in the event of any change in law in relation to stamp duty or stamp duty reserve tax which materially increases the costs of the issuance or creation of the Vodafone Ordinary Shares or the Vodafone Depositary Shares issued or created as part of the Stock Consideration or in respect of the conversion of any AirTouch Stock Options pursuant to Section 1.5., Vodafone shall, subject as provided below, be entitled to change its domicile to a jurisdiction other than the U.K. Such change may be effected in such manner as Vodafone considers appropriate, including by the imposition of a new holding company which acquires all of the outstanding and issued shares in Vodafone in exchange for its own shares and is then substituted for Vodafone for the purposes of this Agreement. For this purpose Vodafone may seek such approvals from, and propose such resolutions to, its shareholders (and if applicable the courts) as may be necessary to effect such change; provided always that, save with the consent of AirTouch, no such change of domicile may be undertaken if the effect would be likely to increase any liability for taxation on AirTouch or its stockholders or holders of AirTouch Stock Options, Tandem SARs or AirTouch Awards from that which would apply if no such change of domicile were to occur.

    1.10. DISSENTING SHARES. (a) AirTouch Common Shares (unless no Cash Consideration is paid hereunder) and shares of Class D Preferred Shares and Class E Preferred Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such shares in favor of the Merger, who shall have delivered a written demand for appraisal of such shares in the manner provided by the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal ("DISSENTING SHARES") shall be entitled to such rights (but only such rights) as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such Shares or lost his right to appraisal and payment for his Shares under Section 262 of DGCL or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder shall forfeit the right to appraisal of such Dissenting Shares and each such Dissenting Share shall, in the case of AirTouch Common Shares, be converted and exchanged pursuant to Section 1.3.2., or in the case of Class D or Class E Preferred Shares, remain outstanding in accordance with Sections
1.3.6.3.2.4. and 1.3.6.3.2.5., respectively. AirTouch shall give Vodafone prompt notice of any demands received by AirTouch for appraisal of AirTouch Common Shares, shares of Class D Preferred Shares and Class E

Preferred Shares and Vodafone shall have the right to conduct all negotiations and proceedings with respect to such demands.

    (b) Any and all amounts paid by AirTouch to holders of Dissenting Shares shall be paid by AirTouch solely out of its own cash on hand or out of its own borrowings. In no event shall Vodafone or its Affiliates (as defined in Section 2.1.1.) provide directly or indirectly any funds to AirTouch in respect of payments of holders of Dissenting Shares or the repayment of any such borrowings.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

    2.1. REPRESENTATIONS AND WARRANTIES OF AIRTOUCH AND VODAFONE. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof and signed by an authorized officer, delivered by AirTouch to Vodafone or by Vodafone to AirTouch (each a "DISCLOSURE LETTER," and the "AIRTOUCH DISCLOSURE LETTER" and the "VODAFONE DISCLOSURE LETTER," respectively), as the case may be, or as disclosed in the AirTouch Reports (as defined in Section 2.1.5.1.) or the Vodafone Reports (as defined in Section 2.1.5.2.) publicly available prior to the date hereof, AirTouch (except for subparagraphs 2.1.2.2, 2.1.3.2, 2.1.5.2, 2.1.9(ii), 2.1.10.2, 2.1.11 and
2.1.14.2 below and references in paragraph 2.1.1 below to documents made available by Vodafone to AirTouch) hereby represents and warrants to Vodafone, and Vodafone (except for subparagraphs 2.1.2.1, 2.1.3.1, 2.1.5.1, 2.1.8, 2.1.9(i), 2.1.10.1, 2.1.14.1 and 2.1.16 below and references in paragraph 2.1.1 below to documents made available by AirTouch to Vodafone), hereby represents and warrants to AirTouch, that:

        2.1.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of it and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority, and has been duly authorized by all necessary approvals and orders, to own, operate and lease its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing in each jurisdiction where the ownership, operation or leasing of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) on it. AirTouch has made available to Vodafone complete and correct copies of its certificate of incorporation and by-laws, and Vodafone has made available to AirTouch complete and correct copies of its memorandum and articles of association, in all cases as amended to date. Such certificate of incorporation and by-laws or memorandum and articles of association, as the case may be, as so made available are in full force and effect.

        As used in this Agreement, the term (i) "SUBSIDIARY" means, with respect to AirTouch, any entity, whether incorporated or unincorporated, in which AirTouch owns, directly or indirectly, more than fifty percent of the securities or other ownership interests having by their terms ordinary voting power to elect more than fifty percent of the directors or other persons performing similar functions, or the management and policies of which AirTouch otherwise has the power to control, and, with respect to Vodafone, any body corporate which is a subsidiary or subsidiary undertaking, in each case within the meaning of the Companies Act of 1985 of the United Kingdom, as amended (the "COMPANIES ACT"), (ii) "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the financial condition, properties, business, or results of operations of such Person and its Subsidiaries taken as a whole, PROVIDED, THAT, all references to Material Adverse Effect on Vodafone or its Subsidiaries or to AirTouch and its Subsidiaries in this Article II or in Article III shall be deemed to refer solely to Vodafone and its Subsidiaries and AirTouch and its Subsidiaries, respectively, without giving effect to Vodafone's ownership of

    AirTouch and its Subsidiaries after the Effective Time, (iii) "PERSON" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in paragraph 2.1.4.1 (Governmental Filings; No Violations)) or other entity of any kind or nature, and (iv) "AFFILIATE" has the meaning specified in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

        2.1.2.  CAPITAL STRUCTURE.

           2.1.2.1. The authorized capital stock of AirTouch consists of 1,100,000,000 AirTouch Common Shares, of which 572,391,167 AirTouch Common Shares were issued and outstanding as of the close of business on December 31, 1998 and 4,373,383 shares were held in the treasury of AirTouch, and 60,000,000 shares of preferred stock, par value $.01 per share ( "AIRTOUCH PREFERRED SHARES"). Of such authorized AirTouch Preferred Shares, (i) 7,000,000 shares have been designated as the Series A Participating Preferred Stock, of which no shares are outstanding as of the date hereof but of which all have been reserved for issuance pursuant to the Rights Agreement, dated as of September 19, 1994 and as amended to the date hereof, between AirTouch and The Bank of New York, as rights agent (the "RIGHTS AGREEMENT"); (ii) 19,000,000 shares have been designated as Class B Preferred Shares, of which 17,197,235 shares were outstanding as of December 31, 1998, (iii) 13,000,000 shares have been designated as Class C Preferred Shares, of which 11,044,765 shares are outstanding as of December 31, 1998, (iv) 825,000 shares have been designated as Class D Preferred Shares, all of which shares are outstanding as of the date hereof and (v) 825,000 shares have been designated as Class E Preferred Shares, all of which shares are outstanding as of the date hereof. In addition, since December 31, 1998 through the date hereof, AirTouch has issued no AirTouch Common Shares other than pursuant to previously outstanding options or convertible securities. All of the outstanding AirTouch Common Shares and AirTouch Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable. Other than as set forth above, AirTouch has no AirTouch Common Shares or AirTouch Preferred Shares reserved for or otherwise subject to issuance, except that (i) as of the close of business on December 31, 1998, there were 37,800,157 AirTouch Common Shares subject to issuance pursuant to AirTouch Stock Options outstanding under the plans of AirTouch identified in subparagraph 2.1.2.1 of the AirTouch Disclosure Letter as being the only compensation or benefit plans or agreements pursuant to which AirTouch Common Shares may be issued (the "AIRTOUCH STOCK PLANS") and (ii) since December 31, 1998, through the date hereof, AirTouch has granted AirTouch Stock Options with respect to 1,897 AirTouch Common Shares. As of the date hereof, there are no more than 639,284,923 AirTouch Common Shares outstanding on a fully diluted basis. Each of the outstanding shares of capital stock or other ownership interests of each of AirTouch's Subsidiaries that constitutes a "SIGNIFICANT SUBSIDIARY" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act) is duly authorized, validly issued, fully paid and nonassessable and owned by AirTouch or a direct or indirect wholly owned subsidiary of AirTouch, in each case free and clear of any lien, pledge, mortgage, security interest, claim, charge or other encumbrance ("ENCUMBRANCE"). Except as set forth above or as contemplated by this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate AirTouch or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of AirTouch or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from AirTouch or any of its Subsidiaries, any securities of AirTouch or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as set forth above or as contemplated by this Agreement, AirTouch does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of AirTouch on any matter.

           2.1.2.2. The authorized share capital of Vodafone is L200,000,000 divided into 4,000,000,000 ordinary shares of nominal value 5p each. As of the close of business on January 13, 1999, the allotted share capital of Vodafone consisted of 3,094,601,095 Vodafone Ordinary Shares. All of the outstanding Vodafone Ordinary Shares have been, and the Vodafone Ordinary Shares to be issued as Merger Consideration shall be, duly authorized and validly issued and are or will be, as the case may be, fully paid or credited as fully paid. Vodafone has no Vodafone Ordinary Shares reserved for or otherwise subject to issuance. Of the Vodafone Ordinary Shares described in the first sentence of this paragraph, as of the close of business on January 13, 1999, there were 2,230,470 Vodafone Ordinary Shares held by trusts operated by Vodafone Group Share Trustee Limited for the Qualifying Share Ownership Trust and Orbis Pension Trustees Limited for the Long Term Incentive Plan in relation to certain of the share option schemes identified in subparagraph 2.1.2.2 of the Vodafone Disclosure Letter as being the only compensation or benefit plans or agreements pursuant to which Vodafone Ordinary Shares may be issued (the "OPTION SCHEMES"). Each of the outstanding shares of capital stock or other ownership interests of each of Vodafone's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Vodafone or a direct or indirect wholly owned Subsidiary of Vodafone, in each case free and clear of any Encumbrance. Except as set forth above or as contemplated by this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate Vodafone or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of Vodafone or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from Vodafone or any of its Subsidiaries, any securities of Vodafone or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Vodafone does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Vodafone on any matter.

           2.1.3.  CORPORATE AUTHORITY; APPROVAL AND FAIRNESS.

               2.1.3.1. AirTouch has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby (including, without limitation, the Initial Merger), subject only to the adoption of this Agreement and the Initial Merger by the vote of the holders of a majority of the outstanding stock entitled to vote at the AirTouch Shareholders Meeting (as defined in Section
           3.4. (Shareholders Meetings)) (the "AIRTOUCH REQUISITE VOTE"). The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of AirTouch and, assuming the due authorization, execution and delivery of this Agreement by Vodafone and Merger Sub, this Agreement constitutes a valid and binding agreement of AirTouch enforceable against AirTouch in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION"). The Board of Directors of AirTouch has (A) unanimously approved this Agreement, the Merger and the other transactions contemplated hereby and declared their advisability and (B) has received the opinion of its financial advisor, Morgan Stanley & Co. Incorporated, to the effect that, as of the date of this Agreement, the Merger Consideration, together with the AirTouch Cash Payment, if any, is fair to the holders of AirTouch Common Shares from a financial point of view.

               2.1.3.2. Vodafone has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby, subject only to the approval of (i) the resolution set forth in clause (i) of the third sentence of Section 3.4. (the "VODAFONE REQUISITE RESOLUTION") by, on a show of hands, not less than a majority of the holders of the outstanding Vodafone Ordinary Shares present in person or, on a poll, by the holders of not less than a majority of the votes attaching to the Vodafone Ordinary Shares who vote in person or by proxy at the Vodafone Shareholders Meeting (as defined in Section 3.4. (Shareholders Meetings)) (the "VODAFONE REQUISITE VOTE") and (ii) the resolutions set forth in clauses (ii),
           (iii), (iv), (v) and (vi) of the third sentence of Section 3.4. (the "VODAFONE SUPPLEMENTAL RESOLUTIONS") by not less than three-fourths (or, in the case of such clauses (iii) and (v), a majority) of the persons voting on a show of hands or, on a poll, of the votes attaching to the Vodafone Ordinary Shares who vote in person or by proxy, at the Vodafone Shareholders Meeting (the "VODAFONE SUPPLEMENTAL VOTE"). The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of Vodafone, and, assuming the due authorization, execution and delivery of this Agreement by AirTouch, this Agreement constitutes a valid and binding agreement of Vodafone, enforceable against Vodafone in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Board of Directors of Vodafone has (A) unanimously approved this Agreement, the Merger and the other transactions contemplated hereby and (B) received the opinion of its financial advisor, Goldman Sachs International, to the effect that, as of the date of this Agreement, the Merger Consideration, together with the AirTouch Cash Payment, if any, is fair, from a financial point of view, to Vodafone.

           2.1.4.  GOVERNMENTAL FILINGS; NO VIOLATIONS.

               2.1.4.1. Other than the necessary filings, permits, authorizations, notices, approvals, confirmations, consents, declarations and/or decisions (A) pursuant to Sections 1.2.2. and 3.3.1., (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Exchange Act, the Securities Act and the Exon-Florio provisions of the Omnibus Trade and Competitiveness Act of 1988 ("EXON-FLORIO"), (C) to comply with the rules and regulations of the NYSE or the London Stock Exchange Limited (the "LSE") or any other stock exchanges on which securities of Vodafone, AirTouch or any of its respective Subsidiaries are listed, (D) with or from the European Commission, in accordance with
           Article 6(1)(b), 8(2) or 10(6) of Council Regulation (EEC) No 4064/89 as amended (the "REGULATION"), (E) with or from any national authority within the European Community to whom the Merger (or any part of it) is referred pursuant to Article 9 (3) of the Regulation,
           (F) from H.M. Treasury pursuant to section 765 of the Income and Corporation Taxes Act 1988 (or the confirmation from H.M. Treasury or the Inland Revenue that no such consent is required to the transactions contemplated by this Agreement) and (G) as may be required by laws, orders, regulations, practices and rules of the United States Federal Communications Commission (the "FCC") and state public utilities or public service commissions ("PUC"), the U.K. Office of Telecommunications ("OFTEL") and foreign communications regulatory agencies, state or foreign antitrust authorities, foreign investment regulatory bodies or similar state, local or foreign regulatory bodies (such filings, permits, authorizations, notices, approvals, confirmations, consents, declarations and/or decisions to be made, given or obtained by AirTouch being the "AIRTOUCH REQUIRED CONSENTS" and by Vodafone being the "VODAFONE REQUIRED CONSENTS"), no filings, notices, declarations and/or decisions are required to be made by it with, nor are any permits, authorizations, approvals or other confirmations or consents required to be obtained by it from, any governmental or regulatory (including stock exchange) authority, agency, court, commission, body or other governmental entity (including the U.K. Panel on Takeovers and Mergers (the "TAKEOVER PANEL")) ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery by it of this Agreement and the consummation by it of the Merger and the other transactions contemplated hereby, except those the failure of which to make, give or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the Merger and the other transactions contemplated by this Agreement.

               2.1.4.2. The execution, delivery and performance of this Agreement by it do not, and the consummation by it of the Merger and the other transactions contemplated hereby (including, in the case of Vodafone, the issue of Vodafone Ordinary Shares, including the Bearer Shares, if any, the delivery by Vodafone of Vodafone Ordinary Shares to the Nominee and the deposit of Vodafone Ordinary Shares by the Nominee with the Depositary against issuance of Vodafone Depositary Shares in accordance with the Deposit Agreement) will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, in the case of AirTouch, or memorandum or articles of association, in the case of Vodafone, or the comparable governing instruments of any of the Significant Subsidiaries of AirTouch and Vodafone (in each case as amended from time to time), (B) subject to making, giving or obtaining all necessary filings, permits, authorizations, notices, approvals, confirmations, consents, declarations and/or decisions described in subparagraph 2.1.4.1 and all other necessary third-party consents as set forth in subparagraph 2.1.4.2 of its Disclosure Letter, a breach or violation of, a default under, or the acceleration of any obligations or rights of third Parties or the creation of an Encumbrance on the assets of it or any of its Subsidiaries or of any partnership, joint venture or similar entity in which it owns an interest and which holds Communications Licenses (as defined in Section 2.1.13.) or holds assets used to provide communications services, including, without limitation, wireless communication services (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation ("CONTRACTS") binding upon it or any of its Subsidiaries or any law, ordinance, regulation, judgment, order, decree, arbitration, award, license or permit of any Governmental Entity ("LAW") or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject, or (C) any other change in the rights or obligations of either Party under any of its Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the Merger and the other transactions contemplated by this Agreement.

           2.1.5.  REPORTS; FINANCIAL STATEMENTS.

               2.1.5.1. AirTouch has made available to Vodafone copies of each registration statement, report, proxy statement or information statement prepared by it or its Subsidiaries and filed with the SEC since December 31, 1997 (December 31, 1997 being the "AIRTOUCH AUDIT DATE"), including AirTouch's Annual Report on Form 10-K for the year ended December 31, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such registration statement, report, proxy statement or information statement filed with the SEC subsequent to the date hereof, the "AIRTOUCH REPORTS"). As of their respective dates, the AirTouch Reports (i) complied in all material respects with, and any AirTouch Reports filed subsequent to the date hereof will comply in all material respects with, any applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder and (ii) did not, and any AirTouch Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of AirTouch and its Subsidiaries included in or incorporated by reference into the AirTouch Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of AirTouch and its Subsidiaries as of its date, and each of the related consolidated statements of income, stockholders' equity and cash flows included in or incorporated by reference into the AirTouch Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated results of operations, retained earnings and cash flows, as the case may be, of AirTouch and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied during the periods involved except as may be noted therein.

               2.1.5.2. Vodafone has made available to AirTouch copies of (A) each registration statement, report or annual report prepared by it or its Subsidiaries and filed with the SEC since March 31, 1998 (the "VODAFONE AUDIT DATE," with the Vodafone Audit Date and the AirTouch Audit Date each being referred to herein as the relevant Party's "AUDIT DATE"), including Vodafone's Annual Report on Form 20-F for the year ended March 31, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC and each biannual report distributed by Vodafone to its shareholders (collectively, including any such registration statement, report or annual report filed with the SEC or, in the case of biannual reports, distributed to Vodafone shareholders subsequent to the date hereof, the "VODAFONE REPORTS"); and (B) all circulars, reports and other documents distributed by Vodafone to its shareholders since its Audit Date. None of Vodafone's Subsidiaries is required to file any form, report or other document with the SEC. As of their respective dates, the Vodafone Reports (i) complied in all material respects with, and any Vodafone Reports filed, distributed or delivered subsequent to the date hereof will comply in all material respects with, any applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder and
           (ii) did not, and any Vodafone Report filed, distributed or delivered subsequent to the date hereof will not (and all circulars, reports and other documents referred to in clause (B) of the preceding sentence did not, and such materials circulated subsequent to the date hereof will not), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Vodafone and its Subsidiaries included in or incorporated by reference into the Vodafone Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of Vodafone and its Subsidiaries as of its date, and each of the related consolidated profit and loss accounts, statements of cash flows and statements of total recognized gains and losses and movements in equity shareholders' funds included in or incorporated by reference into the Vodafone Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated profits and losses, cash flows and shareholders' equity of Vodafone and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with accounting methods under generally accepted accounting principles in the United Kingdom ("U.K. GAAP") consistently applied during the periods involved except as may be noted therein. The related notes reconciling to U.S. GAAP such consolidated balance sheet, consolidated profits and loss accounts, statements of cash flows and statements of total recognized gains and losses and movements in equity shareholders' funds comply and will comply in all material respects with the requirements of the SEC applicable to such reconciliation. The AirTouch Reports and the Vodafone Reports are collectively referred to herein as the "REPORTS."

           2.1.6. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Reports filed prior to the date hereof, or as expressly contemplated by this Agreement, since its respective Audit Date it and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses, and there has not been (i) any change in the financial condition, properties, business or results of operations of it and its Subsidiaries except those changes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on it; (ii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of its capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iii) any split in its capital stock, combination, recapitalization, redenomination of share capital (other than the Redenomination) or other similar transaction or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as expressly contemplated hereby; or (iv) any change by it in accounting principles, practices or methods except as required by changes in U.S. GAAP or U.K. GAAP, as the case may be. Since its respective Audit Date, except as provided for herein or as disclosed in the Reports filed prior to the date hereof, there has not been any material increase in the compensation payable or that could become payable by it or any of its Subsidiaries to officers or key employees or any amendment of any of its compensation or benefit plans or agreements other than increases or amendments in the ordinary course or as contemplated by this Agreement.

           2.1.7. LITIGATION AND LIABILITIES. Except as disclosed in the Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations, complaints or proceedings pending or, to the knowledge of, in the case of AirTouch, its executive officers (as defined in the Exchange Act) ("AIRTOUCH OFFICERS"), and, in the case of Vodafone, its executive directors ("VODAFONE EXECUTIVE DIRECTORS"), threatened against it or any of its Subsidiaries (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which, in the case of AirTouch, the AirTouch Officers, and, in the case of Vodafone, the Vodafone Executive Directors, have knowledge that would reasonably be expected to result in any claims against, or obligations or liabilities of, it or any of its Subsidiaries, except, in each case, for those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the Merger and the other transactions contemplated by this Agreement.

           2.1.8. TAKEOVER STATUTES. The board of directors of AirTouch has taken or will take all appropriate and necessary action such that Vodafone will not be prohibited from entering into a "business combination" with AirTouch as an "interested stockholder" (in each case as such term is used in Section 203 of the DGCL) as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation, including such business combination provisions of the DGCL (each, a "TAKEOVER STATUTE"), and no anti-takeover provision in the certificate of incorporation or by-laws of AirTouch is, or at the Effective Time will be, applicable to the Merger or any of the other transactions contemplated by this Agreement.

           2.1.9. BROKERS AND FINDERS. Neither it nor any of its Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the execution and delivery of this Agreement, the Merger or the other transactions contemplated by this Agreement, except that (i) AirTouch has retained Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed to Vodafone prior to the date hereof, and (ii) Vodafone has employed Goldman Sachs International as its financial advisor, the arrangements with which have been disclosed to AirTouch prior to the date hereof.

           2.1.10.  OWNERSHIP OF OTHER PARTY'S COMMON STOCK.

               2.1.10.1. Neither AirTouch nor any of its Subsidiaries "beneficially owns" (as such term is defined in Rule 13d-3 under the Exchange Act) any Vodafone Ordinary Shares or Vodafone Depositary Shares.

               2.1.10.2. Neither Vodafone nor any of its Subsidiaries "beneficially owns" (as such term is defined in Rule 13d-3 under the Exchange Act) any AirTouch Common Shares.

               2.1.11. MERGER SUB'S OPERATIONS. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transactions contemplated hereby or (iii) incurred any liabilities other than in connection with the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by AirTouch, this Agreement constitutes a valid and binding agreement of Merger Sub enforceable against Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. Vodafone, as Merger Sub's sole stockholder, has approved Merger Sub's execution of this Agreement.

               2.1.12. ASSETS. Each of it and its Subsidiaries has, and immediately after the Effective Time will have, good and valid title to its properties and assets, and valid and subsisting leasehold interests in all properties or assets of which it is lessee or licensee, in each case free and clear of any Encumbrances, except for such defects and Encumbrances which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on it.

               2.1.13. LICENSES. Each of it, its Subsidiaries and, to the knowledge of the AirTouch Officers, in the case of AirTouch, or the Vodafone Executive Directors, in the case of Vodafone, its Affiliates has all material permits, licenses, certificates, waivers or authorizations ("LICENSES") from all Governmental Entities having jurisdiction over any part of its business necessary for the conduct of any of its activities, including, without limitation, licenses and authorizations from the FCC and certificates of public convenience and necessity from PUCs and OFTEL ("COMMUNICATIONS LICENSES") and all such material Licenses are valid and in full force and effect, except for any such Licenses the failure of which to have or to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither it nor any of its Subsidiaries has made any untrue statement of material fact, nor has it omitted to disclose any material fact, to any Governmental Entity nor has it or any of its Subsidiaries taken or failed to take any action which misstatements, omissions, actions or failures to act, individually or in the aggregate, would subject or could reasonably be expected to subject any of the material Licenses held by it or any of its Subsidiaries to revocation or failure to renew or to the imposition of material conditions on any of such Licenses or the renewal thereof; and to the knowledge of the AirTouch Officers, in the case of AirTouch, or the Vodafone Executive Directors, in the case of Vodafone no event has occurred or other fact exists with respect to any of the material Licenses held by it or any of its Subsidiaries which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any of the material Licenses. There is no pending, or to the knowledge of, in the case of AirTouch, the AirTouch Officers, or, in the case of Vodafone, the Vodafone Executive Directors, threatened, application, complaint, petition, objection or other pleading with the FCC, OFTEL or other Governmental Entity which challenges or questions the validity of, or any rights of the holders under, any License held by AirTouch or any of its Subsidiaries or Vodafone or any of its Subsidiaries, as applicable, except for such applications, complaints, petitions, objections or other pleadings, that, individually or in the aggregate, have not had and would not reasonably be expected to have (taking into account both the likelihood of success and the likely relief) a Material Adverse Effect. It has no reason to believe that any such material License held by it or any of its Subsidiaries is not likely to be renewed in the ordinary course and without new material conditions or, in the case of such material U.S. Licenses, that the holder of any such License would not be entitled to a renewal expectancy as such term is defined in 47 C.F.R. section 22.941 or any successor provisions and associated FCC policies.

           2.1.14.  INTELLECTUAL PROPERTY.

               2.1.14.1. AirTouch owns the entire right, title and interest in and to or has the right to use (pursuant to valid and defensible license arrangements), all Intellectual Property (as defined below) used or held for use in, or otherwise necessary for, the operation of its business as presently operated, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as provided in subparagraph 2.1.14 of the AirTouch Disclosure Letter, there are no pending, or to the knowledge of the AirTouch Officers, threatened proceedings or litigation or other adverse claims affecting or relating to any such Intellectual Property, nor, to the knowledge of the AirTouch Officers, any reasonable basis upon which a claim may be asserted by or against AirTouch for infringement of any such Intellectual Property that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AirTouch's business as presently operated. As used herein, "INTELLECTUAL PROPERTY" means all industrial and intellectual property rights, including proprietary technology, patents, patent applications, trademarks, trademark applications and registrations, servicemarks, servicemark applications and registrations, trade dress, copyrights, know-how, licenses, trade secrets, proprietary processes, formulae and customer lists.

               2.1.14.2. Vodafone owns the entire right, title and interest in and to or has the right to use (pursuant to valid and defensible license arrangements), all Intellectual Property used or held for use in, or otherwise necessary for, the operation of its business as presently operated, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as provided in subparagraph 2.1.14 of the Vodafone Disclosure Letter, there are no pending, or to the knowledge of the Vodafone Managing Directors, threatened proceedings or litigation or other adverse claims affecting or relating to any such Intellectual Property, nor, to the knowledge of the Vodafone Managing Directors, any reasonable basis upon which a claim may be asserted by or against Vodafone for infringement of any such Intellectual Property that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Vodafone's business as presently operated.

           2.1.15. YEAR 2000 COMPLIANCE. To the knowledge of the AirTouch Officers, in the case of AirTouch and its Subsidiaries and the Vodafone Executive Directors, in the case of Vodafone and its Subsidiaries, (i) it and its Subsidiaries have taken steps that are reasonable to ensure that the occurrence of the year 2000 will not materially and adversely affect its and its Subsidiaries' information and business systems, (ii) as of the date hereof, no material expenditures in excess of currently budgeted items will be required to cause such systems to operate properly following the change of the year 1999 to the year 2000 and (iii) there is no fact or circumstance that would lead one to reasonably conclude that it will be unable to resolve any issues with respect to its mission critical systems arising in connection with the change from the year 1999 to the year 2000 on a timely basis before the year 2000, except for such issues which, if not resolved, would not reasonably be likely to have a Material Adverse Effect on it.

           2.1.16. RIGHTS PLAN. AirTouch will take all necessary action with respect to all of the outstanding Rights so that, as of immediately prior to the Effective Time, (A) neither AirTouch nor Vodafone will have any obligations under the Rights or the Rights Agreement and (B) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

           2.1.17. JOINT VENTURES. Set forth in subparagraph 2.1.17 of its Disclosure Letter is a list as of the date hereof of all material organizational documents, shareholder, partnership, membership, voting or joint venture agreements and agreements relating to existing restrictions on the transfer of investments to which it or its Subsidiaries is a party in connection with joint ventures in which the greater of the fair market value or book value of its or its Subsidiaries' investment in such joint venture exceeds $200 million ("JOINT VENTURE AGREEMENTS"). All of its Joint Venture Agreements are, with respect to it and its Subsidiaries, valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on it. Neither it nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any of its Joint Venture Agreements, except in each case for such as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on it; it being understood that no effect arising out of the execution, performance or consummation of this Agreement shall be deemed to have a Material Adverse Effect for purposes of this Section 2.1.17.

           2.1.18. TAX MATTERS. Neither it nor any of its Affiliates has taken or agreed to take any action that would, or failed to take any action the omission of which would, prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the U.S. Code.

                                  ARTICLE III
                                   COVENANTS

    3.1. INTERIM OPERATIONS. Each of AirTouch and Vodafone covenants and agrees as to itself and its Subsidiaries that, after the date hereof and until the Effective Time (unless the other Party shall otherwise approve in writing (such approval not to be unreasonably withheld) and except as otherwise expressly contemplated by or provided in this Agreement (including such Party's Disclosure Letter), or as required by applicable Law):

           3.1.1. the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and each of its Subsidiaries shall use its best reasonable efforts to preserve its business organization intact, maintain its Licenses in force and without the imposition of new material restrictions or conditions, and maintain its existing relations and goodwill with customers, suppliers, creditors, regulators, lessors, employees and business associates;

           3.1.2. it shall not (i) amend its certificate of incorporation or by-laws, in the case of AirTouch, or memorandum and articles of association, in the case of Vodafone; (ii) split, combine, subdivide or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock other than (A) in the case of AirTouch mandatory dividends payable on AirTouch Preferred Shares outstanding as of the date hereof and (B) in the case of Vodafone, regular biannual cash dividends, consistent with past practice and on record dates consistent with past practice, including periodic dividend increases consistent with past practice; or (iv) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire (except for repurchases, redemptions or acquisitions
       (A) required by the terms of its capital stock or securities outstanding on the date hereof, (B) required by or in connection with the respective terms as of the date hereof of, any AirTouch Stock Plans, in the case of AirTouch, or Option Schemes, in the case of Vodafone, or any dividend reinvestment plans or scrip dividend plans as in effect on the date hereof in the ordinary course of the operation of such plans, (C) in the case of Vodafone, required to effect the Redenomination or (D) in the case of AirTouch, at prices not higher than prevailing market prices), any shares of the capital stock of Vodafone or AirTouch, as the case may be, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

           3.1.3. neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind to acquire, the capital stock of Vodafone or AirTouch, as the case may be, of any class (other than (x) in the case of AirTouch, AirTouch Common Shares issuable pursuant to AirTouch Stock Options or rights outstanding on the date hereof under the AirTouch Stock Plans, (y) in the case of Vodafone, Vodafone Ordinary Shares issuable or transferable pursuant to options or rights outstanding on the date hereof under the Option Schemes, additional options or rights to acquire Vodafone Ordinary Shares granted under the terms of any Option Scheme as in effect on the date hereof in the ordinary course of the operation of such Option Scheme and Vodafone Ordinary Shares issuable or transferable pursuant to such options or rights so granted, and (z) other issuances of securities in connection with grants, awards or issuances of stock in connection with stock-based compensation made in accordance with paragraph 3.1.4 hereof or under scrip dividend plans as in effect as of the date hereof); (ii) incur or modify any significant indebtedness or other liability except in the ordinary and usual course of business or pursuant to financial plans previously communicated to the other Party, or for long-term indebtedness incurred in connection with the refinancing of existing indebtedness, without first consulting with the other Party; or
       (iii) make any decision or commitment with respect to a significant investment or divestment except in the ordinary and usual course of business or pursuant to financial plans previously communicated to the other Party without first consulting with the other Party;

           3.1.4. neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify any compensation or benefit plan or agreement or increase the salary, wage, bonus or other compensation of any directors, officers or employees except for grants or awards to directors, officers and employees of it or its Subsidiaries under existing compensation or benefit plans or agreements in the normal and usual course of business (which shall include normal periodic performance reviews) and related compensation and benefit increases, annual reestablishment of compensation or benefit plans or agreements and the provision of individual compensation or benefit plans or agreements for newly hired or appointed officers and employees and the adoption of compensation or benefit plans or agreements for employees of new Subsidiaries or except for actions necessary to satisfy existing contractual obligations under compensation or benefit plans or agreements existing as of the date hereof. Notwithstanding anything to the contrary contained herein, AirTouch shall not make any grants or awards of stock-based compensation prior to the Effective Time except for grants, awards or issuances in the normal and usual course of business consistent with past practice (i) as required by existing contractual obligations under compensation or benefit plans or agreements existing as of the date hereof, (ii) made to newly hired or appointed officers and employees, (iii) made in connection with the promotion to new positions or titles of existing officers and employees or (iv) pursuant to AirTouch's existing 401(k) plan or employee stock purchase plan, and provided that the aggregate number of shares of AirTouch Common Stock calculated on a fully-diluted basis immediately prior to the Effective Time shall not exceed an amount equal to the sum of the number of shares of AirTouch Common Stock calculated on a fully-diluted basis on the date of this Agreement plus 500,000. Any breach of the covenants contained in the immediately preceding sentence shall entitle Vodafone both to (x) injunctive relief and (y) damages determined without regard to any limitation as to materiality or a Material Adverse Effect hereunder payable by a downward adjustment in the Cash Consideration or AirTouch Cash Payment, as applicable. Notwithstanding anything to the contrary contained herein, AirTouch shall not grant any new awards under the AirTouch Gold program, and shall not make any payments prior to the Effective Time in respect of awards existing on the date hereof, except in each case, as required by existing contractual obligations as of the date hereof.

           3.1.5. It will use its best efforts to cause the Merger to constitute a reorganization under Section 368(a) of the U.S. Code. Vodafone shall deliver an Officer's Certificate substantially in the form of Exhibit 3.1.5.1 executed as of the Closing Date and AirTouch shall deliver an Officer's Certificate substantially in the form of Exhibit
       3.1.5.2 executed as of the Closing Date. The Parties hereto shall timely satisfy, or cause to be timely satisfied, all applicable tax reporting and filing requirements contained in the U.S. Code with respect to the transactions contemplated hereby, including, without limitation, the reporting requirements contained in United States Treasury Regulation
       Section 1.367(a)-3(c)(6).

           3.1.6. It shall cooperate with the other between the date hereof and the Closing Date, and shall use its reasonable efforts, to satisfy the test set forth in United States Treasury Regulation Section 1.367(a)-3(c)(1)(i) (the "50% TEST").

           3.1.7. It shall cooperate with the other between the date hereof and the Closing Date, and shall use its reasonable efforts, to obtain from the IRS prior to December 31, 1999 a private letter ruling (the "PRIVATE LETTER RULING") with respect to the transactions contemplated by the Agreement as described in United States Treasury Regulations Section 1.367(a)-3(c)(9); the preparation of such ruling request, and any oral or written communication with the Internal Revenue Service, shall be conducted jointly by Vodafone and AirTouch.

    3.2.  ACQUISITION PROPOSALS.

        3.2.1.  Each of AirTouch and Vodafone agrees that, subject to paragraph
    3.2.3 and except as expressly contemplated by this Agreement, neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries shall, and that it shall direct and use its best reasonable efforts to cause its and its Subsidiaries' officers, directors, employees, investment bankers, attorneys, accountants, financial advisors, agents or other representatives (collectively, with respect to each of AirTouch and Vodafone, such Person's "REPRESENTATIVES") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, dual-holding company transaction, consolidation or similar transaction involving AirTouch or Vodafone, or any purchase of, or offer to purchase, all or substantially all of the equity securities of AirTouch or Vodafone, as the case may be, or of its and its Subsidiaries' assets taken as a whole (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). Each of AirTouch and Vodafone further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers or directors shall, and that it shall direct and use its best reasonable efforts to cause its Representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any Person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent either AirTouch or Vodafone or its board of directors from (i) making any disclosure to its shareholders if, in the good faith judgment of its board of directors, failure so to disclose would be inconsistent with its obligations under applicable Law; (ii) negotiating with or furnishing information to any Person who has made a bona fide written Acquisition Proposal which did not result from a breach of this Section 3.2.1.; or (iii) recommending such an Acquisition Proposal to its shareholders, if and only to the extent that, in the case of actions referred to in clause (ii) or clause (iii), such Acquisition Proposal is a Superior Proposal (as defined below). For purposes of this Agreement, a "SUPERIOR PROPOSAL" means in respect of AirTouch or Vodafone, as applicable, any Acquisition Proposal by a third party (x) on terms which the board of directors of such Party determines in its good faith judgment, after consultation with its financial advisors (whose advice shall be communicated to the other Party), to be more favorable from a financial point of view to its stockholders, in the case of AirTouch, or its shareholders, in the case of Vodafone, than the Merger and the other transactions contemplated hereby after giving the other Party at least five business days notice of all material terms and conditions of such Acquisition Proposal to respond to such third party Acquisition Proposal and
    (y) which the board of directors of such Party determines in its good faith judgment to constitute a transaction that is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal. Each of AirTouch and Vodafone agrees that it will, on the date hereof, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal. Each of AirTouch and Vodafone also agrees that if it has not already done so, it will promptly request each Person, if any, that has heretofore executed a confidentiality agreement within the 12 months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

        3.2.2. Each of AirTouch and Vodafone agrees that it will take the necessary steps promptly to inform its Subsidiaries and its and its Subsidiaries' Representatives of the obligations undertaken in this Section
    3.2. (Acquisition Proposals). Each of AirTouch and Vodafone agrees that it will notify the other promptly (and in any case within 24 hours) if any such inquiries, proposals or offers relating to or constituting an Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its or its Subsidiaries' Representatives (such notice to include the name of the party making such inquiry, proposal, offer or request).

        3.2.3. Nothing contained herein shall prohibit a Party from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act with respect to an Acquisition Proposal by means of a tender or exchange offer or, in the case of Vodafone, taking such action and making such recommendations as the directors of Vodafone reasonably consider necessary so as to comply with any obligations imposed on them or Vodafone by the City Code on Takeovers and Mergers (the "CITY CODE") or the Takeover Panel in relation to any Acquisition Proposal, provided that, it is hereby acknowledged, for the avoidance of doubt, that no provision of the City Code requires Vodafone or its directors to solicit or initiate any Acquisition Proposal.

    3.3.  INFORMATION SUPPLIED.

        3.3.1.  REGISTRATION STATEMENT.

           3.3.1.1. Each of Vodafone and AirTouch shall cooperate and as promptly as practicable prepare and Vodafone shall file with the SEC as soon as practicable a Registration Statement on Form F-4 (the "FORM F-4") (or any successor form) under the Securities Act, with respect to the issuance pursuant to this Agreement of the Vodafone Ordinary Shares represented by Vodafone Depositary Shares, which Registration Statement shall include the proxy statement/ prospectus to be sent to holders of AirTouch Common Shares and Class B Preferred Shares (the "AIRTOUCH PROXY STATEMENT"). The Parties will cause the Form F-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. Each of Vodafone and AirTouch shall use its respective best reasonable efforts to have the Form F-4 declared effective by the SEC as promptly as practicable after such filing. Vodafone shall use its reasonable efforts to obtain, prior to the effective date of the Form F-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. Vodafone will advise AirTouch, promptly after it receives notice thereof, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Vodafone Ordinary Shares represented by Vodafone Depositary Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the AirTouch Proxy Statement or the Form F-4 or comments thereon and responses thereto or requests by the SEC for additional information.

           3.3.1.2. AirTouch and Vodafone each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Form F-4, including, without limitation, the AirTouch Proxy Statement and any amendment or supplement thereto will, at the time the Form F-4 becomes effective under the Securities Act, at the date of mailing to shareholders and at the time or times of the AirTouch Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the date of the AirTouch Shareholders Meeting any information relating to AirTouch or Vodafone, or any of their respective Affiliates, officers or directors, should be discovered by AirTouch or Vodafone which should be set forth in an amendment to the Form F-4 or a supplement to the AirTouch Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the AirTouch shareholders.

           3.3.1.3. Each of Vodafone and AirTouch will use its best reasonable efforts to cause the Vodafone Documents (as defined in Section 3.3.2.) and the definitive AirTouch Proxy Statement, respectively, to be mailed to its shareholders as promptly as practicable after the date hereof.

        3.3.2. AirTouch and Vodafone shall cooperate with respect to and Vodafone shall as promptly as practicable prepare and file with the LSE (a) a circular to be sent to Vodafone shareholders in connection with the Vodafone Shareholders Meeting (as defined in Section 3.4. (Shareholders Meetings)) (the "VODAFONE CIRCULAR"), containing (i) a notice convening the Vodafone Shareholders Meeting, (ii) such other information (if any) as may be required by the LSE and the City Code and (iii) such other information as Vodafone and AirTouch shall agree to include therein; and (b) listing particulars relating to Vodafone and its Subsidiaries and the Vodafone Ordinary Shares (the "VODAFONE LISTING PARTICULARS," and the Vodafone Circular and the Vodafone Listing Particulars together being the "VODAFONE DOCUMENTS"). AirTouch and Vodafone each agrees, as to itself and its Subsidiaries, that the Vodafone Documents and any supplements thereto and any other circulars or documents issued to shareholders, employees of Vodafone, will contain all particulars relating to AirTouch and Vodafone required to comply in all material respects with all United Kingdom statutory and other legal provisions (including, without limitation, the Companies Act, the Financial Services Act 1986 (the "FSA") and the rules and regulations made thereunder, and the rules and requirements of the LSE and the City Code) and all such information contained in such documents will be substantially in accordance with the facts and will not omit anything material likely to affect the import of such information.

    3.4. SHAREHOLDERS MEETINGS. AirTouch will take all action necessary to convene a meeting of the holders of AirTouch Common Shares and Class B Preferred Shares at which the holders of AirTouch Common Shares and AirTouch Class B Preferred Shares shall consider adoption of this Agreement and the transactions contemplated hereby (including, without limitation, the Initial Merger) (the "AIRTOUCH SHAREHOLDERS MEETING") as promptly as practicable after the Form F-4 has been declared effective by the SEC. Vodafone will take all action necessary to convene an extraordinary general meeting of holders of Vodafone Ordinary Shares at which resolutions will be proposed to approve the Merger and the other matters specified in the next succeeding sentence (the "VODAFONE SHAREHOLDERS MEETING") as promptly as practicable after the Vodafone Documents are cleared by the LSE and the Form F-4 has been declared effective by the SEC. Vodafone shall propose at the Vodafone Shareholders Meeting referred to above the following resolutions: (i) resolutions to approve all of the following transactions or matters: (A) the Merger, (B) an increase in the authorized ordinary share capital of Vodafone, and (C) the authorization of the Vodafone Board to allot securities, including to AirTouch shareholders pursuant to the Merger; (ii) resolutions to approve amendments to the Vodafone Articles of Association to change the name of Vodafone to "Vodafone AirTouch Plc"; (iii) resolutions to elect the New Directors (as defined in Section 3.8.3.) designated by AirTouch as directors of Vodafone, subject to the Merger becoming effective; (iv) a resolution to approve amendments to the Vodafone Articles of Association and other transactions necessary to effect the Redenomination; (v) resolutions to increase the ordinary remuneration of directors of Vodafone, to approve the rules of the Vodafone AirTouch Share Option

Plan and Vodafone AirTouch Long Term Incentive Plan and other compensation or benefits for employees overseas which are based on the Vodafone AirTouch Share Option Plan or the Vodafone AirTouch Long Term Incentive Plan; and (vi) resolutions to amend the Vodafone Articles of Association to provide for the delivery of notice of Vodafone Board meetings to Directors outside the U.K., to provide for the appointment of multiple proxies by certain types of shareholders, to provide that the Chairman of the Board of Directors shall not have the casting vote, to permit the appointment of substitutes instead of the proxies and to provide that special and extraordinary resolutions shall be taken on a poll, to allow the issue of Bearer Shares, and to make certain other minor amendments. Vodafone and AirTouch each agrees to use all reasonable efforts such that, to the extent practical, the AirTouch Shareholders Meeting and the Vodafone Shareholders Meeting shall be held as promptly as practicable after the conditions precedent to holding such meetings have been fulfilled. Subject to fiduciary obligations and the requirements of applicable Law and the terms of this Agreement, including the provisions of Section 3.2. (Acquisition Proposals), the board of directors of each of Vodafone and AirTouch shall recommend to its respective shareholders the approval of the Merger and the other transactions contemplated hereby and shall use best reasonable efforts to solicit such approval.

    3.5.  FILINGS; OTHER ACTIONS; NOTIFICATION.

        3.5.1.  AirTouch and Vodafone shall each cooperate with the other and
    (i) use (and shall use best reasonable efforts to cause their respective Subsidiaries to use) all their respective best reasonable efforts promptly to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) use (and shall use best reasonable efforts to cause their respective Subsidiaries to use) all their respective best reasonable efforts to obtain as promptly as practicable all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party (other than AirTouch Required Consents and Vodafone Required Consents) necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement and (iii) use (and shall use best reasonable efforts to cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to obtain the AirTouch Required Consents or Vodafone Required Consents, as the case may be (including, without limitation, selling or otherwise disposing of or agreeing to dispose of or hold separate such assets, categories of assets or businesses of Vodafone (including Vodafone's investment in E-Plus Mobilfunk Gmbh) or AirTouch as necessary to obtain, such AirTouch Required Consents or Vodafone Required Consents; PROVIDED that neither Party shall be required by this
    Section 3.5.1.(iii) to take any action or accept or agree to any conditions, terms or restrictions in connection with any such AirTouch Required Consent or Vodafone Required Consent, as the case may be, which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on Vodafone or AirTouch after the Effective Time (it being understood that, for this purpose, materiality shall be considered with reference to the total equity market value of Vodafone and AirTouch). Subject to applicable Laws relating to the exchange of information, AirTouch and Vodafone shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to AirTouch and its Subsidiaries or Vodafone and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of AirTouch and Vodafone shall act reasonably and as promptly as practicable.

        3.5.2. AirTouch and Vodafone each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Form F-4, the AirTouch Proxy Statement, the Vodafone Documents or any other necessary or appropriate filing, notice, statement, registration, submission of information or application made by or on behalf of AirTouch or Vodafone or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

        3.5.3. AirTouch and Vodafone each shall keep the other apprised of the status of matters relating to completion of the Merger and the other transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by AirTouch or Vodafone, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. AirTouch and Vodafone each shall give prompt notice to the other of any change that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on it or of any failure of any condition set forth in Article IV to the other Party's obligations to effect the Merger.

        3.5.4. Prior to making any filing, notice, petition, statement, registration, submission of information or application to or with any third party and/or Governmental Entity (including any domestic or foreign national securities exchange) in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any domestic or foreign national securities exchange, each Party shall make all reasonable efforts to consult with the other Party with respect to the content of such filing, notice, petition, statement, registration, submission of information or application and to provide the other Party with copies of the proposed filing, notice, petition, statement, registration, submission of information or application. AirTouch and Vodafone each shall not agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Merger and the other transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent practicable and permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat.

        3.5.5. In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of this Agreement or the Merger or the other transactions contemplated by this Agreement or claims or damages in connection therewith, the Parties agree to cooperate and use their best efforts, subject to the limitations set forth in Section 3.5.1.(iii), to defend against and respond thereto.

    3.6. ACCESS. In order to facilitate consummation of the Merger and the other transactions contemplated by this Agreement, the Parties hereby agree that upon reasonable request to any executive officer of Vodafone or AirTouch, as the case may be, designated for the purpose, and except as may otherwise be required by applicable Law, AirTouch and Vodafone each shall (and shall cause its Subsidiaries to) afford the other's Representatives access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, PROVIDED that no receipt of information pursuant to this Section shall affect or be deemed to modify any representation or warranty made by AirTouch or Vodafone hereunder, and PROVIDED, FURTHER, that the foregoing shall not require AirTouch or Vodafone to permit any inquiry, or to disclose any information, that in the reasonable judgment of AirTouch or Vodafone, as the case may be, would (i) violate any antitrust or competition Law or (ii) result in the disclosure of any trade secrets of third Parties or violate any of its obligations with respect to confidentiality to third Parties if AirTouch or Vodafone, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All such information shall be governed by the terms of the Confidentiality Agreement, dated as of January 6, 1999, between the Parties (the "CONFIDENTIALITY AGREEMENT"), including without limitation all such information disclosed in the Disclosure Letters.

    3.7. PUBLICITY. The initial press release concerning this Agreement, the Merger and the other transactions contemplated by this Agreement shall be a joint press release, and thereafter AirTouch and Vodafone shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement.

    3.8.  BENEFITS AND OTHER MATTERS.

        3.8.1.  EMPLOYEE BENEFITS.

           3.8.1.1. It is the specific intention that the compensation and benefit programs (including annual and long-term incentive programs) to be provided by Vodafone and its Subsidiaries for current and former employees and directors of AirTouch will be competitive with those provided generally by large industrial companies for each respective home-country market, both with respect to the type and variety of programs as well as the level of compensation and benefits afforded.

           3.8.1.2. (a) Without limiting the generality of Section 3.8.1.1., Vodafone shall cause the AirTouch compensation and benefit plans in effect on the date hereof to remain in effect for at least one year after the Effective Time without change to the eligibility provisions and levels of benefits provided thereunder.

           (b) Following the Effective Time, Vodafone shall, and shall cause its Subsidiaries to, recognize service with AirTouch and its Subsidiaries and any predecessor entities (and any other service credited by AirTouch under similar benefit plans) prior to the Effective Time for all purposes (including, without limitation, eligibility to participate, vesting, benefit accrual, eligibility to commence benefits and severance) under any benefit plans of Vodafone or its Subsidiaries in which the particular employee or former employee of AirTouch (or its respective Subsidiaries) participates; PROVIDED, HOWEVER, that the foregoing shall not result in any duplication of benefits for the same period of service. From and after the Effective Time, Vodafone shall, and shall cause its Subsidiaries to, (i) recognize any and all appropriate out-of-pocket expenses of each employee or former employee of AirTouch and its Subsidiaries for purposes of determining such employee's and former employee's (including their beneficiaries and dependents) deductible and copayment expenses and (ii) cause to be waived any provision which restricts benefits by reason of pre-existing conditions.

           3.8.1.3. From and after the Effective Time, Vodafone shall honor, and shall cause its Subsidiaries to honor, in accordance with its terms, each existing employment, change of control, severance and termination agreement between AirTouch or any of its Subsidiaries, and any officer, director or employee of such company, including without limitation all legal and contractual obligations pursuant to outstanding bonus deferral plans, vested and accrued benefits and similar employment and benefit arrangements and agreements in effect as of the Effective Time.

           3.1.8.4. Vodafone agrees that for three years following the Effective Time it shall maintain a significant business presence in the San Francisco Bay Area, including, but not limited to maintaining the Bay Area Research Tech Facility. In addition, Vodafone agrees that AirTouch's San Francisco office shall initially be maintained as Vodafone's U.S./Asia Pacific regional headquarters.

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
        3.8.2.  DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE.

           (a) Vodafone agrees that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined below) in respect of acts or omissions of such Indemnitees on or prior to the Effective Time as provided in the certificate of incorporation and by-laws of AirTouch and each of its Subsidiaries or an agreement between an Indemnitee and AirTouch or any of its Subsidiaries in effect as of the date hereof shall continue in full force and effect in accordance with the terms thereof.

           (b) For six years after the Effective Time, Vodafone shall indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors or agents of AirTouch or any of its Subsidiaries (the "INDEMNITEES") to the same extent indemnification is provided as of the date hereof with respect to all actions or omissions by them in their capacities as officers or directors or agents of AirTouch, or taken by them at the request of, AirTouch or any of its Subsidiaries. In the event any claim in respect of which indemnification is available pursuant to the foregoing provisions is asserted or made within the period specified in the previous sentence, all rights to indemnification shall continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are duly satisfied.

           (c) For six years after the Effective Time, Vodafone shall procure the provision of officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by AirTouch's officers' and directors' liability insurance on terms with respect to coverage and in amounts no less favorable than those of such policy in effect on the date hereof; PROVIDED, HOWEVER, that during such period, Vodafone shall not be required to procure any coverage in excess of the amount that can be obtained for the remainder of such period for an annual premium of 150% of the current annual premium paid by AirTouch for its existing coverage.

           (d) The obligations of Vodafone under this Section 3.8.2. shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 3.8.2. applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 3.8.2. applies shall be third party beneficiaries of this Section 3.8.2.).

        3.8.3. DIRECTORS OF VODAFONE. At the Effective Time, the board of directors of Vodafone AirTouch Plc shall consist of 14 directors, 7 of which shall be directors designated prior to the Effective Time by Vodafone, of which 3 shall be non-executive directors, and 7 of which shall be directors designated by AirTouch, of which 5 shall be non-executive directors, and such AirTouch and Vodafone director designees shall be the "NEW DIRECTORS." Those New Directors designated by AirTouch shall be nominated for election as directors of Vodafone AirTouch Plc with effect from the Effective Time. Vodafone agrees to procure such resignations of its respective directors as may be necessary so that at the Effective Time the New Directors are the only directors of Vodafone AirTouch Plc. At the Effective Time, the current chief executive officer of AirTouch, so long as he is willing and able to serve, shall be appointed the Non-Executive Chairman of Vodafone AirTouch Plc. At the Effective Time, one of the New Directors selected by Vodafone who is a non-executive director shall be appointed as Deputy Chairman of Vodafone AirTouch Plc. The Deputy Chairman shall be appointed as Chairman of the Nominations Committee of the Vodafone AirTouch Plc board of directors. The present Chairman of AirTouch shall be appointed as Chairman of the remuneration committee of the Vodafone AirTouch Plc board of directors. Following the Effective Time, a majority of the meetings of the board of directors of Vodafone AirTouch Plc in each year shall be held in England.

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
        3.8.4. OFFICERS. At the Effective Time, the current Chief Executive Officer of Vodafone, so long as he is willing and able to serve, shall be appointed the Chief Executive Officer of Vodafone AirTouch Plc and the current President and Chief Operating Officer of AirTouch, so long as he is willing and able to serve, shall be appointed Regional Chief Executive Officer of Vodafone AirTouch Plc for Vodafone's U.S./Asia Pacific region and Manager, Bay Area Research Tech Facility. All executive directors will report to the Chief Executive Officer of Vodafone AirTouch Plc.

    3.9. EXPENSES. Except as otherwise provided in Section 5.5. (Effect of Termination and Abandonment), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the Party incurring such expense, except that the Parties shall share equally the costs and expenses of filing, printing and distributing the Form F-4, the AirTouch Proxy Statement, the Vodafone Documents and related documents. Any real property transfer, stamp or similar tax imposed on the stockholders of AirTouch in connection with this Agreement and the transactions contemplated hereby shall be paid solely by AirTouch from its own cash on hand or out of its own borrowings. In no event shall Vodafone or its affiliates provide directly or indirectly any funds to AirTouch in respect of any such payments or the repayment of any such borrowings. Prior to the Effective Time, AirTouch will deposit in escrow cash and/or cash equivalents in an amount sufficient to satisfy any such payment obligation to, or on behalf of, its stockholders. Any such payment obligation will be satisfied solely out of the deposited escrowed funds.

    3.10. TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of AirTouch and Vodafone and its board of directors shall, subject to applicable Law, grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of such Takeover Statute on such transactions.

    3.11.  LISTING APPLICATIONS/ESTABLISHMENT OF VODAFONE DEPOSITARY
SHARES. Vodafone shall promptly prepare and submit to the LSE a listing application with respect to the Vodafone Ordinary Shares, and to the NYSE a listing application in respect of the Vodafone Ordinary Shares represented by Vodafone Depositary Shares issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Vodafone Ordinary Shares, in the case of the LSE, subject to allotment, and such Vodafone Ordinary Shares represented by Vodafone Depositary Shares, in the case of the NYSE, subject to official notice of issuance under the symbol "VOD", or such other symbol as the Parties agree. Vodafone will enter into all necessary agreements with the Depositary and other Parties to establish the Vodafone Depositary Shares issuable pursuant to the Merger. Vodafone will not take any action to cause its Ordinary Shares to cease to be listed on the LSE or the Vodafone Depositary Shares evidenced by Vodafone ADRs to cease to be listed on the NYSE prior to the Effective Time.

    3.12.  LETTERS OF ACCOUNTANTS.

        (a) AirTouch shall use its best reasonable efforts to cause to be delivered to Vodafone "comfort" letters of PricewaterhouseCoopers LLP, AirTouch's independent public accountants, dated the effective date of the Form F-4 and the Closing Date, respectively, and addressed to Vodafone and its directors, in form reasonably satisfactory to Vodafone and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

        (b) Vodafone shall use its best reasonable efforts to cause to be delivered to AirTouch "comfort" letters of Deloitte & Touche, Vodafone's independent public accountants, dated the effective date of the Form F-4 and the Closing Date, respectively, and addressed to AirTouch and its directors, in form reasonably satisfactory to AirTouch and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

    3.13. AGREEMENTS OF AIRTOUCH RULE 145 AFFILIATES. Prior to the date of the AirTouch Shareholders Meeting, AirTouch shall cause to be prepared and delivered to Vodafone a list identifying all persons who, at the time of the AirTouch Shareholders Meeting, AirTouch believes may be deemed to be "affiliates" of AirTouch for purposes of Rule 145 under the Securities Act (the "AIRTOUCH RULE 145 AFFILIATES"). Vodafone shall be entitled to place customary restrictive legends on any Vodafone ADRs (or any underlying Vodafone Ordinary Shares that may be withdrawn upon surrender of such Vodafone ADRs) received by such AirTouch Rule 145 Affiliates. AirTouch shall use its best efforts to cause each person who is identified as an AirTouch Rule 145 Affiliate in such list to deliver to Vodafone, at or prior to the date of the AirTouch Shareholders Meeting, a written agreement, in the form to be approved by the Parties, that such AirTouch Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any Vodafone Depositary Shares issued to such AirTouch Rule 145 Affiliate pursuant to the Merger (or any underlying Vodafone Ordinary Shares that may be withdrawn upon surrender of such Vodafone Depositary Shares), except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. Vodafone shall not register the transfer of any Vodafone Ordinary Shares and shall cause the Depositary not to register the transfer of any Vodafone Depositary Shares unless such transfer is made in compliance with the foregoing.

    3.14. ACCOUNTING MATTERS. The Parties agree that after the Closing the primary consolidated financial statements of Vodafone shall be prepared in accordance with U.K. GAAP.

    3.15. TRANSITION PLANNING. The existing Chief Executive Officers of Vodafone and AirTouch, respectively, shall be jointly responsible for coordinating all aspects of transition planning and implementation relating to the Merger and the other transactions contemplated hereby; PROVIDED, HOWEVER, that it is understood and agreed that this Section 3.15. shall not apply to the provisions of Section 3.8.3. or 3.8.4. hereof and that the corporate headquarters of Vodafone will remain at Newbury, England. If either such Person ceases to be Chief Executive Officer of his respective company for any reason, such Person's successor as Chief Executive Officer shall assume his or her predecessor's responsibilities under this Section 3.15. During the period between the date hereof and the Effective Time, such Chief Executive Officers shall jointly (i) examine various alternatives regarding the business of AirTouch after the Effective Time, and (ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law. Such Chief Executive Officers shall establish committees to assist them in various aspects of the transition planning and implementation process including, without limitation, committees on employee transition issues, which committees shall consist of representatives of both Vodafone and AirTouch to be designated by their respective Chief Executive Officers.

    3.16. VODAFONE SEC FILINGS. Beginning as soon as practicable after the Effective Time, and in any event within two years thereof, Vodafone agrees that it will (i) make filings with the SEC on Form 6-K within 45 days after the end of each of its first three fiscal quarters in each of its fiscal years containing the principal financial information required by Form 10-Q and (ii) make any requisite filings on Form 20-F with the SEC within 90 days after the end of each of its fiscal years or, in each case, within such shorter time period as would be required for a U.S. SEC reporting issuer.

    3.17. INITIAL MERGER. As soon as practicable after the AirTouch Shareholders Meeting, AirTouch shall execute and file with the Secretary of State of the State of Delaware a certificate of merger with respect to the Initial Merger and make all other filings or recordings required by law in connection with the Initial Merger.

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    3.18.  NOTIFICATION OF CERTAIN MATTERS.  Each of AirTouch and Vodafone shall give prompt notice to the other upon obtaining knowledge of any of the following:

        3.18.1. the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or
    (ii) directly or indirectly, any Material Adverse Effect on such Party;

        3.18.2. any material failure of such Party, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and

        3.18.3. any facts relating to such Party which would make it necessary or advisable to amend the AirTouch Proxy Statement or the Form F-4 in order to make the statements therein not misleading or to comply with applicable law;

PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section
3.18. shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

    3.19. ASSUMPTION OF U S WEST INVESTMENT AGREEMENT. At the Effective Time, Vodafone will assume the obligations of AirTouch under Articles V and VI of the Amended and Restated Investment Agreement, dated as of April 6, 1998, between AirTouch and U S West, Inc. solely to the extent provided in Section 6.9. of such Agreement.

    3.20. AIRTOUCH TREASURY SHARES. Prior to the Effective Time, the Board of Directors of AirTouch shall have taken all corporate action necessary to retire all AirTouch Common Shares that are issued but not outstanding.

                                   ARTICLE IV
                                   CONDITIONS

    4.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Vodafone, Merger Sub and AirTouch to effect the Merger are subject to the satisfaction or waiver of each of the following conditions:

        4.1.1. SHAREHOLDER APPROVALS. This Agreement and the transactions contemplated by this Agreement (including the Initial Merger) shall have been duly adopted by holders of AirTouch Common Shares and Class B Preferred Shares constituting the AirTouch Requisite Vote and the Merger and the Vodafone Requisite Resolution shall have been duly approved by the shareholders of Vodafone constituting the Vodafone Requisite Vote.

        4.1.2. REGULATORY CONSENTS. All AirTouch Required Consents and Vodafone Required Consents from or with any Governmental Entity (collectively, "GOVERNMENTAL CONSENTS") in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been made or obtained, except where the failure to obtain such Governmental Consent would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Vodafone or AirTouch after the Effective Time, it being understood and agreed that, for this purpose, materiality shall be considered with reference to the total equity market value of Vodafone and AirTouch and that the failure to obtain the approval of the FCC and, to the extent such approval is necessary, the California Public Utilities Commission, of the transaction contemplated by this Agreement shall in any event be deemed to have a Material Adverse Effect, notwithstanding such reference to such total equity market value, and such Governmental Consents shall not contain any terms or impose any condition or restriction relating or applying to, or requiring changes in or limitations on, the operation of any asset or businesses of AirTouch, Vodafone or any of their respective Subsidiaries which term, condition or restriction, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Vodafone or AirTouch after the Effective Time (it being understood that, for this purpose, materiality shall be considered with reference to the total equity market value of Vodafone and AirTouch).

        4.1.3. LAWS AND ORDERS. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger or the other transactions contemplated by this Agreement or that would materially frustrate the express intent and purposes of this Agreement (collectively, an "ORDER"), and no Governmental Entity shall have instituted or threatened any proceeding seeking any such Order.

        4.1.4. EFFECTIVENESS OF FORM F-4. The Form F-4 shall have become effective prior to the mailing of the AirTouch Proxy Statement to its stockholders, no stop order suspending the effectiveness of the Form F-4 shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn; and all state securities or "BLUE SKY" permits or approvals required to carry out the transactions contemplated hereby shall have been received.

        4.1.5. EXCHANGE LISTING. The Vodafone Ordinary Shares to be issued pursuant to the Merger shall have been admitted to the Official List of the LSE and such admission shall have become effective in accordance with the rules and regulations of the LSE and the Vodafone Depositary Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

        4.1.6.  INITIAL MERGER.  The Initial Merger shall have been consummated.

    4.2. CONDITIONS TO OBLIGATIONS OF VODAFONE AND MERGER SUB. The obligations of Vodafone and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Vodafone and Merger Sub prior to the Effective Time of the following conditions:

        4.2.1. REPRESENTATIONS AND WARRANTIES OF AIRTOUCH. The representations and warranties of AirTouch set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct in each case, when made and as of the Closing Date (except that any representation and warranty that by its terms expressly speaks as of a specific date shall be true and correct as of such date) (PROVIDED that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AirTouch), and Vodafone shall have received a certificate signed on behalf of AirTouch by an executive officer of AirTouch to such effect.

        4.2.2. PERFORMANCE OF OBLIGATIONS OF AIRTOUCH. AirTouch shall have performed all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Vodafone shall have received a certificate signed on behalf of AirTouch by an executive officer of AirTouch to such effect.

        4.2.3. CONSENTS UNDER AGREEMENTS. Consent or approval shall have been obtained from each Person whose consent or approval shall be required in order to consummate the Merger and the other transactions contemplated by this Agreement under any Contract to which Vodafone or AirTouch or any of their respective Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Vodafone or AirTouch, as the case may be, and would not reasonably be likely to prevent or materially impair the ability of Vodafone or AirTouch to consummate the Merger and the other transactions contemplated by this Agreement.

        4.2.4. TAX OPINION. Vodafone shall have received an opinion from Sullivan & Cromwell, dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the U.S. Code and (ii) Vodafone shall be treated as a corporation under
    Section 367(a)(1) of the U.S. Code with respect to each transfer of property thereto pursuant to the Merger. In rendering such opinion, counsel may require and rely upon representations of Vodafone and AirTouch, including representations and covenants substantially in the form of those contained in the Vodafone officer's certificates and the AirTouch officer's certificates attached hereto as Exhibits 3.1.5.1 and Exhibits 3.1.5.2, and, in addition, may rely upon an opinion of a nationally recognized investment bank setting forth the fair market value as of the Effective Time of the aggregate outstanding shares of each of the Class C Preferred Shares, Class D Preferred Shares and Class E Preferred Shares and the aggregate fair market value immediately after the Effective Time of the Vodafone Ordinary Shares (represented by Vodafone Depositary Shares) issued to stockholders of AirTouch in the Merger as compared to the aggregate fair market value immediately after the Effective Time of all outstanding Vodafone Ordinary Shares. The opinion referred to in this Section 4.2.4. shall be based upon the Private Letter Ruling, if obtained. The opinion set forth in clause (ii) above shall not address the tax consequences applicable to any stockholder of AirTouch who, immediately after the Merger will be a "FIVE PERCENT TRANSFEREE SHAREHOLDER" with respect to Vodafone within the meaning of United States Treasury Regulation Section 1.367(a)-3(c)(5).

    4.3. CONDITIONS TO OBLIGATION OF AIRTOUCH. The obligation of AirTouch to effect the Merger is also subject to the satisfaction or waiver by AirTouch prior to the Effective Time of the following conditions:

        4.3.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Vodafone set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, in each case, when made and as of the Closing Date (except that any representation and warranty that by its terms expressly speaks as of a specific date shall be true and correct as of such date) (PROVIDED that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Vodafone), and AirTouch shall have received a certificate signed on behalf of Vodafone by an executive officer of Vodafone to such effect.

        4.3.2. PERFORMANCE OF OBLIGATIONS OF VODAFONE. Vodafone shall have performed all material obligations required to be performed by it under this Agreement at or prior to the Closing Date and AirTouch shall have received a certificate signed on behalf of Vodafone by an executive officer of Vodafone to such effect.

        4.3.3. CONSENTS UNDER AGREEMENTS. Consent or approval shall have been obtained from each Person whose consent or approval shall be required in order to consummate the Merger and the other transactions contemplated by this Agreement under any Contract to which Vodafone or AirTouch or any of their respective Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Vodafone or AirTouch, as the case may be, and would not reasonably be likely to prevent or materially impair the ability of Vodafone or AirTouch to consummate the Merger and the other transactions contemplated by this Agreement.

        4.3.4. TAX OPINION. AirTouch shall have received an opinion from Fried, Frank, Harris, Shriver & Jacobson, dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the U.S. Code and (ii) Vodafone shall be treated as a corporation under Section 367(a)(1) of the U.S. Code with respect to each transfer of property thereto pursuant to the Merger. In rendering such opinion, counsel may require and rely upon representations of Vodafone and AirTouch, including representations and covenants substantially in the form of those contained in the Vodafone officer's certificates and the AirTouch officer's certificates attached hereto as Exhibits 3.1.5.1 and Exhibits 3.1.5.2, and, in addition, may rely upon an opinion of a nationally recognized investment bank setting forth the fair market value as of the Effective Time of the aggregate outstanding shares of each of the Class C Preferred Shares, Class D Preferred Shares and Class E Preferred Shares and the aggregate fair market value immediately after the Effective Time of the Vodafone Ordinary Shares (represented by Vodafone Depositary Shares) issued to stockholders of AirTouch in the Merger as compared to the aggregate fair market value immediately after the Effective Time of all outstanding Vodafone Ordinary Shares. The opinion referred to in this Section 4.3.4. shall be based upon the Private Letter Ruling, if obtained. The opinion set forth in clause (ii) above shall not address the tax consequences applicable to any stockholder of AirTouch who, immediately after the Merger, will be a "five-percent transferee shareholder" with respect to Vodafone within the meaning of United States Treasury Regulation Section 1.367(a)-3(c)(5).

        4.3.5. SUPPLEMENTAL RESOLUTIONS. The Vodafone Supplemental Resolutions (including the election of those New Directors designated by AirTouch, but excluding the resolutions relating to the Redenomination) shall have been approved by the shareholders of Vodafone constituting the Vodafone Supplemental Vote.

                                   ARTICLE V
                                  TERMINATION

    5.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approvals by the shareholders of AirTouch and Vodafone referred to in paragraph 4.1.1 (Shareholder Approvals), by mutual written consent of AirTouch and Vodafone, by action of their respective boards of directors.

    5.2. TERMINATION BY EITHER VODAFONE OR AIRTOUCH. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Vodafone or AirTouch if (i) the Merger shall not have been consummated by December 31, 1999, whether such date is before or after the date of the approvals by the shareholders of AirTouch or Vodafone (the "TERMINATION DATE"), PROVIDED, HOWEVER, that if on such date the Conditions to the Closing set forth in Section 4.1.2. shall not have been fulfilled, but all other conditions to the Closing shall have been fulfilled or shall be capable of being fulfilled, at the election of the board of directors of either AirTouch or Vodafone, the Termination Date shall be extended to March 31, 2000; (ii) any Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable, whether before or after the approvals by the shareholders of AirTouch or Vodafone; (iii) the AirTouch Requisite Vote shall not have been obtained at the duly held AirTouch Shareholders Meeting, including any adjournments or postponements thereof; or (iv) the Vodafone Requisite Vote shall not have been obtained at the duly held Vodafone Shareholders Meeting, including any adjournments or postponements thereof; PROVIDED that the right to terminate this Agreement shall not be available to a Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

    5.3. TERMINATION BY AIRTOUCH. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of AirTouch referred to in paragraph 4.1.1 (Shareholder Approvals), by action of the board of directors of AirTouch, if (i) the board of directors of Vodafone shall have withdrawn or adversely modified its approval or recommendation to shareholders of the Merger or failed to reconfirm such recommendation within seven business days after a written request by AirTouch to do so; (ii) Vodafone or its board of directors shall recommend an Acquisition Proposal to its shareholders; (iii) there shall be a breach by Vodafone of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in paragraph 4.3.1 or 4.3.2 and cannot be or is not cured prior to the Termination Date; or (iv) the board of directors of Vodafone shall have withheld the Increased Cash Consent.

    5.4. TERMINATION BY VODAFONE. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the shareholders of Vodafone referred to in paragraph
4.1.1 (Shareholder Approvals), by action of the board of directors of Vodafone, if (i) the board of directors of AirTouch shall have withdrawn or adversely modified its approval or recommendation to stockholders of the Merger or failed to reconfirm such recommendation within seven business days after a written request by Vodafone to do so; or (ii) AirTouch or its board of directors shall recommend an Acquisition Proposal to its stockholders; or (iii) there shall be a breach by AirTouch of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in paragraph 4.2.1 or 4.2.2 and cannot be or is not cured prior to the Termination Date.

    5.5.  EFFECT OF TERMINATION AND ABANDONMENT.

        5.5.1. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article V, this Agreement (other than as set forth in Section 6.1. (Survival)) shall become void and of no effect with no liability on the part of either Party (or of any of its Representatives); PROVIDED, HOWEVER, that no such termination shall relieve either Party of any liability for damages resulting from any willful and intentional breach of this Agreement or from any obligation to pay, if applicable, the amounts payable pursuant to Section 5.5.2. or 5.5.3.

        5.5.2. In the event that (i) this Agreement is terminated by either AirTouch or Vodafone pursuant to Section 5.2.(iii) and at the time of the AirTouch Shareholders Meeting (or at any adjournment thereof) an Acquisition Proposal exists with respect to AirTouch or (ii) this Agreement is terminated by Vodafone pursuant to Section 5.4.(i), 5.4.(ii) or 5.4.(iii) (solely with respect to a willful and intentional breach of a representation, warranty, covenant or agreement of AirTouch contained in this Agreement), then AirTouch shall promptly, but in no event later than two business days after the date of such termination, pay to Vodafone a termination payment equal to the AirTouch Termination Amount (as defined below), which amount shall be exclusive of any expenses to be paid pursuant to Section 3.9. (Expenses), payable by wire transfer of same day funds. The term "AirTouch Termination Amount" shall mean, in the case of termination by Vodafone pursuant to clause (ii) of the preceding sentence, $1,000,000,000 (inclusive of value added tax, if any) or, in the case of termination by AirTouch or Vodafone pursuant to clause (i) of the preceding sentence, "AIRTOUCH TERMINATION AMOUNT" shall mean $225,000,000 (inclusive of value added tax, if any), plus, if (x) AirTouch executes and delivers an agreement with respect to any Acquisition Proposal (an "AIRTOUCH ALTERNATIVE AGREEMENT") or (y) an Acquisition Proposal with respect to AirTouch is consummated, in any such case, within 12 months from the date of termination, an additional $775,000,000 (inclusive of value added tax, if any) (which additional amount shall be paid promptly but in no event later than two business days after the earliest date on which the event requiring AirTouch to pay such additional sum occurs). In the event that the board of directors of AirTouch recommends the acceptance by AirTouch stockholders of a third-party tender or exchange offer for the AirTouch Common Shares, such recommendation shall be treated for purposes of this paragraph as though an AirTouch Alternative Agreement had been executed. AirTouch acknowledges that the agreements contained in this Section 5.5.2. are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Vodafone would not enter into this Agreement; accordingly, if AirTouch fails promptly to pay any amount due pursuant to this Section 5.5.2., and, in order to obtain such payment, Vodafone commences a suit which results in a judgment against AirTouch for the payment set forth in this Section 5.5.2., AirTouch shall pay to Vodafone its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount due from each date for payment until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus 2 percent.

        5.5.3. In the event that (i) this Agreement is terminated by either AirTouch or Vodafone pursuant to Section 5.2.(iv), or (ii) this Agreement is terminated by AirTouch pursuant to Section 5.3.(i), 5.3.(ii) or 5.3.(iii) (solely with respect to a willful and intentional breach of a representation, warranty, covenant or agreement of Vodafone contained in this Agreement), then Vodafone shall promptly, but in no event later than two business days after the date of such termination, pay to AirTouch a termination payment equal to the Vodafone Termination Amount (as defined below), which amount shall be exclusive of any expenses to be paid pursuant to Section 3.9. (Expenses), payable by wire transfer of same day funds. The term "Vodafone Termination Amount" shall mean $225,000,000 (inclusive of value added tax, if any). Vodafone acknowledges that the agreements contained in this Section 5.5.3. are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, AirTouch would not enter into this Agreement; accordingly, if Vodafone fails promptly to pay any amount due pursuant to this Section 5.5.3., and, in order to obtain such payment, AirTouch commences a suit which results in a judgment against Vodafone for the payment set forth in this Section 5.5.3., Vodafone shall pay to AirTouch its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount due from each date for payment until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus 2 percent.

                                   ARTICLE VI
                           MISCELLANEOUS AND GENERAL

    6.1. SURVIVAL. This Article VI and the agreements of AirTouch and Vodafone contained in Article I, Sections 3.8. (Benefits and Other Matters), 3.14.(Accounting Matters), 3.16.(Vodafone SEC Filings) and Section 3.19. (Assumption of U.S. West Investment Agreement) shall survive the Effective Time. This Article VI (other than Section 6.2. (Modification or Amendment) and Section
6.3. (Waiver)), the representations and warranties contained in Section 2.1.3. (Corporate Authority; Approval and Fairness), the agreements of AirTouch and Vodafone contained in Section 3.9. (Expenses), Section 5.5. (Effect of Termination and Abandonment), and the last sentence of Section 3.6. (Access) shall survive the termination of this Agreement. Nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time. All other representations, warranties, agreements and covenants in this Agreement shall not survive the Effective Time or the termination of this Agreement.

    6.2. MODIFICATION OR AMENDMENT. This Agreement may be modified or amended by agreement of the Parties, by action taken or authorized by their respective boards of directors, at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval by shareholders of the matters presented at the AirTouch Shareholders Meeting or the Vodafone Shareholders Meeting, no modification or amendment shall be made which under applicable Law requires further approval by such shareholders without such further approval. This Agreement may not be modified or amended except by an instrument in writing executed and delivered by duly authorized officers of each of the Parties.

    6.3. WAIVER. Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

    6.4. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

    6.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    6.6.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

        6.6.1. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN NEW YORK, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE, EXCEPT TO THE EXTENT THAT IN THE CASE OF AIRTOUCH OR MERGER SUB, THE DELAWARE GENERAL CORPORATION LAW AND, IN THE CASE OF VODAFONE, THE COMPANIES ACT AND ENGLISH LAW ARE APPLICABLE. The Parties hereby irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the Borough of Manhattan, New York State solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.7. (Notices), or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

        6.6.2. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

    6.7. NOTICES. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when sent if sent by facsimile, PROVIDED that the facsimile is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a Party at the following address for such Party:

       IF TO AIRTOUCH:

       AirTouch Communications, Inc.
       One California Street, 30th Floor
       San Francisco, California 94111
       Attention: Margaret G. Gill
       Facsimile: (415) 658-2551

       with copies to:

       Fried, Frank, Harris, Shriver & Jacobson
       One New York Plaza
       New York, New York 10004
       Attention: Charles M. Nathan
       Facsimile: (212) 859-4000

       and

       Pillsbury Madison & Sutro LLP
       235 Montgomery Street
       San Francisco, California 94104
       Attention: Nathaniel M. Cartmell III
       Facsimile: (415) 983-1200

       and

       Freshfields
       65 Fleet Street
       London EC4Y 1HS
       Attention: William P.L. Lawes
       Facsimile: (44) 171-832-7001

       IF TO VODAFONE OR MERGER SUB:

       Vodafone Group Public Limited Company
       The Company Secretary's and Legal Department
       The Courtyard
       2-4 London Road
       Newbury
       Berkshire RG14 1JX
       Attention: Stephen R. Scott
       Facsimile: (01635) 580-857

       with copies to

       Sullivan & Cromwell
       125 Broad Street
       New York, New York 10004
       Attention: Benjamin F. Stapleton, Esq.
       Facsimile: (212) 558-3588
       and

       Linklaters & Paines
       One Silk Street
       London EC2Y 8HQ
       Attention: David W. Cheyne, Esq.
       Facsimile: (44) 171-456-2222

or to such other Persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

    6.8. ENTIRE AGREEMENT. This Agreement (including any exhibits hereto), the AirTouch Disclosure Letter, the Vodafone Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, between the Parties with respect to the subject matter hereof. References herein to this Agreement shall for all purposes be deemed to include references to the AirTouch Disclosure Letter and the Vodafone Disclosure Letter. Except as set forth in Section 3.8.2. (Director and Officer Indemnification and Insurance), this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY, NONE OF AIRTOUCH, VODAFONE OR MERGER SUB MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL OR LEGAL ADVISORS OR OTHER REPRESENTATIVES WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

    6.9. OBLIGATIONS OF VODAFONE AND OF AIRTOUCH. Whenever this Agreement requires a Subsidiary of Vodafone to take any action, such requirement shall be deemed to include an undertaking on the part of Vodafone to use best reasonable efforts to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of AirTouch to take any action, such requirement shall be deemed to include an undertaking on the part of AirTouch to use best reasonable efforts to cause such Subsidiary to take such action.

    6.10. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision unless the substitution of such provision would materially frustrate the express intent and purposes of this Agreement, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    6.11. INTERPRETATION. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    6.12. ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise, and any purported assignment in violation of this provision shall be void.

    6.13. SPECIFIC PERFORMANCE. Each Party hereto acknowledges and agrees that the other Party hereto could be irreparably damaged in the event that the covenants contained in Section 3.1.4. of this Agreement are not performed in accordance with their specific terms or are otherwise breached in each case on or prior to the Effective Time. Accordingly, each Party agrees that the other Party will be entitled to an injunction or injunctions to enforce specifically such covenants in any action in any court having personal and subject matter jurisdiction, in addition to any other remedy to which such Party may be entitled at law or in equity.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Vodafone, AirTouch and Merger Sub as of the date hereof.

                              VODAFONE GROUP PUBLIC LIMITED COMPANY

                              By:  /s/ CHRIS GENT
                                   ---------------------------------------------
                                   Name:  Chris Gent
                                   Title: Chief Executive Officer

                              By:  /s/ KENNETH JOHN HYDON
                                   ---------------------------------------------
                                   Name:  Kenneth John Hydon
                                   Title: Financial Director

                              AIRTOUCH COMMUNICATIONS, INC.

                              By:  /s/ SAM GINN
                                   ---------------------------------------------
                                   Name:  Sam Ginn
                                   Title: Chief Executive Officer

                              APOLLO MERGER SUB, INC.

                              By:  /s/ KENNETH JOHN HYDON
                                   ---------------------------------------------
                                   Name:  Kenneth John Hydon
                                   Title: Director and Secretary

                                                                      APPENDIX B

    MORGAN STANLEY DEAN WITTER

                                                   1585 BROADWAY
                                                   NEW YORK, NEW YORK 10036
                                                   (212) 761-4000

                                          January 15, 1999

Board of Directors
AirTouch Communications, Inc.
One California Street, 30th Floor
San Francisco, CA 94111

Members of the Board:

    We understand that AirTouch Communications, Inc. (the "Company"), Vodafone Group Public Limited Company ("Vodafone") and Apollo Merger Sub, Inc., a wholly owned subsidiary of Vodafone ("Vodafone Acquisition Sub") have entered into an Agreement and Plan of Merger, dated as of January 15, 1999 (the "Vodafone Merger Agreement"), which provides, among other things, for the merger (the "Company Merger") of Vodafone Acquisition Sub with and into the Company. Pursuant to the Company Merger, the Company will become a wholly owned subsidiary of Vodafone and each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), other than shares owned by Vodafone, the Company or any Subsidiary (as defined in the Vodafone Merger Agreement) of Vodafone or the Company, will, subject to adjustment as provided below, be converted into the right to receive (x) five (5) ordinary shares (subject to adjustment as described below, the "Exchange Ratio"), of nominal value 5p each, of Vodafone or, if the Redenomination (as defined in the Vodafone Merger Agreement) is approved and becomes effective, of nominal value $.10 each (the "Vodafone Stock") and (y) $9.00 in cash, without interest (subject to adjustment as described below, the "Cash Consideration", together with the Vodafone Stock to be received in the Company Merger, the "Merger Consideration"). Notwithstanding the foregoing, pursuant to the Vodafone Merger Agreement, in the event the 50% Test (as defined in the Vodafone Merger Agreement) is not satisfied (A) but the Private Letter Ruling (as defined in the Vodafone Merger Agreement) has been obtained, the Exchange Ratio shall be reduced by the smallest fraction that legal counsel to the Company and Vodafone agree is necessary to satisfy the 50% Test, and the Cash Consideration shall be increased in accordance with Section 1.3.2(y)(ii) of the Vodafone Merger Agreement or (B) and the Private Letter Ruling has not been obtained, the Exchange Ratio shall be reduced by the smallest fraction that legal counsel to the Company and Vodafone agree is necessary to satisfy the test set forth in U.S. Treasury Regulation Section 1.367(a)-3(c)(3)(iii) without obtaining the Private Letter Ruling, the Cash Consideration shall be reduced to $0, and the Company shall, in lieu of the Cash Consideration, pay to each holder of Company Common Stock being exchanged in the Company Merger the AirTouch Cash Payment (as defined in the Vodafone Merger Agreement).

    You have asked for our opinion as to whether, as of the date hereof, the Merger Consideration, together with the AirTouch Cash Payment, if any, is fair from a financial point of view to holders of shares of Company Common Stock (other than Vodafone, the Company and their respective Subsidiaries).

    For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of the Company and Vodafone;

     (ii) reviewed and discussed certain internal financial statements and other financial and operating data concerning the Company and Vodafone prepared by the respective managements of such companies;

    (iii) analyzed financial projections for the Company and Vodafone contained in certain securities analysts' research reports that were recommended for review by the respective managements of such companies;

     (iv) discussed the past and current operations and financial conditions and the prospects of the Company and Vodafone, including information relating to certain strategic, financial and operational benefits anticipated from the Company Merger, with the respective managements of such companies;

     (v) analyzed the estimated pro forma impact of the Company Merger on Vodafone's earnings per share, cash flow, consolidated capitalization and financial ratios;

     (vi) reviewed the reported prices and trading activity for the Company Common Stock and the Vodafone Stock and Vodafone ADRs (as defined in the Vodafone Merger Agreement);

    (vii) reviewed and discussed with senior executives of each of the Company and Vodafone the strategic rationale for, and certain regulatory issues associated with, the Company Merger;

   (viii) compared the financial performance of the Company and Vodafone and the prices and trading activity of the Company Common Stock and the Vodafone Stock and Vodafone ADRs with that of certain other comparable publicly traded companies and their securities;

     (ix) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

     (x) participated in discussions and negotiations among representatives of the Company and Vodafone and their respective financial, accounting and legal advisors;

     (xi) reviewed the Vodafone Merger Agreement and certain related documents; and

    (xii) performed such other analyses and considered such other factors as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements and other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the Company Merger, we have assumed that such financial statements and other financial and operating data have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of the Company and Vodafone. In relying on the financial projections for Vodafone included in the securities analysts' research reports reviewed by us, we have assumed that the recommendation of these reports to us by management of Vodafone indicated their belief that these reports were reasonably prepared on the bases set forth in the prior sentence. We have relied on the financial projections for AirTouch included in the securities analysts' research reports reviewed by us based on our own independent evaluation of these reports and indications by management of AirTouch that the analyses contained in these reports were reasonably comprehensive and detailed and were based on assumptions about the trends influencing AirTouch's financial results that were generally consistent with those of AirTouch's management. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Vodafone, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have further assumed, with your consent, that the Company Merger will be consummated in accordance with the terms set forth in the Vodafone Merger Agreement (without waiver of any condition contained therein) and the Company Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. In addition, we have assumed that obtaining all necessary regulatory approvals for the Company Merger will not have an adverse effect on the Company, Vodafone or the contemplated benefits expected to be derived in the Company Merger.

    In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, although we participated in discussions with Vodafone and Bell Atlantic Corporation.

    We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Bell Atlantic Corporation and have received fees for the rendering of these services.

    It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the Company Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Vodafone Stock will trade following announcement or consummation of the Company Merger, and Morgan Stanley expresses no opinion or recommendation as to how the holders of the Company Common Stock should vote at the stockholders' meetings held in connection with the Company Merger.

    Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration, together with the AirTouch Cash Payment, if any, is fair from a financial point of view to the holders of shares of Company Common Stock (other than Vodafone, the Company and their respective Subsidiaries).

                                Very truly yours,

                                MORGAN STANLEY & CO. INCORPORATED

                                By:  /s/ Paul J. Taubman
                                     ----------------------------------------
                                     Paul J. Taubman
                                     Managing Director

                                                                      APPENDIX C

--------------------------------------------------------------------------------

Goldman Sachs International -- Peterborough Court -- 133 Fleet Street -- London EC4A 2BB
Tel: 0171-774 1000 -- Telex: 94015777 -- Cable: GOLDSACHS LONDON
Regulated by The Securities and Futures Authority

                                                                          [LOGO]

--------------------------------------------------------------------------------

    PERSONAL AND CONFIDENTIAL

January 15, 1999
The Board of Directors
Vodafone Group Plc
The Courtyard
2-4 London Road
Newbury
Berkshire RG14 1JX
England

Attn: Chris Gent

Ladies and Gentlemen,

You have requested our opinion as to the fairness from a financial point of view to Vodafone Group Plc (the "Company") of the Consideration (as defined below) to be paid by the Company for each outstanding share of common stock, par value $0.01 per share ("AirTouch Shares"), of AirTouch Communications, Inc. ("AirTouch") pursuant to an Agreement and Plan of Merger dated as of January 15, 1999 (the "Merger Agreement") among the Company, AirTouch and Apollo Merger Sub, Inc., a wholly owned subsidiary of the Company. The "Consideration" consists of
(i) five (5) ordinary shares, nominal value 5 pence per share ("Company Shares") of the Company, and (ii) $9.00 in cash, for each AirTouch Share, subject to rebalancing in the circumstances described in Section 1.3 of the Merger Agreement.

Goldman Sachs International, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company, having provided certain investment banking services to the Company from time to time and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Goldman Sachs International provides a full range of financial advisory and securities services and in the course of its normal trading activities may from time to time effect transactions and hold securities, including derivative securities, of the Company or AirTouch for its own account and the accounts of customers.

Registered in England No. 2263951 -- Registered Office: Peterborough Court, 133
                         Fleet Street, London EC4A 2BB

--------------------------------------------------------------------------------

In connection with this opinion, we have reviewed, among other things:

 (i) the Merger Agreement,

 (ii) certain publicly available information, including the audited financial statements of the Company for the five years ended March 31, 1998, the audited financial statements of AirTouch on Form 10-K for the five years ended December 31, 1997, the unaudited pro forma financial statements of AirTouch for the year ended December 31, 1997, adjusted to reflect the acquisition of the U.S. wireless business of U S WEST, the unaudited interim reports of the Company for the periods ended September 30, 1997 and 1998, the unaudited quarterly reports of AirTouch on Form 10-Q for the three consecutive quarterly periods ended September 30, 1997 and 1998, and certain other communications from the Company and AirTouch to their respective shareholders; and

(iii) certain internal financial analyses and forecasts for the Company and AirTouch prepared by the management of the Company, including an estimate of expected cost savings and other synergies.

We have also participated in discussions with members of the senior management of the Company regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Merger Agreement and the past and current business operations, financial condition and future prospects of the Company and AirTouch. In addition, we have (i) reviewed the reported price and trading activity for Company Shares and AirTouch Shares, (ii) compared certain financial and stock market information for the Company and AirTouch with similar information for certain other companies, the securities of which are publicly traded, (iii) reviewed the financial terms of certain business combinations in the telecommunications industry specifically and in other industries generally and (iv) performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have assumed that the financial analyses and forecasts provided to us by the Company were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the management of the Company as to the expected future results of operations and financial condition of the Company and AirTouch. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or AirTouch or any of their respective subsidiaries, and we have not been furnished with any such valuation or appraisal.

Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement, and such opinion does not constitute a recommendation as to how any holder of Company Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company for each AirTouch Share pursuant to the Merger Agreement is fair from a financial point of view to the Company.

Very truly yours,

GOLDMAN SACHS INTERNATIONAL

/s/ Richard A. Sapp
---------------------
Managing Director

                                                                      APPENDIX D

                              AMENDED AND RESTATED
                               AGREEMENT AND PLAN
                                   OF MERGER
                                  WITNESSETH:

    THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of April 16, 1999 (this "Agreement"), between AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and AIRTOUCH MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of AirTouch ("Merger Sub").

    WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of Delaware; and

    WHEREAS, Merger Sub is a corporation duly organized and existing under the laws of the State of Delaware; and

    WHEREAS, the Board of Directors of each of the Company and Merger Sub deems it desirable, upon the terms and subject to the conditions herein stated, that Merger Sub be merged with and into the Company, and that the Company be the surviving corporation (the "Merger"); and

    WHEREAS, the Company and Merger Sub previously entered into an Agreement and Plan of Merger dated January 15, 1999, which they now desire to amend and restate in its entirety as follows:

    NOW, THEREFORE, it is agreed as follows:

                                   SECTION 1
                              CONVERSION OF STOCK

    1.1 At the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company, with the Company as the sole surviving corporation (the "Surviving Corporation").

    1.2  At the Effective Time:

        (a) Each then-outstanding share of capital stock of the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, continue to remain outstanding as one share of capital stock of the Surviving Corporation.

        (b) Each then-outstanding share of capital stock of Merger Sub shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and no consideration shall be issued in respect thereof.

                                   SECTION 2
                                 EFFECTIVE TIME

    2.1 If this Agreement is duly adopted by the Board of Directors and stockholders of each of the Company and Merger Sub and is not terminated in accordance with Section 5 hereof, a certificate of merger reflecting this Agreement may be filed with the Secretary of State of the State of Delaware to effectuate the Merger.

    2.2 The Merger may become effective at the time of the filing of said certificate of merger (or at such later time as specified therein) with the Secretary of State of the State of Delaware (the "Effective Time").

                                   SECTION 3
                    CERTIFICATE OF INCORPORATION AND BY-LAWS

    3.1 At the Effective Time, the Certificate of Incorporation of the Company, as amended through the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation with such amendments as are set forth in Exhibit A hereto and incorporated herein by reference.

    3.2 At the Effective Time, the By-laws of the Company, as amended through the Effective Time, shall be the By-laws of the Surviving Corporation until further amended in accordance with the provisions thereof and of applicable law.

                                   SECTION 4
                             DIRECTORS AND OFFICERS

    4.1 The directors and officers of the Company immediately prior to the Effective Time of the Merger shall be the directors and officers, respectively, of the Surviving Corporation.

                                   SECTION 5
                           AMENDMENT AND TERMINATION

    5.1 At any time prior to the Effective Time, this Agreement and Plan of Merger may be amended, to the fullest extent permitted by applicable law, by an agreement in writing duly approved by the Board of Directors of each of the Company and Merger Sub.

    5.2 At any time prior to the Effective Time, notwithstanding approval of this Agreement by the stockholders of the Company and/or Merger Sub, this Agreement may be terminated and abandoned by the Board of Directors of the Company.

                                   SECTION 6
                                 GOVERNING LAW

    6.1 This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

    IN WITNESS WHEREOF, the Company and Merger Sub have caused this Agreement to be executed by its duly authorized officers, as of the 16th day of April, 1999.

                              AIRTOUCH COMMUNICATIONS, INC.

                              By:  /s/ MOHAN S. GYANI
                                   ---------------------------------------------
                                   Name:  Mohan S. Gyani
                                   Title: Executive Vice President and
                                          Chief Financial Officer

                              AIRTOUCH MERGER SUB, INC.

                              By:  /s/ MOHAN S. GYANI
                                   ---------------------------------------------
                                   Name:  Mohan S. Gyani
                                   Title: Executive Vice President

                                   EXHIBIT A

    1. Paragraph (a) of Section 7 of Schedule A to the Certificate of Designation, Preferences and Rights of 4.25% Class C Convertible Preferred Stock, Series 1996, par value $0.01 per share (the "Class C Certificate of Designation"), shall be amended in its entirety to read as follows:

    "(a) In addition to the voting rights set forth in Sections 7(b) and (c), the holders of Class C Preferred Shares shall have the right with the holders of Common Stock (and with the holders of any other class or series of capital stock of the Corporation entitled to vote with the Common Stock (the "Voting Stock")) to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on which the holders of Common Stock and Voting Stock are entitled to vote, and each Class C Preferred Share shall be entitled to such number of votes as is equal to the number of shares of Common Stock into which such Class C Preferred Share is then convertible. The holders of the Class C Preferred Shares, Voting Stock and Common Stock shall vote together as one class except as otherwise set forth herein or as otherwise provided by law or elsewhere in the Certificate of Incorporation."

    2. Clause (iii) of the first paragraph of Section 4(e) of Schedule A to the Class C Certificate of Designation shall be amended in its entirety to read as follows:

    "(iii) redemption on any redemption date in exchange for the Merger Consideration receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable upon a redemption of such shares immediately prior to the consummation of such transaction."

    3. The first paragraph of Section 4(e) of Schedule A to the Class C Certificate of Designation shall be amended by adding the following sentence to the very end thereof:

    "From and after the consummation of any Reorganization Event, all other adjustments or determinations to be made under this Section 4 for purposes of determining redemption and conversion rights pursuant to this Section 4 by reference to the Common Stock (or the Fair Market Value or Volume-Weighted Average Trading Price thereof) shall be made by reference to the Merger Consideration (or the Fair Market Value or Volume-Weighted Average Trading Price thereof), with such adjustments as may be appropriate to reflect the extent to which the Merger Consideration consists of cash or assets other than marketable securities."

    4. Paragraph (a) of Section 9 of Schedule A to the Certificate of Designation, Preferences and Rights of 5.143% Class D Cumulative Preferred Stock, Series 1998, par value $0.01 per share, (the "Class D Certificate of Designation") shall be amended in its entirety to read as follows:

    "(a) In addition to the voting rights set forth in Section 9(b), (c) and
(d), the holders of Class D Preferred Stock shall have the right with the holders of Common Stock (and with the holders of any other class or series of capital stock of the Corporation entitled to vote with the Common Stock (the "Voting Stock")) to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on which the holders of Common Stock and Voting Stock are entitled to vote, on the basis of twelve (12) votes for each share of Class D Preferred Stock held. The holders of the Class D Preferred Stock, Voting Stock and Common Stock shall vote together as one class except as otherwise set forth herein or as otherwise provided by law or elsewhere in the Certificate of Incorporation."

    5. Paragraph (d) of Section 9 of Schedule A to the Class D Certificate of Designation shall be amended to replace clause (ii) thereof in its entirety and to add a clause (iii) immediately following clause (ii) as follows:

    "(ii) for the Corporation to merge with or into or consolidate with any Person if, as a result of such merger or consolidation, the Class D Preferred Stock would be converted into, exchanged for or continue as shares of capital stock of the surviving or continuing corporation or parent of the surviving or continuing corporation with powers, preferences or special rights which materially and adversely differ from the powers, preferences or special rights of the shares of Class D Preferred Stock or converted into or exchanged for cash or (iii) amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Corporation, whether by merger, consolidation or otherwise, to change the Maturity Date or any Dividend Payment Date or to decrease the amount of any dividend or redemption payment or any liquidation preference of the Class D Preferred Stock."

    6. Paragraph (b) of Section 4 of Schedule A to the Class D Certificate of Designation shall be deleted in its entirety.

    7. Paragraph (a) of Section 4 of Schedule A to the Class D Certificate of Designation shall be amended in its entirety to read as follows:

    "Mandatory Redemption. On April 6, 2020 (the "Maturity Date"), the Class D Preferred Stock shall terminate and the holder of each outstanding share of Class D Preferred Stock shall be entitled to receive an amount in cash equal to $1,000 per share (the "Liquidation Amount") plus all accrued but unpaid dividends on such share of Class D Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to the Maturity Date, whether or not declared, out of funds legally available for the payment of dividends. Dividends on the Class D Preferred Stock shall cease to accrue and such stock shall cease to be outstanding on the Maturity Date. Amounts payable in cash in respect of the Class D Preferred Stock as of the Maturity Date shall not bear interest. Each holder of shares of Class D Preferred Stock shall surrender the certificates evidencing such shares to the Corporation at the place designated in a notice of redemption provided by the Corporation to the holders of record of shares of Class D Preferred Stock and shall there upon be entitled to receive any funds payable pursuant to this
Section 4 following such surrender and following the date of such redemption. The Corporation's obligation to provide funds upon redemption in accordance with this Section 4 shall be deemed fulfilled if, on or before a redemption date, the Corporation shall irrevocably deposit, with a bank or trust company or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, an amount of funds required to be delivered by the Corporation pursuant to this Section 4 upon the occurrence of the related redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Corporation, after which the holders or holder of such Class D Preferred Stock so called for redemption shall look only to the Corporation for delivery of such funds.

    8. Paragraph (a) of Section 9 of Schedule A to the Certificate of Designation, Preferences and Rights of 5.143% Class E Cumulative Preferred Stock, Series 1998, par value $0.01 per share, (the "Class E Certificate of Designation") shall be amended in its entirety to read as follows:

    "(a) In addition to the voting rights set forth in Section 9(b), (c) and
(d), the holders of Class E Preferred Stock shall have the right with the holders of Common Stock (and with the holders of any other class or series of capital stock of the Corporation entitled to vote with the Common Stock (the "Voting Stock")) to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on which the holders of Common Stock and Voting Stock are entitled to vote, on the basis of twelve (12) votes for each share of Class E Preferred Stock held. The holders of the Class E Preferred Stock, Voting Stock and Common Stock shall vote together as one class except as otherwise set forth herein or as otherwise provided by law or elsewhere in the Certificate of Incorporation."

    9. Paragraph (d) of Section 9 of Schedule A to the Class E Certificate of Designation shall be amended to replace clause (ii) thereof in its entirety and to add a clause (iii) immediately following clause (ii):

    "(ii) for the Corporation to merge with or into or consolidate with any Person if, as a result of such merger or consolidation, the Class E Preferred Stock would be converted into, exchanged for or continue as shares of capital stock of the surviving or continuing corporation or parent of the surviving or continuing corporation with powers, preferences or special rights which materially and adversely differ from the powers, preferences or special rights of the shares of Class E Preferred Stock or converted into or exchanged for cash or (iii) amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Corporation, whether by merger, consolidation or otherwise, to change the Maturity Date or any Dividend Payment Date or to decrease the amount of any dividend or redemption payment or any liquidation preference of the Class E Preferred Stock."

    10. The first sentence of paragraph (a) of Section 3 of Schedule A to the Class E Certificate of Designation shall be amended by adding the following proviso at the very end thereof:

    "provided, however, that with respect to the first Dividend Payment Date following the effective time of the merger of AirTouch Merger Sub, Inc. with and into the Corporation pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of April 16, 1999, between the Corporation and AirTouch Merger Sub, Inc., the dividend per share of Class E Preferred Stock shall be increased by an amount equal to $25.00 (such amount to be in addition to the regular dividend payable on the Series E Preferred Stock on such Dividend Payment Date at the rate of $51.43 per annum)."

    11. The first sentence of paragraph (a) of Section 4 of Schedule A to the Class E Certificate of Designation shall be amended in its entirety to read as follows:

    "(a) On April 1, 2020 (the "Maturity Date"), the Class E Preferred Stock shall terminate and the holders of each outstanding share of Class E Preferred Stock shall be entitled to receive an amount in cash equal to $1,000 per share (the "Liquidation Amount") plus all accrued but unpaid dividends on such share of Class E Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to the Maturity Date, whether or not declared, out of funds legally available for the payment of dividends."

                                                                      APPENDIX E

                          SUMMARY LISTING PARTICULARS

1. LISTING PARTICULARS

    Listing Particulars dated 22 April 1999 and prepared in accordance with the Listing Rules made under Section 142 of the Financial Services Act 1986 have been published and alone contain full details relating to Vodafone and the Vodafone AirTouch ordinary shares to be issued, credited as fully paid, in connection with the Merger (the "Consideration Shares").
                                                                   5.33(B)
5.33(A)

    The directors and the proposed directors, whose names appear in paragraph 2 below, accept responsibility for the information contained in the Listing Particulars and these Summary Listing Particulars. To the best of the knowledge and belief of the directors and the proposed directors (who have taken all reasonable care to ensure that such is the case), such information is in accordance with the facts and does not omit anything likely to affect the import of such information.
                                                                   5.33(D)

    The directors are satisfied that these Summary Listing Particulars contain a fair summary of the key information set out in the Listing Particulars.

    These Summary Listing Particulars have been authorised for issue by the London Stock Exchange without approval of their contents.
                                                                   5.33(F)

2. DIRECTORS AND REGISTERED OFFICE

    2.1 The directors of Vodafone and their current functions are as follows:

Lord MacLaurin of Knebworth, DL        Non-Executive Chairman
Christopher C Gent                     Chief Executive
Peter R Bamford                        Managing Director, Vodafone
                                       UK Limited
Julian M Horn-Smith                    Managing Director, Vodafone Group
                                       International Limited
Kenneth J Hydon                        Financial Director
Professor Sir Alec Broers*             Non-Executive Director
John Gildersleeve*                     Non-Executive Director
Penelope L Hughes                      Non-Executive Director
Sir David Scholey, CBE                 Non-Executive Director

    The registered office and the principal place of business of Vodafone is at The Courtyard, 2-4 London Road, Newbury, Berkshire RG14 1JX, England.

    Directors who will resign with effect from the date and time upon which the Merger is consummated (the "Effective Date") and therefore not become directors of Vodafone AirTouch are marked with an asterisk (*).

    2.2 The proposed directors of Vodafone AirTouch designated by AirTouch (the "Proposed Directors") pursuant to the merger agreement and their functions will be as follows:

Samuel L. Ginn                         Non-Executive Chairman
Arun Sarin                             Chief Executive Officer for the
                                       U.S./Asia Pacific region and Head of
                                       Technical Strategy
Mohanbir S. Gyani                      Head of Corporate Strategy
Michael J. Boskin                      Non-Executive Director
Donald G. Fisher                       Non-Executive Director
Paul Hazen                             Non-Executive Director
Charles R. Schwab                      Non-Executive Director

3. INFORMATION ON VODAFONE

    Vodafone is a leading international provider of mobile telecommunications services. It owns interests in mobile operations in the United Kingdom and 12 other countries which, as at 31 March 1999, served over 10.4 million proportionate customers, of which over 9.5 million are connected to digital networks. Vodafone was formed in 1984 as a subsidiary of Racal Electronics Plc ("Racal"). Approximately 20 per cent of Vodafone, then known as Racal Telecom Limited, was offered to the public in October 1988. Vodafone was fully demerged from Racal and became an independent company in September 1991.

    Vodafone's principal business consists of the operation in the United Kingdom of digital and analogue cellular radio telephone and paging networks. Vodafone was the first cellular operator in the United Kingdom to open its network for service. After commencing service on its analogue network on 1 January 1985, it subsequently launched one of the world's first digital networks in July 1992. It has been the UK market leader since 1986 and is presently the largest of the four United Kingdom operators with more than 5.5 million customers at 31 March 1999, of which over 1.8 million are on its innovative "Pay As You Talk" prepaid service.

    Outside the United Kingdom, Vodafone currently has interests including, in most cases, board representation and significant operating influence in cellular operators in Australia, Egypt, Fiji, France, Germany, Greece, Malta, the Netherlands, New Zealand, South Africa, Sweden and Uganda. These cellular interests are licensed to serve over 360 million people. As at 31 March 1999, Vodafone's international proportionate customer base outside the UK was almost
4.9 million. Vodafone also holds an approximate 3 per cent interest in Globalstar, L.P. ("Globalstar"), which is constructing and will operate a 48 satellite low-earth wireless communications system. Vodafone is licensed to be the Globalstar exclusive service provider in Australia, Greece, Lesotho, Malta, South Africa, Swaziland and the United Kingdom.

    Over the three financial years ended 31 March 1999, Vodafone continued to make significant investments in its core activities. The principal investments Vodafone has made are as follows:

    3.1 In the year ended 31 March 1999, Vodafone acquired 100 per cent of New Zealand's only GSM network operator which has been rebranded as Vodafone. The total consideration payable by Vodafone in respect of this acquisition was L235 million.

    3.2 In the year ended 31 March 1998, Vodafone acquired controlling interests in C.V. Gemeenschapplijk Bezit Libertel, the holding partnership of Libertel B.V., the Dutch cellular network operator, and its principal service provider, Libertel Verkoop en Services B.V. (formerly Liberfone B.V.), by increasing its interest from 35 per cent to 70 per cent for a net cash consideration of L256 million and the assumption of L120 million of long term debt.

    3.3 In December 1997, Vodafone exercised an option to increase its shareholding in Societe Francaise du Radiotelephone S.A. from 16.11 per cent to 20 per cent for an aggregate consideration of L134 million. Societe Francaise du Radiotelephone S.A. has been accounted for as an associated company since that date.

    3.4 In the year ended 31 March 1997, Vodafone acquired controlling interests in the Greek cellular network operator, Panafon S.A., and its principal service provider, Panavox S.A., taking Vodafone's interest from 45 per cent to 55 per cent. The consideration paid for this transaction was L66 million. In addition, in the 1997 fiscal year Vodafone acquired controlling interests in three U.K. service providers for an aggregate consideration of L147 million.

4. INFORMATION ON AIRTOUCH

    AirTouch is a leading international mobile telecommunications company, with a significant presence in the U.S., Europe and Asia. As at 31 March 1999, AirTouch had over 18.8 million customers based on its ownership share of the cellular, paging and personal communications service ("PCS") ventures in which it has an interest. At that date, those ventures were licensed to serve an estimated 723 million people.

4.1 U.S. CELLULAR AND PCS OPERATIONS

    AirTouch is one of the largest providers of mobile telecommunications services in the United States. In the U.S., AirTouch's cellular and PCS ventures had over 10.3 million customers at 31 March 1999, of which AirTouch's proportionate share was approximately 8.7 million customers. AirTouch's interests in its U.S. cellular and PCS ventures at 31 March 1999 represented over 95 million POPs, a number reflecting the population of a market multiplied by AirTouch's ownership interest in a licensee operating in the market. AirTouch controls or shares control over cellular systems in 15 of the 30 largest cellular markets in the U.S., including Los Angeles, Detroit, San Francisco, Atlanta, San Diego, Minneapolis, Phoenix, Seattle, Denver, Cleveland, Portland, San Jose, Kansas City, Cincinnati and Sacramento. In addition, through PrimeCo Personal Communications, L.P. ("PrimeCo"), AirTouch shares control over PCS systems operations in over 30 other major U.S. cities, including Chicago, Dallas, Tampa, Houston, Miami, New Orleans and Milwaukee.

    AirTouch's U.S. PCS operations are carried out jointly within its PrimeCo partnership with Bell Atlantic Mobile. AirTouch and Bell Atlantic Mobile are equal partners in PrimeCo, whose markets complement the existing U.S. cellular franchises of the partners. PrimeCo began providing service in November 1996 and at 31 December 1998 had over 902,000 customers. Bell Atlantic stated in a proxy statement dated 13 April 1999 that, upon completion of the Merger between AirTouch and Vodafone, Bell Atlantic intends to exercise its option to dissolve PrimeCo and divide PrimeCo's personal communications services properties with AirTouch in accordance with procedures contained in the PrimeCo partnership agreement. The Directors of Vodafone and AirTouch consider that, if such a dissolution were to take place, it would not have a material adverse effect on the combined Vodafone AirTouch Group.

4.2 INTERNATIONAL CELLULAR OPERATIONS

    Outside the U.S., as at 31 March 1999, AirTouch's cellular ventures were licensed to serve more than 570 million people and had over 29 million customers, of which AirTouch's proportionate share was approximately 6.6 million. AirTouch holds significant ownership interests, with board representation and significant operating influence, in cellular systems operating in Belgium, Egypt, Germany, India, Italy, Japan, Poland, Portugal, Romania, South Korea, Spain and Sweden.

4.3 US PAGING

    Industry surveys indicate that AirTouch is also among the largest providers of paging services in the U.S., with approximately 3.5 million units in service as at 31 March 1999.

4.4 GLOBALSTAR

    AirTouch holds a 5.2 per cent interest in Globalstar and is licensed to be the exclusive Globalstar service provider in the United States, the Caribbean and eastern Asia (Indonesia, Japan, Malaysia) and, through partnerships, in Canada and Mexico.

4.5 RECENT ACQUISITIONS AND MERGERS

    In April 1998, AirTouch completed the acquisition of the US cellular business and the 25 per cent PrimeCo interest of MediaOne Group, Inc. (the "MediaOne Group Merger"). AirTouch issued approximately 59.4 million shares of AirTouch common stock ("AirTouch Common Shares") having a fair market value of $2.9 billion on the date of issuance, approximately $1.6 billion of dividend bearing preferred stock with a 5.143 per cent coupon, assumed approximately $1.4 billion of debt associated with the acquired businesses, and granted MediaOne Group registration rights with respect to the AirTouch Common Shares and preferred stock issued. No cash was acquired or paid in the MediaOne Group Merger.

    In August 1996, AirTouch acquired approximately 63 per cent of the outstanding stock of Cellular Communications, Inc. that it did not already own for approximately $1.6 billion. The consideration consisted of $1.04 billion in AirTouch preferred securities, $393 million in cash, AirTouch stock options valued at approximately $17 million and the assumption of $217 million of zero coupon convertible subordinated notes due 1999, all of which have been redeemed.

5. PROPOSED MERGER WITH AIRTOUCH

    Vodafone and AirTouch have entered into an Agreement and Plan of Merger, dated as of 15 January 1999 (the "Merger Agreement"), together with Apollo Merger Sub, Inc. (a wholly owned subsidiary of Vodafone) ("Merger Sub") pursuant to which they agreed that Merger Sub would be merged with and into AirTouch. AirTouch will become a subsidiary of Vodafone in accordance with the terms in the Merger Agreement (the "Merger") and Vodafone will be renamed "Vodafone AirTouch Public Limited Company" ("Vodafone AirTouch") from the Effective Date.

    In addition, prior to the Merger becoming effective, an internal reorganisation of AirTouch will be undertaken by AirTouch, the effect of which will be to amend AirTouch's certificate of incorporation to satisfy requirements for the Merger to be tax free to U.S. holders of AirTouch Common Shares, except with respect to cash received in the Merger.

    Vodafone AirTouch's shares will remain listed on the London Stock Exchange and its ADSs will remain listed on the New York Stock Exchange. Following the Effective Date, Vodafone AirTouch will own all of the outstanding common stock of AirTouch, although certain outstanding preferred shares of AirTouch will continue to be held by their existing holders. As a result, Vodafone AirTouch is expected to control, through its ownership of all of the AirTouch Common Shares, between approximately 94.4 per cent and 96.9 per cent of the voting rights in AirTouch, depending on the number of AirTouch preferred shares converted into AirTouch Common Shares and the number of AirTouch stock options exercised prior to the Merger becoming effective.

    Under the terms of the Merger, AirTouch Common Shareholders (other than Vodafone, AirTouch, their respective subsidiaries and AirTouch Common Shareholders who properly exercise statutory rights of appraisal) will be entitled to receive for each AirTouch Common Share five Vodafone AirTouch ordinary shares ("Vodafone AirTouch Ordinary Shares") in the form of Vodafone AirTouch ADSs plus $9.00 in cash (the "Cash Consideration"), without interest.

    Each Vodafone AirTouch ADS will represent ten Vodafone AirTouch Ordinary Shares and, as a consequence, AirTouch Common Shareholders will receive 0.5 of a Vodafone AirTouch ADS in exchange for each AirTouch Common Share they own at the Effective Date. AirTouch Common Shareholders who would otherwise have been entitled to receive a fraction of a Vodafone AirTouch ADS will be entitled to receive, in lieu thereof, a payment in cash (without interest) equal to their proportionate interest in the net proceeds from the sale on the New York Stock Exchange of Vodafone AirTouch ADSs representing the aggregate of all fractional entitlements.

    Upon the Merger becoming effective, all employee options to acquire AirTouch Common Shares outstanding at that time will convert into options to acquire Vodafone AirTouch Ordinary Shares (in the form of Vodafone AirTouch ADSs) after adjustment to take account of the exchange ratio and the Cash Consideration. There is a maximum number of 33.4 million AirTouch employee options outstanding as at 20 April 1999 (the latest practicable date prior to the date of this document). It is expected that up to 9.9 million may have vested and been exercised by the Effective Date and that the balance of approximately 23.5 million will become exercisable immediately after the Effective Date.

    The Merger is subject to the approval of the shareholders of Vodafone and AirTouch at general meetings of the respective companies, together with the fulfillment of certain other conditions, including obtaining regulatory consents.

    The Merger Agreement may be terminated by mutual consent of the parties or by either party in certain circumstances before the Merger becomes effective and in certain circumstances a termination payment of either $1 billion (L620 million) or $225 million (L140 million) may be payable by AirTouch to Vodafone or $225 million (L140 million) by Vodafone to AirTouch pursuant to the Merger Agreement.

    The Merger will become effective only following the receipt of shareholder approvals and the satisfaction of the other conditions to the Merger. Vodafone and AirTouch hope to complete the Merger in June or July of 1999.

6. REDENOMINATION, DIVIDENDS AND ACCOUNTING

    It is proposed to redenominate the existing Vodafone ordinary shares of 5p each into ordinary shares of $0.10 each immediately prior to the Merger taking effect (the "Redenomination"). The Merger is not conditional upon the Redenomination becoming effective. However, as the Redenomination is being proposed in connection with the Merger, subject to the High Court's confirmation, the board will not implement the Redenomination unless and until all the conditions to the Merger are, or are believed by the board, likely to be satisfied or waived in all respects.

    Under English law, a public company is required to have an issued share capital with a sterling nominal value of at least L50,000. Therefore, upon the Redenomination taking place, the Company will issue L50,000 fixed rate shares at par to one of the Company's bankers so that the Company complies with this requirement. The Company expects to undertake to the holder of the fixed rate shares that it will seek shareholder consent to enter into a contract for the repurchase of the shares at the annual general meeting in 2003.

    Holders of Vodafone AirTouch Ordinary Shares will be paid dividends in sterling and holders of Vodafone AirTouch ADSs will receive from the Depositary a payment in U.S. dollars equivalent to that paid in sterling on the underlying Vodafone AirTouch Ordinary Shares. It is expected that half-yearly dividends will be paid on Vodafone AirTouch Ordinary Shares in February and August.

    Vodafone AirTouch will account for the Merger using the acquisition method of accounting under U.K. GAAP. This will result in a goodwill amortisation charge of approximately L2 billion per annum for a number of years after the Merger, thereby reducing the reported consolidated profit of the Company. This goodwill amortisation arises as an accounting charge against profit upon consolidation of Vodafone and AirTouch and will not affect Vodafone AirTouch's cash flows, distributable reserves or ability to pay dividends. Following the Merger, Vodafone AirTouch will report earnings per share before goodwill amortisation expense and profit or loss on the disposal of fixed asset investments, in addition to basic and diluted earnings per share. Pro forma earnings per share for the year ended 31 March 1998 and six months ended 30 September 1998 on the adjusted basis were 10.65p and 8.44p respectively, as described further in Section A of Part IV of the Listing Particulars.

    The financial year of Vodafone AirTouch will end on 31 March in each year. The financial statements of Vodafone AirTouch will be published in sterling and will be prepared in accordance with U.K. GAAP. Vodafone AirTouch financial statements will also include a summary of the effects of the differences between U.K. GAAP and U.S. GAAP for certain financial information such as net income, shareholders' equity and total assets. Vodafone AirTouch will initially report results half-yearly and will move to a quarterly basis within two years from the Effective Date.

7.  FINANCING THE MERGER

    Vodafone expects to pay approximately $5.5 billion (L3.4 billion) in cash to AirTouch Common Shareholders in the Merger depending on the number of AirTouch Common Shares in issue at the time of the Merger and assuming no exercise of appraisal rights, reflecting a cash consideration of $9 per AirTouch Common Share. In addition, Vodafone currently expects that the expenses of Vodafone and AirTouch in connection with the Merger will be approximately $270 million (L167 million).

    The aggregate value of the share consideration to be paid by Vodafone pursuant to the Merger, calculated on the basis of the per share price of 1,066p, being the closing middle market quotation for Vodafone ordinary shares as derived from the Daily Official List of the London Stock Exchange on 20 April 1999 (the latest practicable date prior to the posting of the document) multiplied by 3,075,000,000 (being the maximum number of consideration shares expected to be issued), is approximately L32.8 billion ($52.9 billion) after applying an exchange rate of $1.6135: L1 (being the noon-buying rate prevailing at 20 April 1999) and assuming that no appraisal rights are exercised. The aggregate value of the Cash Consideration to be paid by Vodafone pursuant to this Merger, calculated on the basis of $9 per AirTouch Common Share is approximately $5.5 billion (L3.4 billion), on the basis that 615,000,000 AirTouch Common Shares are outstanding at the Effective Date and assuming that no appraisal rights are exercised.

    Vodafone and AirTouch entered into a $10.5 billion (L6.5 billion) facility agreement on 16 April 1999 to finance the aggregate Cash Consideration, to pay for the expenses of the Merger and for other general corporate purposes. Part of this facility comprises 364 day tranches, with options for Vodafone to extend by an additional one year, and part of it is revolving for up to five years.

    Due to the additional indebtedness that Vodafone will incur to finance the Cash Consideration and to pay expenses associated with the Merger, as well as the rating differential of the existing indebtedness of the two companies, Standard & Poor's and Moody's Investor Services may downgrade Vodafone's corporate credit debt ratings. However, Vodafone and AirTouch believe that any consequential increase in the net borrowing costs of Vodafone AirTouch after the Merger would not be material.

8.  RISK FACTORS RELATING TO THE MERGER

    Vodafone and AirTouch entered into the Merger Agreement with the expectation that the Merger would result in certain cost savings and revenue enhancements. There can be no assurance that the

Vodafone AirTouch Group will realise any of the anticipated benefits in full or at all. Vodafone and AirTouch must obtain, as a condition to their obligation to complete the Merger, clearance under EU competition laws and the approval of the Federal Communications Commission. In addition, both companies operate in highly competitive and regulated telecommunications markets and the licensing, construction and operation of telecommunications systems and services and the allocation of frequency spectrum are subject to extensive regulation and supervision by various government entities.

    The Year 2000 problem could result in system failure or miscalculations causing disruptions of operations. Both Vodafone and AirTouch have implemented programmes which seek to ensure that they do not suffer business losses from failures due to the Year 2000 problem. They are taking positive steps to minimize the effect of the Year 2000 date change before, after and during the Year 2000 on their ability to maintain their networks and to continue to provide services to their customers.

    Vodafone's planned remediation and millennium testing activities were successfully completed for all essential systems by the target date of 31 December 1998 and roll-out of these systems is already largely complete with a target end date in the second quarter of 1999. Activities outstanding include transition and contingency planning, business scenario testing and completing millennium activities for all non-critical systems.

    Based on the current progress of AirTouch's Year 2000 efforts and on the assumption that third parties will meet their commitments, AirTouch believes that it can prevent serious disruption to the mission-critical systems of its consolidated markets.

9. PROPOSED DIRECTORS' SERVICE ARRANGEMENTS

9.1 VODAFONE DIRECTOR'S SERVICE CONTRACTS

    All four executive directors, Chris Gent, Peter Bamford, Julian Horn-Smith and Ken Hydon, have service contracts with Vodafone which can be terminated on giving 12 months' notice. Vodafone has the right to pay an executive director in lieu of giving him notice. All the executive directors' service contracts expire automatically on the birthday of the executive that represents his normal retirement age which is currently 60 years.

    The executive directors receive additional protection if Vodafone terminates or gives notice to terminate their employment within 12 months of a change of control of Vodafone. In such circumstances, Vodafone must give the executive director 24 months' notice. Provided certain conditions are fulfilled, each executive director may also be entitled to payment of the equivalent of two years' salary and benefits. Payment of the sum described is conditional on the executive director signing an agreement or agreements accepting it in full and final settlement of all claims against the Vodafone Group arising out of the termination of his employment and undertaking to remain bound by confidentiality obligations and restrictions on his activities after termination.

    The executive directors current salaries are Chris Gent L648,000, Peter Bamford L333,900, Julian Horn-Smith L361,800, and Ken Hydon L344,500. The executive directors are contributing members of the Vodafone Group Directors Pension Scheme and Peter Bamford also participates in the Vodafone Group funded and approved retirement benefits scheme in order to conform his benefits to those of the other Executive Directors. Each executive director is also provided with a company car, company sick pay, premiums paid by Vodafone for a private health insurance scheme for himself, his wife and his children under 21. The executive directors participate in Vodafone's executive share schemes, the Vodafone Group Short Term Incentive Plan and the Vodafone Group Long Term Incentive Plan and are entitled to participate in its all-employee share schemes, the savings related share option scheme and the profit sharing scheme.

    On condition that the Merger becomes effective, Chris Gent's salary will increase to L900,000, Peter Bamford's to L490,000, Julian Horn-Smith's to L490,000 and Ken Hydon's to L490,000. Conditional on the Merger becoming effective each of Chris Gent, Julian Horn-Smith and Ken Hydon will receive a Merger bonus of L325,000, L150,000 and L175,000 respectively. The existing Vodafone executive directors and Lord MacLaurin will each receive 5 per cent increases in their fees with effect from the earlier of 1 July or the Effective Date. Non-executive directors may elect to receive their fees in shares.

    The appointment of Lord MacLaurin, Vodafone's Chairman, is subject to the terms of an agreement with Vodafone dated 21 July 1998. Lord MacLaurin is appointed as a non-executive director for a three year term provided that he does not resign from the board or, having retired by rotation, he is re-elected to the board. His appointment may be terminated early if Lord MacLaurin has prolonged absence for ill-health. He is provided with a car to assist in the performance of his duties.

9.2 PROPOSED DIRECTORS' SERVICE CONTRACTS

    Arun Sarin and Mohan Gyani are each employed by AirTouch under employment agreements dated 12 February 1998. From the Effective Date they will continue to be employed under those agreements. Messrs Sarin and Gyani's salary are $750,000 and $422,000 per annum with effective from 1 April 1999.

    Messrs Sarin and Gyani's employment can be terminated by either party by 30 days' prior written notice to the other. However, the service contracts can only be terminated by one year's prior written notice. Following a change in control the first effective date of termination of the service contracts can be no earlier than 3 years after that change in control.

    On termination following a change in control, Messrs Sarin and Gyani are entitled to a cash payment of three time base compensation, plus 300 per cent of the target award (currently 90 percent and 65 percent of salary respectively) under the AirTouch Communications Incentive Plan. All equity incentive awards will become fully exercisable and they would be entitled to other benefits such as continued welfare benefits for a three year period. If these payments are subject to excise tax, AirTouch is also required to pay an additional gross-up payment so that the employee receives the net amount he would have received had such tax not applied.

    On termination of the employee's employment where there is no change of control, the cash payment is reduced to one and one half times base compensation, plus 150 per cent of the target award and the period which welfare and other benefits are continued is also reduced. The payments are also conditional on the employee signing a release of all claims against AirTouch in connection with the employment or its termination.

    If any payment made to the employee under the employment agreements would be subject to excise tax the employee is entitled to additional payments equal to the excise tax payable on the total payment. Messrs Sarin and Gyani are also eligible to participate in employee benefit plans and executive compensation programmes maintained by AirTouch and will participate in the New Vodafone AirTouch Share Schemes. As part of the Merger Agreement, Vodafone has undertaken to maintain the levels of benefits provided by AirTouch under the AirTouch Employee Share Plans for at least one year, and, more generally, to provide competitive compensation and benefit programmes in each home country market.

    Sam Ginn's appointment as a non-executive director of Vodafone AirTouch under an agreement dated 6 April 1999 is conditional upon the Merger becoming effective and upon his election as a director and will become effective on the Effective Date. The agreement is for a two year period and will continue beyond that term unless terminated by either party giving one years notice. Sam Ginn will receive fees of $375,000 per annum.

10. INDEBTEDNESS

    On 31 March 1999 the borrowings and indebtedness of the Vodafone Group and the AirTouch Group, excluding their respective intra-group borrowings, were as follows:

                                                                                                     L MILLION
                                                                          -------------------------------------
                                                                           VODAFONE     AIRTOUCH
                                                                             GROUP        GROUP        TOTAL
                                                                          -----------  -----------  -----------
Unsecured loans and other borrowings:
  Bonds and notes.......................................................       733.8      1,615.3      2,349.1
  Finance leases........................................................         0.2          6.1          6.3
  Other borrowings......................................................       780.1        150.5        930.6
                                                                          -----------  -----------  -----------
  TOTAL.................................................................     1,514.1      1,771.9      3,286.0
                                                                          -----------  -----------  -----------
                                                                          -----------  -----------  -----------

    At close of business on 31 March 1999 Vodafone Group had given guarantees and indemnities to third parties of L174.7 million. At close of business on 31 March 1999 AirTouch Group had given guarantees and indemnities to third parties of L139.3 million.

    Save as disclosed above and in respect of the litigation disclosed in
Section 14 below, the effect of which is not as yet quantifiable, and apart from their respective intra-group liabilities, neither the Vodafone Group nor the AirTouch Group had outstanding as at 31 March 1999 any loan capital issues, or created but unissued, term loans, other borrowings or indebtedness in the nature of borrowing, including bank overdrafts, liabilities under acceptances (other than normal trade bills) or acceptance credits, hire purchase commitments, or obligations under finance leases, mortgages, charges, guarantees or other material contingent liabilities.

    In addition, as at 31 March 1999 the Vodafone Group had cash of L6.1 million and the AirTouch Group had cash of L3.6 million.

    Foreign currency amounts have been translated into sterling at the exchange rates at close of business on 31 March 1999.

11. WORKING CAPITAL

    Vodafone is of the opinion that, taking into account available bank and other money market facilities, Vodafone, as enlarged by the Merger with AirTouch, has sufficient working capital for at least the next twelve months from the date of the Listing Particulars.

12. FINANCIAL AND TRADING POSITION

    Since 30 September 1998, being the date to which the most recent unaudited interim financial statements have been published, and save as disclosed in
Section 8 of Part I (Current Trading and Prospects) and Section B of Part IV (Indebtedness of the Vodafone Group and the AirTouch Group) of the Listing Particulars, there has been no significant change in the financial or trading position of the Vodafone Group.

    Since 31 March 1999, being the date to which the most recent unaudited interim financial statements have been published, and save as disclosed in
Section 8 of Part I (Current Trading and Prospects), Section 6 of Part III (AirTouch's Press Release of 22 April 1999) and Section B of Part IV (Indebtedness of the Vodafone Group and the AirTouch Group) in the Listing Particulars, there has been no significant change in the financial or trading position of the AirTouch Group.

13. MATERIAL CONTRACTS

    13.1 Except as disclosed in Section 13.2 below and for the Merger Agreement, no contracts other than contracts entered into in the ordinary course of business, have been entered into by Vodafone or any of its subsidiaries within the two years immediately preceding the date of this document which are, or may be, material.

    13.2 Vodafone and AirTouch have entered into a $10,500,000,000 term and revolving credit facility dated 16 April 1999 (the "Facility"), provided by the lenders.

    The Facility is split into three tranches. Tranche A is a $4,000,000,000 revolving loan facility and Tranche B a $3,000,000,000 term loan facility, each of which is available in the first year of the Facility. Vodafone has the option of extending the repayment of advances under those tranches up to the second anniversary of the date of the Facility. Tranche C is a $3,500,000,000 revolving loan facility, available for five years. Advances may be drawn in US dollars, sterling and euros.

    Facility advances will bear interest at a rate per annum equal to the aggregate of (i) the applicable margin, (ii) the London interbank offered rate and (iii) the cost to the lenders of complying with capital adequacy and other regulatory requirements which are passed on to the borrowers. The applicable margin varies for each of the tranches and according to tranche utilization and the credit rating assigned to Vodafone AirTouch at the relevent time, in a range from 0.45 per cent per annum to 0.80 per cent per annum. Commitment fees are also payable on undrawn amounts of the Facility at 0.125 per cent per annum on Tranches A and B, and 40 per cent of the margin on Tranche C.

    If there is a change in control of Vodafone, individual lenders may require that their participation in the Facility be cancelled and prepaid if they are not able to agree terms on which they are willing to continue to participate in the Faciltiy.

    Certain other terms and conditions usual for facilities of this type apply to the Facility (including conditions precedent, prepayment provisions, representations and warranties, covenants (including financial ratios), events of default, indemnities and provisions to protect the margin receivable by the lenders). Vodafone has the option, at its election, to suspend the operation of certain specified conditions to the availability of the Facility for up to two months before completion of the Merger to provide certainty of funding.

    13.3 Except as disclosed in Section 13.2 above, Section 13.4 below and for the Merger Agreement, no contracts, other than contracts entered into in the ordinary course of business, have been entered into by members of the AirTouch Group within the two years immediately preceding the date of this document which are, or may be, material.

    13.4 AirTouch entered into an agreement and plan of merger dated 29 January 1998 which was completed in April 1998 (the "MediaOne Agreement") between U S WEST, Inc., now MediaOne Group, Inc., ("MediaOne"), U S WEST Media Group, Inc., U S WEST NewVector, Inc. ("NV"), U S WEST PCS Holdings, Inc. ("PCS Holdings") and AirTouch.

    Under the MediaOne Agreement, AirTouch acquired the US cellular business of MediaOne and MediaOne's 25 per cent interest in PrimeCo in consideration of which AirTouch issued approximately 59.4 million AirTouch Common Shares having a fair market value of $2.9 billion on the date of issuance and approximately $1.6 billion of dividend-bearing redeemable preferred stock with a 5.143 per cent coupon and granted MediaOne registration rights in relation to such shares and preferred stock. AirTouch also assumed approximately $1.4 billion of indebtedness, which it refinanced, and assumed the guarantee obligations executed by MediaOne in relation to certain leveraged leases entered into by PrimeCo.

    In accordance with post-closing adjustments to the merger consideration as set out in the MediaOne Agreement, in September 1998 MediaOne returned to AirTouch, as a first and final adjustment, approximately 130,000 AirTouch Common Shares with a then market value of $7.9 million.

    AirTouch and MediaOne also gave certain representations and warranties to each other and indemnified each other against certain losses to the extent they exceed $40 million up to a maximum amount of $750 million, which arise from claims made in the 18 months from the effective date of the MediaOne Agreement.

    The parties to the MediaOne Agreement also agreed to enter into various ancilliary agreements before the closing date of the MediaOne Agreement, including patent and software licensing agreements, a tax sharing agreement and a new investment agreement.

14. LITIGATION

    14.1 No member of the Vodafone Group is or has been engaged in any legal or arbitration proceedings which may have, or have had during the 12 months preceding the date of this document, a significant effect on the Vodafone Group's financial position nor, so far as the Directors are aware, are any such proceedings pending or threatened.

    14.2 Other than as set out in Sections 14.3 to 14.9 below, no member of the AirTouch Group is or has been engaged in any legal or arbitration proceedings which may have, or have had during the 12 months preceding the date of this document, a significant effect on the AirTouch Group's consolidated financial position nor, so far as AirTouch is aware, are any such proceedings pending or threatened.

    14.3 AirTouch is a defendant in various antitrust lawsuits filed in both state and federal courts in the U.S. In 1993, a class action complaint was filed in the State of California in the Orange County Superior Court. The plaintiffs alleged that AirTouch was involved in price fixing in the Los Angeles cellular market. In 1994, a parallel class action complaint, also filed in Orange County Superior Court, was stayed pending the resolution of the 1993 case. In 1997, the same court approved a settlement of the 1993 case, although three plaintiffs have filed an appeal challenging the adequacy of the settlement.

    14.4 In December 1998, a complaint was filed against AirTouch and other cellular service providers in the State of California in the Sacramento County Superior Court on behalf of all individuals subscribing to service in the Sacramento area. The plaintiffs claimed that the defendants conspired to fix prices for cellular services and sought injunctive relief and damages in excess of $100 million. This case is at a preliminary stage of proceedings and AirTouch is not able to assess the impact, if any, of these cases on its current financial position or results of operations.

    14.5 In July 1998, customers filed a further complaint in the Sacramento County Superior Court against AirTouch and other cellular and PCS carriers challenging the legality of certain billing practices and claiming that the practices are not adequately disclosed in the California markets. This case was subsequently dismissed with prejudice. The plaintiffs have filed a notice of appeal. In August 1998, a complaint was filed against PrimeCo, an unconsolidated subsidiary of AirTouch, in the Cook County Chancery Court. The plaintiffs are challenging the legality of certain billing practices and claiming that the practices are not adequately disclosed. The plaintiffs are seeking unspecified monetary damages and revisions of PrimeCo's billing practices. Also in August 1998, a second complaint was filed against PrimeCo in the Cook County Chancery Court alleging certain deficiencies in PrimeCo's network performance. The plaintiffs are seeking unspecified monetary damages. These cases are at preliminary stages of proceedings. AirTouch is not able to assess the impact, if any, of these cases on its financial position or results of operations.

    14.6 On 6 January 1999, a class action was filed against AirTouch in the Federal District Court for the Central District of California alleging claims under section 10(b) and 20(a) of the Securities

Exchange Act, 15 U.S.C. 78j and 78t and Rule 10b-5. The action was filed on behalf of individuals who sold AirTouch Common Shares or call options or purchased put options on 4 January 1999. The plaintiffs claim that AirTouch's press release on 3 January 1999 was false and misleading because it confirmed that AirTouch was in discussions with Bell Atlantic but did not disclose that it was in discussions with Vodafone. The plaintiffs are seeking unspecified monetary damages. This case is at a preliminary stage of proceedings and AirTouch is not able to assess the impact, if any, on its current financial position or results of operations.

    14.7 Bell Atlantic filed an action against AirTouch on 15 January 1999 in the Federal District Court for the Northern District of California seeking an injunction to void clauses of the TOMCOM, L.P. and PrimeCo partnership agreements which restrict a partner's ability to compete against the partnerships. AirTouch has filed a counterclaim against Bell Atlantic for violations of the partnership agreements. The case is at a preliminary stage of proceedings and AirTouch is not able to assess the impact, if any, on its current financial position or results of operations.

    14.8 In March 1999, customers filed a class action complaint in Los Angeles County Superior Court against AirTouch challenging the legality of the assessment of an early disconnection charge when a customer terminates service under a contract whose duration has been extended upon the acceptance of a new promotional offer. The plaintiffs are seeking injunctive relief and unspecified monetary damages, including disgorgement of monies obtained as a result of the alleged unlawful business practices. This case is at a preliminary stage of proceedings and AirTouch is not currently able to assess the impact, if any, on its financial position or results of operations.

    14.9 In April 1999, a complaint was filed against AirTouch in the State of Michigan on behalf of all individuals subscribing to service in that state. The plaintiffs are challenging the legality of AirTouch's assessment of certain charges for local calls and charges for calls that pass through wireline networks. The plaintiffs are seeking injunctive relief and unspecified monetary damages. This case is at a preliminary stage of proceedings and AirTouch is not currently able to assess the impact, if any, of this case on its financial position or results of operations.

15. AVAILABILITY OF LISTING PARTICULARS

    Copies of the Listing Particulars are being sent to each shareholder of Vodafone as at 20 April 1999 and are available upon request, free of charge from Vodafone's registered office at The Courtyard, 2-4 London Road, Newbury, Berkshire RG14 1JX and for inspection at the offices of Linklaters & Paines at One Silk Street, London EC2Y 8HQ, England and the Companies Announcement Office during normal business hours on any weekday (Saturdays and public holidays excepted) from 22 April 1999 to the Effective Date.
                                                                   5.33(C)(I)
5.33(C)(II)

16. PROCEDURE FOR RECEIVING VODAFONE AIRTOUCH ADSS
                                                                   5.33(E)

    It is expected that admission to the Official List of the London Stock Exchange of the consideration shares and the dollar shares will become effective and dealings will commence at 9:00 am on the Effective Date. Promptly after the Effective Date, the exchange agent will send each AirTouch Common Shareholder (other than Vodafone, AirTouch or any subsidiary of Vodafone or AirTouch or AirTouch Common Shareholders who properly exercise appraisal rights) holding a certificate, a letter of transmittal for use in effecting delivery of AirTouch Common Shares to the exchange agent. Upon surrender of an AirTouch Common Share certificate for cancellation to the exchange agent, together with a duly executed and completed letter of transmittal, and any other documents required by the exchange agent, the holder of each AirTouch Common Share certificate will be entitled to receive in exchange for such AirTouch Common Share certificate
(a) one or more Vodafone AirTouch ADRs evidencing, in the aggregate, the whole number of Vodafone AirTouch ADSs that such holder has the right to receive as the Merger consideration and (b) a cheque in the amount (after giving effect to any required tax withholdings) of (i) $9 in respect of each AirTouch Common Share;
(ii) cash in lieu of fractional Vodafone AirTouch ADSs; and (iii) any cash dividends or other distributions that have accrued or have been announced in respect of Vodafone AirTouch Ordinary Shares between the Effective Date and the date of the surrender of the AirTouch Common Share certificate and delivery of other documents required by the Exchange Agent. The AirTouch Common Share certificates so surrendered will be cancelled. No interest will be paid or accrued on any amount payable under surrender of the AirTouch Common Shares.

17. DOCUMENTS AVAILABLE FOR INSPECTION

    In addition to the Listing Particulars the following documents may be inspected at the offices of Linklaters & Paines at One Silk Street, London EC2Y 8HQ, England, during usual business hours on any weekday (Saturdays and public holidays excepted) until the Effective Date and from 10.30 am on 24 May 1999 until the conclusion of the Vodafone extraordinary general meeting:

    17.1 the Memorandum and Articles of Association of Vodafone in their current form;

    17.2 the current Memorandum and Articles of Association of Vodafone Airtouch incorporating the changes to be made to them assuming the "plain English" Articles are not adopted, but the Redenomination and Merger take effect;

    17.3 the Memorandum and Articles of Association of Vodafone in "plain English" form excluding changes relating to the Redenomination and Merger;

    17.4 the Memorandum and Articles of Association of Vodafone AirTouch in their proposed "plain English" form assuming the Redenomination and the Merger take effect and all of the resolutions proposed at the EGM which amend the Articles of Association are passed;

    17.5 the audited consolidated accounts of Vodafone for the two financial years ended 31 March 1998 and the unaudited interim report for the six month period ended 30 September 1998;

    17.6 the audited consolidated accounts of AirTouch for the two financial years ended 31 December 1998;

    17.7 the letter from Deloitte & Touche regarding the proportionate financial information of Vodafone set out in Section 4 of Part II of the Listing Particulars;

    17.8 the letter from Deloitte & Touche regarding the summary of differences between U.S. GAAP and U.K. GAAP for AirTouch, set out in Section 4 of Part III of the Listing Particulars;

    17.9 the letter from Deloitte & Touche regarding the Unaudited Pro Forma Consolidated Financial Information set out in Section A of Part IV of the Listing Particulars;

    17.10  the Proxy Statement/Prospectus;

    17.11 the letter from Goldman Sachs International to Vodafone dated 15 January 1999 giving its opinion as of that date that the consideration to be paid by Vodafone to AirTouch Shareholders in the Merger was fair from a financial point of view to Vodafone;

    17.12 the service contracts referred to in Section 7.4 and 7.5 of Part VI of the Listing Particulars;

    17.13 the material contracts referred to in Section 9 of Part VI of the Listing Particulars;

    17.14 the written consents referred to in Section 11 of Part VI of the Listing Particulars;

    17.15 the rules of the AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan, the AirTouch Communications, Inc. Employee Stock Purchase Plan, the Vodafone AirTouch Plc 1999 Long Term Stock Incentive Plan, the Vodafone AirTouch Plc 1999 Employee Stock Purchase Plan and the Vodafone Group Long Term Incentive Plan.

                                                                      APPENDIX F

                      DELAWARE CODE TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

Section 262 APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to Section251(g) of this title), Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, PROVIDED, THAT, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

[LOGO OF AIRTOUCH COMMUNICATIONS]                        VOTE BY TELEPHONE
                                                   24 HOURS A DAY, 7 DAYS A WEEK

               TELEPHONE
              800-650-3514

                                                               MAIL

Use any touch-tone telephone to vote your      Mark, sign and date your proxy
proxy. Have your proxy card in hand when       card and return it in the
you call. You will be prompted to enter your   postage-paid envelope we have
control number, located in the box below,      provided.
and then follow the simple directions.

                                                  Your telephone vote authorizes
                                                  the named proxies to vote your
                                                  shares in the same manner as
                                                  if you marked, signed and
                                                  returned the proxy card.

                                               ---------------------------------
                                               If you have submitted your proxy
                                               by telephone there is no need for
                                               you to mail back your proxy.
                                               ---------------------------------

                                                         CONTROL NUMBER FOR
CALL TOLL-FREE TO VOTE - IT'S FAST AND CONVENIENT         TELEPHONE VOTING
               800-650-3514


                      DETACH PROXY CARD HERE IF YOU ARE NOT
                               VOTING BY TELEPHONE

--------------------------------------------------------------------------------
            PLEASE DETACH HERE
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope
--------------------------------------------------------------------------------


THE BOARD OF DIRECTORS OF AIRTOUCH COMMUNICATIONS, INC. RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Approval and Adoption of the Agreement and Plan of Merger, dated as of January 15, 1999, among Vodafone Group Public Limited Company, an English public limited company ("Vodafone"), AirTouch Communications, Inc., a Delaware corporation ("AirTouch"), and Apollo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vodafone.

                       FOR       AGAINST       ABSTAIN

                       / /         / /           / /

2. Approval and adoption of the Amended and Restated Agreement and Plan of Merger, dated as of April 16, 1999, between AirTouch and AirTouch Merger Sub, Inc., a wholly owned subsidiary of AirTouch.

                       FOR       AGAINST       ABSTAIN

                       / /         / /           / /


3. Address procedural matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.


    I PLAN TO ATTEND                       ADDRESS CHANGE AND/OR
    THE MEETING.          / /              COMMENTS MARK HERE       / /

This proxy should be dated, signed by the stockholder as his or her name appears below, and returned promptly in the enclosed envelope. Joint owners should each sign personally, and trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Dated: __________________________________________________________________, 1999

_______________________________________________________________________________
                           Signature of Stockholder

_______________________________________________________________________________
                           Signature of Stockholder

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY      VOTES MUST BE INDICATED
CARD PROMPTLY IN THE ENCLOSED ENVELOPE.          (X) IN BLACK OR BLUE INK. /X/

                            YOUR VOTE IS IMPORTANT!
                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-650-3514 on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.


                                  PLEASE VOTE





                              fold and detach here
--------------------------------------------------------------------------------

                          AIRTOUCH COMMUNICATIONS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AIRTOUCH COMMUNICATIONS, INC. FOR USE AT THE SPECIAL MEETING OF
                     STOCKHOLDERS TO BE HELD ON MAY 28, 1999

     The undersigned holder of shares of common stock, par value $0.01 per share, of AirTouch Communications, Inc. ("AirTouch" and such shares, the "Common Stock") and/or shares of 6.00% Class B mandatorily convertible preferred stock, Series 1996, par value $0.01 per share, of AirTouch (the "Class B Preferred Stock") hereby appoints Sam L. Ginn and Margaret G. Gill and each of them, as proxies of the undersigned, with full power of substitution and resubstitution, to represent and vote as set forth herein all of the shares of the Common Stock of AirTouch and/or shares of the Class B Preferred Stock of AirTouch held of record by the undersigned on April 13, 1999 at the special meeting of stockholders to be held on May 28, 1999, starting at 8:00 a.m., local time, and at any and all postponements and adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" BOTH PROPOSALS SET FORTH ON THE OTHER SIDE OF THIS PROXY AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY PROCEDURAL MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

     ALL PROXIES PREVIOUSLY GIVEN WITH RESPECT TO THE SHARES COVERED HEREBY ARE HEREBY REVOKED.

     IF THE UNDERSIGNED IS A PARTICIPANT IN THE AIRTOUCH RETIREMENT PLAN (THE "PLAN") AND THIS PROXY CARD IS RECEIVED ON OR PRIOR TO 5:00 P.M., EASTERN TIME ON MAY 26, 1999, THEN THIS CARD ALSO PROVIDES VOTING INSTRUCTIONS TO THE TRUSTEE OF SUCH PLAN TO VOTE THE UNDERSIGNED'S SHARES HELD IN ITS ACCOUNT(S) AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD. IF THE UNDERSIGNED IS A PARTICIPANT IN THE PLAN AND THIS CARD IS NOT RECEIVED BY 5:OO P.M., EASTERN TIME ON MAY 26, 1999, THEN THE TRUSTEE WILL VOTE THE UNDERSIGNED'S
PLAN ACCOUNT SHARES IN PROPORTION
TO THE VOTES OF THE OTHER                    AIRTOUCH COMMUNICATIONS,INC.
PARTICIPANTS IN THE PLAN FOR WHICH           P.O. BOX 11466
VOTING INSTRUCTIONS HAVE BEEN RECEIVED,      NEW YORK, N.Y. 10203-0466
UNLESS TO DO SO WOULD BE INCONSISTENT
WITH THE TRUSTEE'S DUTIES.

(CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE.)